                                                                    Exhibit 10.3

                                                                       EXECUTION



                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                  dated as of

                              September 13, 1999

                                     among

                                 VENCOR, INC.,

                            VENCOR OPERATING, INC.

                                      and

            EACH OF THE SUBSIDIARIES OF VENCOR, INC. PARTY HERETO,
                   each as debtor and debtor-in-possession,

                           THE LENDERS PARTY HERETO,

                      THE LC ISSUING BANKS PARTY HERETO,

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
            as Arranger, Collateral Agent and Administrative Agent

                               TABLE OF CONTENTS

                                                                                                 Page
ARTICLE 1.     Definitions......................................................................   2

     Section 1.01   Defined Terms...............................................................   2

     Section 1.02   Accounting Terms and Determinations.........................................  24

     Section 1.03   Other Definitional Provisions...............................................  25

ARTICLE 2.     The Credit Facilities............................................................  25

     Section 2.01   Commitments to Lend.........................................................  25

     Section 2.02   Notice of Borrowing.........................................................  26

     Section 2.03   Notice to Lenders; Funding of Loans.........................................  26

     Section 2.04   Interest Rate; Default Rate.................................................  27

     Section 2.05   Letters of Credit...........................................................  28

     Section 2.06   Fees........................................................................  34

     Section 2.07   Final Maturity of Loans.....................................................  35

     Section 2.08   Unscheduled Mandatory Prepayments of Loans; Reduction of Commitments........  35

     Section 2.09   Optional Prepayments........................................................  37

     Section 2.10   Termination or Reduction of Commitments.....................................  37

     Section 2.11   General Provisions as to Payments...........................................  38

     Section 2.12   Computation of Interest and Fees............................................  38

     Section 2.13   Release of Security Interests in Assets Being Sold..........................  39

     Section 2.14   Superpriority Nature of Obligations.........................................  39

     Section 2.15   Joint and Several Liability; Payment Indemnifications.......................  40

     Section 2.16   Defaulting Lenders..........................................................  40

     Section 2.17   Removal or Replacement of a Lender..........................................  42

ARTICLE 3.     Conditions.......................................................................  43

     Section 3.01   Effectiveness of this Agreement; Closing....................................  43

     Section 3.02   Credit Events...............................................................  46

ARTICLE 4.     Representations and Warranties...................................................  47

     Section 4.01   Corporate Existence and Power...............................................  47

     Section 4.02   Corporate and Governmental Authorization; No Contravention..................  47

     Section 4.03   Binding Effect..............................................................  47

                               TABLE OF CONTENTS
                                  (continued)

     Section 4.04   Security Interests................................................................   48

     Section 4.05   Financial Information.............................................................   48

     Section 4.06   Litigation........................................................................   48

     Section 4.07   Compliance with ERISA.............................................................   48

     Section 4.08   Taxes.............................................................................   49

     Section 4.09   Compliance with Laws..............................................................   49

     Section 4.10   No Regulatory Restrictions on Borrowing...........................................   49

     Section 4.11   Environmental Matters.............................................................   49

     Section 4.12   Full Disclosure...................................................................   49

     Section 4.13   Information as to Equity Interests and Instruments Owned by Vencor Companies......   50

     Section 4.14   Representations in Other Financing Documents......................................   50

     Section 4.15   Year 2000 Compliance..............................................................   50

     Section 4.16   Margin Stock......................................................................   50

     Section 4.17   Representations Concerning Cash Management System.................................   50

     Section 4.18   Prepetition Indebtedness..........................................................   51

     Section 4.19   Chapter 11 Cases..................................................................   51

     Section 4.20   Cash Plan.........................................................................   51

ARTICLE 5.     Affirmative Covenants..................................................................   51

     Section 5.01   Information.......................................................................   51

     Section 5.02   Maintenance of Property...........................................................   56

     Section 5.03   Insurance.........................................................................   56

     Section 5.04   Compliance with Law...............................................................   56

     Section 5.05   Maintenance of Existence, Rights, Etc.............................................   57

     Section 5.06   Use of Proceeds and Letters of Credit.............................................   57

     Section 5.07   Future Assets to be Added to Collateral...........................................   57

     Section 5.08   Casualty Events...................................................................   59

     Section 5.09   Cash Management System............................................................   60

     Section 5.10   Certain Orders....................................................................   60

     Section 5.11   Dissolution of Shell Subsidiaries.................................................   60

     Section 5.12   Post Closing Deliveries...........................................................   61

                               TABLE OF CONTENTS
                                  (continued)

     Section 5.13   Government Settlement.............................................................   61

ARTICLE 6.     Financial Covenants....................................................................   61

     Section 6.01   Consolidated EBITDAR..............................................................   61

     Section 6.02   Nursing Home Census...............................................................   61

     Section 6.03   Hospital Census...................................................................   62

     Section 6.04   Receivables.......................................................................   62

     Section 6.05   Compliance with Cash Plan.........................................................   62

     Section 6.06   Capital Expenditures..............................................................   62

ARTICLE 7.     Negative Covenants.....................................................................   63

     Section 7.01   Limitation on Debt................................................................   63

     Section 7.02   Negative Pledge...................................................................   64

     Section 7.03   Consolidations, Mergers and Asset Sales...........................................   64

     Section 7.04   Limitations on Investments........................................................   65

     Section 7.05   Limitations on Transactions with Affiliates.......................................   65

     Section 7.06   Limitation on Restrictions Affecting Subsidiaries.................................   65

     Section 7.07   Restricted Payments...............................................................   66

     Section 7.08   No Modification of Certain Documents Without Consent..............................   66

     Section 7.09   No Change of Fiscal Periods.......................................................   66

     Section 7.10   Margin Stock......................................................................   66

     Section 7.11   Limitation on Business............................................................   66

     Section 7.12   Leases............................................................................   67

     Section 7.13   Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts......   67

     Section 7.14   Chapter 11 Claims.................................................................   67

     Section 7.15   Limitation on Repayments; Prepetition Obligations.................................   67

     Section 7.16   Agreements........................................................................   68

ARTICLE 8.     Defaults...............................................................................   68

     Section 8.01   Events of Default.................................................................   68

     Section 8.02   Notice of Default.................................................................   72

     Section 8.03   Enforcement Notice................................................................   72

     Section 8.04   Cash Cover........................................................................   73

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE 9.     The Agents.............................................................................   73

     Section 9.01   Appointment and Authorization.....................................................   73

     Section 9.02   Agents and Affiliates.............................................................   74

     Section 9.03   Action by Agents..................................................................   74

     Section 9.04   Consultation with Experts.........................................................   74

     Section 9.05   Liability of Agents...............................................................   74

     Section 9.06   Indemnification...................................................................   75

     Section 9.07   Credit Decision...................................................................   75

     Section 9.08   Successor Agents..................................................................   75

     Section 9.09   Collateral Agent..................................................................   75


ARTICLE 10.    Changes In Circumstances...............................................................   76

     Section 10.01  Increased Cost and Reduced Return.................................................   76

     Section 10.02  Taxes.............................................................................   77

ARTICLE 11.    Miscellaneous..........................................................................   79

     Section 11.01  Notices...........................................................................   79

     Section 11.02  No Waiver.........................................................................   79

     Section 11.03  Expenses; Indemnification.........................................................   79

     Section 11.04  Sharing of Set-offs...............................................................   82

     Section 11.05  Amendments and Waivers............................................................   83

     Section 11.06  Successors and Assigns............................................................   85

     Section 11.07  Margin Stock......................................................................   87

     Section 11.08  Governing Law; Submission to Jurisdiction.........................................   87

     Section 11.09  Counterparts; Integration.........................................................   87

     Section 11.10  WAIVER OF JURY TRIAL..............................................................   88

     Section 11.11  Confidentiality...................................................................   88

     Section 11.12  Parties Including Trustees; Court Proceedings.....................................   89

                               TABLE OF CONTENTS
                                  (continued)

SCHEDULES
---------

Commitment Schedule

Schedule 1     __   Cash Plan

Schedule 2     __   Prepetition Reorganization Agreements

Schedule 3     __   Appraised Properties, Properties Held for Sale

Schedule 4     __   Subsidiaries and Insurance Subsidiaries; Excluded
                    Partnerships

Schedule 5     __   Hospital Facilities and Nursing Home Facilities

Schedule 6     __   Existing Affiliate Agreements

Schedule 7     __   Management Contracts

Schedule 8     __   Litigation

Schedule 9     __   Prepetition Indebtedness

Schedule 10    __   Existing Liens

Schedule 11    __   Existing Investments

Schedule 12    __   Uncertified Facilities

Schedule 13    __   Post-Closing Deliveries

                               TABLE OF CONTENTS
                                  (continued)

                                   EXHIBITS
                                   --------

Exhibit A-1    __   Form of Tranche A Note


Exhibit A-2    __   Form of Tranche B Note

Exhibit B      __   Form of Security Agreement

Exhibit C      __   Form of Subsidiary Guaranty Agreement

Exhibit D      __   Financial Officer's Certificate

Exhibit E-1    __   Form of Opinion of Special Delaware Counsel for the
                    Borrowers and Subsidiary Guarantors

Exhibit E-2    __   Form of Opinion of Special Counsel for the Borrowers and
                    Subsidiary Guarantors

Exhibit F-1    __   Form of Notice of Borrowing

Exhibit F-2    __   Form of LC Request

Exhibit G      __   Form of Prepayment Notice

Exhibit H      __   Form of Assignment Agreement

Exhibit I      __   Form of Interim Borrowing Order

Exhibit J      __   Form of Borrowing Order

Exhibit K      __   Form of Healthcare Status Report

                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

          This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of September 13, 1999 and entered into by and among VENCOR, INC., a Delaware corporation ("Vencor"), and VENCOR OPERATING, INC., a Delaware corporation ("Vencor Opco"), each as debtor and debtor-in-possession, and EACH OF VENCOR'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as debtor and debtor-in-possession (each such subsidiary, Vencor and Vencor Opco individually referred to herein as a "Borrower" and, collectively, on a joint and several basis, as "Borrowers"); THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"); MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as arranger (in such capacity, "Arranger"), collateral agent and administrative agent for the Lenders, and as an issuing bank for Letters of Credit hereunder.

                                   RECITALS

          WHEREAS, on September 13, 1999 (the "Petition Date"), each Borrower filed a voluntary petition for relief under the Bankruptcy Code (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in Section 1.1 of this Agreement) with the United States Bankruptcy Court for the District of Delaware (the "Court") (such proceedings being jointly administered under Case Nos. 99-03199 (MFW) through 99-03327 (MFW) are hereinafter referred to as the "Chapter 11 Cases"). Each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, the Borrowers have requested Lenders to provide revolving credit facilities in an aggregate amount of up to $100,000,000 on a post-petition basis on the terms and conditions set forth herein; and

          WHEREAS, Lenders are willing to provide such financing only if all Obligations (i) shall constitute allowed administrative expense claims in the Chapter 11 Cases as set forth herein, (ii) are secured by a first priority Lien on substantially all of the Borrowers' real, personal and mixed property, including a pledge of all of the capital stock of each of the Subsidiaries of the Borrowers and (iii) are guaranteed by the non-Debtor Subsidiaries of Vencor (other than Shell Subsidiaries, Excluded Partnerships and Insurance Subsidiaries) pursuant to the Subsidiary Guaranty Agreement, which guaranty shall be secured by a first priority Lien (subject to existing Liens) on substantially all of the real, personal and mixed property of the Subsidiary Guarantors pursuant to the Security Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, Lenders and Agents hereby agree as follows:

                           ARTICLE 1.   Definitions

          SECTION 1.01  Defined Terms. The following terms, as used herein, have
                        -------------
the following meanings:

     "Account Party" means the party identified as the Account Party for a Letter of Credit pursuant to Section 2.05(c).

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from Asset Sales net of related tax effects and (ii) any net income (or loss) of any Person (other than a Consolidated Subsidiary) in which a Vencor Company has an ownership interest, except that such Person's net income shall not be excluded if (and to the extent that) such Person pays dividends or distributions in cash to a Vencor Company during such period.

     "Administrative Agent" means Morgan, in its capacity as administrative agent for the Lenders under the Financing Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Administrative Agent (with a copy to the Borrowers).

     "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with Vencor. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that Ventas and Vencor have many stockholders in common will not be deemed to constitute "common control" for purposes of this definition unless stockholders possessing, directly or indirectly, the power to vote more than 10% of Vencor's outstanding common stock attempt to influence its management or policies in a manner which is, or could reasonably be expected to be, favorable to any Ventas Company. Notwithstanding anything to the contrary in this definition, no individual shall be deemed an Affiliate of any Person solely by reason of his or her being an employee, officer or director of such Person.

     "Agents" means the Collateral Agent and the Administrative Agent.

     "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid principal amount of all LC Reimbursement Obligations outstanding at such time.

     "Agreement" means this Debtor-In-Possession Credit Agreement dated as of September 13, 1999, as it may hereafter be amended, supplemented or otherwise modified from time to time.

     "Applicable Laws" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

     "Appraised Properties" means the real property interests of Borrowers identified as the "Appraised Properties" on Schedule 3 hereto.
                                            ----------

     "Arranger" has the meaning set forth in the introduction to this Agreement.

     "Asset Sale" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by any Vencor Company, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any sale of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business and (ii) any transfer of assets by any Borrower to another Borrower or by any Subsidiary Guarantor to another Subsidiary Guarantor.

     "Assignee" has the meaning set forth in Section 11.06(c).

     "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit H annexed hereto.
        ---------

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Borrower" has the meaning set forth in the introduction to this Agreement.

     "Borrowing" means an aggregation of Tranche A Loans or of Tranche B Loans, as the case may be, made or to be made to the Borrowers by the Lenders pursuant to Section 2.01(a) or 2.01(b), respectively, on the same day.

     "Borrowing Base" means, as of any date of determination during any calendar month set forth below, the aggregate amount set forth below for such calendar month:

                  Calendar                     Borrowing
                  Month                        Base
                  ----------------             ----------------
                  September 1999               $45,000,000
                  October 1999                 $65,000,000
                  November 1999                $70,000,000
                  December 1999                $75,000,000
                  January 2000                 $75,000,000
                  February 2000                $75,000,000

     "Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as Exhibit J with any modifications thereto on or prior to the
                   ---------
entry thereof as are approved by Administrative Agent in its sole discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

     "Caribbean" means Caribbean Behavioral Health Services, Inc., a Nevada corporation.

     "Carve-Out Notice" has the meaning set forth in Section 2.14.

     "Cash Balance" means, as at any time of determination, the sum of the dollar amount of all money, currency, Temporary Cash Investments and credit balances held or carried in the Concentration Accounts.

     "Cash Plan" means the consolidated cash forecast for the Borrowers for the period from the Closing Date through October 31, 1999, delivered by the Borrowers to the Administrative Agent pursuant to Section 3.01 and annexed hereto as Schedule 1, as it may be supplemented pursuant to Section 5.01(m).
          ----------

     "Casualty Event" means (i) any Condemnation Event with respect to any property owned by or leased to any Vencor Company or (ii) any damage to, or destruction of, any property owned by or leased to any Vencor Company.

     "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by any Vencor Company or the Collateral Agent by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such

Condemnation Event and (ii) with respect to any other Casualty Event, all insurance proceeds or payments (excluding payments with respect to business interruption) which any Vencor Company or the Collateral Agent receives by reason of such other Casualty Event.

     "Census Measurement Day" has the meaning set forth in Section 5.01(a).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

     "Cessna Plane" has the meaning set forth in Section 6.06.

     "Chapter 11 Cases" has the meaning set forth in the recitals to this Agreement.

     "Closing" means the closing hereunder on the Closing Date.

     "Closing Date" means the date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied.

     "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or purportedly created for the benefit of Lenders pursuant to the Collateral Documents.

     "Collateral Agent" means Morgan, in its capacity as collateral agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

     "Collateral Documents" means the Security Agreement, the Security Agreement Supplements, the Mortgages and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto or pursuant to an applicable order of the Court.

     "Commitment" means, as to any Lender, the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, and "Commitments" means all such Commitments of all Lenders, in the aggregate.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Commitment Termination Date" means the earliest of (i) the Stated Maturity Date, (ii) the effective date of a joint plan of reorganization in the Chapter 11 Cases, as specified in such plan, (iii) the date distributions commence to any class of creditors, equity holders or other claimants under any such plan of reorganization in the Chapter 11 Cases, (iv) the date of substantial consummation of any such plan of reorganization in the Chapter 11 Cases, (v) the date of termination of exclusivity as to the proposal of any reorganization plan by any Borrower in any of the Chapter 11 Cases without the prior written approval of Required Lenders, (vi) the date of termination in whole of the Commitments pursuant to
Article 8, (vii) the date of filing with the Court of any plan of reorganization or any modification to any previously filed plan of reorganization, in any case which has not been approved in writing by Required Lenders prior to such filing,
(viii) the date that is fifteen (15) days after the Petition Date, if neither the Interim Borrowing Order nor the Borrowing Order has been entered by the Court by such date; (ix) the date that is twenty-five (25) days after the Petition Date if the Borrowing Order has not been entered by the Court by such date; and (x) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of the Borrowers and their Subsidiaries.

     "Concentration Accounts" has the meaning set forth in Section 6(a) of the Security Agreement.

     "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

     "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of Vencor and its Consolidated Subsidiaries for such period, as the same are or would be reflected in a consolidated statement of cash flows of Vencor and its Consolidated Subsidiaries for such period.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, the sum of (i) Consolidated Rental Expense and (ii) non-cash compensation expense and minus (iii) any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that Consolidated EBITDAR shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP, and, if any Subsidiary of any Borrower is subject to a limitation in any period binding on such Subsidiary which limits such Subsidiary's ability to pay dividends or make other distributions or pay any Debt owed to any Vencor Company, to make loans or advances to any Vencor Company or to create incur, assume or suffer to exist any Lien upon any of its property, assets or revenues to secure the obligations of any

Vencor Company under any Financing Document, Consolidated EBITDAR for such period shall be adjusted to exclude any portion thereof that is attributable to such Subsidiary and that, as a result of such limitation, it would be prohibited from paying, directly or indirectly, to the Vencor Companies at the end of such period.

     "Consolidated Interest Expense" means, for any period, the interest expense of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Interest Expense shall not (i) include interest capitalized in accordance with GAAP or (ii) be reduced by any interest income.

     "Consolidated Net Income" means, for any period, the net income of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Rental Expense" means, for any period, the total rental expense for operating leases of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Rental Expense shall not be reduced by any rental income.

     "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of Vencor.

     "Cornerstone" means Cornerstone Insurance Company, a Cayman Islands corporation.

     "Court" has the meaning set forth in the recitals to this Agreement.

     "Credit Event" means (i) the making of a Loan, (ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

     "Credit Exposure" means, as to any Lender, (i) at any time before the termination of its Commitment in its entirety, the amount of its Commitment at such time; or (ii) at any time thereafter, if the Commitments have terminated in their entirety, its Outstanding Credit Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Credit Facilities" means the credit facilities provided to the Borrowers under Sections 2.01(a), 2.01(b) and 2.05 and the other provisions hereof relating to Loans and Letters of Credit.

     "Credit Parties" means the Borrowers and the Subsidiary Guarantors, collectively.

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of obligations of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's obligations Guaranteed thereby); provided that neither trade accounts payable nor amounts owed to patients or residents arising after the Petition Date in the ordinary course of business nor obligations arising after the Petition Date in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Determining Lenders" means Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to at least 70% of the aggregate amount of the Credit Exposures of all Lenders.

     "Eastern Time" means local time in the Eastern time zone of the United States.

     "EBITDA" means, when used with respect to any Healthcare Facility for any period, the net income attributable to the operations of such Healthcare Facility during such period plus, to the extent deducted in determining such net income, the sum of (i) interest expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Eligible Assignee" means any Person which is a holder of Prepetition Indebtedness at the time of the relevant assignment and which is either (A) (i) a commercial bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000;
(ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having unimpaired capital and surplus of not less than $500,000,000; provided that (x) such bank is acting
                                           --------
through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (iv) an "accredited investor" (as defined in Regulation D under the Securities act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and having unimpaired capital and surplus of not less than $100,000,000; or (B) a Lender or an Affiliate of a Lender; provided that no Vencor Company, no Ventas Company and no Affiliate of any of them shall be an Eligible Assignee; and provided further that Eligible Assignee shall mean and include any other Person
-------- -------
designated as such pursuant to the prior written consent of (y) Administrative Agent (such consent not to be unreasonably withheld or delayed) and (z) as long as no Event of Default has occurred or is continuing, the Borrowers (such consent not to be unreasonably withheld or delayed).

     "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

     "Enforcement Notice" means a notice delivered by the Administrative Agent to the Collateral Agent pursuant to Section 8.03 directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means any and all liabilities of or relating to any of the Vencor Companies (including any entity which is, in whole or in part, a predecessor of any of the Vencor Companies), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(v) any warrant,
option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

     "Equity Issuance" means any issuance or sale by any Vencor Company of any Equity Interest in such Vencor Company, other than any issuance or sale of such Equity Interests to any other Vencor Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Vencor Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Vencor Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Event of Default" means any event defined as an "Event of Default" in
Section 8.01.

     "Excess Cash Amount" has the meaning set forth in Section 2.08(f).

     "Excess Casualty Proceeds" has the meaning set forth in Section 5.08(a).

     "Excluded Partnership" means each of the general and limited partnerships and each of the limited liability companies identified on Schedule 4 hereto as
                                                          ----------
an Excluded Partnership; provided that any such partnership or limited liability company shall cease to be an Excluded Partnership at such time as (i) the grant of a security interest in the partnership interests or limited liability company interests thereof and a guaranty of the Obligations by such entity shall no longer constitute a material violation of a valid and enforceable restriction in favor of a third party or (ii) the required consents to such grant and such guaranty shall have been obtained.

     "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act) of any of the Borrowers.

     "Existing Affiliate Agreements" means the agreements listed in Schedule 6
                                                                    ----------
hereto.

     "Existing Credit Facilities" means, collectively, (i) the Credit Agreement dated as of April 29, 1998, as amended through the Closing Date, among certain of the Borrowers and the lenders and agents named therein, (ii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected in connection with such Credit Agreement, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents and (iii) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

     "Existing Lender" means each of (i) the "Lenders" party to the Existing Credit Facilities and (ii) the counterparties to the Designated Interest Rate Agreements (as defined under the Existing Credit Facilities).

     "Existing Lender Lien" means the adequate protection lien provided to the Existing Lenders as set forth in the Interim Borrowing Order and Borrowing Order.

     "Existing Note Indentures" means, collectively, (i) the indenture dated as of April 30, 1998 and (ii) the indenture dated as of July 21, 1997, as amended by the first supplemental indenture dated as of April 7, 1998 and the second supplemental indenture dated as of April 30, 1998, pursuant to which indentures the Existing Notes were issued.

     "Existing Notes" means the 9-7/8% subordinated notes of Vencor Opco in the aggregate outstanding principal amount of $300,000,000 and the 8-5/8% subordinated notes of Vencor in the aggregate outstanding principal amount of $2,391,000, in each case issued pursuant to the Existing Note Indentures, and any "exchange securities" issued in exchange for such subordinated notes pursuant to the Existing Note Indentures.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Mortgages" means fee mortgages substantially in the form of Exhibit G to the Security Agreement relating to (i) the Appraised Properties and (ii) any other real property (other than Properties Held For Sale) owned in fee by any Borrower or any Subsidiary Guarantor which is required to be so encumbered to secure the Obligations pursuant to Section 5.7.

     "Final Order" means an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction, as the case may be, which
(i) in the case of any order, judgment or decree other than the Interim Borrowing Order and the Borrowing Order, is in full force and effect and has not been reversed, stayed, modified or amended and as to which (a) any right to appeal or seek certiorari, review or rehearing has been waived or (b) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, and (ii) in the case of the Interim Borrowing Order and the Borrowing Order, is in full force and effect and has not been reversed, stayed, modified or amended.

     "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the Vencor Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding (i) trade accounts payable and amounts owed to patients or residents arising after the Petition Date, in each case arising in the ordinary course of business nor obligations arising after the Petition Date in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Financial Accommodations and (ii) Debt, Letters of Credit and Commitments under this Agreement.

     "Financial Officer" means the principal financial officer, principal accounting officer or treasurer of Vencor Opco.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Subsidiary Guaranty Agreement and the Collateral Documents.

     "First Day Orders" means those orders entered by the Court as a result of motions and applications filed by Borrowers with the Court on the Petition Date, in each case in form and substance as approved by the Administrative Agent pursuant to Section 3.01.

     "Fiscal Quarter" means a fiscal quarter of Vencor.

     "Fiscal Year" means a fiscal year of Vencor.

     "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes concurred in by Vencor's independent public accountants) with the Most Recent Audited Financial Statements.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

     "Healthcare Event" means, with respect to any Hospital Facility or Nursing Home Facility, either (i) the termination of the Medicare or Medicaid contract for such Healthcare Facility or (ii) the involuntary receivership or involuntary management of such Healthcare Facility by any applicable Governmental Authority.

     "Healthcare Facility" means (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare Facility (as defined in clause (i)) or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility (as defined in clause (i)) including, but not limited to, contract therapy services, as well as hospice and home care services.

     "Healthcare Status Report" has the meaning set forth in Section 5.01(n).

     "Hospital Daily Census" has the meaning set forth in Section 5.01(a).

     "Hospital Facility" means any Healthcare Facility owned or leased by a Vencor Company which is licensed as a hospital or outpatient clinic as set forth and identified as a "Hospital Facility" in Schedule 5 hereto.
                                           ----------

     "Indemnitee" has the meaning set forth in Section 11.03(b).

     "Insurance Subsidiary" means each Subsidiary of Vencor identified as an Insurance Subsidiary on Schedule 4 hereto and any other insurance company that
                        ----------
becomes a Subsidiary of Vencor after the Closing Date.

     "Interim Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as Exhibit I, with any modifications thereto on or prior to the
                   ---------
Closing Date or entry thereof as are approved by the Administrative Agent in its sole discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

     "Interim Order Date" means the date that the Court signs the Interim Borrowing Order.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

     "LC Exposure" means, with respect to any Lender at any time, its Percentage of the Aggregate LC Exposure at such time.

     "LC Fee Rate" means a per annum rate equal to 2.50% or, upon the occurrence and during the continuation of any Event of Default, 4.50%.

     "LC Indemnitees" has the meaning set forth in Section 2.05(n).

     "LC Issuing Bank" means (i) Morgan and (ii) any other Lender designated as an "LC Issuing Bank" for purposes hereof in a notice to the Administrative Agent signed by Vencor Opco (acting on its own behalf and on behalf of all other Borrowers) and such Lender, acting in each case in the capacity of an LC Issuing Bank under the letter of credit facility described in Section 2.05, and their respective successors.

     "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

     "LC Payment Date" has the meaning set forth in Section 2.05(h).

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Banks pursuant to Section 2.05 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(j)(i).

     "LC Request" has the meaning set forth in Section 2.05(c).

     "Leasehold Mortgages" means leasehold mortgages, substantially in the form of Exhibit F to the Security Agreement, relating to the leases of any real properties leased by any Vencor Company which are required to be so encumbered to secure the Obligations pursuant to Section 5.7.

     "Lender" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 11.06, and their respective successors.

     "Lender Parties" means the Lenders, each LC Issuing Bank and the Agents.

     "Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder by an LC Issuing Bank.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement (other than a right of set-off, recoupment, counterclaim or similar right) the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For purposes of this Agreement, any Vencor Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "Lien Grantor" means a Vencor Company that grants a Lien on any of its property pursuant to the Collateral Documents.

     "Loan" or "Loans" means one or more of the Tranche A Loans or Tranche B Loans or any combination thereof.

     "Management Contracts" means the management contracts pursuant to which the Vencor Companies manage Healthcare Facilities as set forth in Schedule 7 hereto.
                                                              ----------

     "Management Preferred Stock" means the $17,433,000 (or approximately 17,433 shares) of Vencor's Series A Preferred Stock issued to Ventas on the closing date of the Existing Credit

Facilities and sold by it to officers of the Borrowers pursuant to a Management Equity Ownership Program.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Master Lease Agreements" means the master lease agreements described on
Schedule 2 hereto.
----------

     "Master Lease Property" means the properties described and identified as "Master Lease Properties" on Schedule 5 hereto and any additional properties
                             ----------
leased by any Vencor Company under any Master Lease Agreement.

     "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of Vencor and its Consolidated Subsidiaries, taken as a whole, (ii) a material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iii) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purportedly created under the Collateral Documents; provided that a Material
                                                    --------
Adverse Effect shall not be deemed to have occurred solely on account of (a) the events, occurrences and circumstances disclosed prior to the date hereof in writing to the lenders under the Existing Credit Facilities, and (b) the commencement of the Chapter 11 Cases.

     "Material Contract" means any contract or other arrangement to which any Vencor Company is a party (other than the Financing Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396 et seq.) and any statutes
                                               -- ---
succeeding thereto.

     "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (b) all applicable provisions of all federal rules, regulations, manuals and orders all of Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above, in each case as may be amended or supplemented.

     "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1995 et
                                                                             --
seq.) and any statutes succeeding thereto.
---

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended or supplemented.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" means Morgan Guaranty Trust Company of New York and its successors.

     "Mortgages" means the Leasehold Mortgages and Fee Mortgages, collectively.

     "Most Recent Audited Financial Statements" means the audited consolidated financial statements of Vencor as of December 31, 1998.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Amount of Eligible Accounts" means, at any time, the total outstanding balance, determined in accordance with GAAP, including without limitation reserves required by GAAP, and stated on a basis consistent with historical practices of Vencor and the Consolidated Subsidiaries as of the date hereof, of accounts receivable of each of Vencor and the Consolidated Subsidiaries; provided that the Net Amount of Eligible Accounts shall not include the amount
--------
of any such accounts receivable which would otherwise be included solely as a result of Vencor employing a methodology for charging-off accounts receivable which is less restrictive on Vencor than the methodology employed by Vencor on the Closing Date.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Equity Issuance or incurrence of Debt, an amount equal to the cash proceeds received by the Vencor Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of such Asset Sale), less any expenses reasonably incurred by the Vencor Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including reasonable attorneys' fees and expenses and including any payment with respect to taxes actually paid or to become payable by the Vencor Companies (as reasonably estimated by the Financial Officer) in respect of such Asset Sale, Equity Issuance or incurrence of Debt) and approved by the Court, if such approval is necessary pursuant to the Bankruptcy Code or any applicable order of the Court.

     "Note" means one or more of the Tranche A Notes or Tranche B Notes or any combination thereof.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Nursing Home Daily Census" has the meaning set forth in Section 5.01(a).

     "Nursing Home Facility" means any Healthcare Facility owned or leased by a Vencor Company constituting a licensed nursing home center as set forth and identified as a "Nursing Home Facility" in Schedule 5 hereto.
                                           ----------

     "Obligations" means all obligations of every nature of each of the Borrowers under the Financing Documents, including, without limitation, any liability of any such Borrower on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrowers under the Financing Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower under any Financing Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of any Borrower.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

     "Outstanding Credit Amount" means, with respect to any Lender at any time, the sum of (i) the Outstanding Tranche A Amount of such Lender and (ii) the Outstanding Tranche B Amount of such Lender.

     "Outstanding Tranche A Amount" means, with respect to any Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Tranche A Loans and (ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Outstanding Tranche B Amount" means, with respect to any Lender at any time, the aggregate outstanding principal amount of its Tranche B Loans, determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 11.06(b).

     "Patient Trust Accounts" means the accounts of the Borrowers holding solely funds that residents of Nursing Home Facilities receive as income (whether from government or private sources) which are required to be held in such accounts pursuant to the Omnibus Budget and Reconciliation Act of 1987, 28 U.S.C.
(S)483.10(c) and the regulations of the Health Care Financing Administration.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Lender's Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06(c).

     "Permitted Encumbrances" means, with respect to any property (including any leasehold interest) owned by any Vencor Company:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Vencor Company in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Vencor Company in accordance with GAAP; and

          (c) other Liens or title defects (including matters which an accurate survey might disclose and exceptions to title set forth in title insurance with respect to the Fee Mortgages) which (x) do not secure Debt and (y) do not materially detract from the value of such property or materially impair the use thereof by such Vencor Company in the operation of its business.

     "Permitted Intercompany Debt" means Debt owed by any Borrower to any other Borrower; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent has a first priority, perfected security interest under the Interim Borrowing Order, the Borrowing Order or the Security Agreement at all times until such security interest is released pursuant to Section 18 thereof.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Petition Date" has the meaning set forth in the recitals to this Agreement.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prepayment Account" has the meaning set forth in Section 1 of the Security Agreement.

     "Prepayment Notice" means a properly completed Prepayment Notice, substantially in the form of Exhibit G hereto.
                             ---------

     "Prepetition Indebtedness" means Debt of any Credit Party outstanding on the Petition Date, including Debt under the Existing Credit Facilities and the Existing Notes.

     "Prepetition Reorganization Agreements" means the material agreements pursuant to which the spin-off of the Vencor Companies from the Ventas Companies was consummated and their respective intercompany operations are currently conducted as set forth in Schedule 2 hereto, including without limitation the
                          ----------
Master Lease Agreements.

     "Prime Rate" means the rate of interest established by the Administrative Agent from time to time as its Prime Rate.

     "Properties Held For Sale" means the real and personal property interests identified as "Properties Held For Sale" on Schedule 3 hereto; provided that any
                                            ----------         --------
such property interest shall cease to be a Property Held For Sale at such time as (i) any agreement to sell such property entered into by the Borrowers is terminated and the sale of such property by the relevant Borrowers is abandoned or (ii) the contemplated sale of such property interest is otherwise abandoned by the relevant Borrowers.

     "Register" has the meaning set forth in Section 11.06(e).

     "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Release", when used as a verb, has a corresponding meaning.

     "Reporting Event" has the meaning set forth in Section 5.01(n).

     "Required Lenders" means Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 66-2/3% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Restricted Payment" means (i) any dividend or other distribution on any Equity Interests of Vencor (except dividends payable solely in Equity Interests of the same class), (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Interests of Vencor, and (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Prepetition Indebtedness or under or in respect of any of the Prepetition Reorganization Agreements.

     "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrowers, the Subsidiary Guarantors party thereto and the Collateral Agent, substantially in the form of Exhibit B hereto, as amended from
                                               ---------
time to time.

     "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Exhibit A to the Security Agreement, whereby the Borrowers or a Subsidiary Guarantor grants (or confirms its grant of) a security interest in additional Collateral to the Collateral Agent and, if the grantor of such security interest is a Subsidiary Guarantor that is not already a party to the Security Agreement, such Subsidiary Guarantor becomes a party thereto.

     "Security Interests" has the meaning set forth in Section 1 of the Security Agreement.

     "Shell Subsidiaries" means, collectively, Gorgas International Medical Center, L.L.C., a Delaware limited liability company, and InteHgro Holdings, Ltd., a Cayman Islands corporation.

     "Stated Maturity Date" means March 13, 2000.

     "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any limited liability company or partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of Vencor.

     "Subsidiary Guarantor" means each Subsidiary of Vencor (other than any Insurance Subsidiary, Shell Subsidiary and any Excluded Partnership) which is not a Borrower, all of which Subsidiaries shall (i) guarantee the obligations of the Borrowers under the Financing Documents pursuant to a Subsidiary Guaranty Agreement and (ii) grant a security interest in their assets to the Collateral Agent under the Security Agreement to secure their Subsidiary Guaranty Agreement.

     "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement, substantially in the form of Exhibit C hereto, setting forth the Guarantees of
                             ---------
the Obligations by the Subsidiary Guarantors.

     "Supermajority Lenders" means Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 75% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Temporary Cash Investment" means any Investment in (i) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within thirty days of the date of acquisition thereof issued by any office located in the United States of a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and which bank or trust company has capital, surplus and undivided profits aggregating more than $1,000,000,000 and has outstanding debt which is rated "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 30 days after the date of acquisition, issued by a corporation (other than any Ventas Company, any Vencor Company or any Affiliate) organized under the laws of the United States or any State thereof with a rating, at the date of acquisition, of "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P, (v) securities with maturities of thirty days or less from the date of acquisition issued or fully and unconditionally guaranteed by any State, commonwealth or territory of the United States, or by a political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "Third Party Leases" means the leases by a Vencor Company listed and identified as "Third Party Leases" in Schedule 5 hereto.
                                      ----------

     "Total Utilization of Commitments" means, as at any date of determination, the aggregate Outstanding Credit Amounts of all Lenders.

     "Tranche A Commitment Fee Rate" means 0.75% per annum.

     "Tranche A Commitments" means (i) with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Tranche A Commitment" and (ii) with respect to any Assignee of a Tranche A Commitment, the amount of the transferor Lender's Tranche A Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section
2.08 or 2.10 or changed as a result of an assignment pursuant to Section
11.06(c).

     "Tranche A Default Rate" has the meaning set forth in Section 2.04.

     "Tranche A Exposure" means, as to any Lender, (i) at any time before the termination of its Tranche A Commitment in its entirety, the amount of its Tranche A Commitment at such time; or (ii) at any time thereafter, if its Tranche A Commitment has terminated in its entirety, its

Outstanding Tranche A Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Tranche A Interest Rate" has the meaning set forth in Section 2.04.

     "Tranche A Loan" means a loan made by a Lender pursuant to Section 2.01(a).

     "Tranche A Note" means a promissory note of the Borrowers payable to the order of a Lender evidencing the Borrowers' obligation to repay the Tranche A Loans made by such Lender. Each Tranche A Note shall be substantially in the form of Exhibit A-1 hereto. "Tranche A Notes" means any or all of such
        -----------
promissory notes, as the context may require.

     "Tranche B Commencement Date" has the meaning set forth in Section 2.01(b).

     "Tranche B Commitment Fee Rate" means (i) until the Tranche B Commencement Date, 0.25% per annum and (ii) on and after the Tranche B Commencement Date, 0.75% per annum.

     "Tranche B Commitments" means (i) with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Tranche B Commitment" and (ii) with respect to any Assignee of a Tranche B Commitment, the amount of the transferor Lender's Tranche B Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section
2.08 or 2.10 or changed as a result of an assignment pursuant to Section
11.06(c).

     "Tranche B Default Rate" has the meaning set forth in Section 2.04.

     "Tranche B Exposure" means, as to any Lender, (i) at any time before the termination of its Tranche B Commitment in its entirety, the amount of its Tranche B Commitment at such time; or (ii) at any time thereafter, if its Tranche B Commitment has terminated in its entirety, its Outstanding Tranche B Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Tranche B Interest Rate" has the meaning set forth in Section 2.04.

     "Tranche B Loan" means a loan made by a Lender pursuant to Section 2.01(b).

     "Tranche B Note" means a promissory note of the Borrowers payable to the order of a Lender evidencing the Borrowers' obligation to repay the Tranche B Loans made by such Lender. Each Tranche B Note shall be substantially in the form of Exhibit A-2 hereto. "Tranche B Notes" means any or all of such
        -----------
promissory notes, as the context may require.

     "UCC" has the meaning set forth in Section 1 of the Security Agreement.

     "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication governing the rights and obligations of the parties in connection with Letters of Credit.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unscheduled Mandatory Prepayment" has the meaning set forth in Section 2.08(g).

     "Vencor" has the meaning set forth in the introduction to this Agreement.

     "Vencor Company" means Vencor or any Subsidiary of Vencor.

     "Vencor Opco" has the meaning set forth in the introduction to this Agreement.

     "Ventas" means Ventas, Inc., a Delaware corporation.

     "Ventas Company" means Ventas or any Subsidiary of Ventas.

     "Ventas Stipulation" means that certain Stipulation and Order pursuant to
Section 365 of the Bankruptcy Code regarding Vencor's performance of obligations under, and extending the time within which Vencor may accept or reject, certain agreements among Vencor, Vencor Opco and Ventas and reserving certain rights of the parties thereto.

          SECTION 1.02   Accounting Terms and Determinations.  Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrowers and the Required Lenders.

          SECTION 1.03   Other Definitional Provisions.  References in this
                         -----------------------------
Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof" refer to this Agreement as amended from time to time.

                       ARTICLE 2.   The Credit Facilities

          SECTION 2.01   Commitments to Lend
                         -------------------

          (a) Tranche A Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Tranche A Loans to the Borrowers from time to time during the period from and including the Closing Date to but excluding the Commitment Termination Date; provided that, immediately after each such Tranche A Loan is made, such Lender's Outstanding Tranche A Amount shall not exceed its Tranche A Commitment. Each Borrowing of Tranche A Loans shall be borrowed from the several Lenders ratably in proportion to their respective Tranche A Commitments. Within the limits specified herein, the Borrowers may borrow Tranche A Loans, repay such borrowing and reborrow Tranche A Loans pursuant to the terms of this Agreement.

          (b) Tranche B Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Tranche B Loans to the Borrowers from time to time during the period from and including the Tranche B Commencement Date to but excluding the Commitment Termination Date; provided that, immediately after each such Tranche B Loan is made, such Lender's Outstanding Tranche B Amount shall not exceed its Tranche B Commitment. Each Borrowing of Tranche B Loans shall be borrowed from the several Lenders ratably in proportion to their respective Tranche B Commitments. Within the limits specified herein, the Borrowers may borrow Tranche B Loans, repay such borrowing and reborrow Tranche B Loans pursuant to the terms of this Agreement. As used in this Section 2.01(b), "Tranche B Commencement Date" means the later of (i) the date, if any, on which Supermajority Lenders in their sole discretion shall have consented in writing to a request by the Borrowers (delivered to the Administrative Agent and the Lenders) that Lenders permit Tranche B Loans to be borrowed hereunder, and (ii) the date specified as the proposed initial date of borrowing of Tranche B Loans in a Notice of Borrowing delivered to the Administrative Agent pursuant to Section 2.02. Notwithstanding anything to the contrary contained herein, Supermajority Lenders may in their sole discretion, together with any consent described in the preceding sentence, prescribe additional limitations on the aggregate amount of Tranche B Loans permitted to be borrowed from time to time, the increments for borrowing

Tranche B Loans and the times such Borrowings may be made hereunder and other terms and conditions relating to the availability of the Tranche B Loans.

          (c) Borrowing Limitations. Anything contained in this Agreement to the contrary notwithstanding, (A) in no event shall the Total Utilization of Commitments at any time outstanding exceed the lesser of (x) the Commitments and
(y) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Borrowing Order, as applicable, in each case as the foregoing limits may be in effect from time to time; (B) in no event shall the Outstanding Tranche A Amount of all Lenders exceed the lesser of (x) the Tranche A Commitments and (y) the Borrowing Base, in each case as the foregoing limits may be in effect from time to time; (C) in no event shall the Outstanding Tranche B Amounts of all Lenders exceed the Tranche B Commitments in effect from time to time; (D) the Borrowers shall comply with any additional limitations on Tranche B Loan Borrowings prescribed by Supermajority Lenders pursuant to the last sentence of Section 2.01(b); and (E) the Borrowers agree to immediately prepay the Loans in the amounts and at the times as may be necessary to comply with the foregoing clauses (A), (B), (C) and (D).

          (d) Amount of Each Borrowing. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000; provided that any Borrowing of Tranche A Loans or Tranche B Loans may be in an aggregate amount equal to the aggregate unused amount of the Tranche A Commitments or Tranche B Commitments, respectively.

          SECTION 2.02     Notice of Borrowing.  The Borrowers shall give the
                           -------------------
Administrative Agent notice, substantially in the form of Exhibit F-1 hereto (a
                                                          -----------
"Notice of Borrowing"), not later than 1:00 P.M. (Eastern Time) on the date which is one Business Day immediately preceding the date of the proposed borrowing (provided that no such Notice of Borrowing for Tranche B Loans shall be given to the Administrative Agent prior to obtaining the consent of Supermajority Lenders described in clause (i) of the definition of Tranche B Commencement Date) specifying:

          (i) the proposed date of such borrowing, which shall be a Business Day; and

          (ii) the amount of Tranche A Loans and/or the amount of Tranche B Loans requested.

          SECTION 2.03  Notice to Lenders; Funding of Loans.
                        -----------------------------------

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

          (b) Not later than 12:00 Noon (Eastern Time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address for payments specified in or pursuant to
Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall promptly make such funds received from Lenders available to the Borrowers on such date at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received, prior to the date of any Borrowing, notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.03(b) and, in reliance upon such assumption, Administrative Agent may (but shall not be obligated to) make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrowers until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, a rate per annum equal to the Interest Rate, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrowers to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the day such amount is repaid to the Administrative Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Administrative Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

          (d) Each Lender's Tranche A Loans shall be evidenced by a single Tranche A Note, and each Lender's Tranche B Loans (if any) shall be evidenced by a single Tranche B Note, in each case payable to the order of such Lender for the account of its Lending Office.

          (e) Upon receipt of each Lender's Tranche A Note and Tranche B Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Notes to such Lender. Each Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, in connection with any transfer or enforcement of either of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrowers under any Financing Document. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse each of its Notes and to attach to and make a part of such Note a continuation of any such schedule as and when required.

          SECTION 2.04  Interest Rate; Default Rate.  Each Loan shall bear
                        ---------------------------
interest on the outstanding principal amount thereof, for each day from and including the day such Loan is made to but excluding the day it becomes due, (i) in the case of Tranche A Loans, at a rate per annum equal to the sum of 2.50% plus the Base Rate for such day (the "Tranche A Interest Rate"), and (ii) in the case of Tranche B Loans, at a rate per annum equal to the sum of 4.50% plus the Base Rate for such day (the "Tranche B Interest Rate"). Such interest shall be payable monthly in arrears on the last Business Day of each month. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest payable upon demand at a rate that is
(a) in the case of Tranche A Loans and such amounts related thereto, 2.00% per annum in excess of the Tranche A Interest Rate (the "Tranche A Default Rate"), and (b) in the case of Tranche B Loans and such amounts related thereto, 2.00% per annum in excess of the Tranche B Interest Rate (the "Tranche B Default Rate"). Payment or acceptance of the increased rates of interest provided for herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

          SECTION 2.05   Letters of Credit.
                         -----------------

          (a) Issuance of Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a letter of credit (other than a trade letter of credit) at the request of the Borrowers pursuant to this subsection, from time to time during the period from and including the Closing Date to but excluding the earlier of (x) the Commitment Termination Date and (y) January 13, 2000; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Lenders as provided in this subsection:

               (i)  the Aggregate LC Exposure shall not exceed $15,000,000; and

               (ii) in the case of each Lender, its Outstanding Tranche A Amount shall not exceed its Tranche A Commitment.

Upon the issuance by any LC Issuing Bank of a Letter of Credit pursuant to this subsection, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section 2.05, equal to such Lender's Percentage thereof.

          (b)  Expiry Dates.   No Letter of Credit shall have an expiry date
later than the fifth Business Day before the Stated Maturity Date.

          (c) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrowers shall give the relevant LC Issuing Bank and the Administrative Agent at least five Business Days' prior notice, substantially in the form of Exhibit F-2 hereto (a "LC Request") (i) specifying the date such
            -----------
Letter of Credit is to be issued, (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) specifying the Account Party for such Letter of Credit, which may be any Borrower. Upon receipt of an LC Request, the Administrative Agent shall promptly notify each Lender of the contents thereof.

          (d) Conditions to Issuance. No LC Issuing Bank shall issue any Letter of Credit unless:

               (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank in its sole discretion;

               (ii) the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested;

               (iii) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in clauses (i) and (ii) of subsection (a) of this Section 2.05 will not be exceeded immediately after such Letter of Credit is issued; and

               (iv) such LC Issuing Bank shall not have been notified in writing by any Vencor Company, any Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.02 is not satisfied at the time such Letter of Credit is to be issued.

          (e) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or the Borrowers shall give the Administrative Agent at least five Business Days' notice before such LC Issuing Bank extends the expiry date of any Letter of Credit issued by it. Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the fifth Business Day before the Stated Maturity Date or (y) such LC Issuing Bank shall have been notified by any Vencor Company, any Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.02 is not satisfied at the time such Letter of Credit is to be extended.

          (f) Notice of Actual Issuances and Extensions. Promptly upon issuing any Letter of Credit or extending any Letter of Credit, the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount of such Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant LC Issuing Bank will send a copy of such Letter of Credit to the Administrative Agent.

          (g) Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Percentages, a letter of credit fee, calculated for each day at the LC Fee Rate for such day, on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Business Day of each month for so long as such Letter of Credit is outstanding and on the final expiry date thereof. The Borrowers shall pay to each LC Issuing Bank additional fronting fees, monthly in arrears, and reasonable expenses in the amounts and at the times agreed between the Borrowers and such LC Issuing Bank.

          (h) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall (i) promptly notify the Borrowers and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii) on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

          (i) Reimbursement and Other Payments by the Borrowers. If any amount is drawn under any Letter of Credit:

               (i) the Borrowers irrevocably and unconditionally agree to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies the Borrowers of such drawing before 11:00 A.M. (Eastern Time) on such date or (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to the Borrowers after 11:00 A.M. (Eastern Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Business Day; and

               (ii) in addition, the Borrowers agree to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by the Borrowers when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate for such day.

          Each payment to be made by the Borrowers pursuant to this subsection
(i) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 11.01.

          (j) Payments by Lenders with Respect to Letters of Credit. If the Borrowers fail to reimburse the relevant LC Issuing Bank as and when required by subsection (i) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

               (i) such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Lenders reimburse such LC Issuing Bank for their respective Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Lender of the unreimbursed amount and such Lender's Percentage thereof. Upon receiving such notice from the Administrative Agent, each Lender shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 11.01, an amount equal to such Lender's Percentage of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time) (A) on the day such Lender receives such notice if it is received at or before 12:00 Noon (Eastern Time) on such day or (B) on the first Business Day following such Lender's receipt of such notice if it is received after 12:00 Noon (Eastern Time) on the date of receipt (provided that failure of a Lender to make such amount available to such LC Issuing Bank shall not be deemed, for purposes of Section 2.16, a failure to fund its obligations under this Section 2.05(j)(i) unless such failure continues after 3:00 P.M. (Eastern Time) on the date which is one Business Day after the date such amount is due under this Section 2.05(j)(i)). Upon payment in full thereof, such Lender shall be subrogated to the rights of such LC Issuing Bank against the Borrowers to the extent of such Lender's Percentage of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (j) shall affect any rights any Lender may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (n) of this Section 2.05; and

               (ii) if any Lender fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (j) on the date on which such payment is due, interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the Base Rate for such day. Any payment made by any Lender after 3:00 P.M. (Eastern Time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

          If the Borrowers shall reimburse any LC Issuing Bank for any drawing with respect to which any Lender shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (j), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Lender its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

          (k) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Lender or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Lender or LC Issuing Bank under this Section
2.05 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after demand by such Lender or LC Issuing Bank (with a copy to the Administrative Agent), the Borrowers agree to pay to such Lender or LC Issuing Bank, from time to time as specified by such Lender or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Lender or LC Issuing Bank for such increased cost or reduction. A certificate of such Lender or LC Issuing Bank submitted to the Borrowers pursuant to this subsection (k) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (l) Exculpatory Provisions. The Borrowers' obligations under this
Section 2.05 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Vencor Company or any Account Party may have or have had against any LC Issuing Bank, any Lender, the beneficiary of any Letter of Credit or any other Person. The Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Lender to make payments to each LC Issuing Bank and of the Borrowers to reimburse each LC Issuing Bank for drawings pursuant to this
Section 2.05 (except to the extent such obligations result from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among any of the Vencor Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the Vencor Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrowers and shall not place any LC Issuing Bank or any Lender under any liability to any Vencor Company.

          (m) Reliance, Etc. Subject to Section 2.05(d), each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrowers set forth in the last sentence of Section 3.02 to establish whether the conditions specified in
Section 3.02 are met in connection with any issuance or extension of a Letter of Credit. The rights and obligations of each LC Issuing Bank under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or UCC referred to therein or otherwise applicable thereto.

          (n) Indemnification by the Borrowers. The Borrowers agree to indemnify and hold harmless each Lender, each LC Issuing Bank and the Administrative Agent and their respective directors, officers, agents and employees (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of or in connection with the failure of any Lender to fulfill or comply with its obligations to such LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights the Borrowers may have against any such defaulting Lender); provided that the Borrowers shall not be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (n) is intended to limit the obligations of the Borrowers under any other provision of this
Section 2.05.

          (o) Indemnification by Lenders. Each Lender shall, ratably in accordance with its Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Vencor Companies) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section 2.05 or any action taken or omitted by such indemnitee under this Section 2.05 .

          (p) Liability for Damages. Nothing in this Section 2.05 shall preclude the Borrowers or any Lender from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrowers or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (ii) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

          (q) Dual Capacities. In its capacity as a Lender, each LC Issuing Bank shall have the same rights and obligations under this Section 2.05 as any other Lender.

          (r) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Lenders under Section 2.05(g).

          SECTION 2.06   Fees.
                         ----

          (a) Closing Date Facility Fee. The Borrowers shall pay to the Administrative Agent for distribution to each Lender on the date of initial Borrowing facility fees in an amount equal to 2.00% of the aggregate Commitments.

          (b) Arrangement Fee. The Borrowers shall pay on the date of initial Borrowing to the Arranger an arrangement fee in an aggregate amount equal to 1.00% of the aggregate Commitments.

          (c) Administrative Agent Fee. The Borrowers shall pay to the Administrative Agent, for its own account, a monthly administrative agent's fee of $15,000, payable in advance on the date of initial Borrowing (for the remainder of the month in which such date falls) and on the last Business Day of each month thereafter (for the next succeeding month).

          (d) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender a commitment fee, calculated for each day and equal to the sum of (i) the Tranche A Commitment Fee Rate for such day (expressed as a daily rate), multiplied by the amount by which such Lender's Tranche A Commitment on such day exceeds its Outstanding Tranche A Amount on such day, plus (ii) the Tranche B Commitment Fee Rate for such day (expressed as a daily rate), multiplied by the amount by which such Lender's Tranche B Commitment on such day exceeds its Outstanding Tranche B Amount on such day, regardless of whether the Tranche B Commencement Date shall have occurred. Such commitment fees shall accrue from and including the Interim Order Date to but excluding the Commitment Termination Date and shall be payable monthly in arrears on the last Business Day of each month after the Closing Date, and on the Commitment Termination Date.

          (e) Tranche B Commencement Fee. If the Tranche B Commencement Date shall have occurred, the Borrowers shall pay to the Administrative Agent for distribution to each Lender on the Commitment Termination Date a fee equal to 0.50% of the entire amount of the Commitments as determined on the Tranche B Commencement Date. Such fee shall be earned and non-refundable on and as of the Tranche B Commencement Date but shall be payable on the Commitment Termination Date to the Administrative Agent for distribution to Lenders as of the Commitment Termination Date.

          SECTION 2.07   Final Maturity of Loans.  The Loans shall mature, and
                         -----------------------
the outstanding principal amount thereof shall be due and payable (together with interest accrued thereon), on the Commitment Termination Date.

          SECTION 2.08   Unscheduled Mandatory Prepayments of Loans; Reduction
                         -----------------------------------------------------
of Commitments.
--------------

          (a) Asset Sales. If after the Closing Date any Vencor Company (other than an Excluded Partnership) receives any Net Cash Proceeds of any Asset Sale, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds of such Asset Sale; provided, however, that (i) if such Net Cash Proceeds are proceeds of an Asset Sale of any of the Appraised Properties, the Borrowers shall, notwithstanding the foregoing, be required to prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to only 90% of such Net Cash Proceeds, and (ii) if such Net Cash Proceeds are proceeds of an Asset Sale of any of the Properties Held For Sale, the Borrowers shall, notwithstanding the foregoing, be required to reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds but shall not be required to make any prepayment of the Loans with such Net Cash Proceeds other than any prepayment required so that the Borrowers are in compliance, after giving effect to such reduction of the Commitments, with the limitations set forth in Section 2.01(c). Concurrently with the closing of any Asset Sale, the Net Cash Proceeds received at such closing shall be deposited in the Prepayment Account until that portion of such Net Cash Proceeds (or an amount equal thereto) which is required to be applied to prepay Loans is so applied.

          (b) Incurrence of Debt. If after the Closing Date any Vencor Company (other than an Excluded Partnership) receives any Net Cash Proceeds from the issuance or other incurrence of any Debt, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds; provided that this subsection (b) shall not apply to any Net Cash Proceeds of
(i) Debt under this Agreement or (ii) Permitted Intercompany Debt.

          (c) Equity Issuances. If after the Closing Date any Vencor Company (other than an Excluded Partnership) receives any Net Cash Proceeds from any Equity Issuance, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds.

          (d) Tax Refunds. If after the Closing Date any Vencor Company (other than an Excluded Partnership) receives any cash refund or rebate of any federal, state or other tax, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such tax refund or rebate.

     (e) Excess Casualty Proceeds. The Borrowers (or the Collateral Agent on its behalf) shall apply any Excess Casualty Proceeds to prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Excess Casualty Proceeds.

     (f) Prepayments from Cash Balances. The Borrowers shall from time to time prepay (subject to subsection (g) below) an aggregate principal amount of Loans in an amount equal to the excess (such excess, as of any date of determination, being the "Excess Cash Amount"), if any, of (x) the amount of the Cash Balances of the Borrowers outstanding over (y) the sum of (a) the aggregate anticipated cash funding needs of the Borrowers on such date of determination and the succeeding Business Day and (b) the aggregate amount of cash required to be maintained on deposit as a minimum balance by the applicable financial institutions for the disbursement accounts, payroll accounts, depository accounts, concentration accounts and sub-concentration accounts described in Exhibit A to the Verified Motion for an Order Authorizing Debtors to Maintain
---------
Current Bank Accounts and Use Existing Business Forms and set forth in the reports delivered pursuant to Section 5.01(a)(iii).

     (g)   Timing of Prepayment. Each prepayment required by subsection (a),
(b), (c), (d) or (e) of this Section 2.08 shall be made within two Business Days after any Vencor Company receives the relevant Net Cash Proceeds, and each prepayment required by subsection (f) of this Section 2.08 shall be made on the Business Day on which any excess Cash Balance which is required to be prepaid under such subsection is outstanding. Notwithstanding the foregoing, if the aggregate principal amount of the Loans required to be prepaid on any date pursuant to this Section 2.08 is less than $1,000,000, such prepayment shall be deferred until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section 2.08 (including such deferred amounts) is not less than $1,000,000.

     (h) Allocation of Prepayments; Ratable Application. Each prepayment of the Loans required under Section 2.08(a) through (e) above (an "Unscheduled Mandatory Prepayment") shall be applied (i) prior to the Tranche B Commencement Date, first, to prepay the outstanding Tranche A Loans to the full extent
      -----
thereof and permanently reduce the Tranche A Commitments by the amount of such prepayments, second, to permanently reduce the Tranche A Commitments to the full
             ------
extent thereof, and third, to permanently reduce the Tranche B Commitments to
                    -----
the full extent thereof; and (ii) on and after the Tranche B Commencement Date, first, to prepay the outstanding Tranche B Loans to the full extent thereof and
-----
permanently reduce the Tranche B Commitments by the amount of such prepayments, second, to prepay the outstanding Tranche A Loans to the full extent thereof and
------
permanently reduce the Tranche A Commitments by the amount of such prepayments, third, to the extent of any remaining amount of such prepayment, to further
-----
permanently reduce the Tranche B Commitments to the full extent thereof, and fourth, to further permanently reduce the Tranche A Commitments to the full
------
extent thereof. Each prepayment of the Loans required under Section 2.08(f) shall be applied, without reducing the Commitments, (i) prior to the Tranche B Commencement Date, to prepay the outstanding Tranche A Loans to the full extent thereof; and (ii) on and after the Tranche B Commencement Date, first, to prepay
                                                                -----
the outstanding Tranche B Loans to the full extent thereof, and second, to
                                                                ------
prepay the outstanding

Tranche A Loans to the full extent thereof. Each prepayment of Loans or reduction of Commitments pursuant to this Section 2.08 shall be applied in accordance with this Agreement ratably to the applicable Loans and Commitments, respectively, of the several Lenders. The Borrowers shall give the Administrative Agent notice of any such prepayment as if it were an optional prepayment made pursuant to Section 2.09. Any amounts required to be applied to reduce Tranche A Commitments under this Section 2.08 to an amount below the aggregate LC Exposure of all Lenders shall be applied to cash collateralize Letters of Credit in accordance with the Security Agreement.

          Anything herein to the contrary notwithstanding, an Unscheduled Mandatory Prepayment pursuant to Section 2.08(d) may be applied to reduce the Tranche A Commitments or the Tranche B Commitments only to the extent that the application thereof would not cause the amount of unfunded Tranche A Commitments and the amount of unfunded Tranche B Commitments, in each case as in effect immediately prior to the application of such Unscheduled Mandatory Prepayment, to exceed the amount of unfunded Tranche A Commitments and the amount of unfunded Tranche B Commitments, respectively, in each case as in effect immediately after the application of such Unscheduled Mandatory Prepayment (and giving effect to any prepayment of the Loans required from such Unscheduled Mandatory Prepayment).

          (i)   Interest. Each prepayment of principal of the Loans under this
Section 2.08 shall be made together with interest accrued on the amount prepaid to the date of payment.

          SECTION 2.09   Optional Prepayments
                         --------------------

          (a) Notice to Administrative Agent. The Borrowers may, upon giving a Prepayment Notice to the Administrative Agent before 12:00 Noon (Eastern Time) on the date of prepayment, prepay the Tranche A Loans or Tranche B Loans (as specified in such Prepayment Notice) outstanding on any Business Day in whole or in part in amounts aggregating $1,000,000 or any larger multiple of $100,000.

          (b) Notice to Lenders. Upon receiving a Prepayment Notice pursuant to this Section 2.09, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such prepayment and such Prepayment Notice shall not thereafter be revocable by the Borrowers.

          (c) Ratable Application. Each prepayment of Tranche A Loans or Tranche B Loans pursuant to this Section 2.09 shall be applied ratably to the Tranche A Loans or Tranche B Loans, respectively, of the several Lenders.

          (d) Payment of Accrued Interest. Each prepayment of principal of the Loans under this Section 2.09 shall be made together with interest accrued on the amount prepaid to the date of payment.

          SECTION 2.10   Termination or Reduction of Commitments  The Borrowers
                         ---------------------------------------
may, upon at least three Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Lender has any Outstanding Tranche A Amount or Outstanding

Tranche B Amount, respectively, after such termination, or (ii) ratably reduce the Tranche A Commitments or Tranche B Commitments from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; provided that immediately after such reduction no Lender's Outstanding Tranche A Amount or Outstanding Tranche B Amount shall exceed its Tranche A Commitment or Tranche B Commitment, respectively, as so reduced. Unless previously terminated, the Commitments shall terminate in their entirety on the Commitment Termination Date. Once reduced or terminated the Commitments may not be reinstated. The Borrowers' notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction, whether the Tranche A Commitments or the Tranche B Commitments are to be terminated or reduced, and the amount of any partial reduction of the Tranche A Commitments or the Tranche B Commitments, and such termination or reduction of the Tranche A Commitments or Tranche B Commitments shall be effective on the date specified in the Borrowers' notice and shall be applied ratably to the Tranche A Commitments or Tranche B Commitments (as specified by the Borrowers in such notice), respectively, of the several Lenders.

          SECTION 2.11   General Provisions as to Payments
                         ---------------------------------

          (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and the LC Reimbursement Obligations and each payment of facility fees, commitment fees and letter of credit fees (other than fees payable directly to the LC Issuing Banks) hereunder not later than 1:00 P.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address for payments specified in or pursuant to Section 11.01. Upon receiving a payment for the account of the Lenders, the Administrative Agent will promptly distribute to each such Lender its ratable share of such payment. Whenever any payment of principal of, or interest on, Loans or LC Reimbursement Obligations or any payment of commitment fees or letter of credit fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrowers before the date on which any payment is due to any of the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each such Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.12   Computation of Interest and Fees.
                         --------------------------------

          (a) Interest and fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Administrative Agent shall determine the Tranche A Interest Rate, the Tranche B Interest Rate, the Tranche A Default Rate, the Tranche B Default Rate and the LC Fee Rate applicable hereunder and the amount of accrued interest and fees. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of each Tranche A Interest Rate, Tranche B Interest Rate, Tranche A Default Rate, Tranche B Default Rate and LC Fee Rate and the amount of accrued interest and fees so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.13   Release of Security Interests in Assets Being Sold.
                         --------------------------------------------------
The Administrative Agent shall from time to time instruct the Collateral Agent to release specific assets (but not all or substantially all the Collateral) from the Security Interests pursuant to Section 18 of the Security Agreement if:

               (i) the Administrative Agent shall have received a written request for such release signed by an Executive Officer or the Financial Officer stating that (x) the assets to be released are being sold and (y) the sale thereof does not violate Section 7.03(b) hereof;

               (ii) arrangements satisfactory to the Administrative Agent have been made so that such release will become effective no earlier than the closing of such sale;

               (iii) in the case of an Asset Sale, arrangements satisfactory to the Administrative Agent have been made to deposit an amount equal to the Net Cash Proceeds payable at the closing of such Asset Sale, if any, in the Prepayment Account and apply it to prepay Loans to the extent required by
     Section 2.08;

               (iv) no Default or Enforcement Notice is in effect when such instructions are given; and

               (v) the prior written consent of Required Lenders (except in the case of Asset Sales of Properties Held For Sale permitted under Section 7.03(b)) and the approval of the Court (to the extent such Court approval is required pursuant to the Bankruptcy Code or an order of the Court) with respect to such Asset Sale shall have been obtained.

          SECTION 2.14   Superpriority Nature of Obligations.  All Obligations
                         -----------------------------------
under the Financing Documents shall constitute allowed administrative expense claims in the Chapter 11 Cases against Borrowers with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code; provided that, the superpriority
                                               --------
administrative claim status
of the Obligations, Liens and security interests securing the same shall be subject only to: (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from the Administrative Agent or Required Lenders to the Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or (y) after the earlier of (1) such time as no Event of Default shall be continuing or (2) such time as such Carve-Out Notice shall be rescinded by the Administrative Agent at the direction of Required Lenders in their sole discretion, and which are allowed by the Court in the Chapter 11 Cases (either on an interim or final basis), (ii) after and from the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Court either on an interim or final basis) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded by the Administrative Agent at the direction of Required Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Court and to the United States Trustee pursuant to 28 U.S.C.
(S)1930(a)(6).

          SECTION 2.15   Joint and Several Liability; Payment Indemnifications.
                         -----------------------------------------------------

          (a) All Obligations of Borrowers under the Financing Documents shall be the joint and several Obligations of the Borrowers. The Obligations of and the Liens granted by any such Borrower under the Financing Documents shall not be impaired or released by any action or inaction on the part of Agent or any Lender with respect to any Credit Party, including any action or inaction which would otherwise release a surety.

          (b) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations, each of the Funding Borrowers shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by such Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior Cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Financing Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional and joint and several with the other Borrowers, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this Section 2.15 shall be deemed an expense of administration of such Borrower arising under

Section 503(b) of the Bankruptcy Code and shall be junior in priority to all Obligations of such Borrower and of the Borrowers under the Financing Documents.

          SECTION 2.16     Defaulting Lenders.
                           ------------------

          Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") (x) more than once in its obligation to fund a Loan in accordance with Section 2.01 or to fund its reimbursement obligation under and in accordance with Section 2.05(j)(i), or (y) in its obligation to fund any Loan in accordance with Section
2.01 or to fund its reimbursement obligation under and in accordance with
Section 2.05(j)(i) and such failure continues after 5:00 P.M. on the date such funding is required hereunder, in either case whether as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority or for any other reason (any such Loan or amount which such Lender fails to fund as described in clause (x) or (y) being a "Defaulted Loan"), then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Financing Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Loans pursuant to Section 2.09 shall, if the Borrowers so direct at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Credit Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Loans pursuant to Section 2.08 shall, if the Borrowers so direct at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b) provided, however, that the Administrative Agent may, notwithstanding anything
--------  -------
in this clause (ii) to the contrary, elect that any such prepayment of Loans and any interest thereon be applied to cash collateralize such Defaulting Lender's unfunded Commitments pursuant to any arrangements entered into by the Defaulting Lender and the Administrative Agent pursuant to clause (B)(2) of the following paragraph, (iii) such Defaulting Lender's Commitments and outstanding Loans and such Defaulting Lender's LC Exposure shall be excluded for purposes of calculating the commitment fees payable to Lenders pursuant to Section 2.06 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fees pursuant to Section 2.06 with respect to such Defaulting Lender's Commitments in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.

          For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of this Section 2.16 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrowers and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitments and, if such Defaulting Lender is a Defaulting Lender pursuant to clause (y) of the preceding paragraph, shall have made arrangements and provided further assurances satisfactory to the Administrative Agent and the Borrowers (in their sole discretion) regarding such Lender's honoring of such future obligations under this Agreement, and (C) the date on which the Borrowers, the Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Percentage of the aggregate outstanding principal amount of Loans and funding obligations under Section 2.05(j)(i) of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans and funded obligations under Section 2.05(j)(i) of such Defaulting Lender.

          No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.16, performance by the Borrowers of their obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this Section 2.16. The rights and remedies against a Defaulting Lender under this Section 2.16 are in addition to other rights and remedies which the Borrowers may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

          SECTION 2.17   Removal or Replacement of a Lender.
                         ----------------------------------

          (a) Anything contained in this Agreement to the contrary notwithstanding, in the event that (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrowers' request that it cure such default, then, and in each such case, the Borrowers shall have the right, at their option, to remove or replace the Defaulting Lender (the "Terminated Lender") to the extent permitted by
Section 2.17(b).

          (b) The Borrowers may, by giving written notice to the Administrative Agent and any Terminated Lender of their election to do so:

          (i) elect to (A) terminate the Commitments, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (B) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any fees (subject to clause (iii) of the first paragraph of Section 2.16)
payable to such Terminated Lender and any other amounts payable to such Terminated Lender hereunder pursuant to Section 2.05 or Article 10 or otherwise; provided that,in the event such Terminated Lender has any Loans outstanding at
--------
the time of such termination, the written consent of the Administrative Agent and the LC Issuing Banks (each in their sole discretion) shall be required in order for the Borrowers to make the election set forth in this clause (i); or

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Persons who would otherwise be eligible to take such assignment under Section 11.06 (each a "Replacement Lender"), in accordance with the provisions of Section 11.06; provided that on
                                                              --------
the date of such assignment, the Borrowers shall pay any accrued and unpaid interest on the Loans so assigned and any fees (subject to clause (iii) of the first paragraph of Section 2.16) payable to such Terminated Lender and any other amounts payable to such Terminated Lender pursuant to Section 2.05 or Article 10;

provided that the Borrowers may not make either of such elections with respect
--------
to any Terminated Lender that is an LC Issuing Bank unless, prior to the effectiveness of such election, the Borrowers shall have caused each outstanding Letter of Credit issued by such LC Issuing Bank to be cancelled.

          (c) Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitments, if any, pursuant to clause (i) of Section 2.17, such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights
                                                      --------
of such Terminated Lender to indemnification under this Agreement
(including under Sections 2.05 and 11.03 and Article 10) shall survive as to such Terminated Lender.

                            ARTICLE 3.   Conditions

          SECTION 3.01   Effectiveness of this Agreement; Closing.  This
                         ----------------------------------------
Agreement will become effective, and the Closing will occur, when (i) the Administrative Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

               (a) with respect to each party listed on the signature pages hereof, either a counterpart of this Agreement signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent that such party has signed a counterpart hereof;

               (b) a duly executed Tranche A Note and a duly executed Tranche B Note complying with the provisions of Section 2.03 payable to each Lender;

               (c) a counterpart of the Subsidiary Guaranty Agreement signed by each Subsidiary Guarantor;

               (d) a counterpart of the Security Agreement, signed by each of the Borrowers and each Subsidiary Guarantor, together with (to the extent not previously delivered to Morgan in its capacity as agent under the Existing Credit Facilities) certificates evidencing all the certificated Equity Interests listed in Schedule 4 hereto (except the Equity Interests
                                ----------
     of any Insurance Subsidiaries held by another Insurance Subsidiary) and signed stock powers or other appropriate instruments of transfer relating thereto;

               (e) a signed counterpart of a Mortgage with respect to each Appraised Property in proper form for recording in the relevant jurisdictions, together with evidence reasonably satisfactory to Collateral Agent that any related intangibles, mortgage recording or similar taxes will be paid in connection with such recording;

               (f) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral;

               (g) written wire transfer instructions signed by Vencor Opco on behalf of the Borrowers and in form and substance reasonably satisfactory to the Administrative Agent for application of the proceeds of the initial Borrowing hereunder on the date of initial Borrowing, including providing for the payment on the date of initial Borrowing of (1) all fees, expenses and other amounts payable by the Borrowers on or before such date to the Agents and the Lenders in connection with this Agreement, and (2) all fees and expenses of each counsel and financial advisor to the Agents and the Lenders in connection with this Agreement, the Existing Credit Facilities, the Existing Notes and the transactions contemplated thereby, through the Petition Date;

               (h) an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Borrowers and the Subsidiary Guarantors, substantially in the form of Exhibit E-1 hereto (and Borrowers hereby
                                  -----------
     request such counsel to deliver such opinions to Lenders);

               (i) an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel for the Borrowers and the Subsidiary Guarantors, substantially in the form of Exhibit E-2 hereto, together with evidence satisfactory to the
                 -----------
     Administrative Agent (and Borrowers hereby request such counsel to deliver such opinions to Lenders);

               (j) all approvals, consents and other actions by or in respect of, or filings with, any governmental body, agency, official, authority or other Person (including stockholders) required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material);

               (k) the Interim Borrowing Order (or if there is no Interim Borrowing Order, the Borrowing Order) shall have been entered by the Court;

               (l) no pleading, application or objection sought by any party in interest (including any Existing Lender) shall have been granted by the Court which has not been withdrawn, stayed, dismissed or denied seeking (i) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases or of a trustee in bankruptcy of any Borrower, (iii) the appointment of an examiner (with expanded powers) for any Borrower under Section 1106(b) of the Bankruptcy Code, (iv) the granting of an administrative expense or priority claim or a Lien in either case pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and the Borrowing Order, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Borrowing Order without the prior written consent of the Agents and Required Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers;

               (m) all First Day Orders shall be in form and substance satisfactory to the Administrative Agent; provided that all First Day
                                               --------
     Orders the forms of which were delivered to the Administrative Agent on September 10, 1999 shall be deemed satisfactory for purposes of this
     Section 3.01(m);

               (n) since December 31, 1998, no Material Adverse Effect (in the sole opinion of Required Lenders) shall have occurred;

               (o) the Ventas Stipulation shall be in form and substance satisfactory to the Administrative Agent and shall be in full force and effect;

               (p) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a certificate from an appropriate officer of each of the Credit Parties (i) attaching copies of the Organizational Documents of such Credit Party and copies of resolutions or consents of the board of directors of such Credit Party or of its applicable partner or member authorizing the applicable Financing Documents, the Chapter 11 Cases and the other transactions contemplated hereby, and (ii) certifying (A) that such copies are true, correct and complete copies thereof and that such resolutions and Organizational Documents are in full force and effect as of the Closing Date and have been duly adopted in accordance with the Organizational Documents of such Credit Party, and (B) as to the signatures and incumbency of the Persons executing Financing Documents on behalf of such Credit Party;

               (q) the Administrative Agent shall have received copies of any personal property Lien and tax and judgment Lien searches with respect to personal, real and mixed properties of the Borrowers and the Subsidiary Guarantors received by the Borrowers prior to the Closing Date; and the results of such searches, and the items disclosed on Schedule 10 hereto,
                                                          -----------
     shall be reasonably satisfactory to the Administrative Agent; and

               (r) all other documents that the Administrative Agent may reasonably request relating to the existence of the Vencor Companies, the corporate or other authority for and the validity of the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Closing occurs, the Administrative Agent shall notify the Borrowers and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and items set forth on Schedule 13 hereto shall be delivered
                                          -----------
after the Closing Date in accordance with Section 5.12. Each Lender, by delivering its signature page to this Agreement and funding its initial Loans, if any, on the date of initial Borrowing, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to the Lenders, including any changed pages thereto delivered to the Lenders), each Financing Document and each other document required to be approved or consented to by the Required Lenders or the Lenders, as applicable, under this Section 3.01.

          SECTION 3.02   Credit Events.  The obligations (i) of each Lender to
                         -------------
make a Loan on the occasion of each Borrowing, (ii) of an LC Issuing Bank to sell and of each Lender to purchase each participation in a Letter of Credit as and when provided in Section 2.05, and (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.05 are each subject to the satisfaction of the following conditions:

          (a) the fact that the Closing Date shall have occurred;

          (b) receipt by the Administrative Agent of notice of the relevant Credit Event as required by Section 2.02 or 2.05(c), as the case may be;

          (c) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

          (d) the fact that each of the representations and warranties made by any of the Borrowers or the Subsidiary Guarantors in or pursuant to any Financing Document to which it is a party shall be true on and as of the date of such Credit Event as if made on and as of such date;

          (e) no order, judgment or decree of any court (including, without limitation, the Court), arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making any such Loan or extending or issuing any such Letter of Credit on the date of such Credit Event;

          (f) immediately after giving effect to such Credit Event, the limitations on borrowing set forth in Section 2.01(c) shall have been complied with;

          (g) the making of the Loans requested in connection with any such Borrowing shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (h) there shall not be pending or, to the knowledge of the Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Vencor Company that has not been disclosed by the Borrowers in writing pursuant to Section 4.06 or 5.01(i) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Required Lenders, in any manner questions the validity of any Financing Document or could reasonably be expected to have a Material Adverse Effect or in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

          (i) The Interim Borrowing Order and/or the Borrowing Order, as the case may be, shall be Final Orders.

        Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event that all of the conditions set forth in this Section 3.02 have been satisfied and that each certification contained in the relevant Notice of Borrowing or LC Request, as the case may be, is true, correct and complete on the date of such Credit Event.

                   ARTICLE 4.  Representations and Warranties

     Each of the Borrowers represents and warrants to the Lender Parties that:

          SECTION 4.01   Corporate Existence and Power.   Each Vencor Company is
                         -----------------------------
a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and, subject to compliance with any applicable provisions of the Bankruptcy Code, has all corporate or other powers and all material Governmental Approvals (including without limitation those required by Medicaid Regulations and Medicare Regulations) required to carry on its business as now conducted and as proposed to be conducted, except for such Governmental Approvals the failure of which to have in the aggregate could not be reasonably expected to have a Material Adverse Effect. Each Borrower is in compliance with its Organizational Documents and all orders of the Court.

          SECTION 4.02   Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution and delivery by each Vencor Company of the
-------------
Financing Documents to which it is
a party, its performance of its obligations thereunder and, with respect to the Borrowers, the issuance and payment of the Notes are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Court and such as shall have been made at or before the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any Applicable Laws (including an applicable order of the Court) or any provision of its Organizational Documents, or of any agreement or other instrument binding upon it (which contravention or default, in the case of such instruments or agreements, would give rise to rights enforceable on a post-Petition Date basis) or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

          Section 4.03   Binding Effect.  This Agreement constitutes a valid and
                         --------------
binding agreement of the Borrowers, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Vencor Company that is a party thereto, in each case enforceable in accordance with its terms, except as limited by general principles of equity and, in the case of any Subsidiary Guarantor, by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditor's rights generally.

          Section 4.04   Security Interests.  On the Closing Date, the
                         ------------------
Collateral Documents will create valid Security Interests in the Collateral to the extent set forth therein. At all times after the Closing, the Collateral Documents, in conjunction with the entry of the Interim Borrowing Order and/or the Borrowing Order, will create valid and perfected Security Interests in the Collateral of the Borrowers from time to time covered or purportedly covered thereby. Such Security Interests will be prior to all other Liens (except as set forth in the Interim Borrowing Order and the Borrowing Order) on such Collateral until the applicable Security Interest is released pursuant to
Section 18 of the Security Agreement.

          Section 4.05   Financial Information.
                         ---------------------

          (a) The consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) Since December 31, 1998, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect .

          Section 4.06   Litigation.   Except as disclosed in Schedule 8 hereto
                         ----------                           ----------
or pursuant to Section 5.01(i), there is no action, suit or proceeding pending against, or to the knowledge of the Borrowers threatened against or affecting, any Vencor Company before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect or
(ii) which in any manner questions the validity of any Financing Document.

          Section 4.07   Compliance with ERISA.  Each member of the ERISA Group
                         ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 4.08   Taxes.  The Vencor Companies have filed all United
                         -----
States Federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Vencor Companies in respect of taxes or other similar governmental charges are, in the opinion of Vencor, adequate.

          Section 4.09   Compliance with Laws.  The Vencor Companies are in
                         --------------------
compliance in all material respects with all Applicable Laws (including without limitation Medicaid Regulations and Medicare Regulations), other than such laws, rules or regulations (i) the validity or applicability of which the relevant Vencor Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 12 or pursuant to Section
                                        -----------
5.01(n) or (o), each Hospital Facility and each Nursing Home Facility operated by a Vencor Company is certified for participation in the Medicare program and the Medicaid program and the Veteran's Administration program for the state in which it is located, and has a current and valid Medicare Provider Agreement and Medicaid Provider Agreement.

          Section 4.10   No Regulatory Restrictions on Borrowing.  None of the
                         ---------------------------------------
Borrowers nor any Subsidiary Guarantor is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme (other than the Bankruptcy Code) which restricts its ability to incur Debt hereunder.

          Section 4.11   Environmental Matters.
                         ---------------------

          (a) From time to time after the Closing, Vencor will review the effect of Environmental Laws on the business, operations and properties of the Vencor Companies, in the course of which reviews it will identify and evaluate associated liabilities and costs. On the basis of such reviews, Vencor has reasonably concluded that the foregoing associated liabilities and costs are unlikely to have a Material Adverse Effect.

          (b) Except to the extent that the Environmental Liabilities of the Vencor Companies that relate to or could result from the matters referred to in this Section 4.11(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of Vencor, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by any Vencor Company.

          Section 4.12   Full Disclosure.  All information heretofore furnished
                         ---------------
in writing by any Vencor Company to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Vencor Companies to any Agent or Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. Vencor has disclosed to the Lenders in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

          Section 4.13   Information as to Equity Interests and Instruments
                         --------------------------------------------------
Owned by Vencor Companies.  Schedule 4 hereto sets forth a correct and complete
-------------------------   ----------
list of each Subsidiary of Vencor and each Insurance Subsidiary, its outstanding Equity Interests, the owner thereof and the percentage thereof owned by such owner. Neither Vencor nor any of its Subsidiaries owns any interest in any Subsidiary which is neither a Borrower nor a Subsidiary Guarantor (other than Insurance Subsidiaries, the Shell Subsidiaries and the Excluded Partnerships). Except for the notes specified on Schedule 1 to the Security Agreement, no Debt (including Permitted Intercompany Debt) owed to any Lien Grantor is evidenced by an instrument (as such term is defined in the UCC) that is not held in a Concentration Account or pledged to the Collateral Agent as part of the Collateral.

          Section 4.14   Representations in Other Financing Documents.  The
                         --------------------------------------------
representations of each Subsidiary Guarantor in Section 2 of the Subsidiary Guaranty Agreement and the representations of each Lien Grantor in Section 2 of the Security Agreement and Section 5 of each Security Agreement Supplement (if any) signed by it are true.

          Section 4.15   Year 2000 Compliance.  From time to time after the
                         --------------------
Closing, Vencor will continue a review and assessment of all areas within its and its Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Vencor will continue to develop a plan and timeline for addressing the Year 2000 Problem on a timely basis and from time to time implement that plan in accordance with that timetable. The Borrowers reasonably believe that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' businesses and operations will on a timely basis be able to perform properly date-sensative functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.16   Margin Stock.  The Borrowers do not, as of the date
                         ------------
hereof, expect that the Vencor Companies will acquire any Margin Stock in the future. Even if they do, Margin Stock will not at any time represent more than 25% of the value (as determined by any reasonable method) of the assets subject to any provision of the Financing Documents that restricts the right or ability of the Vencor Companies to sell, pledge or otherwise dispose of Margin Stock owned by them or requires a prepayment of Loans upon the exercise of any such right.

          Section 4.17   Representations Concerning Cash Management System  The
                         -------------------------------------------------
summary of Borrowers' cash management system set forth in the First Day Orders is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower owns any Deposit Account (other than Patient Trust Accounts) which is not subject to the liens granted under the Security Agreement. There has been no material change to the cash management system since the Closing Date except such changes as have been disclosed to the Collateral Agent in writing and approved by Required Lenders.

          Section 4.18   Prepetition Indebtedness.  As of the Petition Date, the
                         ------------------------
aggregate principal amount of Debt and letter of credit exposure outstanding and owed under the Existing Credit Facilities (exclusive of any accrued interest, fees or other charges thereunder) is $520,176,612.89, and the aggregate amount outstanding and owed under the Existing Notes (exclusive of any accrued interest, fees or other charges thereunder) is $302,391,000. The aggregate amount of all Prepetition Indebtedness as of the Petition Date, other than the Debt under the Existing Credit Facilities and the Existing Notes, Permitted Intercompany Debt and the other Prepetition Indebtedness set forth on Schedule 9
                                                                      ----------
hereto, does not exceed $1,000,000.

          Section 4.19   Chapter 11 Cases.  The Chapter 11 Cases were commenced
                         ----------------
on the Petition Date in accordance with Applicable Law and proper notice thereof has been given to third-party health insurers and creditors to the extent required by Applicable Law. The Borrowers constitute all debtors and debtors-in-possession subject to the Chapter 11 Cases.

          Section 4.20   Cash Plan.  The Borrowers have, in connection with the
                         ---------
preparation of each supplement to the Cash Plan required to be delivered to the Administrative Agent pursuant to Section 5.01(m), made all investigations and inquiries as the Borrowers deem necessary and prudent therefor. A summary of the significant assumptions upon which each such supplement is based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, the Borrowers believe that the assumptions on which each such supplement to the Cash Plan is based are reasonable. The projections for the Borrowers set forth in each such supplement to the Cash Plan, taken as a whole, provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                       ARTICLE 5.  Affirmative Covenants

          Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid:

          Section 5.01   Information.  Vencor will deliver the following
          ------------
information to the Administrative Agent (with copies thereof for each Lender) and, promptly upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Lender (provided that the items described in Sections 5.01(a),
                        --------
(b), (c), (f), (g) and (m) shall be delivered by Vencor directly to the Administrative Agent and each Lender, and not solely to the Administrative Agent):

          (a) as soon as available and in any event not later than 5:00 p.m. (Eastern Time) on the second Business Day of each week after the Closing Date,
(i) consolidated cash flow reports, consistent with the Cash Plan and otherwise substantially in the form and scope of the Cash Plan reflecting on a line-item basis cash receipts and disbursements for the Borrowers, (ii) a report setting forth for each day (each a "Census Measurement Day") during the seven-day period ending on (x) with respect to the Hospital Facilities, the second day preceding such report and (y) with respect to the Nursing Home Facilities, the day preceding such report, the 10-day moving average of the daily census in (A) the Hospital Facilities (the "Hospital Daily Census") and (B) the Nursing Home Facilities (the "Nursing Home Daily Census") (all such calculations to be made in a manner consistent with Vencor's historical practices in compiling and reporting such data), and (iii) a calculation, in reasonable detail, of the Excess Cash Amount for each Business Day of the preceding week, all of the foregoing to be in form and substance satisfactory to Administrative Agent;

          (b) as soon as available and in any event no later than the due dates set forth in the table below, (i) an unaudited condensed consolidated balance sheet of Vencor and its Consolidated Subsidiaries and the related condensed consolidated statements of operations for such Fiscal Quarter or month, as the case may be, and for the portion of the Fiscal Year or month, as the case may be, ended at the end of such Fiscal Quarter or month, as the case may be, and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter or month, as the case may be, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows (to the extent available) for the corresponding Fiscal Quarter or month, as the case may be, and the corresponding portion of the previous Fiscal Year, all prepared in accordance GAAP and, with respect to any such financial statements for any Fiscal Quarter or Fiscal Year, in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, (ii) solely in the case of the deliveries due on January 31, 2000, a preliminary statement of profit and loss for the Fiscal Year ending December 31, 1999 (with a preliminary balance sheet as of December 31, 1999 delivered no later than February 15, 2000 and final year-end information to be delivered no later than March 31, 2000), (iii) solely with respect to deliveries on March 15, 2000, a preliminary statement of profit and loss for the month ended January 31, 2000 (with final month-end information to be delivered no later than March 31, 2000), (iv) a calculation of the Net Amount of Eligible Accounts as of the end of the preceding month, and

(v) a certificate (subject to normal year-end adjustments) of the Financial Officer as to the fairness of presentation and consistency of such financial statements;


          Reported Period                                   Due Date
          ---------------                                   --------
          August 1999                                       September 30, 1999
          -----------------------------------------------------------------------
          Fiscal Quarter ending                             November 15, 1999
          September 30, 1999
          -----------------------------------------------------------------------
          October 1999                                      November 30, 1999
          -----------------------------------------------------------------------
          November 1999                                     December 31, 1999
          -----------------------------------------------------------------------
          Fiscal Year ending                                January 31, 2000
          December 31, 1999
          -----------------------------------------------------------------------
          January 2000                                      March 15, 2000
          -----------------------------------------------------------------------

          (c) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(b), a certificate of the Financial Officer, substantially in the form of Exhibit D hereto, (i) setting forth in
                                      ---------
reasonable detail such calculations as are required to establish whether the Borrowers were in compliance with the requirements of Article 6 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the Most Recent Audited Financial Statements, an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the Most Recent Audited Financial Statements, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the Most Recent Audited Financial Statements which is material to the financial statements then being delivered;

          (d) within three Business Days after any Executive Officer or Financial Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the Financial Officer setting forth the details thereof and the action that the Borrowers are taking or propose to take with respect thereto;

          (e) within three Business Days after any Executive Officer or Financial Officer obtains knowledge of any failure by a Vencor Company to comply with the provisions (enforceable or actionable on a post-Petition Date basis) of any Master Lease Agreement, Third Party Lease or Management Contract and such failure could reasonably be expected to result in an Event of Default or Material Adverse Effect, if such failure is then continuing, a certificate of the Financial Officer setting forth the details thereof and the action that such Vencor Company is taking or proposes to take with respect thereto;

          (f) promptly after the mailing thereof to Vencor's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that any Vencor Company shall have filed with the SEC;

          (h) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Financial Officer setting forth details as to such occurrence and the action, if any, which the Borrowers or the applicable member of the ERISA Group is required or proposes to take;

          (i) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against any Vencor Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of the Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Lender through the Administrative Agent;

          (j) promptly upon Vencor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of any Vencor Company, a description of such material weakness and any action being taken with respect thereto;

          (k) promptly upon their becoming available, copies of all press releases and other statements made available generally by any Vencor Company to the public concerning material developments in its business;

          (l) promptly after the same is available, all pleadings, motions, applications, judicial information, financial information and other documents (with a copy to counsel to the Administrative Agent) filed by or on behalf of the Borrowers with the Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Borrowers to any official committee appointed in the Chapter 11 Cases; and without limiting the generality of the foregoing, the Borrowers shall promptly deliver to, and discuss with, the Administrative Agent and its counsel any and all information and developments in connection with any event or condition which is reasonably likely to have a material effect on the Borrowers or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization, except where such information is protected as attorney work product or is attorney-client privileged;

          (m) promptly after the same is available but in any event no later than October 15, 1999 and the 15th day of each second month thereafter, a supplement to the Cash Plan setting forth, for the two calendar months immediately following the month in which such supplement is required to be delivered, a consolidated cash forecast for the Borrowers in substantially the form of the Cash Plan attached hereto as Schedule 1 and in substance
                                         ----------
satisfactory to Required Lenders;

          (n) no later than the 15th day of each month following the Closing Date, (i) a status report indicating (x) any Hospital Facilities which are subject to terminated Medicare or Medicaid contracts, conditional accreditation, "fast track" 23-day termination of Medicare or Medicaid contracts or denial of payment for new Medicare or Medicaid admissions or are operating under involuntary receivership or involuntary management and (y) any Nursing Home Facilities which are subject to terminated Medicare or Medicaid contracts, an admissions hold or current civil money penalties in excess of $2,000 per day or are operating under involuntary receivership or involuntary management, in substantially the form of Exhibit K hereto (a "Healthcare Status Report", and
                          ---------
any of the foregoing events required to be disclosed thereon being a "Reporting Event") and (ii) a report indicating (x) which Properties Held For Sale have been sold, the dates of such sales, the gross proceeds and Net Cash Proceeds received from each such sale and any sales of other Properties Held For Sale which are being negotiated or are otherwise pending on the date of such report and (y) any properties subject to a Casualty Event or a Condemnation Event, the amount of any Casualty Proceeds from any Casualty Event received by the Borrowers, and the date of receipt thereof;

          (o) within 5 Business Days after any Executive Officer or the Financial Officer obtains knowledge of a change in status with respect to any Reporting Event (other than current civil money penalties) or any Healthcare Facility becoming subject to an additional Reporting Event (other than a current civil money penalty), written notice thereof setting forth the nature of such Reporting Event and what action the Borrowers have taken, are taking or propose to take with respect thereto;

          (p) with reasonable notice and upon the reasonable request of any Lender from time to time, each Vencor Company shall make available for inspection by such Lender at the chief executive office of Vencor, promptly after the same is available or received, (a) copies of each cost report or interim cost report filed by any Borrower with Medicare, Medicaid or any other third party payor or any summaries thereof prepared by any Borrower and a copy, when received, of any response to such reports by the recipient thereof; (b) copies of any and all statements, audits, studies or reports submitted by or on behalf of any Borrower to any Governmental Authority or any nationally-recognized accreditation association or commission; and (c) copies of any and all audits, studies, or reports prepared by any Governmental Authority or nationally recognized accreditation association or commission relating specifically to the business or operations of any Borrower, in each case except to the extent that making such items or information available for such inspection is prohibited by Applicable Laws (notwithstanding the above, no Lender shall be given access to any attorney work product, any attorney-client privileged communication or any confidential or privileged peer review and like confidential or privileged materials);

          (q) promptly upon any Person becoming or ceasing to be a Subsidiary of Vencor, an update to Schedule 4 hereto setting forth the information described
                     ----------
in Section 4.13 with respect to each Subsidiary of Vencor (it being understood that nothing in this Section 5.01(q) shall be deemed to permit or authorize the creation, dissolution, liquidation or acquisition of a Subsidiary of Vencor not otherwise permitted under this Agreement); and

          (r) from time to time such additional information regarding the financial position, results of operations or business of any Vencor Company or the Chapter 11 Cases or such other matters relating to any Vencor Company as any Lender may reasonably request through the Administrative Agent.

          Section 5.02   Maintenance of Property.  Each Vencor Company will keep
                         -----------------------
all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted. Each Vencor Company will maintain all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

          Section 5.03   Insurance.
                         ---------

          (a) Each Vencor Company will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates. In addition, each Vencor Company will insure all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

          (b) If any Vencor Company fails to maintain any insurance policy required to be maintained under this Section 5.03, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, Borrowers will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annum equal to the Default Rate.

          Section 5.04   Compliance with Law.  Each Vencor Company will comply
                         -------------------
in all material respects with all Applicable Laws (including Medicare Regulations, Medicaid Regulations, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP and notice of each such contest (other than contests in the ordinary course of business set forth in the form of footnotes to cost reports) shall be given to the Administrative Agent, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 5.05   Maintenance of Existence, Rights, Etc..  Each Vencor
                         --------------------------------------
Company will preserve, renew and keep in full force and effect its existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided, however, that Vencor Companies may consolidate or merge to the extent permitted under Section 7.03.

          Section 5.06   Use of Proceeds and Letters of Credit.  Subject to the
                         -------------------------------------
provisions of this Section 5.06, the proceeds of all Loans shall be applied in accordance with this Agreement and the Cash Plan. The proceeds of the Loans and the benefits of the Letters of Credit shall be applied to fund working capital requirements and general corporate purposes relating to Borrowers' post-Petition Date operations, all in accordance with, and limited by, those items set forth in the Cash Plan; provided that no portion of the Loans or the benefits of the
                  --------
Letters of Credit shall be used, directly or indirectly, to (i) finance or make or support any Restricted Payment except as permitted under Section 7.15; (ii) make or support any payment or prepayment that is prohibited under this Agreement, including any payment or prepayment in respect of Prepetition Indebtedness to the extent prohibited hereunder; or (iii) make or support any payment in settlement of any pre-Petition Date claim, action or proceeding, before any court, arbitrator or other governmental body other than as permitted by a First Day Order or Required Lenders; and provided further, however, that
                                              -------- -------- -------
general corporate purposes shall not, in any event, include the making of intercompany loans to Subsidiary Guarantors.

          Section 5.07   Future Assets to be Added to Collateral.
                         ---------------------------------------

          (a) Concurrently with any Person becoming a Subsidiary or an Insurance Subsidiary or ceasing to be an Excluded Partnership after the date hereof, the Borrowers shall cause all Equity Interests in such Person owned by the Vencor Companies to be pledged under the Security Agreement; provided that, if regulatory consent is required to permit any such pledge of Equity Interests in an Insurance Subsidiary, (i) such pledge shall not be required unless such regulatory consent is reasonably obtainable and (ii) if such regulatory consent is reasonably obtainable, the Borrowers shall exercise all reasonable efforts to obtain it and shall not be required to pledge such Equity Interests until it is obtained.

          (b) No later than 10 days after the Closing Date, Borrowers shall deliver to the Collateral Agent title insurance policies for the Appraised Properties in scope, form and substance reasonably satisfactory to the Collateral Agent. Upon the reasonable request of the Collateral Agent delivered from time to time after the Closing Date, the Borrowers shall as soon as reasonably practicable thereafter deliver to the Collateral Agent a Mortgage or Leasehold Mortgage with respect to any real property interest (whether owned or leased) of Vencor and its Subsidiaries that the Collateral Agent shall so request that was not made subject to a Mortgage on the Closing Date in accordance with Section
3.01 (other than Properties Held For Sale), and the appropriate UCC form for the related fixture filing, all in form and substance reasonably satisfactory to the Collateral Agent, together with title insurance for all such owned real property in scope, form and substance reasonably satisfactory to Collateral Agent.

          (c) Concurrently with any Person becoming a Subsidiary or ceasing to be an Excluded Partnership and such entity does not become a Borrower after the date hereof, the Borrowers will (i) cause such Subsidiary to sign and deliver a Subsidiary Guaranty Agreement and Security Agreement Supplement granting a Lien or Liens on substantially all the personal property included in its assets (with the exceptions set forth in the proviso at the end of Section 3 of the Security Agreement and such other exceptions as the Collateral Agent shall have approved in writing) to the Collateral Agent to secure its Secured Obligations and (ii) cause such Subsidiary to comply with the provisions thereof and of the Security Agreement and Subsidiary Guaranty Agreement. In the event that after the Closing Date the Borrowers shall cause any of the Subsidiary Guarantors or Shell Subsidiaries to be liquidated, dissolved or (in the case of the Subsidiary Guarantors and Excluded Partnerships) joined as debtors in the Chapter 11 Cases, the Subsidiary Guarantors or such Shell Subsidiaries (as the case may be) and the Borrowers shall take all actions and execute all documents necessary or reasonably requested by the Collateral Agent (i) to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the Collateral, and no such liquidation or dissolution shall adversely affect the Collateral Agent's Lien or the value thereof and (ii) to cause any such Subsidiary Guarantor joining the Chapter 11 Cases to become bound as a Borrower hereunder.

          (d) Without expense or cost to any Agent or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may from time to time reasonably request and that do not involve a material expansion of the Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Financing Documents, the Interim Borrowing Order or the Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Collateral Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to the Collateral Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Financing Documents, the Interim Borrowing Order or the Borrowing Order, registering or recording this Agreement or any other Financing Document. Without limiting the generality of the foregoing, the Borrowers shall deliver to the Collateral Agent, promptly upon receipt thereof, all instruments received by the Borrowers after the Closing Date and take all actions and execute all documents necessary or reasonably requested by the Collateral Agent to perfect the Collateral Agent's Liens in any such instrument or any other Investment acquired by any Borrower.

          (e) The Borrowers shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Financing Document, including any instrument of further assurance described in Section 5.07(d), and shall pay all title insurance premiums, fees and expenses, mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Financing Document, including any instrument of further assurance described in
Section 5.07(d), or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Financing Document, including any instrument of further assurance described in Section 5.07(d), (excluding income, franchise and doing business Taxes), and shall pay all stamp Taxes and other Taxes required to be paid on the Notes or any other Financing Document; provided, however, that such Borrower may contest in good faith and through
--------
appropriate proceedings, any such Taxes, duties, imposts, assessments and charges; provided further, however, that such Borrower shall pay all such Taxes,
         --------
duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Collateral Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Collateral Agent) accompanied by documentation verifying the nature and amount of such payments, the Collateral Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

          (f) The Collateral Agent may, upon at least five days' prior notice to the Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agents, Lenders or any Borrower, in which any Agent or any Lender is named or which the Collateral Agent in its sole discretion determines is reasonably likely to materially adversely affect any Collateral, any Collateral Document, the Lien thereof or any other Financing Document and (ii) institute any action or proceeding which the Collateral Agent reasonably determines should be instituted to protect the interest or rights of the Agents and Lenders in any Collateral or under this Agreement or any other Financing Document. The Borrowers, jointly and severally, agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Agent shall be paid pursuant to Section 11.03 hereof.

          (g) Whenever any asset is added to the Collateral pursuant to this
Section 5.07, the Borrowers shall deliver to the Administrative Agent and Collateral Agent such legal opinions and other documents as the Administrative Agent or Collateral Agent may reasonably request relating to the existence of the relevant Lien Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or due recordation) of the Lien purportedly created thereby and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent and Collateral Agent.

     SECTION 5.08   Casualty Events
                    ---------------

     (a) All Casualty Proceeds received by the Collateral Agent or any Vencor Company shall be deposited in the appropriate Casualty Proceeds Account (as defined in the Security Agreement) established pursuant to Section 7(b) of the Security Agreement and applied as follows:

               (i) such Casualty Proceeds will be released by the Collateral Agent from time to time, in accordance with Section 18(e) of the Security Agreement, to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received; and

               (ii) if within 120 days after such Casualty Proceeds are received, the relevant Vencor Company shall not have expended or committed to expend the full amount of such Casualty Proceeds to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received (the excess of the amount of such Casualty Proceeds over the amount of such expenditures and commitments, being "Excess Casualty Proceeds"), then such Excess Casualty Proceeds shall be applied to prepay Loans pursuant to Section 2.08(e) within two Business Days after the end of such 120-day period.

     (b) If any Condemnation Event occurs with respect to property owned or leased by any Vencor Company, or if any negotiation or proceeding is commenced which might result in such a Condemnation Event, or if any such Condemnation Event is proposed or threatened, such Vencor Company (i) will, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by it to preserve its interest in such property and promptly make claim for awards payable with respect thereto and diligently pursue to conclusion such claim and any suit, action or other proceeding necessary or appropriate to obtain payment thereof and (ii) will not settle any such claim, negotiation or proceeding without the consent of the Collateral Agent if an Enforcement Notice is in effect.

     SECTION 5.09   Cash Management System.  Borrowers shall maintain the
                    ----------------------
cash management system described in the First Day Orders.

     SECTION 5.10   Certain Orders.  On or before the date which is three
                    --------------
months after the Petition Date, the Borrowers shall file with the Court a joint plan of reorganization and disclosure statement for the Borrowers and an appropriate motion, application or other pleading and other material documents requesting (i) the confirmation and consummation of a joint plan of reorganization for the Borrowers, all of the foregoing (including without limitation the terms and conditions of such plan of reorganization and all payments and distributions to be made in connection therewith) to be in form and substance satisfactory to Required Lenders or (ii) definitive agreements for the sale of all, substantially all, or a material portion of their assets, all in form and substance satisfactory to Required Lenders.

     SECTION 5.11   Dissolution of Shell Subsidiaries.  As  soon as
                    ---------------------------------
practicable after the Closing Date, the Borrowers shall cause each of the Shell Subsidiaries to be liquidated or dissolved and shall, in connection with the foregoing, take all actions and execute all documents necessary or reasonably requested by the Collateral Agent to grant to the Collateral Agent, on behalf of Lenders, a valid and perfected first priority security interest in and to all personal, real and mixed property, if any, of such Shell Subsidiaries.

     SECTION 5.12   Post Closing Deliveries.  The Borrowers shall deliver
                    -----------------------
to the Administrative Agent as soon as possible after receipt by the Borrowers and in any event within 30 days after the Closing Date, personal property Lien and tax and judgement Lien searches with respect to all personal, mixed and real properties of the Borrowers and the Subsidiary Guarantors in the jurisdictions specified by the Administrative Agent to the Borrowers on or prior to the Closing Date, the results of which shall be reasonably satisfactory to the Administrative Agent. The Borrowers shall also cause each document, certificate or other item set forth on Schedule 13 hereto to be delivered within the time
                           -----------
period specified on such Schedule 13 and in form and substance reasonably
                         -----------
satisfactory to the Administrative Agent.

     SECTION 5.13   Government Settlement.  The Borrowers shall cause all
                    ---------------------
existing disputes with the United States with respect to Medicare and/or under the False Claims Act to be settled in a manner satisfactory to Determining Lenders by the date which is 45 days after the Closing Date or such later date that Determining Lenders may otherwise consent to (such date, in any event, being the "Default Date"). Notwithstanding anything to the contrary herein, failure to cause such disputes to be so settled by the Default Date shall be deemed a Material Adverse Effect and an immediate Event of Default on such Default Date for all purposes hereunder and under the other Financing Documents.

                        ARTICLE 6.  Financial Covenants

Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fee accrued hereunder remains unpaid:

     SECTION 6.01   Consolidated EBITDAR.
                    --------------------

     Consolidated EBITDAR, calculated on a cumulative basis from September 1, 1999 as of the last day of each month set forth below, shall not be less than the amount set forth below opposite such month:

              Month                        Amount
              -----                        ------
           September 1999               $ 19,000,000

           October 1999                 $ 45,000,000

           November 1999                $ 74,000,000

           December 1999                $106,000,000

           January 2000                 $140,000,000

           February 2000                $175,000,000


     SECTION 6.02 Nursing Home Census. The Borrowers shall not permit the
                  -------------------
Nursing Home Daily Census as of any Census Measurement Day to be less than 30,000.

     SECTION 6.03 Hospital Census.  The Borrowers shall not permit the
                  ---------------
Hospital Daily Census as of any Census Measurement Day during any month set forth below to be less than the minimum Hospital Daily Census amount corresponding to such month as set forth below:

                                  Minimum Hospital Daily Census
                                  -----------------------------
              Month                        Amount
              -----                        ------
           September 1999                   2,400

           October 1999                     2,450

           November 1999                    2,500

           December 1999                    2,500

           January 2000                     2,550

           February 2000                    2,650

     SECTION 6.04  Receivables. The Borrowers shall not permit the Net Amount of
                   -----------
Eligible Accounts at any time to be less than $400,000,000.

     SECTION 6.05  Compliance with Cash Plan.  Each Borrower agrees that if the
                   -------------------------
cumulative net cash flow set forth in the report for any two consecutive weeks delivered pursuant to Section 5.01(a)(i) varies adversely from the amount of the corresponding cumulative net cash flow set forth in the Cash Plan for each of the corresponding weeks by an amount exceeding the "permitted variance" (as such applicable "permitted variance" is set forth in the Cash Plan) for each of the corresponding weeks, such variance shall constitute an immediate Event of Default under this Agreement.

     SECTION 6.06  Capital Expenditures.  The Borrowers shall not make any
                   --------------------
Consolidated Capital Expenditures, calculated on a cumulative basis from September 1, 1999 through the last day of each month set forth below, in excess of the correlative maximum amount set forth below:

                                            Maximum Consolidated
                                            --------------------
                                             Capital Expenditures
                                             --------------------
              Month                                Amount
              -----                                ------
           September 1999                    $15,000,000

           October 1999                      $30,000,000

           November 1999                     $45,000,000

           December 1999                     $60,000,000

           January 2000                      $65,000,000

           February 2000                     $70,500,000


; provided, however, that Consolidated Capital Expenditures for any period in which the purchase of the Cessna Citation Excel 560XL airplane (the "Cessna Plane") which Vencor proposes to purchase and sell following the Closing Date occurs shall not include any Consolidated Capital Expenditures expended to purchase such plane as long as such plane is simultaneously sold for cash consideration equal to or greater than such amount expended.

                        ARTICLE 7.   Negative Covenants

     Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid:

     SECTION 7.01   Limitation on Debt.  The Borrowers and their
                    ------------------
Subsidiaries (other than the Insurance Subsidiaries and the Excluded Partnerships) will not incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section
1.01 or (ii) any Guarantee of any such Debt, except:

     (a) Debt outstanding under the Financing Documents;

     (b) Permitted Intercompany Debt;

     (c) Debt consisting of loans from Caribbean made prior to the Petition Date in an aggregate amount not in excess of $400,000;

     (d) Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

     (e) Debt consisting of trade obligations arising in the ordinary course of business after the Petition Date; and

     (f) Debt incurred in connection with the rejection of unexpired leases and executory contracts in the Chapter 11 Cases; provided, that the obligation of
                                             --------
any Borrower in respect of such Debt shall qualify as a general, unsecured, non-priority claim pursuant to appropriate order of the Court.

     SECTION 7.02   Negative Pledge.  No Vencor Company (other than the
                    ---------------
Insurance Subsidiaries and the Excluded Partnerships) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), or apply to the Court for authority to do any of the foregoing, except:

     (a) Liens existing as of the Petition Date which (i) were created in favor of Morgan as collateral agent for the benefit of the Existing Lenders under the Existing Credit Facilities, or (ii) are set forth on Schedule 10 hereto, or
                                                     -----------
(iii) are not described in clause (i) or (ii) and secure obligations and liabilities in an aggregate amount outstanding at any time not in excess of $1,000,000;

     (b) Permitted Encumbrances;

     (c) Liens (i) created in favor of the Collateral Agent (for the benefit of Lenders) pursuant to the Collateral Documents or (ii) authorized by the Interim Borrowing Order or the Borrowing Order; and

     (d) the Existing Lender Lien.

     SECTION 7.03   Consolidations, Mergers and Asset Sales.
                    ---------------------------------------

     (a) No Vencor Company will consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to any other Person without (i) prior written approval of Required Lenders and (ii) an appropriate approval of the Court, to the extent such Court approval is required pursuant to the Bankruptcy Code or any order of the Court; provided that (A) the
                                                           --------
foregoing shall not prohibit transactions permitted by Section 7.03(b) or
Section 7.12 and (B) any Borrower or any Subsidiary Guarantor may merge or consolidate with and into any other Borrower (in the case of a Borrower) or any other Subsidiary Guarantor or any Borrower (in the case of a Subsidiary Guarantor), or be liquidated, wound up or dissolved, or all or substantially all of any

Borrower's business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, to any Borrower, so long as (x) in any such merger involving a Borrower, such Borrower shall be the continuing or surviving entity, and (y) such Subsidiary Guarantor and the Borrowers shall have taken all actions and executed all documents necessary or reasonably requested by the Collateral Agent to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the assets of such Borrower and Subsidiary Guarantor after giving effect to such transaction, and such transaction shall not adversely affect the Collateral Agent's Lien in the assets of the Vencor Companies involved in such transaction or the value thereof.

     (b) No Vencor Company (other than an Excluded Partnership) will make any Asset Sale without (i) prior written approval of Required Lenders and (ii) an appropriate approval of the Court, to the extent such Court approval is required pursuant to the Bankruptcy Code or any order of the Court; provided that (x) the
                                                           --------
foregoing shall not prohibit transactions permitted by Section 7.12 and (y) clause (i) above shall not apply to any Asset Sale of any Properties Held For Sale so long as (A) the consideration received from such Asset Sale shall be in an amount at least equal to the fair market value thereof (or, in the case of the Cessna Plane, in an amount in excess of the amount expended for the purchase thereof), (B) the sole consideration received shall be cash, and (C) the Net Cash Proceeds of such Asset Sale shall be applied as required by Section 2.08(a)(ii).

     SECTION 7.04   Limitations on Investments.  After the Closing, neither
                    --------------------------
the Borrowers nor any of their Subsidiaries (other than the Insurance Subsidiaries and the Excluded Partnerships) will make, acquire or hold any Investment, except:

     (a) Investments existing on the Closing Date and set forth in Schedule 11
                                                                   -----------
hereto;

     (b) Investments by the Borrowers in any of the Borrowers or any of the Subsidiaries of Borrowers and Investments by any Subsidiary of the Borrowers in the Borrowers or any other Subsidiary of the Borrowers; provided that the aggregate unrecovered amount of all such Investments made by the Borrowers and their Subsidiaries in any Vencor Company which is not a Borrower or a Subsidiary Guarantor after the Petition Date shall not exceed $1,000,000; and

     (c) Temporary Cash Investments.

     SECTION 7.05   Limitations on Transactions with Affiliates.  No Venco
                    -------------------------------------------
Company will, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing shall not prohibit any Vencor Company from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, including without limitation pursuant to the Existing Affiliate Agreements, if such sales or purchases are made or such services are (i) rendered in the ordinary course of business and on terms and conditions at least as favorable to such Vencor Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; (ii) except with respect to the Existing Affiliate Agreements, approved in writing by Required Lenders; and (iii) are approved by the Court to the extent such approval is required pursuant to the Bankruptcy Code or an order of the Court.

     SECTION 7.06   Limitation on Restrictions Affecting Subsidiaries.  No
                    -------------------------------------------------
Vencor Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which is binding or enforceable after the Petition Date, which prohibits or limits the ability of any Subsidiary of the Borrowers (except an Insurance Subsidiary or an Excluded Partnership) to (i) pay dividends or make other distributions or pay any Debt owed to any Vencor Company, (ii) make loans or advances to any Vencor Company or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any Vencor Company under any Financing Document.

     SECTION 7.07   Restricted Payments.  No Vencor Company will declare or
                    -------------------
make any Restricted Payment on or after the Closing Date other than as permitted by Section 7.15.

     SECTION 7.08   No Modification of Certain Documents Without Consent.
                    ----------------------------------------------------

     (a) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Existing Affiliate Agreement if the effect thereof would be to materially increase the amount, or materially accelerate the date of payment, of any obligation of any of the Vencor Companies thereunder.

     (b) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Prepetition Reorganization Agreement, Master Lease Agreement, Third Party Lease or Management Contract if the effect thereof could reasonably be expected to be adverse in any material respect to the Vencor Companies, taken as a whole, or to the Lenders.

     (c) Without the prior written consent of the Required Lenders, the Borrowers will not modify or amend, or waive or solicit any waiver of, any provision of the Existing Note Indentures or the Existing Credit Facilities in any manner that could reasonably be expected to be adverse in any material respect to the interests of the Lenders under the Financing Documents.

     SECTION 7.09   No Change of Fiscal Periods.  Vencor will not change
                    ---------------------------
the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Lenders shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

     SECTION 7.10   Margin Stock.  None of the proceeds of the Loans or the
                    ------------
Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

     SECTION 7.11   Limitation on Business
                    ----------------------

     (a) Vencor will at all times own, directly or indirectly, 100% of the outstanding Equity Interests of the Borrowers and will not engage in any activities other than owning such Equity Interests and Equity Interests in other Vencor Subsidiaries and financing activities and other activities reasonably related to such ownership.

     (b) Not more than 10% of the consolidated assets of the Vencor Companies shall be used in any business or businesses other than the business of owning, operating or managing Healthcare Facilities (including accepting risk for the cost of long term care) and not more than 10% of their consolidated revenues in any Fiscal Quarter shall be attributable to such other businesses.

     (c) The Borrowers shall not permit Cornerstone or the Excluded Partnerships to, and Cornerstone and the Excluded Partnerships shall not, engage in any activities other than in the ordinary course of their respective businesses consistent with their respective past practices, and the Borrowers shall in any event not permit Cornerstone to, and Cornerstone shall not, (i) incur or otherwise be liable with respect to Debt except Debt arising in connection with unpaid insurance claims against Cornerstone in the ordinary course of business or (ii) create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it other than Permitted Encumbrances.

     SECTION 7.12   Leases.  No Vencor Company shall lease or sublease any
                    ------
facility pursuant to any lease agreement entered into after the Closing Date except on arm's length terms; provided that this Section 7.12 shall not apply to
(i) any lease or sublease from the Borrowers to any Borrower or (iii) any lease or sublease from any Subsidiary Guarantor to the Borrowers or to another Subsidiary Guarantor. Without limiting the foregoing, the aggregate base rental (as such term is used in the Master Lease Agreements) payments by all Vencor Companies to all Ventas Companies in respect of Master Lease Properties shall not exceed, in any month, $15,150,000.

     SECTION 7.13   Limitation on Cash Not Held in Collateral Accounts or
                    -----------------------------------------------------
Concentration Accounts.  The Borrowers will not permit the aggregate amount of
----------------------
all collected funds and Temporary Cash Investments held by the Vencor Companies (other than the Insurance Subsidiaries) in accounts, other than the Collateral Accounts (as defined in the Security Agreement) and the Concentration Accounts, to exceed $2,000,000 at the close of business on any two consecutive Business Days.

     SECTION 7.14   Chapter 11 Claims.  Without limiting the provisions of
                    -----------------
Section 7.02 hereof, no Borrower shall incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in Section 2.14, the Interim Borrowing Order and the Borrowing Order but only to the extent therein described) to be pari passu with or senior to the claims of the Agents
                         ---- -----
and Lenders against any Borrower in respect of the Obligations hereunder, or apply to the Courts for authority to do so, except to the extent permitted herein.

      SECTION 7.15  Limitation on Repayments; Prepetition Obligations.  The
                    -------------------------------------------------
Borrowers shall not, except as otherwise allowed pursuant to the Interim Borrowing Order or the

Borrowing Order, (i) make any payment or prepayment on or
redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of any Borrower, (ii) pay any interest on any Prepetition Indebtedness of any Borrower (whether in cash, in kind securities or otherwise), or (iii) except as provided in the Interim Borrowing Order or the Borrowing Order, make any payment or create or permit any Lien pursuant to
Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Court for the authority to do any of the foregoing; provided that (a) the Borrowers may make
                                      --------
payments permitted under Section 2.14, (b) the Borrowers may make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, (c) the Borrowers may make payments permitted by the First Day Orders, (d) the Borrowers may make rental payments with respect to leased properties to the extent permitted under Section 7.12, and (e) the Borrowers may make payments to such other claimants and in such amounts as may be consented to by the Administrative Agent and Required Lenders and approved by the Court.

     SECTION 7.16   Agreements.  Without the consent of Required Lenders,
                    ----------
the Borrowers shall not assume, reject, cancel, terminate or modify (whether pursuant to Section 365 of the Bankruptcy Code, or any other applicable law),
(i) any Prepetition Indebtedness or (ii) any Prepetition Reorganization Agreement or other Material Contract.

                             ARTICLE 8.   Defaults

     SECTION 8.01   Events of Default.  If one or more of the following
                    -----------------
events (each, an "Event of Default") shall have occurred and be continuing:

     (a) any principal of any Loan or LC Reimbursement Obligation shall not be paid when due, or any interest thereon or any fee or other amount payable hereunder to or for the account of any Agent or any Lenders shall not be paid within three Business Days after the due date thereof; or

     (b) the Borrowers shall fail to observe or perform any covenant contained in Section 5.01(d), Article 6 or Article 7; or

     (c) any Vencor Company shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrowers by the Administrative Agent at the request of any Lender; or

     (d) any representation, warranty, certification or statement made by any Vencor Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

     (e) any event or condition shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation which is binding or enforceable on a post-Petition Date basis or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof (where such acceleration would be binding or enforceable on a post-Petition Date basis), and the aggregate amount that would be payable by the Vencor Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $1,000,000; or

     (f) any Leased Property (as defined in any Master Lease Agreement) is surrendered to or repossessed by the lessor; or the Court shall grant any application, motion or pleading seeking to repossess or cause the surrender of any such Leased Property; or any event of default under any Master Lease Agreement occurs and as a result, the lessor under any Master Lease Agreement shall have the right on a post-Petition Date basis to terminate any such Master Lease Agreement or repossess or cause the surrender of any leased property subject thereto; or

     (g) one or more events or conditions shall occur that result (or, with the giving of notice or lapse of time or both could result) in (i) the termination of one or more Third Party Leases, or the surrender or repossession of the property leased thereunder, prior to the scheduled termination thereof or (ii) the termination of one or more Management Contracts prior to the scheduled termination thereof; provided that (x) this subsection (g) shall not apply to any voluntary termination of a Third Party Lease or Management Contract by a Vencor Company at a time when no default by it thereunder exists or is reasonably likely to occur and (y) no Event of Default shall exist under this subsection (g) at any time, unless the EBITDA attributable to all Healthcare Facilities then subject to a termination, surrender or repossession (or potential termination, surrender or repossession) covered by this subsection (g) and the EBITDA attributable to all Healthcare Facilities with respect to which such a termination, surrender or repossession occurred during the preceding 12 months exceed, in the aggregate, 12% of Consolidated EBITDA (the EBITDA attributable to each such Healthcare Facility to be calculated for the most recent 12 months of full operation thereof for which the necessary financial information is available and Consolidated EBITDA to be calculated for the most recently ended period of four consecutive Fiscal Quarters for which the necessary financial information is available, in each case annualized if such financial information is not available for a full 12 months or a full four Fiscal Quarters, as the case may be); or

     (h) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of

Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or


     (i) one or more Enforceable Judgments for the payment of money aggregating in excess of $5,000,000 shall be rendered against one or more of the Vencor Companies and shall not have been satisfied; or

     (j) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (except, in the case of the Subsidiary Guarantors, if perfection of Liens is not otherwise required hereunder) perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (except as set forth in the Interim Borrowing Order and the Borrowing Order and other than, in the case of the Subsidiary Guarantors, Liens permitted hereunder and in existence on the Closing Date), or any Vencor Company shall so assert in writing; or

     (k) any provision of the Subsidiary Guaranty Agreement shall cease to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall so assert in writing; or

     (l) the Existing Notes shall, for any reason, not be or cease to be validly subordinated as provided in the Existing Note Indentures to the monetary obligations of the Borrowers under the Existing Credit Facility or Vencor's guaranty of the Existing Notes shall, for any reason, not be or cease to be validly subordinated to the Vencor Guaranty (as defined in the Existing Credit Facilities) as provided in the Existing Note Indentures; or

     (m) With respect to the Chapter 11 Cases, (i) the entry of an order which has not been withdrawn, dismissed or reversed (a) authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (except as provided in the Interim Borrowing Order or the Borrowing Order) authorizing the use of cash collateral without Required Lenders prior written consent under
Section 363(c) of the Bankruptcy Code; (b) appointing an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner with expanded powers in any of the Chapter 11 Cases; (c) without the prior written consent of Lenders, dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (d) the entry of an order granting relief from or modifying the automatic stay of
Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of any Borrower the aggregate value of which, together with the value of any other property or assets subject to such executed or enforced Liens, exceeds $1,000,000 or (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority, where the aggregate value of such property or assets, together with the value of any other property or assets subject to such a Lien, exceeds $1,000,000; (e) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Borrowing Order, the Borrowing Order or this Agreement or any other

Financing Document or any of Agent's or Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Borrowing Order, this Agreement or any other Financing Document; (f) consolidating or combining any Borrower with any other Person (other than a Borrower or, so long as the Borrower is the surviving entity, a Subsidiary Guarantor) except pursuant to a confirmed plan of reorganization as contemplated in the plan of reorganization; or (g) approving, or there shall arise, any other administrative expense claim (other than those specifically referred to in Section 2.14 having any priority over, or being pari
                                                                            ----
passu with the administrative expense priority of the Obligations in respect of
-----
any of the Chapter 11 Cases; or (ii) the filing by any Borrower of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (i) of this subsection (m); or

     (n) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Subsidiary Guarantor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Subsidiary Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Subsidiary Guarantor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Subsidiary Guarantor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Subsidiary Guarantor, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or (iii) any Subsidiary Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of any involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (iv) any Subsidiary Guarantor shall make any assignment for the benefit of creditors; or (v) any Subsidiary Guarantor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Subsidiary Guarantor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.01(n); provided, however, that none of the foregoing events shall constitute an Event of Default if concurrently therewith, with the consent of Required Lenders, (x) appropriate orders joining the relevant Subsidiary Guarantor in the Chapter 11 Cases shall have been issued by the Court, and such Subsidiary Guarantor and the Borrowers shall have executed appropriate joinder agreements in form and substance satisfactory to the Administrative Agent and Required Lenders joining such Subsidiary Guarantor as a Borrower hereunder, and (y) (1) such Subsidiary Guarantor and the Borrowers shall have taken all actions and executed all documents necessary or reasonably requested by the Collateral Agent and (2) the Court shall have taken all actions deemed necessary by the Collateral Agent, in each case to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the assets of such Subsidiary Guarantor; or

     (o)   (i)a Healthcare Event shall have occurred with respect to (x) three
(3) or more different Hospital Facilities or (y) fifteen (15) or more different Nursing Home Facilities; or (ii) ten (10) or more different Hospital Facilities or forty (40) or more different Nursing Home Facilities shall be subject to any Reporting Event (including without limitation Reporting Events which are Healthcare Events); or

     (p) the Ventas Stipulation shall terminate in accordance with its terms or expire or otherwise cease to be in full force and effect; or Vencor shall fail to make payment of the Monthly Rent (as defined in the Ventas Stipulation) in accordance with the terms of the Ventas Stipulation; or any Party (as defined in the Ventas Stipulation) shall deliver to any other Party written notice of its intent to terminate the Ventas Stipulation;

           then, and in every such event:

     (i) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to the Borrowers terminate the Commitments and they shall thereupon terminate;

     (ii) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to each LC Issuing Bank instruct such LC Issuing Bank not to extend the expiry date of any outstanding Letter of Credit, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrowers; and

     (iii) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to the Borrowers declare the Loans, all amounts in respect of the Letters of Credit and all other amounts in respect of the Obligations (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

; provided that if any event specified above in Section 8.01(m) occurs, then
  --------
without notice to any Borrower or any other act by any Agent or any Lender, the Commitments shall thereupon terminate and all Loans and amounts in respect of Letters of Credit and all other amounts in respect of the Obligations (in each case together with accrued interest) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers.

          SECTION 8.02   Notice of Default.  The Administrative Agent shall give
                         -----------------
notice to the Borrowers under Section 8.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

          SECTION 8.03   Enforcement Notice.  If the Administrative Agent is (i)
                         ------------------
instructed to do so by the Required Lenders at any time after the Loans become immediately due and payable pursuant to Section 8.01, or (ii) instructed to do so by the Required Lenders at any time after the Loans have been declared due and payable pursuant to Section 8.01, the Administrative Agent shall deliver to the Collateral Agent an Enforcement Notice directing the Collateral Agent to exercise one or more specific remedies under the Collateral Documents, the Interim Borrowing Order, the Borrowing Order, or any other right or remedy available at law or in equity; provided that, any other provision of this
                               --------
Agreement or any other Financing Document to the contrary notwithstanding, with respect to the foregoing, the Collateral Agent shall give the Borrowers and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Business Days' prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral (other than the acceleration of the Loans or other Obligations or the exercise of any rights of set-off or counterclaim hereunder or under any other Financing Document) and file a copy of such notice with the Clerk of the Court. Neither the Collateral Agent nor Lenders shall have any obligation of any kind to make a motion or application to the Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Financing Documents. Concurrently with the delivery of any such Enforcement Notice to the Collateral Agent, all outstanding Loans and other amounts in respect of the Obligations not theretofore declared due and payable shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) automatically become immediately due and payable.

          Other than the notice to the Borrowers described in the preceding paragraph, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Agent or Lenders on which Credit Parties may in any way be liable and hereby ratify and confirm whatever Agent and Lenders may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to Agent's taking possession or control of, or to Agent or Lenders reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Financing Documents and the transactions evidenced by this Agreement and the other Financing Documents.

          SECTION 8.04   Cash Cover.  The Borrowers agree that, if any Event of
                         ----------
Default shall have occurred and be continuing, the Borrowers shall, if requested by the Administrative Agent upon instruction from the Required Lenders, pay to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit to be held for the benefit of the Lenders and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.

                            ARTICLE 9.   The Agents

          SECTION 9.01   Appointment and Authorization
                         -----------------------------

          (a) Each Lender irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding anything contained herein to the contrary, the Arranger shall not have any rights (other than the right to receive and retain the fees described in Section 2.06 payable to it), duties or obligations hereunder or under the other Financing Documents solely in such capacity.

          (b) Each of the Lenders, the LC Issuing Banks and the Administrative Agent authorizes the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 9.02   Agents and Affiliates.  Morgan shall have the same
                         ---------------------
rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Vencor Companies or their Affiliates as if it were not one of the Agents.

          SECTION 9.03   Action by Agents.   The obligations of each of the
                         ----------------
Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article 8 hereof and in the Collateral Documents.

          SECTION 9.04   Consultation with Experts.  Each of the Agents may
                         -------------------------
consult with legal counsel (who may be counsel for any Vencor Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 9.05   Liability of Agents.  None of the Agents or their
                         -------------------
respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Lenders or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Vencor Company under any Financing Document; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, recordation, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 9.06   Indemnification.  The Lenders shall, ratably in
                         ---------------
accordance with their respective Credit Exposures, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Vencor Companies) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

          SECTION 9.07   Credit Decision.  Each Lender acknowledges that it has,
                         ---------------
independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

          SECTION 9.08   Successor Agents.  Any Agent may resign at any time (a
                         ----------------
"Retiring Agent") by giving notice thereof to the Lenders, the other Agents and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a Successor Agent, which shall be a Lender or any other commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon, without order of the Court, succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this
Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

          SECTION 9.09   Collateral Agent
                         ----------------

          (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

          (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the Vencor Companies.

               ARTICLE 10.   Changes In Circumstances

          SECTION 10.01  Increased Cost and Reduced Return
                         ---------------------------------

          (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (other than the Agents) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender Party (other than the Agents) or shall impose on any Lender Party (other than the Agents) any other condition affecting its Notes or its obligation to participate in any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Lender Party of participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender Party to be material, then, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased cost or reduction; provided that the Borrowers shall not be liable to any Lender Party in respect of any such increased cost or reduction with respect to any period of time more than three months before the Borrowers receive the notice required by the first sentence of Section 10.01(c) or more than six months before the Borrowers receive the relevant certificate referred to in the second sentence of Section 10.01(c).

          (b) If any Lender Party (other than the Agents) shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender Party (or its Parent) as a consequence of such Lender Party's obligations hereunder to a level below that which such Lender Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender Party to be material, then from time to time, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender Party such additional amount or amounts as will compensate it for such reduction; provided that the Borrowers shall not be liable to any Lender Party in respect of any such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 10.01(c).

          (c) Each Lender Party (other than the Agents) will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. A certificate of any such Lender Party claiming compensation under this Section 10.01 and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

          SECTION 10.02  Taxes.
                         -----

          (a) Any and all payments by the Vencor Companies to or for the account of any Lender Party under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by (i) the jurisdiction under the laws of which it is organized or any political subdivision thereof,
(ii) in the case of each Lender, the jurisdiction of its Lending Office or any political subdivision thereof and (iii) in the case of each LC Issuing Bank, the jurisdiction of its LC Office or any political subdivision thereof
(all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Vencor Company shall be required by law to deduct any Taxes from or in respect of any sum payable under any Financing Document to any Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.02) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Vencor Company shall make such deductions, (iii) such Vencor Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Vencor Company shall furnish to the Administrative Agent, at its address specified in or pursuant to
Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, any Financing Document (hereinafter referred to as "Other Taxes").

          (c) The Borrowers agree to indemnify each Lender Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.02) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender Party makes demand therefor.

          (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender Party remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent with (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest under the Financing Documents or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, Internal Revenue Service form W-8 or any successor form prescribed by the Internal Revenue Service claiming complete exemption from, or a reduced rate of, withholding tax on payments of interest under the Financing Documents. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be excluded from "Taxes" as defined in Section 10.02(a).

          (e) For any period with respect to which a Lender Party has failed to provide the Borrowers and the Administrative Agent with the appropriate form pursuant to Section 10.02(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 10.02(a) with respect to Taxes imposed by the United States; provided that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Vencor Company shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (f) If any Vencor Company is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section 10.02, then such Lender Party will change the jurisdiction of its Lending Office or LC Office, as the case may be, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party.

          (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Vencor Companies contained in this Section 10.02 (as set forth herein and incorporated by reference in the Subsidiary Guaranty Agreement) shall survive the payment in full of the principal of and interest on the Loans and the LC Reimbursement Obligations.

                         ARTICLE 11.    Miscellaneous

          SECTION 11.01  Notices.  Unless otherwise specified herein, all
                         -------
notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Lender, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and the Borrowers. Each such notice, request or other communication shall be effective
(i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 11.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 11.01, provided that notices and requests to the Administrative Agent under Article 2, 8 or 10 shall not be effective until received. NOTICE TO VENCOR OPCO UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT SHALL CONSTITUTE NOTICE TO ALL BORROWERS AND ALL SUBSIDIARY GUARANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER, AND NOTICE FROM VENCOR OPCO UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT PURPORTING TO BE NOTICE FROM ALL BORROWERS SHALL CONSTITUTE NOTICE FROM ALL BORROWERS FOR ALL PURPOSES HEREUNDER AND THEREUNDER. Each Borrower other than Vencor Opco hereby irrevocably appoints Vencor Opco as such Borrower's agent and attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower, the Borrowers, Vencor Opco or otherwise, from time to time in Vencor Opco's discretion to execute and deliver (and receive, where applicable) Notices of Borrowing, LC Requests, Prepayment Notices and other written notices and communications hereunder on behalf of the Borrowers to the Agents and the Lenders, and to deliver unwritten notices and communications to the foregoing effect, and each Lender Party shall be entitled to rely upon any such Notice of Borrowing, LC Request, Prepayment Notice, notice or communication as a notice, communication or consent, as the case may be, of the

Borrowers, and shall incur no liability to any Borrower or the Borrowers in acting upon any such notice or communication, that such Lender Party believes in good faith to have been given by a duly authorized officer or other person authorized by Vencor Opco.

          SECTION 11.02  No Waiver.  No failure or delay by the Lender Parties,
                         ---------
or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.03  Expenses; Indemnification.
                         -------------------------

          (a) In addition to any expenses set forth in and required to be paid to any Persons pursuant to the Interim Borrowing Order or the Borrowing Order or any other applicable order of the Court, the Borrowers shall pay on demand all the actual and reasonable costs, fees and expenses of (i) preparation of the Financing Documents and any consents, amendments, waivers or other modifications thereto; (ii) furnishing all opinions by counsel for Vencor and its Subsidiaries (including any opinions reasonably requested by the Administrative Agent or Required Lenders as to any legal matters arising hereunder) and of Vencor's and its Subsidiaries' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Financing Documents, including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) counsel to the Agents (including allocated costs of internal counsel and fees and expenses of O'Melveny & Myers LLP and Davis, Polk & Wardwell, special counsel to the Agents) in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Vencor or its Subsidiaries; (iv) creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to any Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) any advisors, auditors, accountants or appraisers or other consultants or agents employed or retained by any Agent or the Lenders or their counsel including, without limitation, any financial, accounting or valuation advisors; (vi) the Agents in connection with the custody or preservation of any of the Collateral; (vii) the Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Financing Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, and (viii) if any Event of Default occurs, any Lender Party, including actual and reasonable costs, fees and expenses of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency (including pursuant to the Chapter 11 Cases) and other enforcement proceedings resulting therefrom, including the negotiation of any restructuring or "workout" of the Borrowers' obligations under the Financing Documents. Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of an Event of Default, any Agent or any Lender shall incur actual and reasonable fees, costs and expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other actual and reasonable fees, costs and expenses in connection with:

          (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Financing Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to any Agent or any Lender by virtue of the Financing Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

          (ii) any attempt to enforce any rights or remedies of any Agent or any Lender against any Borrower, or any other Person that may be obligated to Agent or any Lender by virtue of being a party to any of the Financing Documents;

          (iii)any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

          (iv) any Chapter 11 Case (including, without limitation, the on-going monitoring by any Agent of any Chapter 11 Case, including attendance by any Agent and its counsel at hearings or other proceedings and the on-going review of documents filed with a Court in respect thereof) and Agents' and Lenders' interests with respect to any Borrower (including, without limitation, the on-going review of any Borrower's business, assets, operations, prospects or financial condition as any Agent shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the reasonable fees and expenses incurred by any Agent, such Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.03 shall be payable, on demand, by the Borrowers to any Agent and such Lender and shall be additional Obligations secured under the Collateral Documents and the other Financing Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

          (b) In addition to the payment of expenses pursuant to Section 11.03(a), whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to defend (subject to Indemnitee's selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of the Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided, that the Borrowers
                                                  --------
shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, clean-up, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statues, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of letters of credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Financing Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty Agreement, or (ii) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers and their Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.03(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.03 (as set forth herein and incorporated by reference in the Subsidiary Guaranty Agreement) shall survive the payment in full of the principal of and interest on the Loans and the LC Reimbursement Obligations.

          SECTION 11.04  Sharing of Set-offs.
                         -------------------

          (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations (if any) held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata, subject to Section 2.16.

          (b) Nothing in this Section 11.04 shall impair the right of any Lender, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Vencor Company other than its indebtedness in respect of the Loans and LC Reimbursement Obligations.

          (c) The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

          SECTION 11.05  Amendments and Waivers.
                         ----------------------

          (a) Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 11.05.

          (b) Except as set forth in subsections (c) through (j) of this Section 11.05, the Required Lenders (or the Administrative Agent with their written consent) may from time to time (i) enter into written amendments, supplements or modifications of any Financing Document (which shall not be effective unless signed by each Vencor Company party thereto) for the purpose of adding any provisions to such Financing Document or changing in any manner the rights of the parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders (or the Administrative Agent with their written consent) may specify in such instrument, any of the requirements of any Financing Document or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided that

              (1) without the written consent of the relevant LC Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any Letter of Credit or any provision of this Agreement governing the rights or obligations of such LC Issuing Bank;

              (2) without the written consent of the then Agents, no Specified Change shall amend, modify or waive any provision of Article 9 or any other provision of this Agreement governing the rights or obligations of the Agents; and

              (3) without the written consent of all the Lenders, no Specified Change shall reduce the percentage specified in the definitions of "Required Lenders", "Determining Lenders" and "Supermajority Lenders".

          (c) Without the written consent of the Required Lenders, no Specified Change shall (i) waive any of the conditions precedent set forth in Section 3.01 (except that the making of a Loan by any Lender on the date of initial Borrowing shall be deemed to constitute a waiver of such conditions precedent by such Lender), (ii) waive any Default or Event of Default and its consequences or
(iii) amend, supplement or otherwise modify any provision of Section 8.01.

          (d) Without the written consent of the all Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral or releasing all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty Agreement, except in each case as expressly provided in this Agreement or any Collateral Document.

          (e) Without the written consent of all the Lenders, no Specified Change shall (i) consent to the assignment or transfer by any Borrower of any of its rights and obligations under the Financing Documents, (ii) increase the aggregate amount of the Credit Exposure of all Lenders or include, as indebtedness under this Agreement, any indebtedness of the Vencor Companies other than the Borrowers' indebtedness under the Credit Facilities, (iii) permit the Tranche A Loans and Tranche A Commitment of any Lender, on the one hand, and the Tranche B Loans and Tranche B Commitment of such Lender, on the other hand, to be assigned on a non-pro rata basis, (iv) change the definition of "Tranche B Commencement Date", or (v) change the priority claim status of the Obligations.

          (f) Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment (it being understood that no amendment, modification or waiver of any condition precedent, covenant or Default shall constitute an increase in any Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender) or amend, modify or waive any provision of this subsection (f).

          (g) Without the written consent of each Lender directly affected thereby, no Specified Change shall change (i) any provision hereof requiring payments with respect to the Tranche A Commitments and the Tranche A Loans to be allocated on a pro rata basis among the

Lenders having Tranche A Exposure or (ii) any provision hereof requiring payments with respect to the Tranche B Commitments and the Tranche B Loans to be allocated on a pro rata basis among the Lenders having Tranche B Exposure.

          (h) Without the written consent of Supermajority Lenders, no Specified Change shall (i) waive, reduce or postpone any Unscheduled Mandatory Prepayment or unscheduled mandatory reduction of the Tranche A Commitments or the Tranche B Commitments pursuant to Section 2.08, (ii) change the definition of "Commitment Termination Date" if the effect of such change would be to extend the date of termination of the Commitments beyond the date on which the Commitments would terminate in the absence of such change, or (iii) increase the amount set forth in the definition of "Borrowing Base" for any period.

          (i) Without the written consent of Determining Lenders, no Specified Change shall amend, modify or waive any provision of Section 5.13.

          (j) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agents, all future holders of the Loans, the Borrowers, Vencor and the Subsidiary Guarantors.

          SECTION 11.06  Successors and Assigns
                         ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders and the LC Issuing Banks. Any attempted assignment or transfer in contravention of the foregoing shall be null and void.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans and/or its Tranche A Commitment and its Tranche B Commitment (on a pro rata basis) or its LC Exposure. If any Lender grants a participating interest to a Participant, whether or not upon notice to the Vencor Companies and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Vencor Companies or any other party under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that
(A) such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 11.05(f) without the consent of the Participant and (B) such Lender will agree to vote the Participant's participating interest with respect to any matter requiring a vote of all Lenders under the Security Agreement as the Participant may direct. Each of the Borrowers agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.05(k) and Article 10 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 11.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time on or after the Closing Date assign to one or more (x) Eligible Assignees or (y) affiliates or Related Funds of such transferor Lender (each such Eligible Assignee, affiliate or Related Fund being an "Assignee") all, or a ratable portion (i.e., a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of both the Tranche A Commitment and the Tranche A Loans of the assigning Lender, on the one hand, and the Tranche B Commitment and the Tranche B Loans of such assigning Lender, on the other hand) of all, of its rights and obligations under the Credit Facilities, and such Assignee shall assume such rights and obligations, with notice to the Borrowers and with (and subject to) the consent of the Administrative Agent and each LC Issuing Bank (each such consent to be given or withheld in the sole discretion of the Administrative Agent or such LC Issuing Bank, as the case may be); provided that:

          (i) any assignment of only a ratable portion of the transferor Lender's rights and obligations shall be equivalent, in the case of each Assignee, to an initial Tranche A Commitment and Tranche B Commitment of not less than $5,000,000 in the aggregate;

          (ii) no such consent shall be required if (x) the Assignee is an affiliate or Related Fund of such transferor Lender, (y) the Assignee is already a Lender immediately prior to such assignment or (z) an Event of Default shall have occurred and be continuing when such assignment is made; provided that in each of the foregoing cases written notice of such assignment shall be given to the Administrative Agent and the Borrowers;

          (iii) such assignment may be made to an Assignee that is already a Lender, or made by a Lender to one of its Related Funds, without regard to the foregoing minimum assignment amount;

          (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment Agreement for its acceptance and recording in the Register at least two Business Days prior to the proposed effective date of such assignment; and

          (v) the Assignee under each such assignment (unless it is already a Lender) shall deliver to the Administrative Agent a completed Administrative Questionnaire.

     When (A) such an Assignment Agreement (together with an Administrative Questionnaire, if required) has been delivered to the Administrative Agent, (B) such assignment has been recorded in the Register, and (C) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Loans and/or Commitments as set forth in such instrument of assignment, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), (x) the

Administrative Agent shall notify the Collateral Agent thereof and (y) the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Tranche A Note and a new Tranche B Note complying with the provisions of Section 2.03 is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section
10.02. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not be required to accept and record assignments hereunder on more than one day during each week, and each assigning Lender shall coordinate each assignment with the Administrative Agent so that the proposed effective date of such assignment shall be the same date as the effective date of each other assignment during the relevant week by each other assigning Lender.

          (d) Any Lender may at any time assign all or any portion of its Loans or its Notes as security to a Federal Reserve Bank. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

          (e) The Administrative Agent (acting, for this purpose only, as agent for the Borrowers) shall maintain at its address at which notices are to be given to it pursuant to Section 11.01 a copy of each instrument of assignment delivered to it pursuant to subsection (c) of this Section 11.06 and a register for the recordation of the names and addresses of the Lenders, their respective Tranche A Commitments and Tranche B Commitments and the principal amounts of their respective Tranche A Loans and Tranche B Loans outstanding from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Subsidiary Guarantors, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.05(k),
10.01 or 10.02 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 10.01, or 10.02 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 11.07  Margin Stock.  Each of the Lenders represents to the
                         ------------
Agents and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 11.08  Governing Law; Submission to Jurisdiction.  THIS
                         -----------------------------------------
AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE JURISDICTION OF THE COURT, EACH OF THE BORROWERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 11.09  Counterparts; Integration.  This Agreement and any
                         -------------------------
amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 11.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                         --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

          SECTION 11.11  Confidentiality.  Each Lender Party agrees to keep any
                         ---------------
non-public information delivered or made available by any Vencor Company to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans and Letters of Credit; provided that nothing herein shall prevent any Lender Party from disclosing such information (i) to Persons employed or retained by such Lender Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans and Letters of Credit, (ii) to any other Person if reasonably incidental to the administration of the Loans or Letters of Credit,
(iii) to any other Lender Party, (iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, (v) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Lender Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Ventas or any Vencor Company, (vii) in connection with any litigation to which any Lender Party or its subsidiaries or Parent may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder,
(ix) to such Lender Party's affiliates, legal counsel and independent auditors,
(x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 11.11 or
(xi) any other Person approved by the Borrowers in writing. Any Lender Party that discloses confidential information to other Persons as contemplated by clause (i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Lender Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Lender Party shall, to the extent permitted by law, use its best efforts to advise Vencor of such proposed disclosure so that Vencor may, in its discretion, seek an appropriate protective order. If and to the extent requested to do so by the Borrowers, the Administrative Agent may deliver copies of information supplied to it pursuant to Section 5.01 to any Person referred to in clause (x) or (xi) of the foregoing proviso. Anything herein to the contrary notwithstanding, no Lender Party shall have any liability with respect to disclosure of confidential information by electronic transmission, including, without limitation, facsimile, e-mail and internet communication, as long as such Lender Party exercises reasonable care in effecting such transmission.

          SECTION 11.12  Parties Including Trustees; Court Proceedings.
                         ---------------------------------------------

          This Agreement and the other Financing Documents shall be binding upon, and inure to the benefit of, the successors of Agent and each Lender, and the assigns, transferees and endorsees of Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected, and the claims of Agent and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C. (S) 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Credit Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected without the necessity that Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of Agent and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Financing Document shall at all times be binding upon Credit Parties, the estates of Credit Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Borrowers. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

                              Advanced Infusion Systems, Inc.
                              American X-Rays, Inc.
                              C.P.C. of Louisiana, Inc.
                              Community Behavioral Health System, Inc.
                              Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc. Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc. Community Psychiatric Centers of Mississippi,
                                Inc.
                              Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina,
                                Inc.
                              Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc. Community Psychiatric Centers Properties
                                Incorporated
                              Community Psychiatric Centers Properties of
                                Oklahoma, Inc.
                              Community Psychiatric Centers Properties of
                                Texas, Inc.
                              Community Psychiatric Centers Properties of Utah,
                                Inc.
                              Courtland Gardens Health Center, Inc.
                              CPC Investment Corp.
                              CPC Managed Care Health Services, Inc.
                              CPC of Georgia, Inc.
                              CPC Properties of Arkansas, Inc.
                              CPC Properties of Illinois, Inc.
                              CPC Properties of Indiana, Inc.
                              CPC Properties of Kansas, Inc.
                              CPC Properties of Louisiana, Inc.
                              CPC Properties of Mississippi, Inc.
                              CPC Properties of Missouri, Inc.
                              CPC Properties of North Carolina, Inc.
                              First Rehab, Inc.
                              Florida Hospital Properties, Inc.
                              Health Care Holdings, Inc.
                              Health Care Technology, Inc.
                              Helian ASC of Northridge, Inc.
                              Helian Health Group, Inc.
                              Helian Recovery Corporation
                              Homestead Health Center, Inc.

                              Horizon Healthcare Services, Inc.
                              Interamericana Health Care Group
                              J.B. Thomas Hospital, Inc.
                              Lafayette Health Care Center, Inc.
                              MedEquities, Inc.
                              Medisave of Tennessee, Inc.
                              Medisave Pharmacies, Inc.
                              Old Orchard Hospital, Inc.
                              Palo Alto Surgecenter Corporation
                              Peachtree-Parkwood Hospital, Inc.
                              PersonaCare, Inc.
                              PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                              PersonaCare of Clearwater, Inc.
                              PersonaCare of Connecticut, Inc.
                              PersonaCare of Georgia, Inc.
                              PersonaCare of Huntsville, Inc.
                              PersonaCare of Little Rock, Inc.
                              PersonaCare of Ohio, Inc.
                              PersonaCare of Owensboro, Inc.
                              PersonaCare of Pennsylvania, Inc.
                              PersonaCare of Pompano East, Inc.
                              PersonaCare of Pompano West, Inc.
                              PersonaCare of Reading, Inc.
                              PersonaCare of San Antonio, Inc.
                              PersonaCare of San Pedro, Inc.
                              PersonaCare of Shreveport, Inc.
                              PersonaCare of St. Petersburg, Inc.
                              PersonaCare of Warner Robbins, Inc.
                              PersonaCare of Wisconsin, Inc.
                              PersonaCare Properties, Inc.
                              ProData Systems, Inc.
                              Recovery Inns of America, Inc.
                              Respiratory Care Services, Inc.
                              Stamford Health Facilities, Inc.
                              THC-Chicago, Inc.
                              THC-Hollywood, Inc.
                              THC-Houston, Inc.
                              THC-Minneapolis, Inc.
                              THC-North Shore, Inc.
                              THC-Orange County, Inc.
                              THC-San Diego, Inc.
                              THC-Seattle, Inc.
                              TheraTx Healthcare Management, Inc.
                              TheraTx Health Services, Inc.
                              TheraTx Management Services, Inc.
                              TheraTx Medical Supplies, Inc.
                              TheraTx Rehabilitation Services, Inc.
                              TheraTx Staffing, Inc.

                              Transitional Hospitals Corporation, a Delaware
                                Corporation
                              Transitional Hospitals Corporation, a Nevada
                                Corporation
                              Transitional Hospitals Corporation of Indiana,
                                Inc.
                              Transitional Hospitals Corporation of Louisiana,
                                Inc.
                              Transitional Hospitals Corporation of Michigan,
                                Inc.
                              Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico,
                                Inc.
                              Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin,
                                Inc.
                              Tucker Nursing Center, Inc.
                              Tunstall Enterprises, Inc.
                              VC-OIA, Inc.
                              VC-TOHC, Inc.
                              VC-WM, Inc.
                              Vencare, Inc.
                              Vencare Rehab Services, Inc.
                              Vencor Facility Services, Inc.
                              Vencor Holdings, L.L.C.
                              Vencor Home Care Services, Inc.
                              Vencor Hospice, Inc.
                              Vencor Hospitals East, L.L.C.
                              Vencor Hospitals West, L.L.C.
                              Vencor, Inc.
                              Vencor Insurance Holdings, Inc.
                              Vencor Investment Company
                              Vencor Nevada, L.L.C.
                              Vencor Nursing Centers East, L.L.C.
                              Vencor Nursing Centers Central L.L.C.
                              Vencor Nursing Centers North, L.L.C.
                              Vencor Nursing Centers South, L.L.C.
                              Vencor Nursing Centers West, L.L.C.
                              Vencor Operating, Inc.
                              Vencor Pediatric Care, Inc.
                              Vencor Provider Network, Inc.
                              Ventech Systems, Inc.

                              By:  Vencor Operating, Inc., as agent and
                                   attorney-in-fact for each of the foregoing
                                   entities

                                   By: ____________________________
                                   Name:
                                   Title:


                              Stamford Health Associates, L.P.

                              By: Stamford Health Facilities, Inc., Its General Partner

                                   By: ____________________________
                                   Name:
                                   Title:


                              Vencor Home Care and Hospice Indiana Partnership

                              By: Vencor Home Care Services, Inc., Its General Partner

                                   By: ____________________________
                                   Name:
                                   Title:

                              By:  Vencor Hospice, Inc., Its General Partner

                                   By: ____________________________
                                   Name:
                                   Title:

                              Vencor Hospitals Limited Partnership

                              By:  Vencor Operating, Inc., Its General Partner

                                   By: ____________________________
                                   Name:
                                   Title:

                              By: Vencor Nursing Centers Limited Partnership, Its General Partner

                                   By:  Vencor Operating, Inc., Its General
                                        Partner

                                        By: ____________________________
                                        Name:
                                        Title:



                              Vencor Nursing Centers Central Limited Partnership

                              By:  Vencor Operating, Inc., Its General Partner

                                   By: ____________________________
                                   Name:
                                   Title:

                              By: Vencor Nursing Centers Limited Partnership, Its General Partner

                                   By:  Vencor Operating, Inc., Its General
                                        Partner

                                        By: ________________________________
                                        Name:
                                        Title:


                              Vencor Nursing Centers Limited Partnership

                              By:  Vencor Operating, Inc., Its General Partner

                                   By: ________________________________
                                   Name:
                                   Title:

                              By:  Vencor Hospitals Limited Partnership, Its

                                   General Partner

                                 By:  Vencor Operating, Inc., Its General
                                      Partner

                                      By: ________________________________
                                      Name:
                                      Title:


                         Notice Address for all Borrowers:

                                     Vencor, Inc.
                                     One Vencor Place
                                     680 South Fourth Street
                                     Louisville, KY 40202
                         Attention:  General Counsel
                         Facsimile:  502-596-4075

                         with a copy to:
                         Address:    Vencor, Inc.
                                     One Vencor Place
                                     680 South Fourth Street
                                     Louisville, KY 40202
                         Attention:  Director of Finance
                         Facsimile:  502-596-4170

                         with a copy to:
                         Address: Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza
                                     New York, NY 10006-1470
                         Attention:  Thomas J. Moloney
                         Facsimile:  212-225-3999

AGENTS AND LENDERS:
------------------

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Arranger, Collateral Agent and Administrative Agent and as a Lender


                         By:________________________________________________
                              Name:
                              Title:

                         For Wire Transfers:
                              ABA:  021000238
                              For credit to Loan Unit 8
                              Account No.:  99999090
                              Ref.:  Vencor, Inc.

                         Notices Relating to
                         Borrowing, Operations, etc.:
                              J.P. Morgan Services
                              500 Stanton Christiana Road
                              Newark, Delaware  19713
                              Attention:    Kira Hindsley
                              Telephone:    (302) 634-4264
                              Facsimile:    (302) 634-4300

                         All Other Communications:
                              Morgan Guaranty Trust Company of New York
                              60 Wall Street
                              New York, New York  10260
                              Attention:    Houston Stebbins
                              Telephone:    (212) 648-7875
                              Facsimile:    (212) 648-5005

                              and
                              ---

                              J.P. Morgan Services
                              500 Stanton Christiana Road
                              Newark, Delaware  19713
                              Attention:    Renee Richmond
                              Telephone:    (302) 634-3316
                              Facsimile:    (302) 634-4300

                         ABLECO FINANCE LLC, as a Lender


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              450 Park Avenue, 28th Floor
                              New York, New York  10022
                              Attention:  Kevin Genda
                              Telephone:  (212) 891-2117
                              Facsimile:  (212) 902-3757

                         APPALOOSA INVESTMENT LIMITED
                         PARTNERSHIP I, as a Lender


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              26 Main Street
                              Chatham, New Jersey  07928
                              Attention:  Ken Maiman
                              Telephone:  (973) 701-8401
                              Facsimile:  (973) 701-7309

                         BANKERS TRUST COMPANY, as a Lender


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              31 West 52nd Street
                              New York, New York  10019
                              Attention:  Tom Fitzgerald
                              Telephone:  (212) 469-2578
                              Facsimile:  (212) 469-2884

                         CHASE SECURITIES INC, AS AGENT FOR THE
                         CHASE MANHATTAN BANK, as a Lender


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              270 Park Avenue, 4th Floor
                              New York, New York  10017
                              Attention:  Jay Lifton
                              Telephone:  (212) 270-4790
                              Facsimile:  (212) 270-7968

                         GOLDMAN SACHS CREDIT PARTNERS L.P., as a
                         Lender


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              85 Broad Street, 27th Floor
                              New York, New York  10004
                              Attention:  Jason Colodne
                              Telephone:  (212) 357-7869
                              Facsimile:  (212) 902-3757

                         PARIBAS, as a Lender


                         By:  __________________________________
                              Name:
                              Title:


                         By:  __________________________________
                              Name:
                              Title:


                         Notice Address:
                              787 Seventh Avenue
                              New York, New York  10019
                              Attention:  Albert A. Young, Jr.
                              Telephone:  (212) 841-2329
                              Facsimile:  (212) 841-3565

                         VAN KAMPEN PRIME RATE INCOME TRUST, as a
                         Lender

                         By:  VAN KAMPEN INVESTMENT ADVISORY
                              CORP.


                              By:   ______________________________
                                    Name:
                                    Title:


                         Notice Address:
                              1 Parkview Plaza
                              Oakbrook Terrace, Illinois  60181
                              Attention:  Darvin Pierce
                              Telephone:  (630) 684-6423
                              Facsimile:  (630) 684-6740

                                                                     EXHIBIT A-1

                                TRANCHE A NOTE

                                                              New York, New York
                                                              [Date of Issuance]

     For value received, each of VENCOR, INC., a Delaware corporation ("Vencor"), AND EACH OF VENCOR'S SUBSIDIARIES PARTY HERETO (collectively, with Vencor, the "Borrowers"), jointly and severally, promise to pay to [name of Lender] or its registered assigns (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche A Loan made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below) on the maturity date provided for in the Credit Agreement. Borrowers promise to pay, jointly and severally, interest on the unpaid principal amount of each such Tranche A Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent as set forth in the Credit Agreement.

     All Tranche A Loans made by the Lender, the respective date and amount thereof and all repayments of the principal with respect thereto shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche A Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Lender to make any such recordation or endorsement shall affect the obligations of the Borrowers hereunder or under any other Financing Document.

     This note is one of the Tranche A Notes referred to in the Debtor-In-Possession Credit Agreement dated as of September 13, 1999 among the Borrowers, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent (as amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                           [signature pages follow]

                                     A-1-1

     IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first above written.


                             Advanced Infusion Systems, Inc.
                             American X-Rays, Inc.
                             C.P.C. of Louisiana, Inc.
                             Community Behavioral Health System, Inc.
                             Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc. Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc. Community Psychiatric Centers of Mississippi, Inc. Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina,
                                Inc.
                             Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc. Community Psychiatric Centers Properties
                                Incorporated
                             Community Psychiatric Centers Properties of
                                Oklahoma, Inc.
                             Community Psychiatric Centers Properties of Texas,
                                Inc.
                             Community Psychiatric Centers Properties of Utah,
                                Inc.
                             Courtland Gardens Health Center, Inc.
                             CPC Investment Corp.
                             CPC Managed Care Health Services, Inc.
                             CPC of Georgia, Inc.
                             CPC Properties of Arkansas, Inc.
                             CPC Properties of Illinois, Inc.
                             CPC Properties of Indiana, Inc.
                             CPC Properties of Kansas, Inc.
                             CPC Properties of Louisiana, Inc.
                             CPC Properties of Mississippi, Inc.
                             CPC Properties of Missouri, Inc.
                             CPC Properties of North Carolina, Inc.
                             First Rehab, Inc.
                             Florida Hospital Properties, Inc.
                             Health Care Holdings, Inc.
                             Health Care Technology, Inc.
                             Helian ASC of Northridge, Inc.
                             Helian Health Group, Inc.
                             Helian Recovery Corporation

                                     A-1-2

                             Homestead Health Center, Inc.
                             Horizon Healthcare Services, Inc.
                             Interamericana Health Care Group
                             J.B. Thomas Hospital, Inc.
                             Lafayette Health Care Center, Inc.
                             MedEquities, Inc.
                             Medisave of Tennessee, Inc.
                             Medisave Pharmacies, Inc.
                             Old Orchard Hospital, Inc.
                             Palo Alto Surgecenter Corporation
                             Peachtree-Parkwood Hospital, Inc.
                             PersonaCare, Inc.
                             PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                             PersonaCare of Clearwater, Inc.
                             PersonaCare of Connecticut, Inc.
                             PersonaCare of Georgia, Inc.
                             PersonaCare of Huntsville, Inc.
                             PersonaCare of Little Rock, Inc.
                             PersonaCare of Ohio, Inc.
                             PersonaCare of Owensboro, Inc.
                             PersonaCare of Pennsylvania, Inc.
                             PersonaCare of Pompano East, Inc.
                             PersonaCare of Pompano West, Inc.
                             PersonaCare of Reading, Inc.
                             PersonaCare of San Antonio, Inc.
                             PersonaCare of San Pedro, Inc.
                             PersonaCare of Shreveport, Inc.
                             PersonaCare of St. Petersburg, Inc.
                             PersonaCare of Warner Robbins, Inc.
                             PersonaCare of Wisconsin, Inc.
                             PersonaCare Properties, Inc.
                             ProData Systems, Inc.
                             Recovery Inns of America, Inc.
                             Respiratory Care Services, Inc.
                             Stamford Health Facilities, Inc.
                             THC-Chicago, Inc.
                             THC-Hollywood, Inc.
                             THC-Houston, Inc.
                             THC-Minneapolis, Inc.
                             THC-North Shore, Inc.
                             THC-Orange County, Inc.
                             THC-San Diego, Inc.
                             THC-Seattle, Inc.
                             TheraTx Healthcare Management, Inc.
                             TheraTx Health Services, Inc.

                                     A-1-3

                             TheraTx Management Services, Inc.
                             TheraTx Medical Supplies, Inc.
                             TheraTx Rehabilitation Services, Inc.
                             TheraTx Staffing, Inc.
                             Transitional Hospitals Corporation, a Delaware
                                Corporation
                             Transitional Hospitals Corporation, a Nevada
                                Corporation
                             Transitional Hospitals Corporation of Indiana, Inc. Transitional Hospitals Corporation of Louisiana,
                                Inc.
                             Transitional Hospitals Corporation of Michigan,
                                Inc.
                             Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico,
                                Inc.
                             Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin,
                                Inc.
                             Tucker Nursing Center, Inc.
                             Tunstall Enterprises, Inc.
                             VC-OIA, Inc.
                             VC-TOHC, Inc.
                             VC-WM, Inc.
                             Vencare, Inc.
                             Vencare Rehab Services, Inc.
                             Vencor Facility Services, Inc.
                             Vencor Holdings, L.L.C.
                             Vencor Home Care Services, Inc.
                             Vencor Hospice, Inc.
                             Vencor Hospitals East, L.L.C.
                             Vencor Hospitals West, L.L.C.
                             Vencor, Inc.
                             Vencor Insurance Holdings, Inc.
                             Vencor Investment Company
                             Vencor Nevada, L.L.C.
                             Vencor Nursing Centers East, L.L.C.
                             Vencor Nursing Centers Central L.L.C.
                             Vencor Nursing Centers North, L.L.C.
                             Vencor Nursing Centers South, L.L.C.
                             Vencor Nursing Centers West, L.L.C.
                             Vencor Operating, Inc.
                             Vencor Pediatric Care, Inc.
                             Vencor Provider Network, Inc.
                             Ventech Systems, Inc.

                                     A-1-4

                             BY:  Vencor Operating, Inc., as agent and
                                  attorney-in-fact for each of the foregoing
                                  entities

                                  By: ___________________________________
                                  Name:
                                  Title:


                             Stamford Health Associates, L.P.

                             BY: Stamford Health Facilities, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:


                             Vencor Home Care and Hospice Indiana Partnership

                             BY: Vencor Home Care Services, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:

                             BY:  Vencor Hospice, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:


                             Vencor Hospitals Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:

                             BY: Vencor Nursing Centers Limited Partnership, Its General Partner

                                     A-1-5

                                  BY:  Vencor Operating, Inc., Its General
                                       Partner

                                       By: ___________________________________
                                       Name:
                                       Title:


                             Vencor Nursing Centers Central Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:

                             BY: Vencor Nursing Centers Limited Partnership, Its General Partner

                                  BY:  Vencor Operating, Inc., Its General
                                       Partner

                                       By: ___________________________________
                                       Name:
                                       Title:


                             Vencor Nursing Centers Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                  Name:
                                  Title:

                             BY: Vencor Hospitals Limited Partnership, Its General Partner

                                  BY:  Vencor Operating, Inc., Its General
                                       Partner

                                       By: ___________________________________
                                       Name:
                                       Title:


                                     A-1-6

                        LOANS AND PAYMENTS OF PRINCIPAL

----------------------------------------------------------------------------------------------

      Date           Amount of Loan        Amount of Principal Repaid     Notation Made By
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                     A-1-7

                                                                     EXHIBIT A-2


                                TRANCHE B NOTE


                                                              New York, New York
                                                              [Date of Issuance]


     For value received, each of VENCOR, INC., a Delaware corporation ("Vencor"), AND EACH OF VENCOR'S SUBSIDIARIES PARTY HERETO (collectively, with Vencor, the "Borrowers"), jointly and severally, promise to pay to [name of Lender] or its registered assigns (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche B Loan made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below) on the maturity date provided for in the Credit Agreement. Borrowers promise to pay, jointly and severally, interest on the unpaid principal amount of each such Tranche B Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent as set forth in the Credit Agreement.

     All Tranche B Loans made by the Lender, the respective date and amount thereof and all repayments of the principal with respect thereto shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche B Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Lender to make any such recordation or endorsement shall affect the obligations of the Borrowers hereunder or under any other Financing Document.

     This note is one of the Tranche B Notes referred to in the Debtor-In-Possession Credit Agreement dated as of September 13, 1999 among the Borrowers, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent (as amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                           [signature pages follow]

                                     A-2-1

     IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first above written.


                             BORROWERS:
                             ---------

                             Advanced Infusion Systems, Inc.
                             American X-Rays, Inc.
                             C.P.C. of Louisiana, Inc.
                             Community Behavioral Health System, Inc.
                             Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc. Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc. Community Psychiatric Centers of Mississippi, Inc. Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina,
                                Inc.
                             Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc. Community Psychiatric Centers Properties
                                Incorporated
                             Community Psychiatric Centers Properties of
                                Oklahoma, Inc.
                             Community Psychiatric Centers Properties of Texas,
                                Inc.
                             Community Psychiatric Centers Properties of Utah,
                                Inc.
                             Courtland Gardens Health Center, Inc.
                             CPC Investment Corp.
                             CPC Managed Care Health Services, Inc.
                             CPC of Georgia, Inc.
                             CPC Properties of Arkansas, Inc.
                             CPC Properties of Illinois, Inc.
                             CPC Properties of Indiana, Inc.
                             CPC Properties of Kansas, Inc.
                             CPC Properties of Louisiana, Inc.
                             CPC Properties of Mississippi, Inc.
                             CPC Properties of Missouri, Inc.
                             CPC Properties of North Carolina, Inc.
                             First Rehab, Inc.
                             Florida Hospital Properties, Inc.
                             Health Care Holdings, Inc.
                             Health Care Technology, Inc.
                             Helian ASC of Northridge, Inc.

                                     A-2-2

                             Helian Health Group, Inc.
                             Helian Recovery Corporation
                             Homestead Health Center, Inc.
                             Horizon Healthcare Services, Inc.
                             Interamericana Health Care Group
                             J.B. Thomas Hospital, Inc.
                             Lafayette Health Care Center, Inc.
                             MedEquities, Inc.
                             Medisave of Tennessee, Inc.
                             Medisave Pharmacies, Inc.
                             Old Orchard Hospital, Inc.
                             Palo Alto Surgecenter Corporation
                             Peachtree-Parkwood Hospital, Inc.
                             PersonaCare, Inc.
                             PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                             PersonaCare of Clearwater, Inc.
                             PersonaCare of Connecticut, Inc.
                             PersonaCare of Georgia, Inc.
                             PersonaCare of Huntsville, Inc.
                             PersonaCare of Little Rock, Inc.
                             PersonaCare of Ohio, Inc.
                             PersonaCare of Owensboro, Inc.
                             PersonaCare of Pennsylvania, Inc.
                             PersonaCare of Pompano East, Inc.
                             PersonaCare of Pompano West, Inc.
                             PersonaCare of Reading, Inc.
                             PersonaCare of San Antonio, Inc.
                             PersonaCare of San Pedro, Inc.
                             PersonaCare of Shreveport, Inc.
                             PersonaCare of St. Petersburg, Inc.
                             PersonaCare of Warner Robbins, Inc.
                             PersonaCare of Wisconsin, Inc.
                             PersonaCare Properties, Inc.
                             ProData Systems, Inc.
                             Recovery Inns of America, Inc.
                             Respiratory Care Services, Inc.
                             Stamford Health Facilities, Inc.
                             THC-Chicago, Inc.
                             THC-Hollywood, Inc.
                             THC-Houston, Inc.
                             THC-Minneapolis, Inc.
                             THC-North Shore, Inc.
                             THC-Orange County, Inc.
                             THC-San Diego, Inc.
                             THC-Seattle, Inc.

                                     A-2-3

                             TheraTx Healthcare Management, Inc.
                             TheraTx Health Services, Inc.
                             TheraTx Management Services, Inc.
                             TheraTx Medical Supplies, Inc.
                             TheraTx Rehabilitation Services, Inc.
                             TheraTx Staffing, Inc.
                             Transitional Hospitals Corporation, a Delaware
                                Corporation
                             Transitional Hospitals Corporation, a Nevada
                                Corporation
                             Transitional Hospitals Corporation of Indiana, Inc. Transitional Hospitals Corporation of Louisiana,
                                Inc.
                             Transitional Hospitals Corporation of Michigan,
                                Inc.
                             Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico,
                                Inc.
                             Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin,
                                Inc.
                             Tucker Nursing Center, Inc.
                             Tunstall Enterprises, Inc.
                             VC-OIA, Inc.
                             VC-TOHC, Inc.
                             VC-WM, Inc.
                             Vencare, Inc.
                             Vencare Rehab Services, Inc.
                             Vencor Facility Services, Inc.
                             Vencor Holdings, L.L.C.
                             Vencor Home Care Services, Inc.
                             Vencor Hospice, Inc.
                             Vencor Hospitals East, L.L.C.
                             Vencor Hospitals West, L.L.C.
                             Vencor, Inc.
                             Vencor Insurance Holdings, Inc.
                             Vencor Investment Company
                             Vencor Nevada, L.L.C.
                             Vencor Nursing Centers East, L.L.C.
                             Vencor Nursing Centers Central L.L.C.
                             Vencor Nursing Centers North, L.L.C.
                             Vencor Nursing Centers South, L.L.C.
                             Vencor Nursing Centers West, L.L.C.
                             Vencor Operating, Inc.
                             Vencor Pediatric Care, Inc.
                             Vencor Provider Network, Inc.

                                     A-2-4

                             Ventech Systems, Inc.


                             BY:  Vencor Operating, Inc., as agent and
                                  attorney-in-fact for each of the foregoing
                                  entities

                                  By: ___________________________________
                                      Name:
                                      Title:


                             Stamford Health Associates, L.P.

                             BY: Stamford Health Facilities, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:


                             Vencor Home Care and Hospice Indiana Partnership

                             BY: Vencor Home Care Services, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:

                             BY:  Vencor Hospice, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:

                             Vencor Hospitals Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:

                             BY: Vencor Nursing Centers Limited Partnership, Its General Partner

                                     A-2-5

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:


                             Vencor Nursing Centers Central Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:

                             BY: Vencor Nursing Centers Limited Partnership, Its General Partner

                                  By:  Vencor Operating, Inc., Its General
                                       Partner

                                       By: ______________________________
                                           Name:
                                           Title:


                             Vencor Nursing Centers Limited Partnership

                             BY:  Vencor Operating, Inc., Its General Partner

                                  By: ___________________________________
                                      Name:
                                      Title:

                             BY: Vencor Hospitals Limited Partnership, Its General Partner

                                  BY:  Vencor Operating, Inc., Its General
                                       Partner

                                       By: ___________________________________
                                           Name:
                                           Title:

                                     A-2-6

                        LOANS AND PAYMENTS OF PRINCIPAL

-----------------------------------------------------------------------------------------------------
      Date              Amount of Loan        Amount of Principal Repaid        Notation Made By
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                     A-2-7

                                                                       EXHIBIT B


                               SECURITY AGREEMENT

          AGREEMENT dated as of September 13, 1999 among VENCOR, INC. ("Vencor") and the OTHER BORROWERS (this and other capitalized terms used in this introduction and the recitals below are defined in Section 1 hereof), each as debtor and debtor-in-possession, the SUBSIDIARY GUARANTORS PARTY HERETO and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.

          WHEREAS, the Borrowers are entering into the Credit Agreement described in Section 1 below, pursuant to which the Borrowers intend to borrow funds and obtain letters of credit, all on the terms and conditions set forth therein;

          WHEREAS, the Borrowers are willing to secure their obligations under the Credit Agreement and the other Financing Documents by granting Liens on their assets to the Collateral Agent as provided in this Agreement and the other Collateral Documents;

          WHEREAS, Vencor is willing to cause each of its Subsidiaries (other than the Insurance Subsidiaries, the Shell Subsidiaries and the Excluded Partnerships) which is not a Borrower to guarantee the foregoing obligations of the Borrowers as provided in a Subsidiary Guaranty Agreement and to secure their guarantees thereof by granting Liens on their assets in favor of the Collateral Agent as provided in this Agreement and the other Collateral Documents;

          WHEREAS, the Lenders and the LC Issuing Banks are not willing to make loans or maintain, issue or participate in letters of credit under the Credit Agreement unless (i) the foregoing obligations of the Borrowers are secured by Liens on their assets as provided in the Collateral Documents, (ii) the foregoing obligations of the Borrowers are guaranteed by the Subsidiary Guarantors and (iii) such guarantees are secured by Liens on the assets of the Subsidiary Guarantors as provided in this Agreement and in the other Collateral Documents; and

          WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in Section 15 of this Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

          "Accounts" means, with respect to any Lien Grantor, all "accounts" (as defined in the UCC) now owned or hereafter acquired by such Lien Grantor, and also means and includes all Medicare Receivables, Medicaid Receivables, VA Receivables, accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Lien Grantor arising from the performance of services by it and/or the sale, lease or exchange of goods or other property by it (including, without limitation, any such obligation or indebtedness which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any applicable jurisdiction) and all of such Lien Grantor's rights in, to and under all contracts or purchase orders for goods, services or other property, and all of such Lien Grantor's rights to any goods, services or other property represented by any of the foregoing and all monies due to or to become due to such Lien Grantor under all contracts for the performance of services by it and/or the sale, lease or exchange of goods or other property by it (whether or not yet earned by performance on the part of such Lien Grantor), in each case whether now existing or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said contracts and purchase orders and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "Borrowers" means Vencor, Inc. and each of its Subsidiaries party as a "Borrower" to the Credit Agreement, including any Person that shall, at any time after the date hereof, become party to the Credit Agreement as a "Borrower" and party hereto as a "Borrower" as provided in Section 19.

          "Cash Distributions" means dividends, interest and other payments and distributions made in cash upon or with respect to the Collateral.

          "Cash Management System" means the cash management system of the Borrowers described in the First Day Orders.

          "Cash Proceeds Account" has the meaning set forth in Section 7(d).

          "Casualty Proceeds Account" has the meaning set forth in Section 7(b).

          "Collateral" means all property, whether now owned or hereafter acquired, in which a security interest or other Lien is granted or purported to be granted to the Collateral Agent pursuant to the Collateral Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all such property in which such a security interest or other Lien is granted or purported to be granted to the Collateral Agent by such Lien Grantor.

          "Collateral Accounts" means the Prepayment Account, the Casualty Proceeds Accounts, the Cash Proceeds Accounts and the LC Collateral Account.

          "Collateral Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

          "Collateral Documents" means this Agreement, the Security Agreement Supplements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

          "Concentration Account Bank" has the meaning set forth in
Section 6(a).

          "Concentration Accounts" has the meaning set forth in Section 6(a).

          "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including (without limiting the generality of the foregoing):

          (i) any obligation to reimburse a bank for drawings not yet made under a letter of credit issued by such bank, or any Guarantee of any such obligation;

          (ii) any obligation to provide collateral to or for the benefit of a bank to secure reimbursement obligations arising from drawings not yet made under a letter of credit issued by such bank, or any Guarantee of any such obligation; and

          (iii) any other Secured Obligation which is contingent in nature at the time of determination.

          "Copyright License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including, without limitation, any agreement identified in Schedule 1 to a Copyright Security Agreement.

          "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in
Schedule 1 to any Copyright Security Agreement, (ii) all renewals thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

          "Copyright Security Agreement" means a Copyright Security Agreement, substantially in the form of Exhibit B hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

          "Credit Agreement" means the Debtor-In-Possession Credit Agreement dated as of September 13, 1999 among the Borrowers, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent, as amended from time to time.

          "Documents" means, with respect to any Lien Grantor, all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by such Lien Grantor.

          "Enforcement Notice" means a notice delivered to the Collateral Agent by the Administrative Agent pursuant to Section 8.03 of the Credit Agreement directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

          "Equipment" means, with respect to any Lien Grantor, all "equipment" (as defined in the UCC) now owned or hereafter acquired by it, wherever located.

          "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

          "Existing Intellectual Property" means, with respect to any Original Lien Grantor, all Intellectual Property owned by or licensed to such Lien Grantor as of the Closing Date.

          "Future Intellectual Property" means, with respect to any Lien Grantor at any time after the Closing Date, any Intellectual Property owned by or licensed to such Lien Grantor at such time, other than its Existing Intellectual Property.

          "General Intangibles" means, with respect to any Lien Grantor, all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by such Lien Grantor, including, without limitation, (i) all obligations or indebtedness owing to such Lien Grantor (other than Accounts) from whatever source arising, (ii) all Intellectual Property, goodwill, trade names, service marks, trade secrets, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group.

          "Goods" means, with respect to any Lien Grantor, all "goods" (as defined in the UCC) now owned or hereafter acquired by it, wherever located.

          "Instruments" means, with respect to any Lien Grantor, all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any Account or other obligation or indebtedness owing to such Lien Grantor, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by such Lien Grantor.

          "Intellectual Property" means (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

          "Intellectual Property Filing" means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Security Interest granted to the Collateral Agent in such Intellectual Property.

          "Intellectual Property Security Agreement" means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

          "Inventory" means, with respect to any Lien Grantor, all "inventory" (as defined in the UCC), now owned or hereafter acquired by it, wherever located.

          "LC Collateral Account" has the meaning set forth in Section 7(f).

          "Lien Grantor" means any Borrower and any Subsidiary Guarantor and "Lien Grantors" means all of the foregoing.

          "Liquid Investments" has the meaning set forth in Section 7(h).

          "Medicaid Receivable" means any Account with respect to which the obligor is a state governmental authority (or agent thereof) obligated to pay, pursuant to federal or state Medicaid program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

          "Medicare Receivable" means any Account with respect to which the obligor is a federal governmental authority (or agent thereof) obligated to pay, pursuant to federal Medicare program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

          "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

          "Original Lien Grantor" means any of the Borrowers or any Subsidiary Guarantor that grants a Lien on any of its assets hereunder on the Closing Date, and "Original Lien Grantors" means all of the foregoing.

          "Patent License" means any agreement now or hereafter in existence granting any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including, without limitation, any agreement identified in Schedule 1 to a Patent Security Agreement.

          "Patents" means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, divisions, continuations, continuations-in-part, revisions and extensions thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

          "Patent Security Agreement" means a Patent Security Agreement, substantially in the form of Exhibit C hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

          "Perfection Certificate" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by a duly authorized officer of such Lien Grantor.

          "Permitted Liens" means (i) the Security Interests and (ii) the other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 7.02 of the Credit Agreement.

          "Personal Property Collateral" means at any time, with respect to any Lien Grantor, all its property included in the Collateral at such time, other than its Real Property Collateral.

          "Personal Property Security Interests" means the security interests in Personal Property Collateral granted by the Lien Grantors under the Collateral Documents.

          "Pledged Equity Interests" means at any time all Equity Interests included in the Collateral at such time.

          "Pledged Equity Securities" means at any time all "certificated securities" (as such term is defined in Article 8 of the UCC) that evidence or represent Pledged Equity Interests at such time.

          "Pledged Instruments" means at any time all Instruments included in the Collateral at such time.

          "Pledged LLC Interest" means at any time any membership interest or similar interest in a limited liability company that is included in the Pledged Equity Interests at such time.

          "Pledged Partnership Interest" means at any time any partnership interest (whether general or limited) that is included in the Pledged Equity Interests at such time.

          "Post-Petition Interest" means any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers, whether or not such interest is allowed or allowable as a claim in any such proceeding.

          "Prepayment Account" has the meaning set forth in Section 7(a).

          "Proceeds" means, with respect to any Lien Grantor, all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, its Collateral, including without limitation all claims of such Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any of its Collateral, and any condemnation or requisition payments with respect to any of its Collateral, in each case whether now existing or hereafter arising.

          "Real Property Collateral" means at any time, with respect to any Lien Grantor, all its real property (including leasehold interests in real property) included in the Collateral at such time.

          "Real Property Security Interests" means the security interests in Real Property Collateral granted by the Lien Grantors under the Leasehold Mortgages and the other Collateral Documents.

          "Secured Obligations" means:

  (a) with respect to the Borrowers, the Obligations; and

          (A) with respect to any Subsidiary Guarantor, (i) all obligations of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement and (ii) all other obligations of such Subsidiary Guarantor under or in respect of the Financing Documents.

          "Secured Parties" means the holders from time to time of the Secured Obligations.

          "Secured Parties Requesting Notice" means, at any time, each Secured Party which has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (a) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 16(i) and (b) setting forth its address or facsimile number to which copies of such notices should be sent.

          "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Exhibit A hereto, executed and delivered to the Collateral Agent pursuant to Section 19 for the purpose of adding a new Subsidiary Guarantor as a party hereto and/or adding additional property to the Collateral.

          "Security Interests" means the Personal Property Security Interests and the Real Property Security Interests.

          "Subsidiary Guarantors" means each Person listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Person that shall, at any time after the date hereof, become a party hereto and a "Subsidiary Guarantor" as provided in Section 19.

          "Trademark License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right to use any Trademark, including, without limitation, any agreement identified in Schedule 1 to any Trademark Security Agreement.

          "Trademarks" means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them,
(iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to any Lien Grantor's Trademark Security Agreement, (iv) all renewals thereof, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

          "Trademark Security Agreement" means a Trademark Security Agreement, substantially in the form of Exhibit D hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

          "VA Receivable" means any Account with respect to which the obligor is the Veterans' Administration or any successor thereto (or any agent thereof).

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     SECTION 2. Representations and Warranties. Each Original Lien Grantor represents and warrants that:

           (a) As of the Closing Date, such Original Lien Grantor owns the Equity Interests listed as being owned by it in Schedule 4 to the Credit Agreement, free and clear of any Lien other than Permitted Liens. All shares of capital stock identified in such Schedule as being beneficially owned by such Original Lien Grantor have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any Person. Such Original Lien Grantor is not and will not become a party to or otherwise bound by any agreement, other than the Financing Documents, which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

          (b) Such Original Lien Grantor has good and marketable title to all of its Collateral (except Intellectual Property), free and clear of any Liens other than Permitted Liens. To the best of its knowledge, such Original Lien Grantor has good title or other rights in and to its Existing Intellectual Property, free and clear of any Liens other than Permitted Liens. Such Original Lien Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (c) Other than granting Permitted Liens, such Original Lien Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of the Collateral owned by it is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Closing, no Collateral owned by it will be in the possession of any Person (other than such Original Lien Grantor) asserting any claim thereto or security interest therein (except Permitted Liens), except that (i) the Collateral Agent or its designee may have possession of Collateral as contemplated hereby and
(ii) cash and Temporary Cash Investments may be held in the Concentration Accounts.

          (d) Such Original Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Closing Date.

          (e) The Personal Property Security Interests constitute valid security interests in all Personal Property Collateral owned by such Original Lien Grantor, thereby securing its Secured Obligations, and, if such Original Lien Grantor is a Borrower, upon entry of the Interim Borrowing Order or the Borrowing Order, constitute security interests therein prior to all other Liens other than Liens permitted under the Credit Agreement to be senior in priority to the liens of the Lenders.

          (f) If such Original Lien Grantor is a Subsidiary Guarantor, when UCC financing statements shall have been filed in the appropriate offices, the Personal Property Security Interests will constitute perfected security interests in the Personal Property Collateral owned by such Original Lien Grantor which is a Subsidiary Guarantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior (except in the case of Intellectual Property) to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to Intellectual Properties of such Original Lien Grantor which is a Subsidiary Guarantor (including any future filings required pursuant Section 5(c) and 5(d)), the Personal Property Security Interests will constitute perfected security interests in all right, title and interest of such Original Lien Grantor which is a Subsidiary Guarantor in its Intellectual Property to the extent that security interests therein may be perfected by such filings and, to the best of knowledge of such Original Lien

Grantor which is a Subsidiary Guarantor (including any future filings required pursuant Section 5(c) and 5(d)), the Personal Property Security Interests will constitute perfected security interests in all right, title and interest of such Original Lien Grantor which is a Subsidiary Guarantor in its Intellectual Property to the extent that security interests therein may be perfected by such filings and, to the best of knowledge of such Original Lien Grantor which is a Subsidiary Guarantor, such security interests will be prior to all other Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and
(iii) the due recordation of the Fee Mortgages and Leasehold Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interests or (except with respect to the capital stock of any Insurance Subsidiary) for the enforcement of the Security Interests.

          (g) Such Original Lien Grantor's Collateral is insured in accordance with the requirements of the Credit Agreement.

     SECTION 3.  The Security Interests.

          (a) In order to secure the full and punctual payment of its Secured Obligations in accordance with the terms thereof, each Lien Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to all of the following property of such Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located:

          (i)    all Accounts;

          (ii)   all Documents;

          (iii)  all Equipment;

          (iv)   all General Intangibles;

          (v)    all Goods;

          (vi)   all Instruments;

          (vii)  all Inventory;

          (viii) all Equity Interests in other Persons now or hereafter beneficially owned by such Lien Grantor, all rights and privileges of such Lien Grantor with respect to such Equity Interests, and all dividends, distributions and other payments with respect thereto;

          (ix)   all Real Property;

          (x) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of such Lien Grantor pertaining to any of its Collateral;

          (xi) such Lien Grantor's ownership interest in all Deposit Accounts in the Cash Management System including, without limitation, the Collateral Accounts, all cash deposited therein from time to time, all Liquid Investments made with amounts on deposit therein and all of such Lien Grantor's other monies and property of any kind in the possession or under the control of the Collateral Agent; and

          (xii) all Proceeds of the collateral described in the foregoing clauses (i) through (xi).

          Notwithstanding the foregoing, the Collateral shall not include (a) any contract or agreement set forth on Schedule 1 annexed hereto to the extent
                                       ----------
such contract or agreement by its terms expressly prohibits the pledge, transfer, assignment or hypothecation by the applicable Lien Grantor of such contract or agreement or any rights of such Lien Grantor thereunder (including without limitation any Equity Interests) , in each case in the manner contemplated hereby, unless a consent shall have been obtained, and (b) any of the promissory notes described on Schedule 1 annexed hereto; provided that the
                                  ----------                 --------
Collateral shall include all contracts and agreements and rights to Accounts and General Intangibles for money due or to become due under such contracts or agreements as to which any prohibition on such transfer, pledge, assignment or hypothecation in such contract or agreement is ineffective, whether under
Article 9 of the Code or otherwise, and shall also include all Proceeds of any such contract or agreement; and provided further, that at such time as the grant
                                -------- -------
of a security interest in such contract or agreement would no longer result in the forfeiture thereof, or default thereunder, then such security interest shall automatically and without any further action attach and become fully effective at that time.

          (b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

          (c) If the superintendent of insurance or other similar official having jurisdiction over any Insurance Subsidiary determines that the pledge of the shares of capital stock of such Insurance Subsidiary hereunder constitutes the acquisition of or a change of control with respect to such Insurance Subsidiary as to which the prior approval of such superintendent or similar official was required, then, immediately upon the relevant Lien Grantor's (1) written memorialization of oral notice or (2) receipt of written notice from such official of such determination and without any action on the part of the Collateral Agent or any other Person, such pledge shall be rendered void ab initio and of no effect. Upon any such occurrence, (i) the Collateral Agent shall, at such Lien Grantor's written request and expense, return the certificates representing such capital stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor's retention of all rights in such capital stock and
(ii) such Lien Grantor shall promptly submit a request to the superintendent of insurance or other appropriate official for approval of the pledge of such shares to the Collateral Agent hereunder and, upon receipt of such approval, shall forthwith pledge and deposit with the Collateral Agent certificates representing all of the outstanding shares of capital stock of such Insurance Subsidiary to be held as Pledged Equity Securities subject to all relevant provisions of this Agreement.

     SECTION 4. Delivery of Certain Collateral. (a) On the Closing Date, each Original Lien Grantor is delivering to the Collateral Agent as Collateral hereunder all stock certificates or other certificates representing Equity Interests in other Persons then owned by it and not previously delivered.

          (b) On the date it signs and delivers its Security Agreement Supplement, each Lien Grantor (other than an Original Lien Grantor) will deliver to the Collateral Agent as Collateral hereunder all stock certificates or other certificates representing Equity Interests in other Persons then owned by it.

          (c) After the Closing Date (in the case of an Original Lien Grantor) or the date of its Security Agreement Supplement (in the case of any other Lien Grantor), if any Lien Grantor receives (i) any stock certificate or other certificate representing Equity Interests in another Person then owned by it or (ii) any Instrument, in which a security interest is granted pursuant to
Section 3 hereof or pursuant to the Security Agreement Supplement signed by it, such Lien Grantor will immediately deliver such certificate or Instrument to the Collateral Agent to be held by it as Collateral hereunder.

          (d) Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Lien Grantor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request by such Lien Grantor, make appropriate arrangements for making any other Instrument pledged by such Lien Grantor hereunder available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

          (e) All Pledged Equity Securities delivered to the Collateral Agent hereunder will be delivered in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All Pledged Instruments delivered to the Collateral Agent hereunder will be endorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, all in form and substance satisfactory to the Collateral Agent.

     SECTION 5. Further Assurances; Covenants. Each Lien Grantor covenants as follows:

          (a) It will not change its name, identity or corporate structure in any manner unless permitted by Section 7.03 of the Credit Agreement and unless such Lien Grantor shall have given the Collateral Agent prior notice thereof and delivered an updated Perfection Certificate.

          (b) It will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable locations described in its Perfection Certificate (after the delivery of such Perfection Certificate), unless such Lien Grantor shall have given the Collateral Agent prior notice thereof. It will not in any event change the location of any Collateral owned by it if such change would cause the Security Interests in such Collateral to lapse or, if perfected prior to such change of location, cease to be perfected.

          (c) It will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action

(including, without limitation, any Intellectual Property Filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests in such Lien Grantor's Collateral or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Lien Grantor's Collateral. To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statements in which it is named as the debtor. Such Lien Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until such Lien Grantor's Collateral is released pursuant to Section 18.

          (d) Within 30 days after the Closing Date, it will (i) sign and deliver to the Collateral Agent any Intellectual Property Security Agreement necessary to grant Security Interests in any Intellectual Properties owned by it that are not covered by the Security Interests granted in any previous Intellectual Property Security Agreements so signed and delivered by it and (ii) make all Intellectual Property Filings reasonably necessary to record the Security Interests in such Intellectual Properties.

          (e)    At least 30 days before it takes any action contemplated by
Section 5(a) or 5(b), such Lien Grantor will, at its expense, cause to be delivered to the Collateral Agent an officer's certificate, in form and substance satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests against all creditors of and purchasers from such Lien Grantor (except any continuation statements specified in such officer's certificate that are to be filed more than six months after the date thereof) have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (f) If any of its Collateral is at any time in the possession or control of any warehouseman, bailee or agent, such Lien Grantor will notify such warehouseman, bailee or agent of the Security Interests and instruct it to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

          (g) It shall keep full and accurate books and records relating to its Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably request in order to reflect the Security Interests.

          (h) It shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each of its Accounts (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts. Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in accordance with such Lien Grantor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be borne by such Lien Grantor.

          (i) If an Enforcement Notice is in effect, such Lien Grantor will, consistent with the terms of the Credit Agreement, the Interim Borrowing Order and the Borrowing Order, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

          (j) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that, unless an Enforcement Notice is in effect, ? such Lien Grantor may sell, lease or exchange its Inventory and surplus or worn-out Equipment in the ordinary course of business and ? such Lien Grantor may sell any of its Collateral if (x) the sale thereof does not violate any covenant in the Credit Agreement and (y) in the case of an Asset Sale, the Net Cash Proceeds thereof are applied to prepay Loans if required by and as provided in Section
2.08 of the Credit Agreement. Concurrently with any sale or exchange permitted by the foregoing proviso, the Security Interests in the assets sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent or any other Secured Party.

          (k) Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning its Collateral to enable the Collateral Agent to enforce the provisions of the Collateral Documents.

          (l) Such Lien Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any material Intellectual Property owned or licensed by it may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor's ownership of such material Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of such Lien Grantor's rights to any material Intellectual Property are infringed, misappropriated or diluted by a third party, such Lien Grantor shall notify the Collateral Agent within 30 days after it learns thereof and shall, unless such Lien Grantor shall reasonably determine that any such action would be of negligible value, economic or otherwise, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Lien Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

     SECTION 6. Concentration Accounts. (a) The Borrower shall establish (or transfer into the name of the Collateral Agent) one or more accounts (collectively, the "Concentration Accounts") which shall be maintained in the name of and under the exclusive control of the Collateral Agent and into which collected cash owned by the Borrower and the other Lien Grantors shall be deposited from time to time. Each Concentration Account shall be maintained with a bank (a "Concentration Account Bank") that is a Lender under the Credit Agreement. The Collateral Agent shall instruct each Concentration Account Bank to transfer, from time to time, amounts on deposit in each Concentration Account maintained with it to such other account or accounts as the Borrower may request, unless and until the Collateral Agent rescinds such instructions. The Collateral Agent shall not rescind such instructions unless requested to do so by the Required Lenders at a time when an Event of Default shall have occurred and be continuing.

          (b) Amounts on deposit in the Concentration Accounts may be invested and re-invested from time to time in such Temporary Cash Investments as the Borrowers shall determine and the Court shall approve from time to time; provided that, in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, (x) the books and records of the relevant Concentration Account Bank shall reflect the fact that such Temporary Cash Investments are held for the account of the Collateral Agent and (y) each such Temporary Cash Investment either:

          (i) is issued in the name of the relevant Concentration Account Bank or evidenced by a negotiable certificate or instrument which (together with any appropriate instrument of transfer) is delivered to, and held by, such Concentration Account Bank or an agent thereof (which shall not be any Lien Grantor or any of its Affiliates) in a State where possession thereof perfects the Security Interest therein; or

          (ii) if not so issued or evidenced, is subject to pledge under applicable law and regulations and as to which (in the opinion of counsel to the Collateral Agent) appropriate measures shall have been taken to perfect the relevant Security Interest.

All right, title and interest in and to the cash amounts on deposit from time to time in the Concentration Accounts together with any Temporary Cash Investments from time to time made pursuant to this subsection (b) shall vest in the Collateral Agent, shall constitute part of the relevant Lien Grantor's Collateral hereunder and shall not constitute payment of the Secured Obligations unless and until applied thereto as provided in Section 15. If an Enforcement Notice is in effect, the Collateral Agent may, consistent with the terms of the Interim Borrowing Order and the Borrowing Order, (i) instruct any Concentration Account Bank to retain, in any Concentration Account maintained by it, all cash and Temporary Cash Investments then held by it in such Concentration Account,
(ii) instruct such Concentration Account Bank to liquidate any or all Temporary Cash Investments held by it in such Concentration Account and/or (iii) withdraw any amounts held in any Concentration Account and apply such amounts in the manner specified in Section 15.

     SECTION 7. Collateral Accounts. (a) Promptly after the Closing, the Collateral Agent shall establish an account (the "Prepayment Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all amounts to be deposited therein pursuant to Section 2.08(a), (b), (c), (d) and (f) of the Credit Agreement shall be deposited from time to time. So long as no Enforcement Notice is in effect, the Collateral Agent shall distribute to the Administrative Agent, at its request from time to time, the amounts on deposit in the Prepayment Account which are required to be applied to prepay the Loans in accordance with said Section 2.08(a), (b), (c), (d) and (f). If immediately available cash on deposit in the Prepayment Account is not sufficient to make any such distribution, the Collateral Agent shall cause to be liquidated, as promptly as practicable, such Liquid Investments in the Prepayment Account as shall be required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place.

          (b) Promptly after the Collateral Agent determines that any Casualty Proceeds are to be deposited pursuant to Section 5.08 of the Credit Agreement with respect to property of any Lien Grantor, the Collateral Agent shall establish an account (such Lien Grantor's "Casualty Proceeds Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all Casualty Proceeds to be deposited with respect to property of such Lien Grantor shall be deposited from time to time.

          (c) So long as no Enforcement Notice is in effect, Casualty Proceeds to be released from a Casualty Proceeds Account pursuant to Section 5.08(a)(i) of the Credit Agreement shall be distributed by the Collateral Agent to the relevant Lien Grantor at such times and in such amounts as such Lien Grantor shall request for the purpose of restoring, repairing, replacing or rebuilding the asset in respect of which such Casualty Proceeds were received. Any such request shall be accompanied by a certificate of a Financial Officer describing in detail the restoration, repair, replacement or rebuilding for which such funds have been or will be expended and the date (which shall not be later than 30 days after the date of such certificate) by which such Lien Grantor is obligated to make such payment, provided that no such certificate shall be required if the aggregate Casualty Proceeds requested for the restoration, repair, replacement or rebuilding of the relevant asset is less than $100,000 with respect to any Casualty Event. If immediately available cash on deposit in any Lien Grantor's Casualty Proceeds Account is not sufficient to make any such distribution to it, the Collateral Agent shall cause to be liquidated, as promptly as practicable, such Liquid Investments in such Casualty Proceeds Account as shall be required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place.

          (d) So long as no Enforcement Notice is in effect, the Collateral Agent shall distribute to the Administrative Agent, at its request from time to time, the amounts on deposit in the Casualty Proceeds Account which are required to be applied to prepay Loans in accordance with Section 2.08(e) of the Credit Agreement.

          (e) Promptly after the Collateral Agent determines that any cash proceeds of any Lien Grantor's Collateral are to be realized upon any exercise of remedies pursuant to the Collateral Documents, the Collateral Agent shall establish an account with respect to such Lien Grantor (such Lien Grantor's "Cash Proceeds Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all such cash proceeds of such Lien Grantor's Collateral shall be deposited from time to time (unless required to be deposited in another

Collateral Account). This subsection (e) shall not apply to any cash proceeds that are deposited in a Concentration Account and are not required to be deposited in any Collateral Account.

          (f) Promptly after the Collateral Agent determines that any cash collateral is to be deposited to secure LC Reimbursement Obligations pursuant to
Section 8.04 of the Credit Agreement or in the event any prepayment amounts are applied pursuant to Section 2.08 of the Credit Agreement to reduce the Tranche A Commitments below the aggregate amount of the LC Exposure, the Collateral Agent shall establish a cash collateral account (the "LC Collateral Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all cash collateral deposited pursuant to said
Section 2.08(h) or 8.04 shall be deposited. If and when any LC Issuing Bank pays a draft drawn under any outstanding Letter of Credit on which any deposit in the LC Collateral Account was based, the amount so paid by it (but not more than the amount in the LC Collateral Account at the time) shall, promptly after such LC Issuing Bank notifies the Collateral Agent of such payment, be withdrawn by the Collateral Agent from the LC Collateral Account and paid to the relevant LC Issuing Bank or the Lenders, as appropriate. If at any time the amount in the LC Collateral Account exceeds the aggregate amount then required to pay all unreimbursed drawings under, and to cover all possible subsequent drawings under, all outstanding Letters of Credit on which any deposits in the LC Collateral Account were based, the excess amount shall, so long as no Enforcement Notice is in effect, be withdrawn by the Collateral Agent and paid to the Borrower. If immediately available cash on deposit in the LC Collateral Account is not sufficient to make any distribution referred to in this subsection (f), the Collateral Agent shall cause to be liquidated, as promptly as practicable, such Liquid Investments in the LC Collateral Account as shall be required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place.

          (g) Amounts on deposit in any Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the relevant Lien Grantor shall determine. Any income received with respect to the balance from time to time standing to the credit of any Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in such Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in any Collateral Account together with any Liquid Investments from time to time made pursuant to this subsection
(g) shall vest in the Collateral Agent, shall constitute part of the relevant Lien Grantor's Collateral hereunder and shall not constitute payment of its Secured Obligations until applied thereto as provided in Section 15. If an Enforcement Notice is in effect, any amounts held in any Collateral Account shall be retained in such Collateral Account and, if and when requested by the Administrative Agent, shall be withdrawn by the Collateral Agent and applied in the manner specified in Section 15.

          (h) For purposes hereof, "Liquid Investments" means any Temporary Cash Investment that (i) matures within 30 days after it is acquired by or for the account of the Collateral Agent and (ii) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, either:

          (i) is issued in the name of the Collateral Agent or a financial intermediary acting for its account or is evidenced by a negotiable certificate or instrument which

     (together with any appropriate instrument of transfer) is delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be any Lien Grantor or any of its Affiliates) in a State where possession thereof perfects the Security Interest therein; or

          (ii) if not so issued or evidenced, is a Temporary Cash Investment which is subject to pledge under applicable law and regulations and as to which (in the opinion of counsel to the Collateral Agent) appropriate measures shall have been taken to perfect the relevant Security Interest.

          (i) For the purposes hereof, any accounts presently existing pursuant to the Existing Credit Facilities that correspond to accounts which are required to be created pursuant to the provisions of this Section 7 shall be deemed to be the same accounts as are required to be created for the purposes of this Section 7; provided, that the terms of such accounts shall be deemed to be governed exclusively by the provisions of the Financing Documents and all amounts therein shall be applied as set forth herein until ? all the Commitments shall have expired or been terminated, ? all Letters of Credit shall have expired or been canceled or been secured with cash collateral in an amount and on terms satisfactory to the relevant LC Issuing Bank, and ? all outstanding Secured Obligations shall have been paid in full, whereupon any amounts remaining in such accounts shall be governed by and distributed in accordance with the provisions of the Existing Credit Facilities.

     SECTION 8. Record Ownership of Pledged Equity Securities. If directed to do so by the Required Lenders at any time when an Event of Default has occurred and is continuing, the Collateral Agent shall cause the Pledged Equity Securities (or any portion thereof specified in such directions) to be transferred of record into the name of the Collateral Agent or its nominee; provided that no such transfer shall be made with respect to any capital stock of any Insurance Subsidiary unless any required regulatory approvals under applicable state law shall have been obtained. Promptly upon receiving any such directions, the Collateral Agent will notify each relevant Lien Grantor thereof. Each Lien Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to Pledged Equity Securities registered in its name, and the Collateral Agent will promptly give to such Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to such Lien Grantor's Pledged Equity Securities registered in the name of the Collateral Agent or its nominee. So long as no Enforcement Notice is in effect, the Collateral Agent shall pay over to each relevant Lien Grantor all Cash Distributions received by the Collateral Agent upon or with respect to any Pledged Equity Securities held of record in the name of the Collateral Agent or its nominee.

     SECTION 9. Right to Vote Pledged Equity Securities. (a) Unless an Enforcement Notice directing the Collateral Agent to vote the Pledged Equity Securities is in effect, each Lien Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Equity Securities owned by it, and the Collateral Agent shall, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Pledged Equity Securities which are registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. Unless an Enforcement Notice directing the Collateral Agent to do so is in effect, the Collateral Agent shall have no right to take any action which the owner of a Pledged Partnership

Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive and retain payments and other distributions to the extent provided in Section 10.

          (b) If an Enforcement Notice directing the Collateral Agent to do so is in effect, the Collateral Agent shall have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, operating agreement or other governing document) and each Lien Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Equity Interests with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof; provided that the Collateral Agent shall not have the right to vote or to give consents, ratifications or waivers with respect to the capital stock of any Insurance Subsidiary to the extent that such action would require prior regulatory approval under applicable state law unless such approval shall have been granted.

     SECTION 10. Right to Receive Distributions on Collateral. Subject to
Section 18, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Pledged Equity Interests and each Lien Grantor shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right; provided that, unless an Enforcement Notice is in effect, this sentence shall not apply to Cash Distributions. All such dividends, interest and other payments and distributions which are received by any Lien Grantor (except Cash Distributions received when no Enforcement Notice is in effect) shall be received in trust for the benefit of the Secured Parties and shall be segregated from other assets of such Lien Grantor and shall, promptly upon such Lien Grantor's receipt thereof, be delivered or paid over to the Collateral Agent in the same form as received (with any necessary endorsements or executed assignments in blank), together with a statement identifying the source of such Collateral and stating that it is being delivered to the Collateral Agent to be held as Collateral under this Agreement. If an Enforcement Notice is withdrawn pursuant to Section 21 (and no other Enforcement Notice is then in effect), the Collateral Agent's right to retain Cash Distributions under this Section 10 shall cease and the Collateral Agent shall pay over to the relevant Lien Grantor(s) any Cash Distributions retained by it during the continuance of such Enforcement Notice.

     SECTION 11. General Authority. Each Lien Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of such Lien Grantor, to the extent permitted by law to exercise, at any time and from time to time while an Enforcement Notice directing it to do so is in effect, all or any of the following powers with respect to all or any of such Lien Grantor's
Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give such Lien Grantor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any Personal Property Collateral owned by such Lien Grantor and such other notices as may be required by the Credit Agreement, the Interim Borrowing Order and the Borrowing Order, except any such Personal Property Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and each Lien Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

     SECTION 12. Remedies Upon Enforcement Notice. (a) Upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent may exercise (or cause its co-agents and co-trustees, if any, to exercise) any or all of the remedies available to it (or to such co-agents or co-trustees) under the Collateral Documents.

          (b) Upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as provided in the Credit Agreement, the Interim Borrowing order and the Borrowing Order or herein or as may be required by mandatory provisions of law, withdraw all cash and Temporary Cash Investments held in any of the Collateral Accounts or Concentration Accounts and apply such cash and Temporary Cash Investments and other cash, if any, then held by it as Collateral as specified in Section 15 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Required Lenders shall have advised the Collateral Agent are satisfactory; provided that the right of the Collateral Agent to sell or otherwise realize upon the capital stock of any Insurance Subsidiary shall be subject to the Collateral Agent's or the relevant Lien Grantor's obtaining, to the extent necessary under applicable law, the prior approval of such sale or other realization by the superintendent of insurance or other similar official having jurisdiction with respect to such Insurance Subsidiary. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, to restrict the prospective bidders on or purchasers of any of the securities included in the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, to cause to be placed on any security included in the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each Lien Grantor agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Lien Grantor which may be waived, and each Lien Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. Notice of any such sale shall be given to the relevant Lien Grantor(s) as required by Section 11 (including as required by the Credit Agreement, the Interim Borrowing order and the Borrowing Order) and shall in case of a public sale, state the time and place fixed for such sale, in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and in case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Upon being instructed to do so by the Required Lenders in an Enforcement Notice or in written instructions given at any time while an Enforcement Notice is in effect, the Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

     (c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require each Lien Grantor to, and each Lien Grantor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of its Personal Property Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and such Lien Grantor, whether at the premises of such Lien Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Personal Property Collateral is or may be located, and without charge or liability to it seize and remove such Personal Property Collateral from such premises, (iii) have access to and use such Lien Grantor's books and records relating to its Collateral and (iv) prior to the disposition of its Personal Property Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Lien Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Lien Grantor. The Collateral Agent may also render any or all of such Personal Property Collateral unusable at such Lien Grantor's premises and may dispose of such Personal Property Collateral on such premises without liability for rent or costs. The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

     (d) Without limiting the generality of the foregoing, if an Enforcement Notice is in effect,

     (i) the Collateral Agent may, upon proper notice as provided in Section 11 hereof, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine; provided that such licenses do not conflict with any existing licenses;

     (ii) the Collateral Agent may, upon proper notice as provided in Section 11 hereof (without assuming any obligations or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor hereby releases the Collateral Agent and each of the other Secured Parties from, and agrees to hold the Collateral Agent and each of the other Secured Parties free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct; and

     (iii) upon request by the Collateral Agent (which shall not be construed as implying any limitation on the rights or powers of the Collateral Agent), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of an Intellectual Property owned by such Lien Grantor or any action related thereto. In the event of any such disposition pursuant to this Section, subject to confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor shall supply its know-how and expertise relating to or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services, to the Collateral Agent.

  SECTION 13. Fees and Expenses; Indemnification. The Borrower agrees that it will forthwith upon demand pay to the Collateral Agent:

       (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon;

       (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with
  (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, and all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping any Collateral, (x) the collection, sale or other disposition of any Collateral, (y) the exercise by the Collateral Agent of any of the rights or powers conferred upon it hereunder or (z) any Enforcement Notice;

       (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

       (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or co-agents appointed hereunder) incurred or suffered by the Collateral Agent in connection with this Agreement, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 14 and 16).

Any such amount not paid to the Collateral Agent on demand shall bear interest for each day until paid at a rate per annum equal to the Tranche A Default Rate.

  SECTION 14. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent shall have no duty as to any Personal Property Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Personal Property Collateral in its possession if such Personal Property Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Personal Property Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Required Lenders (including, without limitation, any voting instruction pursuant to Section 9), except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

     SECTION 15. Application Of Proceeds. (a) Upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent shall apply (i) the proceeds of any sale of, or other realization upon, all or any part of the Collateral, (ii) any cash held in the Cash Proceeds Accounts and
(iii) any cash withdrawn by it from the Concentration Accounts in the following order of priorities:

     first, to pay the expenses of such sale or other realization, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Collateral Documents, and any other amounts then due and payable to the Collateral Agent pursuant to
     Section 13 hereof and to the other Agents pursuant to Section 11.03 of the Credit Agreement;

     second, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to subsection (b) of this Section), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

     third, to pay all interest (including Post-Petition Interest) on the Secured Obligations and all letter of credit fees and commitment fees payable under the Credit Agreement ratably, until payment in full of all such interest and fees shall have been made;

     fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to subsection (b) of this Section), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

     finally, to pay to the relevant Lien Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent that the Secured Obligations referred to therein are guaranteed by such Subsidiary Guarantor, subject to the limitation in
Section 9 of the Subsidiary Guaranty Agreement. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

        (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this subsection (b), be payable pursuant to subsection (a) of this Section in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder shall not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent

Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent shall not apply such portion of such monies to pay such Contingent Secured Obligation, but instead shall hold such monies or invest such monies in Liquid Investments at the direction of the relevant Lien Grantor. The Collateral Agent shall hold all such monies and all such Liquid Investments and the net proceeds thereof in trust until such time as all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party shall apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of subsection (a) (i.e., clause second or fourth) were not paid in full, the Collateral Agent shall apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of subsection (a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this subsection (b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount shall be applied by the Collateral Agent in the order of priorities set forth in subsection (a) of this Section.

          (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to
Section 16(f). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them.

     SECTION 16. Concerning The Collateral Agent. (a) The Collateral Agent is authorized to take all such action as is provided or permitted to be taken by it as Collateral Agent under the Collateral Documents and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or in an Enforcement Notice or in written requests, directions or instructions given as expressly provided in Section 6, 7, 9, 12 or 15, including, without limitation, the timing and methods of realization upon the Collateral, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion (subject to Section 16(c)); provided that the Collateral Agent shall not be obligated to comply with any such instructions that are inconsistent with the provisions of the Collateral Documents.

          (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Credit Agreement or any other agreement relating to the Secured Obligations.

          (c) The obligations of the Collateral Agent under the Collateral Documents are only those expressly set forth therein. In any case in which the Collateral Agent is authorized to exercise any power or discretion, the Collateral Agent may refrain from such exercise unless directed in writing by the Required Lenders to act in the manner specified in such direction. Without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Enforcement Notice, except as expressly provided in Sections 12 and 15.

          (d)    The Collateral Agent may:

          (i) consult with legal counsel (who may be counsel for any Vencor Company) and

          (ii) to the extent that the Collateral Agent in good faith deems it appropriate in connection with its duties hereunder to do so, consult with independent public accountants and other experts selected by it in connection with any matter arising under the Collateral Documents and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          (e) Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with any Collateral Document (1) in accordance with directions set forth in an Enforcement Notice or (2) with the consent or at the request of the Required Lenders or (4) in the absence of its own gross negligence or willful misconduct. However, nothing in this subsection (e) shall affect any rights any Lien Grantor may have (x) against the Required Lenders for requesting the Administrative Agent to give the directions set forth in an Enforcement Notice or (y) against the Required Lenders for giving any other consent, request, notice or instruction. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Collateral Document, (ii) the performance or observance of any of the covenants or agreements of any Lien Grantor or (iii) the validity, effectiveness or genuineness of any Collateral Document or any other instrument or writing furnished in connection therewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          (f) For all purposes of the Collateral Documents, including without limitation determining from time to time the amounts of the Secured Obligations, whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any notice, direction or instruction has been given by the Required Lenders or any other Secured Party or Secured Parties entitled to give the same under any provision of the Collateral Documents, the Collateral Agent shall be entitled to rely upon information from the following sources (and may refrain from acting on the basis of such information until two Business Days after it receives all such information required to enable it to take such action):

          (i) the Administrative Agent for information as to the Lender Parties and their respective Secured Obligations outstanding under the Credit Agreement (including whether any action has been taken or instruction given by the Required Lenders);

          (ii) any Secured Party for information as to itself and its Secured Obligations, to the extent that the Collateral Agent has not received such information from the Administrative Agent; and

          (iii) any Lien Grantor for information as to any Secured Party and its Secured Obligations, to the extent that the Collateral Agent has not received such information from the sources referred to in clauses (i) and
     (ii) above.

          (g) The Collateral Agent shall have no liability to any Lien Grantor or any Secured Party for actions taken in reliance on such information, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

          (h) The Collateral Agent may resign at any time (effective upon acceptance by a successor Collateral Agent of its appointment hereunder) by giving written notice thereof to the Administrative Agent, each of the Secured Parties Requesting Notice and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives notice of resignation, the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section and Sections 13 and 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

          (i) Within two Business Days after it receives or sends any notice referred to in this subsection (i), the Collateral Agent shall send to the Administrative Agent and each of the Secured Parties Requesting Notice, copies of any Enforcement Notice received by the Collateral Agent, any notice withdrawing an Enforcement Notice received by the Collateral Agent pursuant to
Section 21 and any other notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 11, 12, 15 or 18. The Collateral Agent shall also send to the Lien Grantors copies of any Enforcement Notice or any notice withdrawing an Enforcement Notice received by the Collateral Agent.

          (j) The Collateral Agent may refuse to act on any notice, direction or instruction from the Administrative Agent, the Required Lenders or any Secured Party, or any agent, trustee or similar representative thereof which, in the Collateral Agent's opinion, is contrary to law or the provisions of any Collateral Document, is unduly prejudicial to Secured Parties not joining in such notice, direction or instruction or may expose the Collateral Agent to liability (unless the Collateral Agent shall have been adequately indemnified for such liability by the Secured Parties that gave, or instructed the Administrative Agent to give, such notice, direction or instruction).

     SECTION 17. Appointment of Co-Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions of any Collateral Document and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of
Section 16).

     SECTION 18. Termination of Security Interests; Release of Collateral. (a) When (i) all the Commitments shall have expired or been terminated, (ii) all Letters of Credit shall have expired or been canceled or been secured with cash collateral in an amount and on terms satisfactory to the relevant LC Issuing Bank, and (iii) all outstanding Secured Obligations shall have been paid in full, the Security Interests shall terminate and all rights to each item of Collateral shall revert to the Lien Grantor that owns such item of Collateral.

          (b) At any time before the Security Interests terminate pursuant to subsection (a) of this Section, so long as an Enforcement Notice is not in effect, the Collateral Agent shall, upon the written request of the Borrowers and the approval of the Court (to the extent such Court approval is required pursuant to an order of the Court or the Bankruptcy Code), release any of the Collateral (but not all or substantially all of the Collateral) (i) with the prior written consent of the Required Lenders or (ii) if such Collateral constitutes Properties Held For Sale which is being sold in an Asset Sale permitted under the Credit Agreement.

          (c) At any time before the Security Interests terminate pursuant to subsection (a) of this Section, unless an Enforcement Notice is in effect, the Collateral Agent shall release Collateral (but not all or substantially all the Collateral) upon receiving from the Administrative Agent written instructions
(1) directing the Collateral Agent to release such Collateral, (2) stating that the Borrowers have requested such release pursuant to Section 2.13 of the Credit Agreement and (3) stating that the Administrative Agent believes that the Borrowers are entitled to such release pursuant to said Section 2.13. No such release shall require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on such instructions from the Administrative Agent.

          (d) Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     SECTION 19. Additional Subsidiary Guarantors and Borrowers. Any Subsidiary of Vencor which is not a party hereto and any Subsidiary Guarantor which becomes a "Borrower" under the Credit Agreement may become a party hereto as a Subsidiary Guarantor or as a Borrower, respectively, by executing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become (i) in the case of a Subsidiary which is not a party hereto, a "Lien Grantor" and a party hereto and (ii) in the case of a Subsidiary Guarantor which becomes a Borrower under the Credit Agreement, a Lien Grantor with the obligations and liabilities of a Borrower hereunder.

   SECTION 20. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

          (i) in the case of any Lien Grantor listed on the signature pages hereof, to it at:

               Vencor Operating, Inc.
               One Vencor Place
               680 South Fourth Avenue
               Louisville, KY  40202
               Attn:  General Counsel
               Facsimile:  (502) 596-4075

          with copies to:

               Vencor Operating, Inc.
               One Vencor Place
               680 South Fourth Avenue
               Louisville, KY  40202
               Attn:  Director of Finance
               Facsimile:  (502) 596-4170

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, NY 10006
               Attn:  Thomas J. Moloney, Esq.
                      Lindsee  Granfield, Esq.

          (ii)  in the case of the Collateral Agent, to it at:

               Morgan Guaranty Trust Company of New York
               60 Wall Street
               New York, New York  10260
               Attention:  Houston Stebbins
               Telephone:  (212) 648-7875
               Facsimile:  (212) 648-5005

          with a copy to:

               J.P. Morgan Services
               500 Stanton Christiana Road
               Newark, Delaware  19713
               Attention:  Renee Richmond
               Telephone:  (302) 634-3316
               Facsimile:  (302) 634-4300

          (iii) in the case of any Lender Party, to the Administrative Agent to be forwarded to such Lender Party at its address or facsimile number specified in or pursuant to Section 11.01 of the Credit Agreement;

          (iv) in the case of any Secured Party Requesting Notice, to it at such address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent; or

          (v) in the case of any party, to it at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent and the Lien Grantors.

Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (y) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (z) if given by any other means, when delivered at the address referred to in this Section. NOTICE TO VENCOR OPERATING , INC. UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT SHALL CONSTITUTE NOTICE TO ALL LIEN GRANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER, AND NOTICE FROM VENCOR OPERATING, INC. UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT PURPORTING TO BE NOTICE FROM ALL LIEN GRANTORS SHALL CONSTITUTE NOTICE FROM ALL LIEN GRANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER. Each Lien Grantor other than Vencor Operating, Inc. hereby irrevocably appoints Vencor Operating, Inc. as such Lien Grantor's agent and attorney-in-fact, with full authority in the place and stead of such Lien Grantor and in the name of such Lien Grantor, Vencor Operating, Inc. or otherwise, from time to time in Vencor Operating Inc.'s discretion, to execute and deliver (and receive, where applicable) any and all written notices and communications hereunder on behalf of the Lien Grantors to the Agents and the Lenders, and to deliver unwritten notices and communications to the foregoing effect, and each Lender Party shall be entitled to rely upon any such notice or communication as a notice, communication or consent, as the case may be, of the Lien Grantors, and shall incur no liability to Vencor or any Lien Grantor in acting upon any such notice or communication that such Lender Party believes in good faith to have been given by a duly authorized officer or other person authorized by Vencor.

     SECTION 21. Withdrawal of Enforcement Notice. An Enforcement Notice, once given, shall remain in effect unless and until (i) the Required Lenders notify the Collateral Agent that they wish to withdraw such Enforcement Notice, (ii) no monies have been applied to pay any Secured Obligations pursuant to Section 15 (except pursuant to clause first thereof) as a result of such Enforcement Notice and (iii) the Collateral Agent determines that the withdrawal of such Enforcement Notice will not result in any liability or unreimbursed loss to the Collateral Agent by reason of actions taken by it in reliance thereon.

     SECTION 22. Waivers, Remedies Not Exclusive. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right or remedy under the Credit Agreement or any

Collateral Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Collateral Documents and the Credit Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

     SECTION 23. Successors And Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights of the holder thereof hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

     SECTION 24. Changes In Writing. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated except in accordance with Section 11.05 of the Credit Agreement.

     SECTION 25. NEW YORK LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     SECTION 26. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              BORROWERS:
                              ---------

                              Advanced Infusion Systems, Inc.
                              American X-Rays, Inc.
                              C.P.C. of Louisiana, Inc.
                              Community Behavioral Health System, Inc.
                              Community Psychiatric Centers of Arkansas, Inc. Community Psychiatric Centers of California Community Psychiatric Centers of Florida, Inc. Community Psychiatric Centers of Idaho, Inc. Community Psychiatric Centers of Indiana, Inc. Community Psychiatric Centers of Kansas, Inc. Community Psychiatric Centers of Mississippi, Inc. Community Psychiatric Centers of Missouri, Inc. Community Psychiatric Centers of North Carolina,
                                   Inc.
                              Community Psychiatric Centers of Oklahoma, Inc. Community Psychiatric Centers of Utah, Inc. Community Psychiatric Centers Properties
                                   Incorporated
                              Community Psychiatric Centers Properties of
                                   Oklahoma, Inc.
                              Community Psychiatric Centers Properties of Texas,
                                   Inc.
                              Community Psychiatric Centers Properties of Utah,
                                   Inc.
                              Courtland Gardens Health Center, Inc.
                              CPC Investment Corp.
                              CPC Managed Care Health Services, Inc.
                              CPC of Georgia, Inc.
                              CPC Properties of Arkansas, Inc.
                              CPC Properties of Illinois, Inc.
                              CPC Properties of Indiana, Inc.
                              CPC Properties of Kansas, Inc.
                              CPC Properties of Louisiana, Inc.
                              CPC Properties of Mississippi, Inc.
                              CPC Properties of Missouri, Inc.
                              CPC Properties of North Carolina, Inc.
                              First Rehab, Inc.
                              Florida Hospital Properties, Inc.
                              Health Care Holdings, Inc.

                              Health Care Technology, Inc.
                              Helian ASC of Northridge, Inc.
                              Helian Health Group, Inc.
                              Helian Recovery Corporation
                              Homestead Health Center, Inc.
                              Horizon Healthcare Services, Inc.
                              Interamericana Health Care Group
                              J.B. Thomas Hospital, Inc.
                              Lafayette Health Care Center, Inc.
                              MedEquities, Inc.
                              Medisave of Tennessee, Inc.
                              Medisave Pharmacies, Inc.
                              Old Orchard Hospital, Inc.
                              Palo Alto Surgecenter Corporation
                              Peachtree-Parkwood Hospital, Inc.
                              PersonaCare, Inc.
                              PersonaCare Living Center of Clearwater, Inc. PersonaCare of Bradenton, Inc.
                              PersonaCare of Clearwater, Inc.
                              PersonaCare of Connecticut, Inc.
                              PersonaCare of Georgia, Inc.
                              PersonaCare of Huntsville, Inc.
                              PersonaCare of Little Rock, Inc.
                              PersonaCare of Ohio, Inc.
                              PersonaCare of Owensboro, Inc.
                              PersonaCare of Pennsylvania, Inc.
                              PersonaCare of Pompano East, Inc.
                              PersonaCare of Pompano West, Inc.
                              PersonaCare of Reading, Inc.
                              PersonaCare of San Antonio, Inc.
                              PersonaCare of San Pedro, Inc.
                              PersonaCare of Shreveport, Inc.
                              PersonaCare of St. Petersburg, Inc.
                              PersonaCare of Warner Robbins, Inc.
                              PersonaCare of Wisconsin, Inc.
                              PersonaCare Properties, Inc.
                              ProData Systems, Inc.
                              Recovery Inns of America, Inc.
                              Respiratory Care Services, Inc.
                              Stamford Health Facilities, Inc.
                              THC-Chicago, Inc.
                              THC-Hollywood, Inc.
                              THC-Houston, Inc.
                              THC-Minneapolis, Inc.
                              THC-North Shore, Inc.
                              THC-Orange County, Inc.

                    THC-San Diego, Inc.
                    THC-Seattle, Inc.
                    TheraTx Healthcare Management, Inc.
                    TheraTx Health Services, Inc.
                    TheraTx Management Services, Inc.
                    TheraTx Medical Supplies, Inc.
                    TheraTx Rehabilitation Services, Inc.
                    TheraTx Staffing, Inc.
                    Transitional Hospitals Corporation, a Delaware
                         Corporation
                    Transitional Hospitals Corporation, a Nevada Corporation Transitional Hospitals Corporation of Indiana, Inc. Transitional Hospitals Corporation of Louisiana,
                         Inc.
                    Transitional Hospitals Corporation of Michigan,
                         Inc.
                    Transitional Hospitals Corporation of Nevada, Inc. Transitional Hospitals Corporation of New Mexico,
                         Inc.
                    Transitional Hospitals Corporation of Tampa, Inc. Transitional Hospitals Corporation of Texas, Inc. Transitional Hospitals Corporation of Wisconsin,
                         Inc.
                    Tucker Nursing Center, Inc.
                    Tunstall Enterprises, Inc.
                    VC-OIA, Inc.
                    VC-TOHC, Inc.
                    VC-WM, Inc.
                    Vencare, Inc.
                    Vencare Rehab Services, Inc.
                    Vencor Facility Services, Inc.
                    Vencor Holdings, L.L.C.
                    Vencor Home Care Services, Inc.
                    Vencor Hospice, Inc.
                    Vencor Hospitals East, L.L.C.
                    Vencor Hospitals West, L.L.C.
                    Vencor, Inc.
                    Vencor Insurance Holdings, Inc.
                    Vencor Investment Company
                    Vencor Nevada, L.L.C.
                    Vencor Nursing Centers East, L.L.C.
                    Vencor Nursing Centers Central L.L.C.
                    Vencor Nursing Centers North, L.L.C.
                    Vencor Nursing Centers South, L.L.C.
                    Vencor Nursing Centers West, L.L.C.
                    Vencor Operating, Inc.

                    Vencor Pediatric Care, Inc.
                    Vencor Provider Network, Inc.
                    Ventech Systems, Inc.



                    By:  Vencor Operating, Inc., as agent and
                         attorney-in-fact
                         for each of the foregoing entities

                         By: _____________________________________
                         Name:
                         Title:


                    Stamford Health Associates, L.P.

                    By:  Stamford Health Facilities, Inc., Its General
                         Partner

                         By: _____________________________________
                         Name:
                         Title:


                    Vencor Home Care and Hospice Indiana Partnership

                    By:  Vencor Home Care Services, Inc., Its General
                         Partner

                         By: _____________________________________
                         Name:
                         Title:

                    By:  Vencor Hospice, Inc., Its General Partner

                         By: _____________________________________
                         Name:
                         Title:

                    Vencor Hospitals Limited Partnership

                    By:  Vencor Operating, Inc., Its General Partner

                         By: _____________________________________
                         Name:

                         Title:

                    By: Vencor Nursing Centers Limited Partnership, Its General Partner

                         By:  Vencor Operating, Inc., Its General
                              Partner

                              By: _____________________________________
                              Name:
                              Title:


                    Vencor Nursing Centers Central Limited
                      Partnership

                    By:  Vencor Operating, Inc., Its General Partner

                         By: __________________________________________
                         Name:
                         Title:

                         By: Vencor Nursing Centers Limited Partnership, Its General Partner

                              By:  Vencor Operating, Inc., Its General
                                   Partner

                                   By: ________________________________
                                   Name:
                                   Title:


                    Vencor Nursing Centers Limited Partnership

                    By:  Vencor Operating, Inc., Its General Partner

                         By: __________________________________________
                         Name:
                         Title:

                    By:  Vencor Hospitals Limited Partnership, Its
                         General Partner

                         By:  Vencor Operating, Inc., Its General

                              Partner

                              By: _____________________________________
                              Name:
                              Title:

                             SUBSIDIARY GUARANTORS
                             ---------------------

                              Caribbean Behavioral Health Systems, Inc.


                              By: _____________________________________
                              Name:
                              Title:

                         MORGAN GUARANTY TRUST
                         COMPANY OF NEW YORK
                         as Collateral Agent


                         By: _____________________________________
                             Name:
                             Title:

                                                                       EXHIBIT A
                                                           to Security Agreement

                         SECURITY AGREEMENT SUPPLEMENT

          SECURITY AGREEMENT SUPPLEMENT dated as of _______, ____, between [name of Subsidiary Guarantor/Borrower] (the "Subsidiary [Guarantor/Borrower]") and Morgan Guaranty Trust Company of New York, as Collateral Agent.

          WHEREAS, Vencor, Inc., the other Lien Grantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent are parties to a Security Agreement dated as of September 13, 1999 (as heretofore amended and/or supplemented, the "Security Agreement");

          WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein; and

          WHEREAS, [name of Subsidiary Guarantor/Borrower] desires to become a party to the Security Agreement as a[n] [additional] Lien Grantor thereunder with the obligations and liabilities of a ["Subsidiary Guarantor"/"Borrower"] thereunder;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          [** Paragraphs 1 - 4 for new Subsidiary Guarantors only**]

     1. Grant of Security Interest. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, the Subsidiary Guarantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the following assets of the Subsidiary Guarantor (the "New Collateral"):

     [describe assets being added to the Collateral]

     2. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Subsidiary Guarantor is complying with the provisions of Section 4 of the Security Agreement with respect to all stock certificates and other certificates representing Equity Interests (if any) included in the New Collateral and all Instruments (if any) included in the New Collateral.

     3. Party to Security Agreement. Upon delivery of this Security Agreement Supplement to the Collateral Agent, the Subsidiary Guarantor will become a party to the Security Agreement and will thereafter have all of the rights and obligations of a Subsidiary Guarantor thereunder and be bound by all of the provisions thereof as fully as if the Subsidiary Guarantor were one of the original parties thereto.

     4. Address of Subsidiary Guarantor. The address and facsimile number of the Subsidiary

     Guarantor to which all notices, requests and other communications shall be sent pursuant to Section 20 of the Security Agreement is:

     [address and facsimile number of Subsidiary Guarantor]

          [** Paragraph 5 for Subsidiary Guarantors which become Borrowers only**]

     5. Party to Security Agreement as a Borrower. Upon delivery of this Security Agreement Supplement to the Collateral Agent, the Subsidiary Guarantor will become a party to the Security Agreement as a Borrower and will thereafter have all of the rights and obligations of a Borrower thereunder.

     [**Include only the following clauses (c) and (d) for a Subsidiary Guarantor which becomes a Borrower**]

     6. Representations and Warranties./1/ (a) The Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation].

     (b) The Subsidiary Guarantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof.

     (c) The execution and delivery of this Security Agreement Supplement by the [Subsidiary Guarantor/Borrower] and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

     (d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the [Subsidiary Guarantor/Borrower], enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity.

     (e) As of the date hereof, the Subsidiary Guarantor owns the Equity Interests listed as being owned by it in Schedule 1 to this Security Agreement Supplement, free and clear of any Lien other than Permitted Liens. All shares of capital stock identified in such Schedule as being beneficially owned by the Subsidiary Guarantor have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any Person. The Subsidiary Guarantor is not and will not become a party to or otherwise bound by any agreement, other than the Financing Documents, which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

     (f) The Subsidiary Guarantor has good and marketable title to all of its Collateral (except

----------------
/1/ Modify as needed for any Subsidiary Guarantor that is not a corporation.

     Intellectual Property), free and clear of any Lien other than Permitted Liens. To the best of its knowledge, the Subsidiary Guarantor has good title or other rights in and to its Existing Intellectual Property, free and clear of any Liens other than Permitted Liens. The Subsidiary Guarantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

     (g) Other than granting Permitted Liens, the Subsidiary Guarantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of the Collateral owned by it is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the date hereof, no Collateral owned by it will be in the possession of any Person (other than the Subsidiary Guarantor) asserting any claim thereto or security interest therein (except Permitted Liens), except that (i) the Collateral Agent or its designee may have possession of Collateral as contemplated hereby and (ii) cash and Temporary Cash Investments may be held in the Concentration Accounts.

     (h) The Personal Property Security Interests constitute valid security interests in all Personal Property Collateral owned by the Subsidiary Guarantor, thereby securing its Secured Obligations.

     (i) When UCC financing statements shall have been filed in the appropriate offices, the Personal Property Security Interests will constitute perfected security interests in the Personal Property Collateral owned by the Subsidiary Guarantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior (except in the case of Intellectual Property) to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to Intellectual Properties of the Subsidiary Guarantor (including any future filings required pursuant Section 5(c) and 5(d) of the Security Agreement), the Personal Property Security Interests will constitute perfected security interests in all right, title and interest of the Subsidiary Guarantor in its Intellectual Property to the extent that security interests therein may be perfected by such filings and, to the best of knowledge of the Subsidiary Guarantor, such security interests will be prior to all other Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and (iii) the due recordation of the Fee Mortgages and Leasehold Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interests or (except with respect to the capital stock of any Insurance Subsidiary) for the enforcement of the Security Interests.

     (j) The Subsidiary Guarantor's Collateral is insured in accordance with the requirements of the Credit Agreement.

     7. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have cause this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.



                         [Name of Subsidiary Guarantor/Borrower]



                         By:__________________________________________
                            Name:
                            Title:


                         MORGAN GUARANTY TRUST
                         COMPANY OF NEW YORK,
                         as Collateral Agent


                         By:__________________________________________
                            Name:
                            Title:

                                                                      SCHEDULE 1
                                                           to Security Agreement
                                                                      Supplement

                           EQUITY INTERESTS OWNED BY

                              SUBSIDIARY GUARANTOR


                                                                            Number of Shares or
         Name            State of Organization      Percentage Owned      Units (if certificated)
-----------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                           to Security Agreement


                          COPYRIGHT SECURITY AGREEMENT

                (Copyrights, Copyright Registrations, Copyright

                      Applications and Copyright Licenses)

          WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Copyright Collateral (as defined below);

          WHEREAS, Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent, are parties to a Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (as amended from time to time, the "Credit Agreement");

          [WHEREAS, pursuant to the terms of the Subsidiary Guaranty Agreement dated as of September 13, 1999, the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of the Borrowers (such guarantee being herein referred to as the "Guaranty"); and]

          WHEREAS, pursuant to the terms of the Security Agreement dated as of September 13, 1999 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor, Inc., the other Lien Grantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien on substantially all the assets of the Lien Grantor (except certain excluded assets), including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

     (i) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor,

_________________
/1/ Modify as needed for any Lien Grantor that is not a corporation.

     including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

     (ii) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

     (iii) all proceeds of and revenues from, accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright, including, without limitation, any Copyright owned by the Lien Grantor referred to in
     Schedule 1, and all rights and benefits of the Lien Grantor under any Copyright License, including, without limitation, any Copyright License identified in Schedule 1 hereto.

          The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice is in effect, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral.

          The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of _______, ____.

                         [NAME OF LIEN GRANTOR]


                         By:______________________________
                         Name:
                         Title:

Acknowledged:

MORGAN GUARANTY TRUST COMPANY
 OF NEW YORK, as Collateral Agent



By:____________________________
Name:
Title:

STATE OF ________   )
                    )  ss.:
COUNTY OF ________  )




          I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.


          GIVEN under my hand and Notarial Seal this ___ day of _______________,
____.



     [Seal]





     _______________________________
     Signature of notary public

     My Commission expires _________

                                                                      Schedule 1
                                                                    to Copyright
                                                              Security Agreement
                                                              ------------------



                             [NAME OF LIEN GRANTOR]

                            COPYRIGHT REGISTRATIONS


Registration No.                  Registration Date                   Title                    Expiration Date
----------------                  -----------------                   -----                    ---------------

                                                                       EXHIBIT C
                                                           to Security Agreement


                           PATENT SECURITY AGREEMENT
               (Patents, Patent Applications and Patent Licenses)

          WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Patent Collateral (as defined below);

          WHEREAS, Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks, and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent, are parties to a Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (as amended from time to time, the "Credit Agreement");

          [WHEREAS, pursuant to the terms of the Subsidiary Guaranty Agreement dated as of September 13, 1999, the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of the Borrowers (such guarantee being herein referred to as the "Guaranty"); and]

          WHEREAS, pursuant to the terms of the Security Agreement dated as of September 13, 1999 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor, Inc., the other Lien Grantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien on substantially all the assets (with certain exceptions) of Lien Grantor (except certain excluded assets), including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether now owned or existing or hereafter acquired or arising:

     (i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

     (ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

____________________
     /1/ Modify as needed for any Lien Grantor that is not a corporation.

     (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor, including, without limitation, any Patent referred to in Schedule 1 hereto, and all rights and benefits of the Lien Grantor under any Patent License, including, without limitation, any Patent License identified in Schedule 1 hereto.

          The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice is in effect, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

          The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of ____________, ____.

                                   [NAME OF LIEN GRANTOR]



                                   By:_____________________________
                                      Name:
                                      Title:

Acknowledged:

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK,  as Collateral Agent



By:________________________
Name:
Title:

STATE OF ________   )
                    )  ss.:
COUNTY OF ________  )



     I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.


     GIVEN under my hand and Notarial Seal this ___ day of _______________,
____.


[Seal]




__________________________________
Signature of notary public


My Commission expires ____________

                                                                       EXHIBIT D
                                                           to Security Agreement

                         TRADEMARK SECURITY AGREEMENT
                (Trademarks, Trademark Registrations, Trademark
                     Applications and Trademark Licenses)


          WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Trademark Collateral (as defined below);

          WHEREAS, Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent, are parties to a Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (as amended from time to time, the "Credit Agreement");

          [WHEREAS, pursuant to the terms of the Subsidiary Guaranty Agreement dated as of September 13, 1999 the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of the Borrowers (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

          WHEREAS, pursuant to the terms of the Security Agreement dated as of September 13, 1999 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor, Inc., the other Lien Grantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien on substantially all the assets (except certain excluded assets) of the Lien Grantor, including all right, title and interest of Lien Grantor in, to and under the Trademark Collateral (as defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

     (i) each Trademark (as defined in the Security Agreement) owned by Lien Grantor, including, without limitation, each Trademark registration and application referred to in

____________________________
/1/  Modify as needed for any Lien Grantor that is not a corporation.

     Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

     (ii) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

     (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor, including, without limitation, any Trademark referred to in
     Schedule 1 hereto, and all rights and benefits of the Lien Grantor under any Trademark License, including, without limitation, any Trademark License identified in Schedule 1 hereto, or for injury to the goodwill associated with any of the foregoing.

          The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice is in effect, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral.

          The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of __________, ____.

                                             [NAME OF LIEN GRANTOR]


                                             By:________________________________
                                                Name:
                                                Title:

Acknowledged:

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Collateral Agent


By: ____________________________
    Name:
    Title:

STATE OF _________  )
                    )  ss.:
COUNTY OF _________ )



          I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.


          GIVEN under my hand and Notarial Seal this ___ day of _______________,
____.



[Seal]



________________________________

Signature of notary public

My Commission expires __________

                                                                      Schedule 1
                                                                    to Trademark
                                                              Security Agreement


                            [NAME OF LIEN GRANTOR]

                         U.S. TRADEMARK REGISTRATIONS


--------------------------------------------------------------------------------
      Trademark                 Registration No.              Registration Date
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          U.S. TRADEMARK APPLICATIONS


--------------------------------------------------------------------------------
      Trademark                 Registration No.              Registration Date
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          EXCLUSIVE TRADEMARK LICENSES


 Name of               Parties              Date of           Subject
Agreement         Licensor/Licensee        Agreement          Matter
---------         -----------------        ---------          ------

                                                                       EXHIBIT E
                                                           to Security Agreement


                            PERFECTION CERTIFICATE

          The undersigned, an authorized officer of [NAME OF LIEN GRANTOR], a [jurisdiction of incorporation] corporation/1/ (the "Company"), hereby certifies with reference to the Security Agreement dated as of September 13, 1999 among the Company, the other Lien Grantors and Morgan Guaranty Trust Company of New York, as Collateral Agent (terms defined therein being used herein as therein defined), to the Collateral Agent and each other Lender Party as follows:

          1. Names./1/ (a) The exact corporate name of the Company as it appears in its certificate of incorporation is as follows:

               (b) Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change.

               (c) Except as set forth in Schedule 1, the Company has not changed its identity or corporate structure in any way within the past five years.

          [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

               (d) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:

          2. Current Locations. (a) The chief executive office of the Company is located at the following address:

_____________________
          /1/Modify as needed for any Lien Grantor that is not a corporation.

               (b) The following are all the locations where the Company maintains any books or records relating to any Accounts:

               (c) The following are all the places of business of the Company not identified above:

               (d) The following are all the locations where the Company maintains any Inventory not identified above:

               (e) The following are the names and addresses of all Persons other than the Company which have possession of any of the Company's
     Inventory:

          3. Prior Locations. (a) Set forth below is the information required by subparagraphs 2(a), 2(b) and 2(c) above with respect to each location or place of business maintained by the Company at any time during the past five years:
               (b) Set forth below is the information required by subparagraphs 2(d) and 2(e) above with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

          4. Unusual Transactions. Except as set forth in Schedule 4, all Accounts have been originated by the Company and all Inventory and Equipment has been acquired by the Company in the ordinary course of its business.

          5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

          6. UCC Filings. A duly signed financing statement on Form UCC-1 in the form required by Collateral Agent pursuant to the Security Agreement has been provided to the Collateral Agent for due filing in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Perfection Certificate this __ day of __________, 1999.


                                        ____________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT F
                                                           to Security Agreement


                          FORM OF LEASEHOLD MORTGAGE

Prepared by and when recorded return to:

     Jennifer Grenert, Esq.
     O'Melveny & Myers LLP
     153 East 53rd Street
     New York, New York 10022-4611

     By: _________________________
               Name of Attorney

================================================================================

              LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT

                       dated as of September ____, 1999

                                      by

                            VENCOR OPERATING, INC.,
                            a Delaware corporation,
                                the Mortgagor,

                                      to

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Collateral Agent,
                                 the Mortgagee

                                   Property:
                              3535 Bardstown Road
                                  Louisville
                              County of Jefferson
                               State of Kentucky

================================================================================

This Instrument Contains After-Acquired Property Provisions and Secures Obligations Containing Provisions For Changes in Interest Rates. This Instrument Also Secures Future Advances.

                             TABLE OF CONTENTS/1/

                                                                            Page
PREAMBLE AND RECITALS.....................................................     1
GRANTING CLAUSES..........................................................     2
GRANTING CLAUSE I. Leasehold Estate.......................................     2
GRANTING CLAUSE II. Improvements..........................................     2
GRANTING CLAUSE III. Appurtenant Rights...................................     3
GRANTING CLAUSE IV. Agreements............................................     4
GRANTING CLAUSE V. Leases.................................................     4
GRANTING CLAUSE VI. Rents, Issues and Profits.............................     4
GRANTING CLAUSE VII. Proceeds.............................................     4
GRANTING CLAUSE VIII. Additional Property.................................     5
ARTICLE 1 DEFINITIONS AND INTERPRETATION..................................     5
     Section 1.01  Definitions............................................     5
     Section 1.02  Interpretation.........................................     9
ARTICLE 2 CERTAIN WARRANTIES AND COVENANTS OF
     THE MORTGAGOR........................................................     9
     Section 2.01  Title..................................................     9
     Section 2.02  Secured Obligations....................................    10
     Section 2.03  Impositions............................................    10
     Section 2.04  Legal and Insurance Requirements.......................    10
     Section 2.05  Status and Care of the Property........................    11
     Section 2.06  Liens..................................................    11
     Section 2.07  Transfer...............................................    12
     Section 2.08  Ground Lease...........................................    12
ARTICLE 3 INSURANCE, CASUALTY AND CONDEMNATION............................    15
     Section 3.01  Insurance..............................................    15
     Section 3.02  Casualty and Condemnation..............................    15
ARTICLE 4 CERTAIN SECURED OBLIGATIONS.....................................    15
     Section 4.01  Interest after Default.................................    15
     Section 4.02  Changes in the Laws Regarding Taxation.................    16
     Section 4.03  Indemnification........................................    16

______________________

/1/ The Table of Contents is not part of this Mortgage.

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
ARTICLE 5 DEFAULTS, REMEDIES AND RIGHTS...................................    16
     Section 5.01  Events of Default......................................    16
     Section 5.02  Remedies...............................................    16
     Section 5.03  Waivers by the Mortgagor...............................    20
     Section 5.04  Jurisdiction and Process...............................    20
     Section 5.05  Sales..................................................    20
     Section 5.06  Proceeds...............................................    22
     Section 5.07  Assignment of Leases...................................    23
     Section 5.08  Dealing with the Mortgaged Property....................    24
     Section 5.09  Right of Entry.........................................    24
     Section 5.10  Right to Perform Obligations...........................    24
     Section 5.11  Concerning the Mortgagee...............................    25
     Section 5.12  Expenses...............................................    25
ARTICLE 6 SECURITY AGREEMENT AND FIXTURE FILING...........................    26
     Section 6.01  Security Agreement.....................................    26
     Section 6.02  Fixture Filing.........................................    26
ARTICLE 7 MISCELLANEOUS...................................................    27
     Section 7.01  Revolving Credit Loans.................................    27
     Section 7.02  Release of Mortgaged Property..........................    27
     Section 7.03  Notices................................................    28
     Section 7.04  Amendments in Writing..................................    28
     Section 7.05  Severability...........................................    28
     Section 7.06  Binding Effect.........................................    29
     Section 7.07  Governing Law..........................................    29
     Section 7.08  Counterparts...........................................    29
     Section 7.09  Last Dollars Secured...................................    29

          THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") dated as of September __, 1999 by VENCOR OPERATING, INC., a Delaware corporation, having an address at One Vencor Place, 680 South Fourth Avenue, Louisville, Kentucky 40202 (the "Mortgagor"), to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent for the Secured Parties (hereinafter defined), having an address at 500 Stanton Christiana Road, Newark, Delaware 19713-2107 (the "Mortgagee").

                                WITNESSETH:/3/

                                   Recitals

     A. Credit Agreement. Reference is hereby made to the Debtor-In-Possession Credit Agreement (as amended from time to time, the "Credit Agreement"), dated as of September ___, 1999 among Vencor, Inc., and each of its Subsidiaries party thereto, and Mortgagor, each as debtor and debtor-in-possession (each a "Borrower" and collectively, on a joint and several basis, the "Borrowers"), the Lenders party thereto, the LC Issuing Banks party thereto, and Morgan Guaranty Trust Company of New York, as Arranger, Administrative Agent and Collateral Agent (together with its successors and assigns under the Credit Agreement, the "Agent").

     B. Secured Obligations. The Lien of this Mortgage is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "Secured Obligations":

               (i) all principal of all Loans and LC Reimbursement Obligations outstanding from time to time under the Credit Agreement;

               (ii) all interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Mortgagor or would accrue but for the operation of applicable bankruptcy or insolvency laws, whether or not allowed or allowable as a claim in such proceeding) on the Secured Obligations referred to above;

               (iii) all other amounts hereafter payable by the Mortgagor under any Financing Document; and

               (iv) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     C. Principal Amount. Pursuant to Kentucky Revised Statutes ("KRS") 382.520, this Mortgage shall secure the payment of (a) all renewals and extensions of the Secured Obligations described herein; and (b) any additional indebtedness, whether direct, indirect, existing, future contingent, or otherwise, of Mortgagor to Mortgagee; provided that the aggregate amount of all
                                      --------

_________________
/3/ Capitalized terms are defined in, or by reference in, Section 1.01.

such Secured Obligations and additional indebtedness secured hereby shall in no event exceed $500,000,000. The final maturity date of the Secured Obligations is February ___, 2000.

                               Granting Clauses

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee and its successors as Collateral Agent under the Collateral Documents, with power of sale and right of entry as hereinafter provided, all of the following property and rights (all of which property and rights are collectively called the "Mortgaged Property"), and (to the extent covered by the Local UCC) does hereby GRANT AND WARRANT to the Mortgagee and its successors as Collateral Agent under the Collateral Documents, a continuing first security interest in and to all of the Mortgaged Property and rights described in the following Granting Clauses, to wit:

Granting Clause I.

Leasehold Estate. All estate, right, title and interest of the Mortgagor in, to, under or derived from the lease described in Exhibit A (the "Ground Lease") affecting the parcel or parcels of land located in Jefferson County, Kentucky, more particularly described in Exhibit A (the "Land"), including all amendments, supplements, consolidations, substitutions, extensions, renewals and other modifications of the Ground Lease now or hereafter entered into in accordance with the provisions thereof or otherwise; together with all other, further, additional or greater estate, right, title or interest of the Mortgagor in, to, under or derived from the Land and the Improvements now or hereafter located thereon which may at any time be acquired by the Mortgagor by the terms of the Ground Lease, by reason of the exercise of any option thereunder or otherwise, including the right of the Mortgagor to possession under Section 365 of the Bankruptcy Code in the event of the rejection of the Ground Lease by the landlord thereunder or its trustee pursuant to said Section; and together with all rights and benefits of whatsoever nature derived or to be derived by the Mortgagor under the Ground Lease, including (subject to the terms hereof) the rights to exercise options, to give consents, to modify, extend or terminate the Ground Lease, to surrender the Ground Lease, to elect to treat the Ground Lease as rejected or to remain in possession under Section 365(h) of the Bankruptcy Code, and to receive all deposits and other amounts payable to the Mortgagor under the Ground Lease.

Granting Clause II.

          Improvements. All estate, right, title and interest of the Mortgagor under the Ground Lease in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls and berms; all estate, right, title and interest of the Mortgagor in, to, under or derived from all items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the Improvements which by the nature of their location thereon or affixation thereto, or otherwise, are real property under applicable law or an interest in them arises under real estate law including: all drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; all pipes, elevators, escalators, motors, electrical, computer and other wiring, machinery, fittings and racking and shelving; all walls, screens and partitions; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein (the foregoing being collectively called the "Improvements").

          Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from all component parts of the Improvements, fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on, attached to or contained in the Land and the Improvements, whether or not attached thereto and which are not real property under applicable law, including all partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment, elevators, stoves, ranges, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials, motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures (all of the foregoing being hereinafter collectively called the "Equipment"; the Land with the Improvements thereon and the Equipment therein being collectively called the "Property"). If the Lien of this Mortgage is subject to a security interest covering any property described in this GRANTING CLAUSE II, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor, and subject to all of the liens of, and terms and conditions applicable to, such security interest.

Granting Clause III.

          Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Land; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

Granting Clause IV.

          Agreements. All estate, right, title and interest of the Mortgagor in, to, under or derived from all Insurance Policies (including all unearned premiums and dividends thereunder), all guarantees and warranties relating to the Property, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contract rights, now or hereafter relating to the use or operation of the Property.

Granting Clause V.

          Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

Granting Clause VI.

          Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all rents, royalties, issues and profits, including during any period of redemption, now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter, including during any period of redemption, payable pursuant to the Leases; all other sums now or hereafter, including during any period of redemption, payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter, including during any period of redemption, belonging or accruing with respect to the Property, including deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents").

Granting Clause VII.

          Proceeds. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all Casualty Proceeds and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided herein, and in each of the Credit Agreement and the Security Agreement, to be held, applied and disbursed as provided in the Credit Agreement and the Security Agreement.

Granting Clause VIII.

          Additional Property. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Financing Documents, required to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor's business or operations conducted therein as a going concern, in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or anyone acting on its behalf.

          TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee, forever.

          PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the Lien of this Mortgage in full or in part in the manner and at the time provided in Section 7.02.

          THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. (a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference to, the Credit Agreement and have the same meanings herein as therein.

(b) In addition, as used herein, the following terms have the following meanings:

               "Agent" is defined in the Recitals.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "Cash Proceeds Account" is defined in Section 7(e) of the Security Agreement.

               "Casualty Event" means any damage to, or destruction of, any real or personal property or improvements.

               "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by the Mortgagor by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any Casualty Event, all insurance proceeds or payments (other than payments with respect to business interruption insurance) which the Mortgagor receives under any insurance policy by reason of such Casualty Event.

               "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

               "Credit Agreement" is defined in the Recitals.

               "Equipment" is defined in Granting Clause II.

               "Impositions" means all real estate taxes, transfer taxes and sales and use taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), and water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property or (iii) the Rents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor or the Mortgagee or any Lender, except to the extent that such taxes of the Mortgagor or the Mortgagee or any Lender are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

               "Improvements" is defined in Granting Clause II.

               "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to the Credit Agreement.

               "Insurance Premiums" means all premiums payable under the Insurance Policies.

               "Insurance Requirements" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways, or any use or condition thereof.

               "Land" is defined in Granting Clause I.

               "Lease" means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property other than the Ground Lease, together with any guarantee of the obligations of the tenant or occupant thereunder or any right to possession under any federal or state bankruptcy code in the event of the rejection of any sublease by the sublandlord thereof or its trustee pursuant to said code.

               "Legal Requirements" means all provisions of all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, permits from and agreements with, all governmental authorities, now or hereafter applicable to the Property, any adjoining vaults, sidewalks, streets or ways, or any use or condition thereof.

               "Local UCC" means the Uniform Commercial Code as in effect in the State in which the Property is located.

               "Mortgage" is defined in the Preamble.

               "Mortgaged Property" is defined in the Granting Clauses.

               "Mortgagee" is defined in the Preamble.

               "Mortgagor" is defined in the Preamble.

               "National Flood Insurance Program" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 et seq.).
                          -- ---

               "Permitted Disposition" means any (i) Transfer in connection with a Condemnation Event, (ii) easement or similar encumbrance with respect to the Property granted by the Mortgagor to any adjoining landowner or any railroad, telephone, cable television, water, sewer, utility or similar company, municipality or other governmental subdivision in the ordinary course of business, (iii) other Transfer permitted under Section 7.03 of the Credit Agreement; or (iv) assignment or sublease to any wholly-owned Vencor Company permitted under the Credit Agreement.

               "Permitted Encumbrances" is defined in the Credit Agreement.

               "Permitted Liens" means any Liens permitted under Section 7.02 of the Credit Agreement.

               "Property" is defined in Granting Clause II.

               "Receiver" is defined in Section 5.02(a)(iv).

               "Rents" is defined in Granting Clause VI.

               "Restoration" means the restoration, repair, replacement or rebuilding of the Property after a Casualty Event or Condemnation Event, and "Restore" means to restore, repair, replace or rebuild the Property after a Casualty Event or Condemnation Event, in each case to a value and condition substantially the same as the value and condition immediately prior to the Casualty Event or Condemnation Event.

               "Secured Obligations" is defined in the Recitals.

               "Secured Parties" means the holders from time to time of the Secured Obligations.

               "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrowers, the Subsidiary Guarantors party thereto and the Collateral Agent.

               "Transfer" means, when used as a noun, any sale, conveyance, assignment, lease, sublease of all or any substantial portion of the Property, or other transfer and, when used as a verb, to sell, convey, assign, lease, so sublease, or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

               "Unavoidable Delays" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty Event, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation Event, litigation relating to Legal Requirements, inability to obtain permits or other causes beyond the reasonable control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

(c) In this Mortgage, unless otherwise specified, references to this Mortgage or to Leases, the Ground Lease, the Credit Agreement, Notes, Letters of Credit, the Security Agreement, Financing Documents and Collateral Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

Section 1.02 Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other gender; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "consent", "approve", "agree" and "re-quest", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage;
(xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; and (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

                                   ARTICLE 2

               CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

Section 2.01  Title.  (a)  The Mortgagor warrants that, as of the date hereof,
(i)(x) the Mortgagor has a valid and subsisting leasehold interest in the Land and the Improvements thereon, subject to the provisions of the Ground Lease, free and clear of all Liens other than the Permitted Liens, (y) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property, and (z) this Mortgage constitutes a valid, binding and enforceable Lien on the Mortgaged Property, in each case subject only to the terms of the Ground Lease and to Permitted Liens; (ii) the Ground Lease creates and constitutes in the Mortgagor a valid and subsisting leasehold interest in the Land and the Improvements located thereon, (iii) the Ground Lease has not been modified, amended or assigned except as set forth in Exhibit A, and (iv) to the best of the Mortgagor's knowledge, there is no default under the Ground Lease, all rents due have been paid in full, and no action has commenced and is pending to terminate the Ground Lease.

(b) The Mortgagor shall forever preserve, protect, warrant and defend (A) the estate, right, title and interest of the Mortgagor in and to the Mortgaged Property; (B) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property; and (C) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to Permitted Liens.

(c) The Mortgagor, at its sole cost and expense, shall (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may reasonably require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. To the extent permitted by law, the Mortgagor hereby authorizes the Mortgagee to execute and file financing statements or continuation statements without the Mortgagor's signature appearing thereon if the Mortgagor has failed to do so within a reasonable period of time after demand therefor. The Mortgagor shall pay on demand the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.

(d) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.

Section 2.02 Secured Obligations. The Mortgagor shall duly and punctually pay, perform and observe the Secured Obligations.

Section 2.03 Impositions. The Mortgagor shall (i) duly and punctually pay all Impositions prior to the delinquency date thereof; (ii) duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the delinquency date thereof; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iv) not make deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under applicable law, hereby irrevocably waives any right to do so.

Section 2.04 Legal and Insurance Requirements. (a) The Mortgagor represents and warrants that as of the date hereof, (i) to the Mortgagor's knowledge, the Property and the use and operation thereof comply in all material respects with all Legal Requirements and Insurance Requirements, (ii) to the Mortgagor's knowledge, there is no default under any material Legal Requirement or Insurance Requirement and (iii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any material Legal Requirement or Insurance Requirement.

(b) The Mortgagor shall (i) duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) procure, maintain and duly and punctually comply in all material respects with all permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property as conducted from time to time; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement, Insurance Requirement or permit or any possible or actual termination of any permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination; and (iv) promptly after obtaining knowledge thereof, notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any permit or Insurance Policy and the action being taken to remedy such condition.

Section 2.05 Status and Care of the Property. (a) The Mortgagor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities to serve the current use and operation of the Property;

(ii) the Property has legal access to all streets or roads necessary to serve the current use and operation of the Property; and (iii) the Improvements are not located in an area designated as Flood Zone A, (as defined under the regulations adopted under the National Flood Insurance Program), or to the extent the Improvements are located in an area designated as Flood Zone A, the Mortgagor maintains in full force and effect flood insurance under the National Flood Insurance Program to the extent and in the amounts required by applicable law.

(b) The Mortgagor (i) shall not (A) initiate, consent to or affirmatively support any change in the applicable zoning which would materially and adversely affect the value of the Lien created by this Mortgage, (B) seek any variance (or any change in any variance) under the zoning adversely affecting the value of the Lien created by this Mortgage, or (C) execute or file any subdivision or other plat or map adversely affecting the value of the Lien created by this Mortgage; and (ii) shall, promptly after receiving notice or obtaining knowledge of any proposed change in the zoning materially and adversely affecting the value of the Lien created by this Mortgage or which would result in the current use of the Property being a non-conforming use for which a variance has not been obtained, notify the Mortgagee thereof and diligently contest the same by any action or proceeding deemed appropriate by the Mortgagor in its reasonable judgment or reasonably requested by the Mortgagee provided, however, that the Mortgagor shall not hereby be obligated to commence or prosecute any legal action.

Section 2.06 Liens. The Mortgagor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, in each case (i) whether voluntarily or involuntarily created, (ii) whether directly or indirectly a Lien thereon and (iii) whether subordinated hereto, except Permitted Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Liens) on the Mortgaged Property or any interest therein, regardless of whether a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Financing Documents.

Section 2.07 Transfer. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except, subject to the rights of the Mortgagee hereunder if an Event of Default has occurred and is continuing, in connection with Permitted Dispositions.

Section 2.08 Ground Lease. (a) The Mortgagor represents and warrants that (i) Exhibit A contains a correct and complete description of the Ground Lease; (ii) the Mortgagor has furnished to the Mortgagee a copy of the Ground Lease certified as true and correct by the Mortgagor; (iii) except as described in Exhibit A, the Ground Lease has not been modified or assigned by the Mortgagor or, to the knowledge of the Mortgagor, assigned by the landlord thereunder; (iv) the Ground Lease is in full force and effect and, to the knowledge of the Mortgagor, there is no default under the Ground Lease and there is existing no condition which with the giving of notice or passage of time or both would cause a default under the Ground Lease; and (v) the execution, delivery and performance of this Mortgage do not require any consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

(b) The Mortgagor shall (i) duly and punctually pay, perform and observe all of its obligations under the Ground Lease; (ii) shall do all things necessary or appropriate to enforce, preserve and keep unimpaired the rights of the Mortgagor and the obligations of each of the other parties under the Ground Lease; (iii) shall not terminate or surrender the Ground Lease; (iv) shall not modify or amend the Ground Lease except as permitted by Section 7.08 of the Credit Agreement; (v) shall notify the Mortgagee in writing not later than 120 days prior to the last date on which the Mortgagor can exercise (A) any right to extend the term of the Ground Lease or (B) any option to purchase or otherwise acquire the interest of the landlord under the Ground Lease; (vi) unless the Required Lenders shall otherwise approve, shall exercise (not later than 60 days prior to the last date on which the Mortgagor may timely do so) each right or option of the Mortgagor under the Ground Lease (A) to extend the term thereof, or (B) to purchase or otherwise acquire the interest of the landlord under the Ground Lease and contemporaneously furnish to the Mortgagee a copy of the notice exercising such right or option; and (vii) shall notify the Mortgagee (A) promptly after receipt or contemporaneously when given, as the case may be, of the receipt or giving by the Mortgagor of any notice of default under the Ground Lease or of any notice of the possible or actual termination thereof, any material right of the Mortgagor thereunder or any material obligation of any other party thereunder, accompanied by a copy of such notice; (B) promptly after learning about any such condition, of the existence of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default under the Ground Lease or any termination thereof; (C) promptly after receiving or learning of the existence of any such assignment, or the existence of any assignment of the interest of the landlord under the Ground Lease, accompanied by a copy of any such assignment received by the Mortgagee; and (D) promptly after receipt or contemporaneously when given, as the case may be, of the receipt or giving of any notice relating to any option to purchase or right of first refusal under the Ground Lease, accompanied by a copy of such notice.

(c) The provisions of subsection (b) of this Section shall also apply to any right of the Mortgagor to possession under Section 365 of the Bankruptcy Code in the event the Ground Lease is rejected by any other party thereunder or its trustee pursuant to said Section.

(d) In the event the Mortgagor acquires the fee simple title or any other greater estate or interest in the Land, such acquisition will not merge with the leasehold estate created by the Ground Lease, but such other title, estate or interest will remain discrete, shall immediately and automatically become subject to the Lien hereof and such title, estate or interest shall be part of the Mortgaged Property and included within the term and definition of "Land". The Mortgagor shall execute, acknowledge and deliver any instruments requested by the Mortgagee to confirm the coverage of the Lien hereof upon such other greater estate or interest. The Mortgagor shall pay any and all conveyance or mortgage taxes, and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

(e) The Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of the Mortgagor's claims and rights to the payment of damages arising from any rejection by the landlord under the Ground Lease pursuant to the Bankruptcy Code. The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, the right to file and prosecute, to the exclusion of the Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of such landlord under the

Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the termination of this Mortgage in the manner and at the time provided in Section 7.02. Any amounts received by the Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied and paid as set forth in Section 5.06.

(f) The Mortgagor shall not, without the Mortgagee's prior consent, elect to treat the Ground Lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made without the Mortgagee's prior consent shall be void.

(g) If pursuant to Section 365(h)(1) of the Bankruptcy Code, the Mortgagor seeks to offset against the rent or other charges reserved in the Ground Lease the amount of any damages caused by the non-performance by the landlord of any of the landlord's obligations under the Ground Lease after the rejection by the landlord of the Ground Lease under the Bankruptcy Code, the Mortgagor shall, prior to effecting such offset, notify the Mortgagee of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. The Mortgagee shall have the right, within ten (10) days after receipt of such notice from the Mortgagor, to reasonably object to all or any part of such offset, and, in the event of such reasonable objection, the Mortgagor shall not effect any offset of the amounts so objected to by the Mortgagee for a period of thirty days after the Mortgagee has delivered its objection notice to the Mortgagor during which time the Mortgagee shall have the right to bring its objections to the attention of any court supervising the bankruptcy of the owner of the Ground Lease and both the Mortgagee and the Mortgagor agree to abide by the decision of any such court. If the Mortgagee has failed to object as aforesaid within the (10) days after notice from the Mortgagee or the court fails to render its decision within the above-mentioned thirty day period, the Mortgagor may proceed to effect such offset in the amounts set forth in the Mortgagor's notice. Neither the Mortgagee's failure to object as aforesaid nor any objection or other communication between the Mortgagee and the Mortgagor relating to such offset shall constitute an approval of any such offset by the Mortgagee.

(h) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Mortgaged Property in connection with any case under the Bankruptcy Code (other than a case under the Bankruptcy Code commenced with respect to the Mortgagor), the Mortgagee shall have the option, to the exclusion of the Mortgagor, exercisable upon notice to the Mortgagor, to conduct and control any such litigation with counsel of the Mortgagee's choice. The Mortgagee may proceed in its own name or in the name of the Mortgagor in connection with any such litigation, and the Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. The Mortgagor shall pay to the Mortgagee all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Mortgagee in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from the Mortgagee setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by the Mortgagor as aforesaid shall be a part of the Secured Obligations and shall be secured by this Mortgage. The Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Lease in any such case under the Bankruptcy Code (other than a case under the Bankruptcy Code commenced with respect to the

Mortgagor) without the prior consent of the Required Lenders, which consent shall not be unreasonably withheld.

(i) The Mortgagor shall promptly, after obtaining knowledge thereof, notify the Mortgagee orally of any filing by or against the landlord under the Ground Lease of a petition under the Bankruptcy Code. The Mortgagor shall thereafter forthwith give notice of such filing to the Mortgagee, setting forth any information available to the Mortgagor as to the date of such filing, the court in which such petition was filed, and the relief sought therein. The Mortgagor shall promptly deliver to the Mortgagee following receipt any and all notices, summonses, pleadings, applications and other documents received by the Mortgagor in connection with any such petition and any proceedings relating thereto.

(j) If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, and the Mortgagor, as the tenant under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, then the Mortgagor shall give the Mortgagee not less than ten
(10) days' prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the Ground Lease. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such 10-day period a notice stating that the Mortgagee demands that the Mortgagor assume and assign the Ground Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and the Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance of the Mortgagor's obligations under the Ground Lease. If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the Ground Lease and shall seek court approval to comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by the Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

(k) Effective upon the entry of an order for relief in respect of the Mortgagor under the Bankruptcy Code, the Mortgagor hereby assigns and transfers to the Mortgagee a non-exclusive right to apply to the bankruptcy court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Ground Lease may be rejected or assumed.

                                   ARTICLE 3

                     INSURANCE, CASUALTY AND CONDEMNATION

Section 3.01 Insurance. The Mortgagor shall maintain in full force and effect Insurance Policies with respect to the Property as required by Section 5.03 of the Credit Agreement.

Section 3.02  Casualty and Condemnation

(a) The Mortgagor represents and warrants that, as of the date hereof, (i) there is no Casualty Event or Condemnation Event, (ii) there are no negotiations or proceedings which might result in a Condemnation Event and (iii) to the knowledge of the Mortgagor, no Condemnation Event is proposed or threatened.

(b) If any Casualty Event or Condemnation Event occurs, the Mortgagor shall immediately take such action as is required by Section 5.08 of the Credit Agreement and the other Financing Documents and any Casualty Proceeds shall be held, applied and disbursed as provided in or permitted by the Credit Agreement and the Security Agreement.

                                   ARTICLE 4

                          CERTAIN SECURED OBLIGATIONS

Section 4.01 Interest after Default. If, pursuant to the terms of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor (including any payment made by the Mortgagee pursuant to Section 5.10), or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the terms of the Financing Documents, such Secured Obligation shall be payable on demand and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Tranche A Default Rate for such day. Such interest, and any other interest on the Secured Obligations payable at the Tranche A Default Rate pursuant to the terms of the Financing Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Secured Obligations and shall be secured by this Mortgage.

Section 4.02 Changes in the Laws Regarding Taxation. If, after the date hereof, there shall be enacted any applicable law changing in any way the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations, the Mortgagee or any Secured Party, promptly after demand by the Mortgagee or any affected Secured Party, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such affected Person for all such taxes, assessments or other charges which such Person is obligated to pay as a result thereof.

Section 4.03 Indemnification. The Mortgagor shall protect, indemnify and defend each of the Mortgagee and the Secured Parties (each, an "Indemnified Party") from and against all claims, damages, losses, liabilities, costs or expenses of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against any Indemnified Party by reason or on account of, or in connection with (a) this Mortgage (b) the Mortgagee's good faith exercise of any of its rights and remedies hereunder; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (d) any use, misuse, non-use, condition, maintenance or repair by the Mortgagor or anyone claiming by, through or under the Mortgagor; and (e) any failure by the Mortgagor or anyone claiming by, through or under the Mortgagor to perform under the Ground Lease; provided, that any claims caused by the willful misconduct or gross negligence of any Indemnified Party as determined by a court of competent jurisdiction shall be excluded from the foregoing indemnification of such Indemnified Party. Any amount payable under this Section will be deemed a demand obligation and will bear interest pursuant to Section 4.01. The obligations of the Mortgagor under this Section shall survive the termination of this Mortgage.

                                   ARTICLE 5

                         DEFAULTS, REMEDIES AND RIGHTS

Section 5.01 Events of Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder. All notice and cure periods provided in the Credit Agreement and the other Financing Documents shall run concurrently with any notice or cure periods provided under applicable law.

Section 5.02 Remedies. (a) When an Event of Default has occurred and is continuing, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law and to the fullest extent available under applicable law, to wit:

(i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

(ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or

(iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

(iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "Receiver") of the Mortgaged Property, without notice to the Mortgagor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other obligor, and the Mortgagor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (v) of this subsection (a); or

(v) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted by applicable law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, Restorations, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

(vi) with or, to the fullest extent permitted by applicable law, without entry upon the Property, in the name of the Mortgagee or a Receiver as required by law (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under clause (v) of this subsection (a) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as reasonable compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

(vii) to take any action with respect to any Mortgaged Property permitted under the Local UCC; or

(viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, including the right to foreclosure through court action, and the Mortgagor does hereby grant the same to the Mortgagee.

(b)  To the fullest extent permitted by applicable law,

(i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Financing Document or under applicable law;

(ii) every remedy or right hereunder, under any other Financing Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;

(iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Financing Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Financing Document;

(iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Financing Document or under applicable law upon any Default or other occurrence hereunder or under any other Financing Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Financing Document;

(v) no single or partial exercise of any remedy or right hereunder, under any other Financing Document or under applicable law upon any Default or other occurrence hereunder or under any other Financing Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Financing Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Financing Document;

(vi) the acceptance by the Mortgagee, the Agent or any Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Financing Document with respect thereto; and

(vii) the acceptance by the Mortgagee, the Agent or any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Financing Document with respect to any other Secured Obligation.

(c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (except the Agent, the Lenders or the other Secured Parties to the extent required by the other Financing Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

(d) For the purpose of carrying out any provisions of Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section

5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

Section 5.03 Waivers by the Mortgagor. To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshaling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (b) impairment of any right of subrogation or reimbursement; (c) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (d) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (e) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of the Mortgagee or any Secured Party under or with respect to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property; or (g) the right of the Mortgagee as Agent to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any Secured Party.

Section 5.04 Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding; and irrevocably consents to the service of any process in accordance with applicable law in any such suit, action or proceeding, or any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to Section 7.03; such service to be effective in accordance with applicable law.

(b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document in any court having jurisdiction under the provisions of any other Collateral Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Collateral Document or applicable law.

Section 5.05 Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the

Mortgaged Property hereunder, whether made pursuant to the power of sale under
Section 5.02 or under any applicable provision of law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

(a) The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, as provided in Section 5.03, the Mortgagor has waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

(c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning, transferring and delivering all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale and apply the same as provided in
Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

(d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited.

(e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or the other Financing Documents, or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

(f) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

(g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting or causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

(h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee of the Mortgagee's remedies under Section 5.02(a)(v) or after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

(i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

(j) If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee shall institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

(k) Following any judicial sale of the real property covered by the Mortgage, the redemption period shall be limited to one (1) month from and after the date of such judicial sale.

Section 5.06 Proceeds. Except as otherwise provided herein or required under applicable law, when an Event of Default has occurred and is continuing, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder or under any applicable provision of law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise, shall be applied and paid as follows:

(a)  First:  to pay the expenses of such sale or other realization, including
     -----
compensation for the Person conducting such sale (which may include the Mortgagee), the cost of title searches, foreclosure certificates and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Tranche A Default Rate from the date of demand through the date repaid to such Person;

(b)  Second:  to pay the expenses and other amounts payable under Sections 4.02
     ------
and 5.10, if any; and

(c)  Third:  to pay the other Secured Obligations in the order and priority set
     -----
forth in Section 15 of the Security Agreement.

Section 5.07 Assignment of Leases. (a) Subject to paragraph (d) below, the assignments of the Leases and the Rents thereunder pursuant to Granting Clauses V and VI are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under
Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all such Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents thereunder pursuant to Granting Clauses V and VI.

(b) The Mortgagor shall have a license granted hereby to collect and receive all Rents under the Leases and apply the same subject to the provisions of the Financing Documents, such license to be terminable by the Mortgagee as provided in Section 5.07(c).

(c) When an Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the right, exercisable upon notice to the Mortgagor, to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and (vi) or under applicable law. Upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all security deposits under the Leases and all Rents thereunder allocable to any period after such demand. Subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Rents received hereunder by such Person shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Cash Proceeds Account, to be held, applied and disbursed as provided in
Section 15 of the Security Agreement, provided that, subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any security deposits actually received by such Person shall be promptly paid to the Mortgagee, and any security deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

(d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or security deposits actually received by such Person.

Section 5.08 Dealing with the Mortgaged Property. Subject to Section 7.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property, or grant or consent to the granting of any Lien affecting any portion of the Mortgaged Property, to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

Section 5.09 Right of Entry. The Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Lenders (a) without notice, when an Event of Default has occurred and is continuing, (b) with simultaneous notice, if any payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (c) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor's business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 5.10 or for any other purpose, shall be construed to be (i) possession of the Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (ii) a cure of any Default or waiver of any Default or Secured Obligation. The expense of any inspection pursuant to clause (c) above shall be borne by the Mortgagee unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case the Mortgagor shall pay, or reimburse the Mortgagee for, such expense.

Section 5.10 Right to Perform Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder, after the expiration of any applicable grace period the Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Lenders at any time, to pay or perform such obligation (a) without notice, when an Event of Default has occurred and is continuing, (b) with simultaneous notice, if such payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (c) after notice given reasonably in advance to allow the Mortgagor an opportunity to pay or perform such obligation, provided that the Mortgagor is not contesting payment or performance in accordance with the terms hereof and further provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. The Mortgagor shall reimburse the Mortgagee on demand for the reasonable costs of performing any such obligations and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Tranche A Default Rate for such day.

Section 5.11 Concerning the Mortgagee. (a) The provisions of Section 16 of the Security Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Credit Agreement and the other Financing Documents in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

(i) The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.

(b) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Lenders or the other Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5.11). References to the Mortgagee in Section
5.12 shall be deemed to include any co-agent or separate agent appointed pursuant to this Section 5.11.

Section 5.12 Expenses. The Mortgagor agrees that it will forthwith on demand pay to the Mortgagee the amount of any taxes which the Mortgagee may have been required to pay in order to free any of the Mortgaged Property from any Lien thereon (other than Permitted Liens), the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Mortgagee may reasonably incur in connection with preserving the value of the Mortgaged Property and the validity, perfection, rank or value of the Lien of this Mortgage and the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Mortgagee may reasonably incur in connection with the collection, sale or other disposition of any of the Mortgaged Property.

                                   ARTICLE 6

                     SECURITY AGREEMENT AND FIXTURE FILING

Section 6.01 Security Agreement. To the extent that the Mortgaged Property constitutes or includes tangible or intangible personal property, including goods or items of personal property which are or are to become fixtures under applicable law, the Mortgagor hereby grants to the Mortgagee a security interest therein and this Mortgage shall also be construed as a pledge and a security agreement under the Local UCC; and, when an Event of Default has occurred and is continuing, the Mortgagee shall be entitled to exercise with respect to such tangible or intangible personal property all remedies available under the Local UCC and all other remedies available under applicable law. Without limiting the foregoing, any personal property may, at the Mortgagee's option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder,
(ii) be sold pursuant to the Local UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor, after an Event of Default has occurred and is continuing, to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. At any time and from time to time when an Event of Default has occurred and is continuing, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect of the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Mortgaged Property includes personal property covered by the Security Agreement the provisions of the Security Agreement shall govern with respect to such personal property.

Section 6.02 Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

          (a)  Name and address of the debtor:
               Vencor Operating, Inc.
               One Vencor Place
               680 South Fourth Avenue
               Louisville, Kentucky 40202
               Attention: ____________________

          (b)  Name and address of the secured party:
               Morgan Guaranty Trust Company of New York, as Collateral Agent 500 Stanton Christiana Road
               Newark, Delaware 19713-2107

(c) This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

(d) The Mortgagor is the record owner of the real estate on which such fixtures are or are to be located.

                                   ARTICLE 7

                                 MISCELLANEOUS

Section 7.01 Revolving Credit Loans. The Secured Obligations secured by this Mortgage include revolving credit Loans made, and LC Reimbursement Obligations relating to Letters of Credit issued or extended, under the Credit Agreement which are advanced, paid and readvanced from time to time. Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Secured Obligations. The unpaid balance of the revolving credit Loans and the outstanding LC Reimbursement Obligations relating to Letters of Credit issued or extended under the Credit Agreement may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any LC Issuing Bank's obligation to issue or extend Letters of Credit or to make payments upon draws under Letters of Credit or any Lender's obligation to advance revolving credit Loans subject to the conditions stated in the Credit Agreement. Each of the security interest of the Mortgagee hereunder and the priority of the Lien of this Mortgage will remain in full force and effect with respect to all of the Secured Obligations notwithstanding such a zero balance of the revolving credit Loans and LC Reimbursement Obligations and the Lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 7.02(a). To the extent that the Secured Obligations are deemed to be a "revolving credit plan" or "line of credit" pursuant to KRS 382.385, $500,000,000 is the maximum principal amount of credit that may be extended under the line of credit or the maximum credit limit of the revolving credit plan which, in each case, may be outstanding at any time under the line of credit or revolving credit plan, and which is to be secured by this Mortgage. It shall be an Event of Default under this Mortgage if Mortgagor requests a release, in the manner provided by KRS 382.385 or 382.520, of any portion of the Secured Obligations prior to the date that all of the indebtedness secured by this Mortgage has been paid and this Mortgage has been terminated in writing, and Mortgagor hereby waives any and all right to request such a release to the maximum extent permitted by law.

Section 7.02 Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect (except as provided in Section 4.03) upon (i) payment in full of all Secured Obligations described in clause (i) in the definition thereof, (ii) the termination of all Letters of Credit issued under the Credit Agreement, (iii) the termination of all Commitments under the Credit Agreement and (iv) payment in full of all other Secured Obligations known to the Mortgagee to be then due and payable.

(b) Upon direction from the Administrative Agent pursuant to Section 2.13 of the Credit Agreement and upon the Mortgagor's compliance with Section 18 of the Security Agreement, the Mortgagee shall release all or a portion of the Mortgaged Property (but not any proceeds of any sale giving rise to such release). In addition, at any time and from time to time prior to such termination of this Mortgage, the Mortgagee may release any of the Mortgaged Property with the consent of the Required Lenders, provided that if such release is in connection with the release of all or substantially all of the collateral granted to secure the Secured Obligations, such release shall require the consent of all Lenders.

(c) Any termination or release under this Section 7.02 shall be at the Mortgagor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Mortgagee.

Section 7.03 Notices. All notices, approvals, requests, demands and other communications hereunder shall be given (i) if to the Mortgagor, in accordance with Section 11.01 of the Credit Agreement at the "Address for Notices" specified below the intended recipient's name on the signature pages thereof, or at such other address as shall be designated by such party in a Notice to the other parties in accordance with such Section 11.01 of the Credit Agreement; and
(ii) if to the Mortgagee, in accordance with Section 11.01 of the Credit Agreement.

Section 7.04 Amendments in Writing. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee in accordance with Section 11.05 of the Credit Agreement with the consent of the Required Lenders (except that any change, waiver, discharge or termination of Section 7.02 shall require the consent of all the Lenders). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.05 Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

Section 7.06 Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(b) To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

(c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Credit Agreement.

Section 7.07 Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 7.08 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.09 Last Dollars Secured. This Mortgage secures only a portion of the Secured Obligations owing or which may become owing by the Mortgagor. Notwithstanding anything to the contrary contained in the Financing Documents, the parties agree that any payments or repayments of such Secured Obligations by the Mortgagor shall be deemed to apply first to the portion of the Secured Obligations that is not secured hereby, it being the parties' intent that the portion of the Secured Obligations last remaining unpaid shall be deemed secured hereby.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the day and year first above written.


                              MORTGAGOR:

                              VENCOR OPERATING, INC.


                              By:  _______________________
                                   Name:
                                   Title:

STATE OF ______________  )
                         )
COUNTY OF _____________  )

The foregoing instrument was acknowledged before me this ___ day of September, 1999 by ____________________, as ________________ of VENCOR OPERATING, INC., a
Delaware corporation, on behalf of the corporation.

          WITNESS my hand, at office.

[Notarial Seal]                        ______________________________________
                                       Notary Public
My Commission Expires:

______________________

                                   EXHIBIT A

                           DESCRIPTION OF THE LEASE

          Lease evidenced by Short Form Lease dated February 13, 1962 between Cesare Bertoli and Kathleen H. Bertoli, lessor, and Wendav, Inc., lessee, recorded in Deed Book 3736, page 557;

and Short Form Lease dated August 23, 1972 between Cesare Bertoli and Kathleen
H. Bertoli, lessor, and Extendicare of Kentucky, Inc., tenant, recorded in Deed book 4547, page 558 (Extendicare of Kentucky, Inc. being successor by merger to Wendav, Inc.);

as assigned to NHE/Kentucky, Inc. by Assignment of Lease dated August 28, 1972, recorded in Deed Book 4550, page 343;

as assigned to by NME Property Holding Co., (successor by merger to NHE/Kentucky, Inc.) to First Healthcare Corporation by Assignment and Assumption of Lease dated November 4, 1992 recorded in Deed Book 6245, page 41;

as further assigned to Vencor Operating, Inc. by Assignment of Lease from Ventas, Inc. (successor by merger and/or name change to First Healthcare Corporation) dated April 30, 1998, recorded in Deed Book ______, page ______, all of record in the Office of the Clerk of Jefferson County, Kentucky.



                            DESCRIPTION OF THE LAND

              [SEE ATTACHED PAGE(S) FOR DESCRIPTION OF THE LAND]

                                                                       EXHIBIT G

                                                           to Security Agreement

                             FORM OF FEE MORTGAGE



When recorded return to:


     Jennifer Grenert, Esq.
     O'Melveny & Myers LLP
     153 East 53rd Street
     New York, New York 10022-4611

--------------------------------------------------------------------------------

                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT

                        dated as of September ___, 1999

                                      by

                                [VENCOR ENTITY]
                            a Delaware corporation,
                                the Mortgagor,

                                      to

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Collateral Agent,
                                 the Mortgagee

                                   Property:
                             ____________________
                             County of __________
                              State of __________


--------------------------------------------------------------------------------

This Instrument Contains After-Acquired Property Provisions and Secures Obligations Containing Provisions For Changes in Interest Rates. This Instrument Also Secures Future Advances.

                             TABLE OF CONTENTS

                                                                      Page
PREAMBLE AND

RECITALS
GRANTING CLAUSES......................................................  2
GRANTING CLAUSE I.  Land..............................................  2
GRANTING CLAUSE II.  Improvements.....................................  2
GRANTING CLAUSE III.  Appurtenant Rights..............................  3
GRANTING CLAUSE IV.  Agreements.......................................  3
GRANTING CLAUSE V.  Leases............................................  3
GRANTING CLAUSE VI.  RENTS, ISSUES AND PROFITS........................  4
GRANTING CLAUSE VII.  Proceeds........................................  4
GRANTING CLAUSE VIII.  Additional Property............................  4

ARTICLE 1  DEFINITIONS AND INTERPRETATION.............................  5
     Section 1.01  Definitions........................................  5
     Section 1.02  Interpretation.....................................  8

ARTICLE 2  CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR..........  9
     Section 2.01  Title..............................................  9
     Section 2.02  Secured Obligations................................ 10
     Section 2.03  Impositions........................................ 10
     Section 2.04  Legal and Insurance Requirements................... 10
     Section 2.05  Status and Care of the Property.................... 10
     Section 2.06  Liens.............................................. 11
     Section 2.07  Transfer........................................... 11
     Section 2.08  [Intentionally Omitted]............................ 11

ARTICLE 3  INSURANCE, CASUALTY AND CONDEMNATION....................... 11
     Section 3.01  Insurance.......................................... 11
     Section 3.02  Casualty and Condemnation.......................... 11

ARTICLE 4  CERTAIN SECURED OBLIGATIONS................................ 12
     Section 4.01  Interest after Default............................. 12
     Section 4.02  Changes in the Laws Regarding Taxation............. 12
     Section 4.03  Indemnification.................................... 12

ARTICLE 5  DEFAULTS, REMEDIES AND RIGHTS.............................. 12
     Section 5.01  Events of Default.................................. 12
     Section 5.02  Remedies........................................... 13
     Section 5.03  Waivers by the Mortgagor........................... 16
     Section 5.04  Jurisdiction and Process........................... 16
     Section 5.05  Sales.............................................. 17
     Section 5.06  Proceeds........................................... 19
     Section 5.07  Assignment of Leases............................... 19
     Section 5.08  Dealing with the Mortgaged Property................ 20

_______________________
1 The Table of Contents is not part of this Mortgage.

     Section 5.09  Right of Entry..................................... 20
     Section 5.10  Right to Perform Obligations....................... 20
     Section 5.11  Concerning the Mortgagee........................... 21
     Section 5.12  Expenses........................................... 21

ARTICLE 6  SECURITY AGREEMENT AND FIXTURE FILING...................... 22
     Section 6.01  Security Agreement................................. 22
     Section 6.02  Fixture Filing..................................... 22

ARTICLE 7  MISCELLANEOUS.............................................. 23
     Section 7.01  Revolving Credit Loans............................. 23
     Section 7.02  Release of Mortgaged Property...................... 23
     Section 7.03  Notices............................................ 24
     Section 7.04  Amendments in Writing.............................. 24
     Section 7.05  Severability....................................... 24
     Section 7.06  Binding Effect..................................... 24
     Section 7.07  Governing Law...................................... 25
     Section 7.08  Counterparts....................................... 25
     Section 7.09  Last Dollars Secured............................... 25

          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") dated as of September __, 1999 by [VENCOR ENTITY], having an address at 3300 Aegon Center, Louisville, Kentucky 40202 (the "Mortgagor"), to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent for the Secured Parties (hereinafter defined), having an address at [500 Stanton Christiana Road, Newark, Delaware 19713-2107] (the "Mortgagee").


                                WITNESSETH:/2/



                                   RECITALS

     A. Credit Agreement. Reference is hereby made to the Debtor-In-Possession Credit Agreement (as amended from time to time, the "Credit Agreement"), dated as of September ___, 1999 among Vencor, Inc., and each of its Subsidiaries party thereto, and Vencor Operating, Inc., each as debtor and debtor-in-possession (each a "Borrower" and collectively, on a joint and several basis, the "Borrowers"), the Lenders party thereto, the LC Issuing Banks party thereto, and Morgan Guaranty Trust Company of New York, as Arranger, Administrative Agent and Collateral Agent (together with its successors and assigns under the Credit Agreement, the "Agent").

     B. Secured Obligations. The Lien of this Mortgage is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "Secured Obligations":

          (i) all principal of all Loans and LC Reimbursement Obligations outstanding from time to time under the Credit Agreement;

          (ii) all interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Mortgagor or would accrue but for the operation of applicable bankruptcy or insolvency laws, whether or not allowed or allowable as a claim in such proceeding) on the Secured Obligations referred to above;

          (iii) all other amounts hereafter payable by the Mortgagor under any Financing Document; and

          (iv) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

     [C. Principal Amount. This Mortgage secures a maximum principal amount of $__________ plus accrued unpaid interest and costs.]

____________________
2 Capitalized terms are defined in, or by reference in, Section 1.01.

                               GRANTING CLAUSES

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee and its successors as Collateral Agent under the Collateral Documents, with power of sale and right of entry as hereinafter provided, all of the following property and rights (all of which property and rights are collectively called the "Mortgaged Property"), and (to the extent covered by the Local UCC) does hereby GRANT AND WARRANT to the Mortgagee and its successors as Collateral Agent under the Collateral Documents, a continuing first security interest in and to all of the Mortgaged Property and rights described in the following Granting Clauses, to wit:

GRANTING CLAUSE I.

     LAND. ALL ESTATE, RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN, TO, UNDER OR DERIVED FROM THE PARCEL OR PARCELS OF LAND LOCATED IN __________ COUNTY, __________, MORE PARTICULARLY DESCRIBED IN EXHIBIT A (THE "LAND").

GRANTING CLAUSE II.

          Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls and berms; all estate, right, title and interest of the Mortgagor in, to, under or derived from all items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the Improvements which by the nature of their location thereon or affixation thereto, or otherwise, are real property under applicable law or an interest in them arises under real estate law including: all drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; all pipes, elevators, escalators, motors, electrical, computer and other wiring, machinery, fittings and racking and shelving; all walls, screens and partitions; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein (the foregoing being collectively called the "Improvements").

          Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from all component parts of the Improvements, fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on, attached to or contained in the Land and the Improvements, whether or not attached thereto and which are not real property under applicable law, including all partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment, elevators, stoves, ranges, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials, motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures (all of the foregoing being hereinafter collectively called the "Equipment"; the Land with the Improvements thereon and the Equipment therein being collectively called the "Property"). If the Lien of this Mortgage is subject to a security interest covering any property described in this GRANTING CLAUSE II, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor, and subject to all of the liens of, and terms and conditions applicable to, such security interest.

GRANTING CLAUSE III.

          Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Land; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

GRANTING CLAUSE IV.

          Agreements. All estate, right, title and interest of the Mortgagor in, to, under or derived from all Insurance Policies (including all unearned premiums and dividends thereunder), all guarantees and warranties relating to the Property, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contract rights, now or hereafter relating to the use or operation of the Property.

GRANTING CLAUSE V.

          Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

GRANTING CLAUSE VI.

          Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all rents, royalties, issues and profits, including during any period of redemption, now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter, including during any period of redemption, payable pursuant to the Leases; all other sums now or hereafter, including during any period of redemption, payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter, including during any period of redemption, belonging or accruing with respect to the Property, including deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents").

GRANTING CLAUSE VII.

          Proceeds. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all Casualty Proceeds and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided herein, and in each of the Credit Agreement and the Security Agreement, to be held, applied and disbursed as provided in the Credit Agreement and the Security Agreement.

GRANTING CLAUSE VIII.

          Additional Property. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Financing Documents, required to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor's business or operations conducted therein as a going concern, in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or anyone acting on its behalf.

          TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee, forever.

          PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the Lien of this Mortgage in full or in part in the manner and at the time provided in Section 7.02.

          THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:

                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. (a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference to, the Credit Agreement and have the same meanings herein as therein.

(b) In addition, as used herein, the following terms have the following meanings:

               "Agent" is defined in the Recitals.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "Cash Proceeds Account" is defined in Section 7(e) of the Security Agreement.

               "Casualty Event" means any damage to, or destruction of, any real or personal property or improvements.

               "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by the Mortgagor by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any Casualty Event, all insurance proceeds or payments (other than payments with respect to business interruption insurance) which the Mortgagor receives under any insurance policy by reason of such Casualty Event.

               "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

               "Credit Agreement" is defined in the Recitals.

               "Impositions" means all real estate taxes, transfer taxes and sales and use taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), and water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property or (iii) the Rents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor or the Mortgagee or any Lender, except to the extent that such taxes of the Mortgagor or the Mortgagee or any Lender are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

               "Improvements" is defined in Granting Clause II.

               "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to the Credit Agreement.

               "Insurance Premiums" means all premiums payable under the Insurance Policies.

               "Insurance Requirements" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways, or any use or condition thereof.

               "Land" is defined in Granting Clause I.

               "Lease" means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant or occupant thereunder or any right to possession under any federal or state bankruptcy code in the event of the rejection of any sublease by the sublandlord thereof or its trustee pursuant to said code.

               "Legal Requirements" means all provisions of all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, permits from and agreements with, all governmental authorities, now or hereafter applicable to the Property, any adjoining vaults, sidewalks, streets or ways, or any use or condition thereof.

               "Local UCC" means the Uniform Commercial Code as in effect in the State in which the Property is located.

               "Mortgage" is defined in the Preamble.

               "Mortgaged Property" is defined in the Granting Clauses.

               "Mortgagee" is defined in the Preamble.

               "Mortgagor" is defined in the Preamble.

               "National Flood Insurance Program" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 et seq.).
                          -- ---

               "Permitted Disposition" means any (i) Transfer in connection with a Condemnation Event, (ii) easement or similar encumbrance with respect to the Property granted by the Mortgagor to any adjoining landowner or any railroad, telephone, cable television, water, sewer, utility or similar company, municipality or other governmental subdivision in the ordinary course of business, (iii) other Transfer permitted under Section 7.03 of the Credit Agreement; or (iv) assignment or sublease to any wholly-owned Vencor Company permitted under the Credit Agreement.

               "Permitted Encumbrances" is defined in the Credit Agreement.

               "Permitted Liens" means any Liens permitted under Section 7.02 of the Credit Agreement.

               "Property" is defined in Granting Clause II.

               "Receiver" is defined in Section 5.02(a)(iv).

               "Rents" is defined in Granting Clause VI.

               "Restoration" means the restoration, repair, replacement or rebuilding of the Property after a Casualty Event or Condemnation Event, and "Restore" means to restore, repair, replace or rebuild the Property after a Casualty Event or Condemnation Event, in each case to a value and condition substantially the same as the value and condition immediately prior to the Casualty Event or Condemnation Event.

               "Secured Obligations" is defined in the Recitals.

               "Secured Parties" means the holders from time to time of the Secured Obligations.

               "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrowers, the Subsidiary Guarantors party thereto and the Collateral Agent.

               "Transfer" means, when used as a noun, any sale, conveyance, assignment, lease, sublease of all or any substantial portion of the Property, or other transfer and, when used as a verb, to sell, convey, assign, lease, so sublease, or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

               "Unavoidable Delays" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty Event, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation Event, litigation relating to Legal Requirements, inability to obtain permits or other causes beyond the reasonable control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

(c) In this Mortgage, unless otherwise specified, references to this Mortgage or to Leases, the Credit Agreement, Notes, Letters of Credit, the Security Agreement, Financing Documents and Collateral Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

Section 1.02 Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other gender; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage;
(xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; and (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

                                   ARTICLE 2

               CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

Section 2.01 Title. (a) The Mortgagor warrants that, as of the date hereof, (i) the Mortgagor has a good and marketable title to the Land and the Improvements thereon, free and clear of all Liens other than the Permitted Liens, (ii) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property, and (iii) this Mortgage constitutes a valid, binding and enforceable first Lien on the Mortgaged Property, in each case subject only to Permitted Liens.

(b) The Mortgagor shall forever preserve, protect, warrant and defend (i) the estate, right, title and interest of the Mortgagor in and to the Mortgaged Property; (ii) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property; and (iii) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to Permitted Liens.

(c) The Mortgagor, at its sole cost and expense, shall (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may reasonably require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. To the extent permitted by law, the Mortgagor hereby authorizes the Mortgagee to execute and file financing statements or continuation statements without the Mortgagor's signature appearing thereon if the Mortgagor has failed to do so within a reasonable period of time after demand therefor. The Mortgagor shall pay on demand the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.

(d) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.

Section 2.02 Secured Obligations. The Mortgagor shall duly and punctually pay, perform and observe the Secured Obligations.

Section 2.03 Impositions. The Mortgagor shall (i) duly and punctually pay all Impositions prior to the delinquency date thereof; (ii) duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the delinquency date thereof; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iv) not make deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under applicable law, hereby irrevocably waives any right to do so.

Section 2.04 Legal and Insurance Requirements. (a) The Mortgagor represents and warrants that as of the date hereof, (i) to the Mortgagor's knowledge, the Property and the use and operation thereof comply in all material respects with all Legal Requirements and Insurance Requirements, (ii) to the Mortgagor's knowledge, there is no default under any material Legal Requirement or Insurance Requirement and (iii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any material Legal Requirement or Insurance Requirement.

(b) The Mortgagor shall (i) duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) procure, maintain and duly and punctually comply in all material respects with all permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property as conducted from time to time; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement, Insurance Requirement or permit or any possible or actual termination of any permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination; and (iv) promptly after obtaining knowledge thereof, notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any permit or Insurance Policy and the action being taken to remedy such condition.

Section 2.05 Status and Care of the Property. (a) The Mortgagor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities to serve the current use and operation of the Property; (ii) the Property has legal access to all streets or roads necessary to serve the current use and operation of the Property; and (iii) the Improvements are not located in an area designated as Flood Zone A, (as defined under the regulations adopted under the National Flood Insurance Program), or to the extent the Improvements are located in an area designated as Flood Zone A, the Mortgagor maintains in full force and effect flood insurance under the National Flood Insurance Program to the extent and in the amounts required by applicable law.

(b) The Mortgagor (i) shall not (A) initiate, consent to or affirmatively support any change in the applicable zoning which would materially and adversely affect the value of the Lien created by this Mortgage, (B) seek any variance (or any change in any variance) under the zoning adversely affecting the value of the Lien created by this Mortgage, or (C) execute or file any subdivision or other plat or map adversely affecting the value of the Lien created by this Mortgage; and (ii) shall, promptly after receiving notice or obtaining knowledge of any proposed change in the zoning materially and adversely affecting the value of the Lien created by this Mortgage or which would result in the current use of the Property being a non-conforming use for which a variance has not been obtained, notify the Mortgagee thereof and diligently contest the same by any action or proceeding deemed appropriate by the Mortgagor in its reasonable judgment or reasonably requested by the Mortgagee provided, however, that the Mortgagor shall not hereby be obligated to commence or prosecute any legal action.

Section 2.06 Liens. The Mortgagor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, in each case (i) whether voluntarily or involuntarily created, (ii) whether directly or indirectly a Lien thereon and (iii) whether subordinated hereto, except Permitted Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Liens) on the Mortgaged Property or any interest therein, regardless of whether a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Financing Documents.

Section 2.07 Transfer. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except, subject to the rights of the Mortgagee hereunder if an Event of Default has occurred and is continuing, in connection with Permitted Dispositions.

Section 2.08  [Intentionally Omitted].

                                   ARTICLE 3

                     INSURANCE, CASUALTY AND CONDEMNATION

Section 3.01 Insurance. The Mortgagor shall maintain in full force and effect Insurance Policies with respect to the Property as required by Section 5.03 of the Credit Agreement.

Section 3.02 Casualty and Condemnation

(a) The Mortgagor represents and warrants that, as of the date hereof, (i) there is no Casualty Event or Condemnation Event, (ii) there are no negotiations or proceedings which might result in a Condemnation Event and (iii) to the knowledge of the Mortgagor, no Condemnation Event is proposed or threatened.

(b) If any Casualty Event or Condemnation Event occurs, the Mortgagor shall immediately take such action as is required by Section 5.08 of the Credit Agreement and the other Financing Documents and any Casualty Proceeds shall be held, applied and disbursed as provided in or permitted by the Credit Agreement and the Security Agreement.

                                   ARTICLE 4

                          CERTAIN SECURED OBLIGATIONS

Section 4.01 Interest after Default. If, pursuant to the terms of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor (including any payment made by the Mortgagee pursuant to Section 5.10), or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the terms of the Financing Documents, such Secured Obligation shall be payable on demand and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Tranche A Default Rate for such day. Such interest, and any other interest on the Secured Obligations payable at the Tranche A Default Rate pursuant to the terms of the Financing Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Secured Obligations and shall be secured by this Mortgage.

Section 4.02 Changes in the Laws Regarding Taxation. If, after the date hereof, there shall be enacted any applicable law changing in any way the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations, the Mortgagee or any Secured Party, promptly after demand by the Mortgagee or any affected Secured Party, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such affected Person for all such taxes, assessments or other charges which such Person is obligated to pay as a result thereof.

Section 4.03 Indemnification. The Mortgagor shall protect, indemnify and defend each of the Mortgagee and the Secured Parties (each, an "Indemnified Party") from and against all claims, damages, losses, liabilities, costs or expenses of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against any Indemnified Party by reason or on account of, or in connection with (a) this Mortgage (b) the Mortgagee's good faith exercise of any of its rights and remedies hereunder; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; and (d) any use, misuse, non-use, condition, maintenance or repair by the Mortgagor or anyone claiming by, through or under the Mortgagor; provided, that any claims caused by the willful misconduct or gross negligence of any Indemnified Party as determined by a court of competent jurisdiction shall be excluded from the foregoing indemnification of such Indemnified Party. Any amount payable under this Section will be deemed a demand obligation and will bear interest pursuant to Section 4.01. The obligations of the Mortgagor under this Section shall survive the termination of this Mortgage.

                                   ARTICLE 5

                         DEFAULTS, REMEDIES AND RIGHTS

Section 5.01 Events of Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder. All notice and cure periods provided in the Credit Agreement and the other Financing Documents shall run concurrently with any notice or cure periods provided under applicable law.

Section 5.02 Remedies. (a) When an Event of Default has occurred and is continuing, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, to wit:

(i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

(ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or

(iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

(iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "Receiver") of the Mortgaged Property, without notice to the Mortgagor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other obligor, and the Mortgagor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (v) of this subsection (a); or

(v) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted by applicable law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, Restorations, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

(vi) with or, to the fullest extent permitted by applicable law, without entry upon the Property, in the name of the Mortgagee or a Receiver as required by law (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under clause (v) of this subsection (a) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as reasonable compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

(vii) to take any action with respect to any Mortgaged Property permitted under the Local UCC; or

(viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, including the right to foreclosure through court action, and the Mortgagor does hereby grant the same to the Mortgagee.

(b)  To the fullest extent permitted by applicable law,

(i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Financing Document or under applicable law;

(ii) every remedy or right hereunder, under any other Financing Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;

(iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Financing Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Financing Document;

(iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Financing Document or under applicable law upon any Default or other occurrence hereunder or under any other Financing Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Financing Document;

(v) no single or partial exercise of any remedy or right hereunder, under any other Financing Document or under applicable law upon any Default or other occurrence hereunder or under any other Financing Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Financing Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Financing Document;

(vi) the acceptance by the Mortgagee, the Agent or any Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Financing Document with respect thereto; and

(vii) the acceptance by the Mortgagee, the Agent or any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Financing Document with respect to any other Secured Obligation.

(c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (except the Agent, the Lenders or the other Secured Parties to the extent required by the other Financing

Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

(d) For the purpose of carrying out any provisions of Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

Section 5.03 Waivers by the Mortgagor. To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshaling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (b) impairment of any right of subrogation or reimbursement; (c) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (d) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (e) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of the Mortgagee or any Secured Party under or with respect to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property; or (g) the right of the Mortgagee as Agent to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any Secured Party.

Section 5.04 Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding; and irrevocably consents to the service of any process in accordance with applicable law in any such suit, action or proceeding, or any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to Section 7.03; such service to be effective in accordance with applicable law.

(b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document in any court having jurisdiction under the provisions of any other Collateral Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Collateral Document or applicable law.

Section 5.05 Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale under Section 5.02 or under any applicable provision of law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

(a) The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, as provided in Section 5.03, the Mortgagor has waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

(c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning, transferring and delivering all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale and apply the same as provided in
Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

(d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited.

(e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or the other Financing Documents, or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

(f) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

(g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting or causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

(h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee of the Mortgagee's remedies under Section 5.02(a)(v) or after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

(i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

(j) If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee shall institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

(k) Following any judicial sale of the real property covered by the Mortgage, the redemption period shall be limited to one (1) month from and after the date of such judicial sale.

Section 5.06 Proceeds. Except as otherwise provided herein or required under applicable law, when an Event of Default has occurred and is continuing, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder or under any applicable provision of law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise, shall be applied and paid as follows:

(a)  First:  to pay the expenses of such sale or other realization, including
     -----
compensation for the Person conducting such sale (which may include the Mortgagee), the cost of title searches, foreclosure certificates and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Tranche A Default Rate from the date of demand through the date repaid to such Person;

(b)  Second:  to pay the expenses and other amounts payable under Sections 4.02
     ------
and 5.10, if any; and

(c)  Third:  to pay the other Secured Obligations in the order and priority set
     -----
forth in Section 15 of the Security Agreement.

Section 5.07 Assignment of Leases. (a) Subject to paragraph (d) below, the assignments of the Leases and the Rents thereunder pursuant to Granting Clauses V and VI are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under
Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all such Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents thereunder pursuant to Granting Clauses V and VI.

(b) The Mortgagor shall have a license granted hereby to collect and receive all Rents under the Leases and apply the same subject to the provisions of the Financing Documents, such license to be terminable by the Mortgagee as provided in Section 5.07(c).

(c) When an Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the right, exercisable upon notice to the Mortgagor, to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and (vi) or under applicable law. Upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all security deposits under the Leases and all Rents thereunder allocable to any period after such demand. Subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Rents received hereunder by such Person shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Cash Proceeds Account, to be held, applied and disbursed as provided in Section 15 of the Security Agreement, provided that, subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any security deposits actually received by such Person shall be promptly paid to the Mortgagee, and any security deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

(d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or security deposits actually received by such Person.

Section 5.08 Dealing with the Mortgaged Property. Subject to Section 7.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property, or grant or consent to the granting of any Lien affecting any portion of the Mortgaged Property, to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

Section 5.09 Right of Entry. The Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Lenders (a) without notice, when an Event of Default has occurred and is continuing, (b) with simultaneous notice, if any payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (c) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor's business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 5.10 or for any other purpose, shall be construed to be (i) possession of the Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (ii) a cure of any Default or waiver of any Default or Secured Obligation. The expense of any inspection pursuant to clause (c) above shall be borne by the Mortgagee unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case the Mortgagor shall pay, or reimburse the Mortgagee for, such expense.

Section 5.10 Right to Perform Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder, after the expiration of any applicable grace period the Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Lenders at any time, to pay or perform such obligation (a) without notice, when an

Event of Default has occurred and is continuing, (b) with simultaneous notice, if such payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (c) after notice given reasonably in advance to allow the Mortgagor an opportunity to pay or perform such obligation, provided that the Mortgagor is not contesting payment or performance in accordance with the terms hereof and further provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. The Mortgagor shall reimburse the Mortgagee on demand for the reasonable costs of performing any such obligations and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Tranche A Default Rate for such day.

Section 5.11 Concerning the Mortgagee. (a) The provisions of Section 16 of the Security Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Credit Agreement and the other Financing Documents in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

(i) The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.

(b) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Lenders or the other Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5.11). References to the Mortgagee in Section
5.12 shall be deemed to include any co-agent or separate agent appointed pursuant to this Section 5.11.

Section 5.12 Expenses. The Mortgagor agrees that it will forthwith on demand pay to the Mortgagee the amount of any taxes which the Mortgagee may have been required to pay in order to free any of the Mortgaged Property from any Lien thereon (other than Permitted Liens), the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Mortgagee may reasonably incur in connection with preserving the value of the Mortgaged Property and the validity, perfection, rank or value of the Lien of this

Mortgage and the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Mortgagee may reasonably incur in connection with the collection, sale or other disposition of any of the Mortgaged Property.

                                   ARTICLE 6

                     SECURITY AGREEMENT AND FIXTURE FILING

Section 6.01 Security Agreement. To the extent that the Mortgaged Property constitutes or includes tangible or intangible personal property, including goods or items of personal property which are or are to become fixtures under applicable law, the Mortgagor hereby grants to the Mortgagee a security interest therein and this Mortgage shall also be construed as a pledge and a security agreement under the Local UCC; and, when an Event of Default has occurred and is continuing, the Mortgagee shall be entitled to exercise with respect to such tangible or intangible personal property all remedies available under the Local UCC and all other remedies available under applicable law. Without limiting the foregoing, any personal property may, at the Mortgagee's option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder, (ii) be sold pursuant to the Local UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor, after an Event of Default has occurred and is continuing, to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. At any time and from time to time when an Event of Default has occurred and is continuing, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect of the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Mortgaged Property includes personal property covered by the Security Agreement the provisions of the Security Agreement shall govern with respect to such personal property.

Section 6.02 Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

          (a)  Name and address of the debtor:
               Vencor Operating, Inc.
               3300 Aegon Center
               400 West Market Street
               Louisville, Kentucky 40202
               Attention: _________________

          (b)  Name and address of the secured party:
               Morgan Guaranty Trust Company of New York, as Collateral Agent [500 Stanton Christiana Road
               Newark, Delaware 19713-2107]

(c) This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

(d) The Mortgagor is the record owner of the real estate on which such fixtures are or are to be located.

                                   ARTICLE 7

                                 MISCELLANEOUS

Section 7.01 Revolving Credit Loans. The Secured Obligations secured by this Mortgage include revolving credit Loans made, and LC Reimbursement Obligations relating to Letters of Credit issued or extended, under the Credit Agreement which are advanced, paid and readvanced from time to time. Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of [Secured Obligations] [$_______]. The unpaid balance of the revolving credit Loans and the outstanding LC Reimbursement Obligations relating to Letters of Credit issued or extended under the Credit Agreement may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any LC Issuing Bank's obligation to issue or extend Letters of Credit or to make payments upon draws under Letters of Credit or any Lender's obligation to advance revolving credit Loans subject to the conditions stated in the Credit Agreement. Each of the security interest of the Mortgagee hereunder and the priority of the Lien of this Mortgage will remain in full force and effect with respect to all of the Secured Obligations notwithstanding such a zero balance of the revolving credit Loans and LC Reimbursement Obligations and the Lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 7.02(a).

Section 7.02 Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect (except as provided in Section 4.03) upon (i) payment in full of all Secured Obligations described in clause (i) in the definition thereof, (ii) the termination of all Letters of Credit issued under the Credit Agreement, (iii) the termination of all Commitments under the Credit Agreement and (iv) payment in full of all other Secured Obligations known to the Mortgagee to be then due and payable.

(b) Upon direction from the Administrative Agent pursuant to Section 2.13 of the Credit Agreement and upon the Mortgagor's compliance with Section 18 of the Security Agreement, the Mortgagee shall release all or a portion of the Mortgaged Property (but not any proceeds of any sale giving rise to such release). In addition, at any time and from time to time prior to such termination of this Mortgage, the Mortgagee may release any of the Mortgaged Property with the consent of the Required Lenders, provided that if such release is in connection with the release of all or substantially all of the collateral granted to secure the Secured Obligations, such release shall require the consent of all Lenders.

(c) Any termination or release under this Section 7.02 shall be at the Mortgagor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Mortgagee.

Section 7.03 Notices. All notices, approvals, requests, demands and other communications hereunder shall be given (i) if to the Mortgagor, in accordance with Section 11.01 of the Credit Agreement at the "Address for Notices" specified below the intended recipient's name on the signature pages thereof, or at such other address as shall be designated by such party in a Notice to the other parties in accordance with such Section 11.01 of the Credit Agreement; and
(ii) if to the Mortgagee, in accordance with Section 11.01 of the Credit Agreement.

Section 7.04 Amendments in Writing. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee in accordance with Section 11.05 of the Credit Agreement with the consent of the Required Lenders (except that any change, waiver, discharge or termination of Section 7.02 shall require the consent of all the Lenders). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.05 Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

Section 7.06 Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(b) To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

(c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Credit Agreement.

Section 7.07 Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 7.08 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.09 Last Dollars Secured. This Mortgage secures only a portion of the Secured Obligations owing or which may become owing by the Mortgagor. Notwithstanding anything to the contrary contained in the Financing Documents, the parties agree that any payments or repayments of such Secured Obligations by the Mortgagor shall be deemed to apply first to the portion of the Secured Obligations that is not secured hereby, it being the parties' intent that the portion of the Secured Obligations last remaining unpaid shall be deemed secured hereby.

          IN WITNESS WHEREOF, this Mortgage has been executed by the parties hereto as of the day first set forth above.


                    MORTGAGOR:

                    [VENCOR ENTITY]


                    By:  _______________________
                         Name:
                         Title:

[Add acknowledgments]

                                   EXHIBIT A


                            DESCRIPTION OF THE LAND

                                                                       EXHIBIT C


                         SUBSIDIARY GUARANTY AGREEMENT


     Guaranty Agreement dated as of September 13, 1999 (as amended from time to time, this "Guaranty Agreement") by the undersigned Subsidiaries (the "Subsidiary Guarantors") of Vencor, Inc., a Delaware corporation ("Vencor"), for the benefit of the Lenders from time to time party to the Credit Agreement referred to below.

     WHEREAS, Vencor and certain Subsidiaries of Vencor party thereto, each as debtor and debtor-in-possession (the "Borrowers"), have entered into a Debtor-In-Possession Credit Agreement dated as of September 13, 1999 with the Lenders, LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent (as amended from time to time, the "Credit Agreement") pursuant to which the Borrowers desire to borrow funds and obtain letters of credit, all on the terms and conditions set forth therein;

     WHEREAS, the Lenders and the LC Issuing Banks are not willing to make loans or maintain, issue or participate in letters of credit under the Credit Agreement unless the Subsidiary Guarantors guarantee the performance of the Obligations under the Credit Agreement and the Note referred to therein;

     NOW, THEREFORE, each Subsidiary Guarantor agrees as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

     Section 2. The Guarantees. Each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of the Borrowers evidenced by or arising under any Financing Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, whether or not allowed or allowable as a claim in any such proceeding). If any Borrower fails punctually to pay any indebtedness or other obligation guaranteed hereby, each Subsidiary Guarantor unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Borrower.

     Section 3.  Taxes.  Each Subsidiary Guarantor agrees to comply with Section
10.02 of the Credit Agreement as if it were a party thereto.

     Section 4. Guarantee Unconditional. Except as provided in Section 8 hereof, the obligations of each Subsidiary Guarantor under this Guaranty Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Vencor Company under any Financing Document by operation of law or otherwise;

            (b) any modification, amendment or waiver of or supplement to any Financing Document;

            (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Vencor Company under any Financing Document;

            (d) any change in the corporate existence, structure or ownership of any other Vencor Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Vencor Company or its assets, or any resulting release or discharge of any obligation of any other Vencor Company contained in any Financing Document;

            (e) the existence of any claim, set-off or other rights which such Subsidiary Guarantor may have at any time against any other Vencor Company, any Lender Party or any other Person, whether or not arising in connection with this Guaranty Agreement; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against any other Vencor Company for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Vencor Company of any amount payable by it under any Financing Document; or

            (g) any other act or omission to act or delay of any kind by any other Vencor Company, any Lender Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Subsidiary Guarantor's obligations under this Guaranty Agreement.

     Section 5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Subsidiary Guarantor's obligations under this Guaranty Agreement constitute a continuing guaranty and shall remain in full force and effect until the Credit Exposure of each Lender shall have been reduced to zero and all amounts payable by any Borrower under the Financing Documents shall have been paid in full. If at any time any amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Subsidiary Guarantor's obligations under this Guaranty Agreement with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 6. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person or against any security.

     Section 7. Subrogation and Contribution. When any Subsidiary Guarantor makes any payment hereunder with respect to the obligations of any Borrower, such Subsidiary Guarantor shall be subrogated to the rights of the payee against such Borrower with respect to the portion of such obligations paid by such Subsidiary Guarantor, and shall also have a right of contribution in respect of such payment against all other Subsidiary Guarantors pro rata among them based on their respective net fair value as enterprises; provided that such Subsidiary Guarantor shall not enforce any payment by way of subrogation against any Borrower or contribution against any other Subsidiary Guarantor so long as any Lender has any Credit Exposure under the Credit Agreement or any Existing Lender has any Credit Exposure under and as defined in the Existing Credit Facilities or any amount payable by any Borrower under any Financing Document or under or in respect of the Existing Credit Facilities remains unpaid.

     Section 8. Limit of Liability. The Subsidiary Guarantors and the beneficiaries of this Guaranty Agreement intend that this Guaranty Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Subsidiary Guarantor under this Guaranty Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Subsidiary Guarantor's liability hereunder in respect of the obligations of any Borrower guaranteed hereunder shall be deemed to be reduced ab initio to the maximum amount which would be permitted without causing such Subsidiary Guarantor's obligations hereunder to be so invalidated.

     Section 9. Notices. Notices and other communications hereunder shall be given in writing in the manner specified in or pursuant to Section 11.01 of the Credit Agreement.

     Section 10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT

IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 11. Successors and Assigns. This Guaranty Agreement is for the benefit of the Lender Parties and their respective successors and assigns. If any Loans, participations in Letters of Credit, Notes or other amounts payable under the Financing Documents are assigned pursuant to Section 11.06 of the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

     Section 12. No Waiver. No failure or delay by any Lender Party in exercising any right, power or privilege under any Financing Document operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 13. Amendments and Waivers. Any provision of this Guaranty Agreement may be amended, supplemented, modified or waived as (and only as) provided in Section 11.05 of the Credit Agreement.

     Section 14. Counterparts. This Guaranty Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     Section 15. WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH SUBSIDIARY GUARANTOR
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE FINANCING DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY (AMONG OTHER THINGS) THE WAIVERS AND CERTIFICATIONS IN THIS
SECTION 15 AND SECTION 11.11 OF THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty Agreement to be duly executed by its authorized officer as of the day and year first above written.




                              Caribbean Behavioral Health Systems, Inc.



                              By:
                                 _______________________________________
                              Name:
                              Title:

                                                                       EXHIBIT D

                        FINANCIAL OFFICER'S CERTIFICATE

     This certificate is being furnished pursuant to Section 5.01(c) of the Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (the "Credit Agreement") among Vencor, Inc. ("Vencor") and each of its Subsidiaries party thereto, each as debtor and debtor-in-possession (the "Borrowers"), the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent. Terms used herein and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies that [he][she] is the [principal financial officer] [principal accounting officer] [treasurer] of Vencor Operating, Inc. The undersigned further certifies that, to the best of [his][her] knowledge:

     [1.]           The enclosed consolidated financial statements of Vencor and its Consolidated Subsidiaries at __________, __ and for the [__________ period] [Fiscal Quarter] then ended [and the portion of the current Fiscal Year then ended], present fairly the [financial condition, results of operations and] cash flows of Vencor and its Consolidated Subsidiaries at such date and for such period[s] subject to normal year-end adjustments./1/


     [1.][2.]       As of [date of the relevant financial statements], Vencor
               was in compliance with the requirements of Article 6 of the Credit Agreement, as shown on the attached Schedule 1 to this certificate.

     [2.][3.]       No Default exists as of the date of this certificate./2/




     [3.][4.]       Since the date of the Most Recent Audited Financial
               Statements, no event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements as of [date] and for the [month] [__________ period] [Fiscal Quarter] then ended./3/

----------------------
/1/ Include this paragraph when delivering this certificate for the first three Fiscal Quarters of each Fiscal Year.

/2/ If a Default exists, provide the details thereof and the action that Vencor is taking or proposes to take with respect thereto.

/3/ If not true, provide explanation.

  [4.][5.]          No change in the GAAP applied in preparing such financial
               statements has been made from those applied in preparing the Most Recent Audited Financial Statements which is material to the enclosed financial statements./4/


  Date:                       VENCOR OPERATING, INC.


                              By:___________________________
                                 Name:
                                 Title:


--------------------
/4/ If not true, provide explanation.

                                                                      SCHEDULE 1
                                                                TO THE FINANCIAL
                                                           OFFICER'S CERTIFICATE


               CALCULATION OF COMPLIANCE WITH FINANCIAL COVENANTS
                                     [Date]

                                        Monthly Reporting
                                       ------------------
     A.   CONSOLIDATED EBITDAR [Section 6.01]

  Consolidated EBITDAR for period then ended:

      1.    Consolidated Net Income:                                          $_________

      2.    Adjustments to Consolidated Net Income:                           $_________

      3.    Adjusted Consolidated Net Income (A.1-A.2):                       $_________

      4.    Consolidated Interest Expense:                                    $_________

      5.    Income tax expense:                                               $_________

      6.    Depreciation, amortization and other similar non-cash
            charges:                                                          $_________

      7.    Consolidated Rental Expense:                                      $_________

      8.    Non-cash compensation expense:                                    $_________

      9.    Cash paid in respect of non-cash compensation expense
            accrued during prior period:                                      $_________

     10.    Total of A.3 + A.4 + A.5 + A.6 + A.7 + A.8-A.9:                   $_________

     11.    Exclusions:

             (1)  extraordinary, unusual, or non-recurring items:              $_________

             (2)  discontinued operations:                                     $_________

             (3)  effect of accounting changes:                                $_________

             (4)  EBITDA of certain Subsidiaries
                  subject to dividend limitations:                             $_________

     12.     Consolidated EBITDAR (A.10-A.11):                                 $_________

     13.     Minimum Consolidated EBITDAR permitted under Section 6.01:        $_________

      B.     NET AMOUNT OF ELIGIBLE ACCOUNTS [Section 6.04]

      1.     Net Amount of Eligible Accounts (as of __________, ____):         $_________

      2.     Net Amount of Eligible Accounts:                                  $400,000,000

      C.     CONSOLIDATED CAPITAL EXPENDITURES [Section 6.06]

      1.     Consolidated Capital Expenditures from September 1, 1999
             through __________, ____:                                         $_________

      2.     Maximum permitted Consolidated Capital Expenditures for
             period from September 1, 1999 through  __________, ____:          $_________

                                         Weekly Reporting
                                         ----------------

          A.   NURSING HOME DAILY CENSUS [Section 6.02]

          1.   Nursing Home Daily Census (as of __________, ____):                               _________
[**repeat A.1 as necessary for each Census Measurement Day**]

          2.   Minimum permitted under Section 6.02:                                                30,000

          B.   HOSPITAL DAILY CENSUS [Section 6.03]

          1.   Hospital Daily Census  (as of __________, ____):                                  _________

               [**repeat B.1 as necessary for each Census Measurement
               Day**]

          2.   Minimum permitted under Section 6.03:                                            _________

          C.   COMPLIANCE WITH CASH PLAN [Section 6.05]

          1.   Cumulative net cash flow (actual) in report delivered
               pursuant to Section 5.01(a)(i) of the Credit Agreement for
               weekly period ending __________, ____):                                          ---------

          2.   Cumulative net cash flow set forth in Cash Plan for such period:                 _________

          3.   Amount of adverse variance (E.1-E.2, if the absolute
               value of E.1 is greater than that of E.2):                                       _________

          4.   Permitted variance for such period:                                              _________

               [**repeat C.1 through C.4 for prior week**]

                                                                     EXHIBIT E-1


                  FORM OF OPINION OF SPECIAL DELAWARE COUNSEL
                  FOR THE BORROWERS AND SUBSIDIARY GUARANTORS


                               September __, 1999


Morgan Guaranty Trust Company of New York
As Arranger, Collateral Agent and Administrative Agent
60 Wall Street
23rd Floor
New York, NY 10260

          Re:  Vencor, Inc., et al.
               -------------------

Ladies and Gentlemen:

          We have acted as Delaware bankruptcy counsel to (i) Vencor, Inc. ("Vencor"), a Delaware corporation and a debtor and debtor-in-possession in a jointly administered bankruptcy case, Case Nos. ___________________ (the "Case"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), pending under chapter 11 of the United States Code (the "Bankruptcy Code"), and (ii) the corporations listed on Attachment I, each of which is a subsidiary of the Borrower and a debtor and debtor-in-possession in the Case (each such corporation, a "Subsidiary Borrower" and together with Vencor, the "Borrowers"), in connection with the transactions contemplated by the Credit Agreement, dated as of September __, 1999 (the "Credit Agreement"), among the Borrowers, the several banks, financial institutions and other entities parties thereto as lenders (collectively, the "Lenders"), and Morgan Guaranty Trust Company of New York, as arranger, collateral agent and administrative agent for the Lender. This opinion is being delivered to you pursuant to the requirements of the Credit Agreement.



          In rendering this opinion, we have examined and relied upon copies of the following documents: the _____________Order, dated _____________, 1999 (the "Interim Order") executed by Judge _____________ in connection with the Case, a copy of which is attached hereto as Exhibit A; a certified copy of the docket of the Clerk of the Bankruptcy Court in the Case (the "Docket"), a copy of which is attached hereto as Exhibit B; and the Credit Agreement. In our examination of documents, we have assumed the genuineness of the signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the legal capacity of natural persons to complete the execution of documents. As to facts material to our opinion, we have relied without independent investigation on the above-referenced documents and on the accuracy as of the date hereof of the matters therein contained. We express no opinion below as to the existence or effect of any matter entered on the Docket after the effective time of our review of the Docket (as referenced below). Further, we express no view whether the terms of the Interim Order are in conformance with the Bankruptcy Code or other applicable law.



          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law and federal bankruptcy law, it is our view, based solely upon our review of the Docket as it existed as of _______:________ .m. on September 13, 1999, that (i) the Interim Order is in full force and effect, (ii) no notice of appeal of the Interim Order has been filed with the Bankruptcy Court, (iii) no motion to amend, reargue, stay, vacate or rescind the Interim Order has been filed with the Bankruptcy Court and (iv) no order amending, staying, granting reargument, vacating or rescinding the Interim Order has been entered by the Bankruptcy Court.

          The opinions herein expressed are intended solely for the benefit of the addressee hereof and the Lenders in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent. Notwithstanding the forgoing, we hereby consent to reliance hereon by any person becoming a Lender under Section 11.06 of the Credit Agreement. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above-referenced documents and the application of Delaware and federal bankruptcy law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.


                              Very truly yours,

                              MORRIS, NICHOLS, ARSHT & TUNNELL

                                                                     EXHIBIT E-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                  FOR THE BORROWERS AND SUBSIDIARY GUARANTORS


                                                              September __, 1999


The Agents and Lenders party on
the date hereof to the Credit Agreement
referred to below

Ladies and Gentlemen:

          We have acted as special counsel to Vencor, Inc. ("Vencor") and Vencor Operating, Inc. ("Vencor Operating"), each a Delaware corporation and a debtor and debtor-in-possession in jointly administered cases pending under Chapter 11 of Title 11 of the United States Code commenced in the United States Bankruptcy Court for the District of Delaware. This opinion letter is being furnished pursuant to Section 3.01(i) of the Debtor-in-Possession Credit Agreement dated as of September __, 1999 (the "Credit Agreement") among Vencor, Vencor Operating, the other subsidiaries of Vencor party thereto, the financial institutions listed therein as Lenders ("Lenders"), and Morgan Guaranty Trust Company of New York, as arranger, administrative agent and collateral agent for the Lenders (in such capacity, the "Agent").

          In arriving at the opinion expressed below, we have reviewed the following documents:

          (a) the Certificate of Incorporation and Bylaws of each of Vencor and Vencor Operating, certified by the Secretary of State of the State of Delaware and the corporate assistant secretary (the "Corporate Secretary") of Vencor and Vencor Operating, respectively;

          (b) a certificate of good standing received from the Office of the Secretary of State of the State of Delaware for each of Vencor and Vencor Operating (each a "Certificate of Good Standing");

          (c) the resolutions adopted by the Board of Directors of Vencor at a special meeting thereof on ___________, 1999, certified by the Corporate Secretary of Vencor in the form attached hereto as Exhibit A; and

          (d) the resolutions adopted by the Board of Directors of Vencor Operating by unanimous written consent on _________, 1999, certified by the Corporate Secretary of Vencor Operating in the form attached hereto as Exhibit B.

          In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of Vencor and Vencor Operating and such other instruments and other certificates of public officials, officers and representatives of each of Vencor and Vencor Operating and such other persons, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

          In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the filing of a voluntary petition for relief under the provisions of Chapter 11 of Title 11 of United States Code by each of Vencor and Vencor Operating has been duly authorized by all necessary corporate action of Vencor and Vencor Operating, respectively.

          Insofar as the foregoing opinion relates to the valid existence and good standing of Vencor and Vencor Operating, it is based solely on the Certificates of the Good Standing and a telephonic confirmation from the Secretary of State of the State of Delaware on the date hereof. The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

          We are furnishing this opinion letter to you solely for your benefit in connection with the Credit Agreement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                              By______________________________________,
                                             a Partner

                                                                       Exhibit A

                             OFFICER'S CERTIFICATE


     I, Joseph L. Landenwich, the Assistant Secretary of Vencor, Inc. ("Vencor"), hereby certify the following to Cleary, Gottlieb, Steen & Hamilton ("CGS&H"), in connection with the delivery of an opinion by CGS&H pursuant to
Section 3.01(I) of the Debtor-in-Possession Credit Agreement (the "Credit Agreement"), dated as of September ___, 1999, by and among each of the Borrowers (as defined therein), the several banks and other financial institutions from time to time party thereto (collectively, the "Lenders") and Morgan Guaranty Trust Company of New York, as arranger, administrative agent and collateral agent thereunder (in such capacity, the ("Agent"). (Capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.)

     1. A true and complete copy of the Certificate of Incorporation and Bylaws of Vencor (including any and all amendments thereto), as the same are in full force and effect on the date hereof, are attached hereto as Attachment A.

     2. A true and complete copy of the resolution (the "Resolutions") adopted by the Board of Directors of Vencor (the "Board") at a special meeting thereof on September 10, 1999 is attached hereto as Attachment B.

     3. The Resolutions were duly adopted by a majority of the directors present at a special meeting called by the Chairman for which proper notice was given and at which a quorum was present, and which in all other respects was held and conducted in accordance with the provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware. The Resolutions are in full force and effect on the date hereof and have not been revoked or rescinded, in whole or in part, by any subsequent action of the Board.

     4. Each person who was present and voted as a director at the meeting referred to in paragraph 3 above is a member of the Board, duly elected and in good standing in accordance with the provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, I have signed this certificate this __ day of September, 1999.


                                   _________________________________
                                   Name:  Joseph L. Landenwich
                                   Title: Assistant Secretary

     I, M. Suzanne Riedman, General Counsel of Vencor, Inc., do hereby certify that Joseph L.. Landenwich has been duly elected or appointed and has been duly qualified as, and on this day is, Assistant Secretary of Vencor, Inc., and that the signature above is his genuine signature.

                                   _________________________________
                                   Name:  M. Suzanne Riedman
                                   Title: General Counsel

                                                                       Exhibit B

                             OFFICER'S CERTIFICATE


     I, Joseph L. Landenwich, the Assistant Secretary of Vencor, Inc. ("Vencor Operating"), hereby certify the following to Cleary, Gottlieb, Steen & Hamilton ("CGS&H"), in connection with the delivery of an opinion by CGS&H pursuant to
Section 3.01(I) of the Debtor-in-Possession Credit Agreement (the "Credit Agreement"), dated as of September ___, 1999, by and among each of the Borrowers (as defined therein), the several banks and other financial institutions from time to time party thereto (collectively, the "Lenders") and Morgan Guaranty Trust Company of New York, as arranger, administrative agent and collateral agent thereunder (in such capacity, the ("Agent"). (Capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.)

     1. A true and complete copy of the Certificate of Incorporation and Bylaws of Vencor Operating (including any and all amendments thereto), as the same are in full force and effect on the date hereof, are attached hereto as Attachment A.

     2. A true and complete copy of the resolution (the "Resolutions") adopted by the Board of Directors of Vencor (the "Board") at a special meeting thereof on September 10, 1999 by unanimous written consent (the "Unanimous Written Consent") is attached hereto as Attachment B. The Resolutions are in full force and effect on the date hereof and have not been revoked or rescinded, in whole or in part, by any subsequent action of the Board. The Unanimous Written Consent has been filed with the minutes of the proceedings of the Board in accordance with the provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware.

     3. Each person who executed the Unanimous Written Consent is a member of the Board, duly elected and in good standing in accordance with the provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware. Such persons constitute all members of the Board.

     IN WITNESS WHEREOF, I have signed this certificate this __ day of September, 1999.


                                   _________________________________
                                   Name:  Joseph L. Landenwich
                                   Title: Assistant Secretary

     I, M. Suzanne Riedman, General Counsel of Vencor, Inc., do hereby certify that Joseph L.. Landenwich has been duly elected or appointed and has been duly qualified as, and on this day is, Assistant Secretary of Vencor, Inc., and that the signature above is his genuine signature.


                                   _________________________________
                                   Name:  M. Suzanne Riedman
                                   Title: General Counsel

                                                                     EXHIBIT F-1

                              NOTICE OF BORROWING
                              -------------------

TO:       Morgan Guaranty Trust Company of New York, as Administrative Agent

RE: Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (the "Credit Agreement") among Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent

          Pursuant to Section 2.02 of the Credit Agreement, we hereby give notice requesting the following Borrowing:

     Date of Borrowing: ____________________________________

     Principal Amount:  Tranche A Loans:  $___________
                        Tranche B Loans:  $___________

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

     The Borrowers certify that:

          (i) the Borrowers believe that the assumptions on which the Cash Plan is based are reasonable and that the Cash Plan, taken as a whole, provides reasonable estimations of future performance, subject to the uncertainties and approximations inherent in any projections, and the proceeds of the Loans requested hereby shall be applied in accordance with, and for the purposes identified in, the Cash Plan;

          (ii) the limitations on borrowing set forth in Section 2.01(c) of the Credit Agreement have been complied with [and the limitations on Tranche B Loan Borrowings prescribed by Supermajority Lenders pursuant to Section 2.01(b) of the Credit Agreement have been complied with];/1/

          (iii) no Default has occurred and is continuing immediately before and after giving effect to the Borrowing contemplated hereby; and


_____________________
/1/ Include for all Borrowings after the Tranche B Commencement Date.

          (iv) each of the representations made by any of the Borrowers or the Subsidiary Guarantors in or pursuant to any Financing Document to which it is a party are true on and as of the date hereof as if made on the date hereof.
Date:
                                       VENCOR OPERATING, INC.,
                                       for itself and on behalf of the Borrowers


                                        By:____________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT F-2


                            LETTER OF CREDIT REQUEST
                            ------------------------

TO:       Morgan Guaranty Trust Company of New York, as Administrative Agent


RE: Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (the "Credit Agreement") among Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent

          Pursuant to Section 2.05 of the Credit Agreement, we hereby give notice requesting the issuance of a Letter of Credit as follows:

     1.   LC Issuing Bank:  ________________________________
          ---------------

     2.   Date of issuance of Letter of Credit:  ________________, ________
          ------------------------------------

     3.   Face amount of Letter of Credit:  $________________________
          -------------------------------

     4.   Expiration date of Letter of Credit:  ________________, ________
          -----------------------------------

     5.   Name and address of beneficiary:
          -------------------------------

                   ___________________________________________
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________
     6.   Attached hereto is:
          ------------------

          [_]a.  the verbatim text of such proposed Letter of Credit

          [_]b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the LC Issuing Lender to make payment under such Letter of Credit, and a description of the nature of the transactions proposed to be supported thereby.

          The Borrowers certify that:

          (i) the Borrowers believe that the assumptions on which the Cash Plan is based are reasonable and that the Cash Plan, taken as a whole, provides reasonable estimations of future performance, subject to the uncertainties and approximations inherent in any projections, and the proceeds of the Letter of Credit requested hereby, if any, shall be applied in accordance with, and for the purposes identified in, the Cash Plan;

          (ii) the limitations on borrowing set forth in Section 2.01(c) of the Credit Agreement have been complied with [and the limitations on Tranche B Loan Borrowings prescribed by Supermajority Lenders pursuant to Section 2.01(b) of the Credit Agreement have been complied with];/1/

          (iii) no Default has occurred and is continuing immediately before and after giving effect to the issuance of the proposed Letter of Credit;

          (iv) each of the representations made by any of the Borrowers or the Subsidiary Guarantors in or pursuant to any Financing Document to which it is a party are true on and as of the date hereof as if made on the date hereof; and

          (v) after giving effect to the issuance of the proposed Letter of Credit, the Aggregate LC Exposure shall not exceed $15,000,000.

Date:


                                 VENCOR OPERATING, INC.,
                                 as agent and attorney-in-fact for the Borrowers

                                 By: __________________________
                                     Name:
                                     Title:



___________________________
/1/ Include for all Borrowings after the Tranche B Commencement Date.

                                                                       EXHIBIT G

                             NOTICE OF PREPAYMENT
                             --------------------

TO:       Morgan Guaranty Trust Company of New York, as Administrative Agent

RE: Debtor-In-Possession Credit Agreement dated as of September 13, 1999 (the "Credit Agreement") among Vencor, Inc., each of its Subsidiaries party thereto, the Lenders, the LC Issuing Banks and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent

     Pursuant to Section 2.09 of the Credit Agreement, we hereby give notice of the following prepayment:

     Date of Prepayment:

     Principal Amount
     to be Repaid:            Tranche A Loans:  $___________
                              Tranche B Loans:  $___________

     Terms used herein have the meanings assigned to them in the Credit
Agreement.


Date:

                              VENCOR OPERATING, INC.,
                              as agent and attorney-in-fact for the Borrowers

                              By:______________________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT H

                             ASSIGNMENT AGREEMENT

          This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Debtor-In-Possession Credit Agreement described in the Schedule of Terms (said Debtor-In-Possession Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

          IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1.  Assignment and Assumption.
                      -------------------------

          (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Financing Documents with respect to Assignor's Tranche A Commitment and Tranche B Commitment and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Financing Documents with respect to the Commitments and any outstanding Loans (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Tranche A Commitment and Tranche B Commitment shall include (i) in the event Assignor is an LC Issuing Bank with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 2.05(a) of the Credit Agreement and
(ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.05(a) with respect to any Letters of Credit other than the Assignor Letters of Credit.

          (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

          (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Tranche A Commitment, the Tranche B Commitment and the Percentage of Assignee after giving effect to the assignment and assumption described above.

          (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Financing Documents, and shall be deemed to have made all of the covenants and agreements contained in the Financing Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Borrowers, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

          (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments and the Percentage of Assignee set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and
(B) in all other cases, to Assignee; provided that Assignor and Assignee shall
                                     --------
make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Financing Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

          SECTION 2.  Certain Representations, Warranties and Agreements.
                      --------------------------------------------------

          (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

          (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

          (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

          (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

          (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 3.  Miscellaneous.
                      -------------

          (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 11.01 of the Credit Agreement.

          (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (e) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

          (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

          (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 11.06(c) of the Credit Agreement, (iii) in the event Assignee is organized under the laws of a jurisdiction outside the United States, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 11.06(c), (iv) the execution of a counterpart hereof by each LC Issuing Bank as evidence of its consent hereto and by Administrative Agent as evidence of its consent to and acceptance hereof, (v) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vi) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 11.06(c) of the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.



                 [Remainder of page intentionally left blank]

                               SCHEDULE OF TERMS

1.   Borrower: Vencor, Inc., Vencor Operating, Inc. and each of the
     --------
     Subsidiaries of Vencor, Inc. party to the Credit Agreement referred to below.

2.   Name and Date of Credit Agreement: Debtor-In-Possession Credit Agreement
     ---------------------------------
     dated as of September 13, 1999 by and among Vencor, Inc. and each of its subsidiaries party thereto, the Lenders, the LC Issuing Banks, and Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent.

3.   Amounts:
     -------

                                                              Tranche    Tranche
                                                              A Loans    B Loans

     (a)  Aggregate Commitments of all Lenders:             $_______  $________
     (b)  Assigned Share/Percentage:                         _______%  ________%
     (c)  Amount of Assigned Share of Commitments:          $_______  $________

4.   Settlement Date:  ____________, ____
     ---------------

5.   Payment Instructions:
     --------------------

     ASSIGNOR:                          ASSIGNEE:
     __________________________         _____________________________
     __________________________         _____________________________
     __________________________         _____________________________
     Attention: _______________         Attention: __________________
     Reference: _______________         Reference: __________________

6.   Notice Addresses:
     ----------------

     ASSIGNOR:                          ASSIGNEE:
     __________________________         _____________________________
     __________________________         _____________________________
     __________________________         _____________________________
     __________________________         _____________________________

7.   Signatures:
     ----------

[NAME OF ASSIGNOR],                     [NAME OF ASSIGNEE],
as Assignor                             as Assignee

By: _______________________             By: _________________________
Title: ____________________             Title: ______________________



Consented to and accepted in accordance with subsection 11.06(c) of the Credit Agreement

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as LC
Issuing Bank and as Administrative Agent

By: _______________________
Title: ____________________


Consented to in accordance with
Section 11.06(c) of the Credit Agreement:

[OTHER LC ISSUING BANKS]

By: _______________________
Title: ____________________

                                                                       EXHIBIT I

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re                                        )
                                             )       Case Nos.  99-______(  )
Vencor, Inc., et al.,                        )          through 99-______(  )
                                             )
                                             )       Chapter 11
                                             )
          Debtors and Debtors in Possession  )       Jointly Administered

                  INTERIM ORDER (i) AUTHORIZING POSTPETITION
                   FINANCING PURSUANT TO 11 U.S.C. (S) 364,
                 (ii) GRANTING SENIOR LIENS AND SUPERPRIORITY
                ADMINISTRATIVE EXPENSE CLAIM STATUS PURSUANT TO
       11 U.S.C. (S)(S) 105, 503(b), 507 AND 364, (iii) AUTHORIZING USE
               OF CASH COLLATERAL PURSUANT TO 11 U.S.C. (S) 363,
                 (iv) GRANTING ADEQUATE PROTECTION PURSUANT TO
           11 U.S.C. (S)(S) 363 AND 364, AND (v) SCHEDULING A FINAL
              HEARING PURSUANT TO BANKRUPTCY RULE 4001(b) and (c)
              ---------------------------------------------------

          Upon the motion of the above-captioned debtors and debtors-in-possession, Vencor, Inc., et al. (jointly and severally, the "Debtors")1 dated September 13, 1999 (the "Motion") for entry of an order, pursuant to (S)(S) 105, 363, 364(c) and (d), 503(b) and 507 of the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code")2, and Rules 2002, 4001(b), (c) and (d) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"):

          (i) authorizing the Debtors to obtain postpetition financing in the form of loans and other financial accommodations, including the issuance of letters of credit, pursuant to that certain Debtor-in-Possession Credit Agreement substantially in the form annexed to the Motion (the "DIP Credit Agreement") by and among the Debtors, as joint and several borrowers, Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent (the "DIP Agent"), the Lenders signatory thereto and the LC Issuing Banks party thereto (collectively, the "DIP Lenders"), in an aggregate principal amount not to exceed $100 million, in two tranches of $75 million and $25 million, respectively (the "DIP Financing");

________________________

1  The Debtors are listed on Schedule A attached hereto.
2 All section and rule references are to the Bankruptcy Code and Bankruptcy Rules, respectively, unless otherwise indicated.

          (ii) authorizing the Debtors to cause Caribbean Behavioral Health Systems, Inc., a certain non-Debtor Subsidiary of the Debtors (the "DIP Guarantor") to guarantee the Obligations arising under the DIP Credit Agreement pursuant to the Subsidiary Guaranty Agreement in the form annexed to the DIP Credit Agreement (the "DIP Guaranty"), and to grant to the DIP Agent, for the benefit of the DIP Lenders, pursuant to the terms of the Security Agreement among the Debtors, the DIP Guarantor and the DIP Agent of even date with the DIP Credit Agreement in the form annexed to the DIP Credit Agreement (the "DIP Security Agreement"), security interests in and liens upon all of the assets of such DIP Guarantor (except to the extent, if any, specifically provided in the DIP Security Agreement) as security therefor, subject only to valid, perfected and non-voidable liens and security interests existing as of the Petition Date, as defined below (the DIP Credit Agreement, the DIP Guaranty, the DIP Security Agreement, and all other agreements, instruments and documents executed and delivered in connection therewith, collectively, the "DIP Financing Documents") 3;

          (iii) granting to DIP Agent for the benefit of DIP Lenders (A) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidable security interests in and liens upon all unencumbered assets of the estates of each of the Debtors, including (without limitation) all real, personal or mixed property of each of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550 and any other asset specifically excluded from such security interests and liens pursuant to the terms of the DIP Security Agreement), (B) pursuant to (S) 364(d), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors as of the Petition Date (the "Prepetition Collateral"), having priority over the valid, perfected and non-voidable liens and security interests in favor of the Prepetition Agent (as defined in the Motion) for the benefit of the Prepetition Secured Parties (as defined in the Motion) with respect to the Prepetition Collateral and (C) pursuant to (S) 364(c)(3), valid, perfected and non-voidable security interests in and liens upon the Prepetition Collateral, subject (to the extent permitted by the DIP Financing Documents) only to the Petition Date Liens (as defined below) (the collateral described in subparagraph (ii) and clauses
(A), (B) and (C) of this subparagraph (iii) being collectively referred to as the "DIP Collateral"), all of the DIP Collateral to secure the loans, advances and all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, and subject only to the Carve-Out (as defined below);

          (iv) pursuant to (S) 364(c)(1), granting superpriority administrative claim status for such Obligations, subject only to the Carve-Out;

          (v) pursuant to (S) 363(c), authorizing the Debtors to use Cash Collateral (as defined in the Motion) of the Prepetition Agent and the Prepetition Secured Parties;

          (vi) pursuant to (S)(S) 361, 363(e) and 364(d), providing adequate protection to the Prepetition Agent and the Prepetition Secured Parties with respect to any diminution in the value of Prepetition Agent's or the Prepetition Secured Parties' interests in the Prepetition

___________________________

3 Capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the DIP Financing Documents.

Collateral resulting from (A) the priming liens and security interests to be granted herein pursuant to (S) 364(d) to the DIP Agent for the benefit of the DIP Lenders to secure the Obligations, (B) the Debtors' use of Cash Collateral,
(C) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) and (D) the imposition of the automatic stay pursuant to (S) 362(a); and

          (vii) scheduling a final hearing (the "Final Hearing") to consider entry of a final order substantially in the form annexed to the DIP Credit Agreement and acceptable to the DIP Agent (the "Final Order") authorizing the above-matters in full;

and such Motion also requesting that this Court hold an immediate emergency hearing (the "Emergency Hearing") on the Motion to consider entry of this interim order (the "Interim Order") pursuant to Rule 4001(b) and (c) authorizing the Debtors to use Cash Collateral of the Prepetition Agent and the Prepetition Secured Parties and borrow from the DIP Lenders an amount not to exceed $45 million under the DIP Credit Agreement for a period of no more than twenty-five days until the Final Hearing, upon the terms and conditions set forth in the DIP Credit Agreement and the other DIP Financing Documents, pending the Final Hearing; and it further appearing, based upon the record presented to this Court, that:

          a. The ability of the Debtors to continue in business so that they can attempt to confirm a plan of reorganization under the Bankruptcy Code depends entirely upon obtaining the relief requested in the Motion and the Debtors will suffer immediate and irreparable injury if such relief is not granted; and

          b.     Notice of the Motion and Emergency Hearing has been given to
(i) the United States Trustee, (ii) the twenty largest unsecured creditors of the Debtors, and (iii) the Prepetition Agent and the Prepetition Secured Parties;

          NOW, THEREFORE, upon the entire record of the Emergency Hearing held before this Court with respect to the Motion on September __, 1999, and upon the presentations of counsel made at the Emergency Hearing; and this Court having found good and sufficient cause therefor, it is hereby FOUND that:

          A. On September 13, 1999 (the "Petition Date"), the Debtors filed voluntary chapter 11 petitions under the Bankruptcy Code. Each chapter 11 petition filed by a Debtor commencing its Chapter 11 Case was duly authorized by all requisite actions of the board of directors, shareholders, general and limited partners, or managing members, as applicable, of such Debtor, in accordance with applicable law and the Organizational Documents of such

Debtor. No trustee, examiner or statutory committee of creditors has been appointed as of the date of this Order. Pursuant to (S)(S) 1107(a) and 1108, the Debtors are authorized to operate their business as debtors-in-possession.

          B. This Court has jurisdiction over these Chapter 11 Cases and the Motion pursuant to 28 U.S.C. (S)(S) 157 and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. (S) 157(b)(2).

          C. The Debtors do not have sufficient funds to meet expenses necessary for the operation of their business and have requested that they be authorized to use Cash Collateral and that the DIP Agent and the DIP Lenders extend loans and other financial accommodations to the Debtors pursuant to the terms and conditions set forth in the DIP Financing Documents.

          D. The Debtors are unable to obtain the financing necessary for the operation of their business either (i) on an unsecured basis under (S) 503(b)(1), (ii) pursuant to (S)(S) 364(a) or 364(b), (iii) solely on a junior secured basis under (S) 364(c)(3), or (iv) on any other terms or conditions more favorable to the Debtors than the terms and conditions set forth in the DIP Financing Documents.

          E. The DIP Lenders (who are certain of the Prepetition Secured Parties) have agreed to provide the DIP Financing on the terms and conditions set forth in the DIP Financing Documents provided that the Court enters an order satisfactory to the DIP Agent and the DIP Lenders approving the DIP Financing Documents and granting such claims and priorities to or for the benefit of the DIP Agent and the DIP Lenders as are set forth herein, in the DIP Credit Agreement and in the other DIP Financing Documents with respect to all Obligations.

          F. The Debtors will receive and benefit from the loans and other financial accommodations to be provided by the DIP Agent and the DIP Lenders under the DIP Financing Documents. The loans and other financial accommodations provided under the DIP Financing

Documents are necessary to fund the business of the Debtors and will contribute to payment of the actual and necessary costs and expenses of preserving their estates.

          G. The Debtors admit that they are indebted to the Prepetition Agent and the Prepetition Secured Parties under the Prepetition Credit Agreement (as defined in the Motion) without defense, counterclaim or offset of any kind, and that as of the Petition Date, the Debtors were liable to the Prepetition Agent and the Prepetition Secured Parties in the aggregate unpaid principal amount plus letter of credit exposure outstanding of approximately $520,176,612.89, plus accrued interest, fees and other charges thereunder.

          H. The Debtors further admit that the indebtedness owed to the Prepetition Agent and the Prepetition Secured Parties under the Prepetition Credit Agreement (the "Prepetition Obligations") is without defense, offset or counterclaim, and is secured by valid, perfected, enforceable and non-voidable first priority liens and security interests granted by the Debtors to Prepetition Agent, for the benefit of the Prepetition Secured Parties, in the Prepetition Collateral pursuant to the Prepetition Collateral Documents (as defined in the Motion), subject only to liens permitted therein. Substantially all of the Debtors' cash on hand and proceeds of Prepetition Collateral received after the Petition Date constitute the Cash Collateral of the Prepetition Agent and Prepetition Secured Parties.

          I. The Prepetition Agent and Prepetition Secured Parties are entitled, pursuant to (S)(S) 361, 363(e) and 364(c) and (d), to adequate protection of their interests in the Prepetition Collateral in order to protect the Prepetition Agent and the Prepetition Secured Parties from any diminution in the value of the Prepetition Collateral resulting from (i) the Debtors' use of Cash Collateral, (ii) the priming liens and security interests granted to the DIP Agent for the benefit of the DIP Lenders pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents, (iii) the Debtors' use, sale or lease of the Prepetition Collateral other than Cash Collateral, and (iv) the imposition of the automatic stay.

          J. The Debtors admit that, since at least January 1999, they have caused or permitted to occur certain defaults and events of default under the Prepetition Credit Agreement, as to which defaults and events of default the Prepetition Secured Parties have exercised forbearance from pursuing their remedies in order to permit negotiation of a plan for the orderly commencement and early conclusion of the Chapter 11 Cases.

          K. The Debtors do not have sufficient available sources of working capital from the Prepetition Secured Parties' Cash Collateral or other financing to carry on the operation of their business without the DIP Financing. The ability of the Debtors to provide patient care, maintain business relationships with their vendors and suppliers, purchase new inventory, pay necessary employees and otherwise finance their operations is essential to the Debtors' continued viability. In addition, the Debtors' critical need for financing is immediate. In the absence of access to Cash Collateral and the DIP Financing the continued operation of the Debtors' business would not be possible, a precipitate liquidation would ensue, and immediate and irreparable harm to the Debtors' patients, the Debtors' unsecured creditors, and the Debtors' estates would occur.

          L. The ability of the Debtors to continue in business so they can attempt to reorganize under the Bankruptcy Code depends on obtaining the relief sought in the Motion.

          M. Entry of this Interim Order on an emergency basis is necessary to avoid immediate and irreparable harm to the estates pending the Final Hearing.

          N. Based on the record presented to this Court by the Debtors at the Emergency Hearing, the terms of the DIP Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and, when the initial Loans are funded, will be supported by reasonably equivalent value and fair consideration.

          O. Based on the record before the Court, the financing arrangements contemplated by the DIP Credit Agreement and the other DIP Financing Documents are the product of an arm's length negotiation and are entered into by the DIP Agent and the DIP Lenders in good faith, as the term "good faith" is used in (S) 364(e), and such arrangements and the transactions contemplated by the DIP Credit Agreement and the other DIP Financing Documents do not provide the DIP Agent or DIP Lenders with sufficient control over the Debtors so as to subject the DIP Agent or the DIP Lenders to any liability (including, without limitation, environmental liability as an "owner", "operator" or "responsible person" as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986) in connection with the management of any of the Debtors' businesses or properties.

          P.     The Emergency Hearing was held pursuant to Rule 4001(b)(2) and
(c)(2), and notice of the Motion has been given pursuant to (S)(S) 102(l), 363(c) and 364(c) and (d), and Rules 2002 and 4001(b) and (c), to the parties set forth above.

          Based upon the foregoing findings and conclusions, and upon the record made before this Court, and good and sufficient cause appearing therefor,

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1. The Motion is granted and the Debtors are hereby authorized to execute and deliver the DIP Financing Documents, subject to the terms and conditions hereinafter set forth; provided, however, that the issue of the right
                                  --------
and remedy of the DIP Agent, after delivery of an Enforcement Notice, to collect all amounts owing to any of the Debtors by the United States or any department or agency thereof (including the Health Care Finance Administration) or any fiscal intermediary (collectively, the "U.S.") directly from the U.S., shall be reserved for determination at the Final Hearing.

          2. Debtors are authorized to: (a) pending the Final Hearing, obtain loans and request the issuance of letters of credit pursuant to the terms of the DIP Financing Documents in an aggregate amount not to exceed $45 million; and (b) use Cash Collateral in the operation of the Debtors' business, in each case in a manner consistent with this Order, the DIP Credit Agreement (including, without limitation, the prohibitions set forth in section 5.06 thereof), the other DIP Financing Documents and the Cash Plan.

          3. The Debtors are hereby authorized and directed to (a) execute and deliver the DIP Financing Documents and all other documents necessary or desirable to implement the DIP Financing (through one or more officers designated by them), (b) grant the security interests and liens contemplated hereby and thereby (c) effect all transactions and take any actions provided for in or contemplated by the DIP Financing Documents or deemed necessary by the DIP Agent or the DIP Lenders to effectuate the terms and conditions of the DIP Financing Documents and this Order, including, without limitation, the payment of any and all fees, costs, charges, commissions and expenses, including reasonable counsel fees, payable under the DIP Financing Documents or this Order, and (d) comply with all provisions of the DIP Financing Documents, including, without limitation, the payment and satisfaction in full of all Obligations when due in accordance with the terms of the DIP Financing Documents; provided, however, that the issue of the right and remedy of the DIP
           --------
Agent, after delivery of an Enforcement Notice, to collect all amounts owing to any of the Debtors by the U.S. directly from the U.S., shall be reserved for determination at the Final Hearing.

          4. The Obligations shall be entitled to the following protections, security interests, liens and priorities in favor of the DIP Agent and the DIP Lenders, to secure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, subject only to the Carve-Out (as defined below):

          (a) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidable security interests in and liens upon all unencumbered assets of the estates of each of the Debtors including (without limitation) all real, personal or mixed property of each of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550, and any other asset specifically excluded from such security interests and liens pursuant to the terms of the DIP Security Agreement);

          (b) pursuant to (S) 364(d), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors which, as of the Petition Date, constituted the Prepetition Collateral of the Prepetition Agent and the Prepetition Secured Parties, having priority over and senior to the security interests and liens of the Prepetition Agent and the Prepetition Secured Parties; and

          (c) pursuant to (S) 364(c)(3), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors that were, as of the Petition Date, subject (to the extent permitted by the DIP Financing Documents) only to valid, perfected and non-voidable liens and security interests in favor of any party other than the Prepetition Agent and the Prepetition Security Parties (the "Petition Date Liens"), such security interests and liens in favor of the DIP Agent and the DIP Lenders to be junior and subordinate only to the Petition Date Liens.

          5. Debtors are authorized as holders of the entire equity interest in DIP Guarantor to cause the DIP Guarantor to enter into the Subsidiary Guaranty Agreement and the DIP Security Agreement, thereby guarantying payment of the Obligations and granting security interests in and liens upon all of the assets of the DIP Guarantor as set forth in (ii) on page 2 of this Interim Order.

          6. In addition, in order to further assure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement or the other DIP Financing Documents, the DIP Agent and the DIP Lenders are hereby granted (subject to the Carve-Out), pursuant to (S) 364(c)(1), superpriority administrative claim status for such Obligations. All Obligations owing to the DIP

Agent and the DIP Lenders under the DIP Credit Agreement and the other DIP Financing Documents (including, but not limited to, the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses) shall be paid as provided in the DIP Credit Agreement and the other DIP Financing Documents when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtors arising under (S) 364(c)(1), with priority for such claims over any and all administrative expenses (other than the Carve-Out) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c),
507(a), 507(b) and 726, provided that the superpriority administrative claim
                        --------
status of the Obligations, and the liens and security interests securing same, shall be subject only to (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from the Administrative Agent or Required Lenders to the Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or (y) after the earlier of (1) such time as no Event of Default shall be continuing or (2) such time as such Carve-Out Notice shall be rescinded in writing by the Administrative Agent at the direction of Required Lenders in their sole discretion, and which are allowed by the Court in the Chapter 11 Cases (either on an interim or final basis), (ii) after and from the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Court either on an interim or final basis) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by the Administrative Agent at the direction of Required Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Court and to the United States Trustee pursuant to 28 U.S.C. (S)1930(a)(6) (the "Carve-Out"), provided further, however, that in no event shall there be paid
              -------- -------
from proceeds of the DIP Facility or Cash Collateral any fees and expenses incurred in challenging the liens or claims of the Prepetition Agent or the Prepetition Secured Parties, although counsel for an official creditors' committee may be paid (to the extent allowed by the Court) fees and expenses incurred in analyzing such liens or claims in an amount not to exceed $100,000. Subject to the Carve-Out, such claims of the DIP Agent and DIP Lenders shall at all times be senior, in this and any subsequent case under the Bankruptcy Code, to the rights of the Debtors, any trustee or examiner and any unsecured claims of any creditor or other entity. No cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this case pursuant to (S) 1112 shall (except to the extent of the Carve-Out) rank prior to, or on parity with, the claims of the DIP Agent and DIP Lenders arising hereunder, under the DIP Credit Agreement or under the other DIP Financing Documents.

          7. Other than the liens and security interests granted pursuant to or referred to in this Order, and under the terms of the DIP Credit Agreement and the other DIP Financing Documents, no liens or security interests shall attach to any property of the Debtors' estates in this or any subsequent case under the Bankruptcy Code unless either (a) the DIP Agent and DIP Lenders give their express written consent, or (b) the DIP Financing has been terminated and all Obligations have been paid in full and the Commitments terminated ("Discharge of the DIP Financing").

          8. Prior to Discharge of the DIP Financing, the Debtors shall not incur Indebtedness not permitted by the DIP Credit Agreement or the other DIP Financing Documents unless (a) the DIP Agent and DIP Lenders consent in writing thereto, or (b) the proceeds thereof are used first to satisfy in full all Obligations owing to the DIP Agent or the DIP Lenders under the DIP Credit Agreement or the other DIP Financing Documents in accordance with the terms thereof.

          9. Prior to Discharge of the DIP Financing, no cost or expense, including, but not limited to, any cost or expense of administration of the Debtors' Chapter 11 Cases or any future proceeding that may develop out of such cases, including liquidation in chapter 7 or other case under the Bankruptcy Code, but excluding the Carve-Out, shall be charged against the DIP Collateral pursuant to (S) 506(c) or otherwise, without the prior written consent of the DIP Agent and DIP Lenders, and no such consent shall be implied from any action, inaction or acquiescence by the DIP Agent or DIP Lenders.

         10. The Prepetition Agent and the Prepetition Secured Parties are granted adequate protection of their interests in the Prepetition Collateral as hereinafter set forth. As adequate protection to the Prepetition Agent and Prepetition Secured Parties for any diminution in the value of their respective interests in the Prepetition Collateral resulting from (a) the Debtors' granting of priming liens on and security interests in the Prepetition Collateral, pursuant to (S) 364(d), in favor of the DIP Agent and DIP Lenders, (b) the Debtors' use of Cash Collateral pursuant to (S) 363(c), (c) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) pursuant to (S) 363, and (d) the imposition of the automatic stay pursuant to (S) 362(a):

          (i) the Prepetition Agent and the Prepetition Secured Parties are granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid, perfected and non-voidable replacement security interests in and liens upon (the "Replacement Liens") all property of each of the Debtors including, without limitation, all real, personal and mixed property of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550 and any assets specifically excluded from the security interests and liens granted to the DIP Agent and the DIP Lenders pursuant to the terms of the DIP Security Agreement), subject only to (x) the Carve-Out, (y) the liens and security interests granted pursuant to this Order and the DIP Financing Documents to the DIP Agent and DIP Lenders to secure the Obligations, and (z) the Petition Date Liens; and

     (ii) Prepetition Agent and Prepetition Secured Parties are granted superpriority claims with priority over any and all administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c),
507(a), 507(b) and 726, subject only to (x) the superpriority claims granted to DIP Agent and DIP Lenders in respect of the Obligations pursuant to the Interim Order and (y) the Carve-Out.

     11. Subject to the terms and conditions of the DIP Financing Documents, the DIP Financing shall terminate (the "Commitment Termination Date") on the earliest to occur of (a) March 13, 2000, (b) the effective date of a joint plan of reorganization in the Chapter 11 Cases, as specified in such plan, (c) the date distributions commence to any class of creditors, equity holders or other claimants under any such plan of reorganization in the Chapter 11 Cases, (d) the date of substantial consummation of any such plan of reorganization in the Chapter 11 Cases, (e) the date of termination of exclusivity as to the proposal of any reorganization plan by any Debtor in any of the Chapter 11 Cases without the prior written approval of Required Lenders, (f) the date of termination in whole of the Commitments pursuant to Article 8 of the DIP Credit Agreement, (g) the date of filing with the Court in any of the Chapter 11 cases of any plan of reorganization or any modification to any previously filed plan of reorganization, in any case which has not been approved in writing by Required Lenders prior to such filing, (h) the date that is twenty-five days after the Petition Date if the Final Order has not been entered by the Court by such date, and (i) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of Debtors and their Subsidiaries.

     12. The security interests and liens in the DIP Collateral granted to the DIP Agent for the benefit of the DIP Lenders herein are valid, enforceable and fully perfected by entry of this Order, and neither the DIP Agent nor the DIP Lenders shall be required to file or record financing statements, mortgages, leasehold mortgages, deeds of trust or other documents in any jurisdiction or take any other action (including obtaining possession) in order to validate, perfect or otherwise enforce the security interests and liens in such DIP Collateral. If the DIP Lenders or the DIP Agent shall, in their or its sole discretion, choose to file financing statements or file or record any other documents or otherwise confirm perfection of such security interests and liens in the DIP Collateral, the DIP Lenders or the DIP Agent are authorized to effect such filings and recordations, and the automatic stay of (S) 362 is hereby modified to allow such actions, and all such financing statements or similar documents shall be deemed to have been filed or recorded on the date of entry of this Order. The Debtors are hereby authorized and directed to execute and deliver to the DIP Agent and/or the DIP Lenders, as applicable, any and all such documents as the DIP Agent and/or the DIP Lenders may request in order to confirm the perfection of the liens and security interests in the DIP Collateral. The DIP Agent and/or the DIP Lenders are hereby authorized to file this Order as evidence of their security interests and liens in lieu of a financing statement or other filing or recording, and the appropriate state and local official shall accept the same for filing or recording.

     13. The DIP Agent and DIP Lenders, having been found to be acting in good faith, shall be entitled to the full protection of (S) 364(e) and the claims, liens, security interests and priorities created or authorized in this Order, the DIP Credit Agreement and the other DIP Financing Documents are so created and authorized pursuant to
(S)(S) 364(c) and (d) and are entitled to the benefits and protections of (S) 364(e).

     14. The DIP Agent and DIP Lenders are entitled to all of the rights, benefits, privileges and remedies set forth or provided herein or in the DIP Financing Documents, including, but not limited to, without further application to or order of this Court, all of the rights, benefits, privileges and remedies available to the DIP Agent or DIP Lenders upon the occurrence and during the continuance of a Default or an Event of Default (as defined in the DIP Credit Agreement including, without limitation, any reversal, stay or modification of this Order without the consent of the DIP Agent or Required Lenders, the appointment or election of an interim or permanent trustee in this case or the conversion or dismissal of this case), and the automatic stay of (S) 362 (to the extent applicable) is vacated solely to permit the exercise, enjoyment and enforcement of any of such rights, benefits, privileges and remedies including, but not limited to (a) the termination by the DIP Agent and the DIP Lenders of all Commitments under the DIP Credit Agreement, (b) the declaration of all Obligations to be immediately due and payable in full, and (c) the exercise of remedies against the DIP Collateral, including, without limitation, foreclosing on such DIP Collateral under applicable state or federal law, provided that the
                                                              --------
DIP Agent or the DIP Lenders shall give the Debtors, any official committee appointed pursuant to (S) 1102, and the United States Trustee five (5) business days' prior written notice (an "Enforcement Notice") of any exercise of remedies against the DIP Collateral (other than acceleration of the Loans or other Obligations, termination of the Commitments, or the exercise of any rights of set-off or counterclaim under the DIP Credit Agreement or under any other DIP Financing Document), and shall file a copy of the Enforcement Notice with the Court; provided, however, that the issue of the right and remedy of the DIP
       --------
Agent, after delivery of an

Enforcement Notice, to collect all amounts owing to any of the Debtors by the U.S. directly from the U.S., shall be reserved for determination at the Final Hearing.

     15. The provisions of this Interim Order, including the priority and validity of all claims and liens in favor of the DIP Lenders, and any actions taken pursuant hereto or in reliance hereon, shall survive entry of any other order which may be entered in this case, including any order (a) confirming any plan of reorganization, (b) converting these cases from cases under chapter 11 to cases under chapter 7, (c) appointing a trustee or examiner (including an examiner with expanded powers), or (d) dismissing this case, and the terms and provisions of this Order, as well as the priorities in payment granted pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents shall continue in full force and effect notwithstanding the entry of such other order, until all of the Obligations owing to the DIP Lenders are irrevocably paid in full in accordance with the terms of the DIP Credit Agreement and the other DIP Financing Documents and all of the Commitments thereunder have been terminated.

     16. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court (including in connection with the Final Hearing) or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred or any priority that is or was incurred or granted pursuant to the DIP Credit Agreement, the other DIP Financing Documents or this Order, and notwithstanding any stay, reversal, modification or vacatur of this Order, any Obligations owing to the DIP Agent or DIP Lenders arising prior to the effective date of such stay, reversal, modification or vacatur shall be governed in all respects by the original provisions of this Order and the DIP Financing Documents, as the case may be, and the DIP Agent and DIP Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the DIP Financing Documents including, without limitation, the priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations owing to the DIP Agent and the DIP Lenders.

     17. The findings contained in paragraphs G and H shall be binding upon all parties in interest, including but not limited to, the Debtors and any official committee appointed in the Chapter 11 Cases unless (a) any such committee has properly filed an adversary proceeding or contested matter challenging the validity, enforceability, nonavoidability, perfection or priority of the Prepetition Obligations, or the Prepetition Agent's or Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral, no later than the date that is sixty (60) days after the date of appointment of the first official committee, and (b) a Final Order has been entered in favor of such committee in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly commenced as of such date, (i) the Prepetition Obligations shall constitute allowed claims for all purposes in the Chapter 11 Cases and any subsequent chapter 7 cases, and the Prepetition Agent's and Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral shall be deemed legal, valid, binding, and properly perfected, and not subject to subordination or avoidance, and (ii) the Prepetition Obligations and the Prepetition Agent's and Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of any Debtor's estate including, without limitation, any successor thereto.

     18. This Court retains and reserves jurisdiction to enforce all provisions of this Interim Order.

     19. Pursuant to Rule 4001(c), the Final Hearing on the Motion shall be held on September __, 1999 at __ .m. Notice of the Final Hearing shall be served on the United States

Trustee, the twenty largest unsecured creditors of the Debtors, members of and counsel for any official committee and holders of Permitted Liens. Objections, if any, to the Motion shall be filed with the Court and served on Cleary, Gottlieb, Steen & Hamilton, Debtors' counsel, at One Liberty Plaza, New York, New York 10006-1470, Attention: Thomas J. Moloney, Esq.; O'Melveny & Myers LLP, counsel for the DIP Lenders and Prepetition Secured Parties, at Citicorp Center, 153 E. 53rd Street, New York, New York 10022, Attention: Joel B. Zweibel,
Esq.; and Davis Polk & Wardwell, counsel for the Prepetition Agent, at 450 Lexington Avenue, New York, New York 10017, Attention: Karen Wagner, Esq., and all parties who have demanded service thereof, such that Objections are received no later than _____________, 1999 at __ .m. If no Objections have been received, this Interim Order may be entered without further hearing or notice dates.

Dated:  September __, 1999

     Wilmington, Delaware


                              _________________________________________
                              [_____________________]
                              United States Bankruptcy Judge

                                  SCHEDULE A
                                  ----------

                                    DEBTORS
                                    -------


1.  Vencor, Inc.
2.  Vencor Operating, Inc.
3.  Vencor Nursing Centers East, L.L.C.
4.  Vencor Nursing Centers West, L.L.C.
5.  Vencor Nursing Centers Limited Partnership
6.  Vencor Hospitals East, L.L.C.
7.  Vencor Hospitals West, L.L.C.
8.  Vencor Hospitals Limited Partnership
9.  Advanced Infusion Systems, Inc.
10. American X-Rays, Inc.
11. Community Behavioral Health System, Inc.
12. Community Psychiatric Centers of Arkansas, Inc.
13. Community Psychiatric Centers of California
14. Community Psychiatric Centers of Florida, Inc.
15. Community Psychiatric Centers of Idaho, Inc.
16. Community Psychiatric Centers of Indiana, Inc.
17. Community Psychiatric Centers of Kansas, Inc.
18. Community Psychiatric Centers of Mississippi, Inc.
19. Community Psychiatric Centers of Missouri, Inc.
20. Community Psychiatric Centers of North Carolina, Inc.
21. Community Psychiatric Centers of Oklahoma, Inc.
22. Community Psychiatric Centers of Utah, Inc.
23. Community Psychiatric Centers Properties Incorporated
24. Community Psychiatric Centers Properties of Oklahoma, Inc.
25. Community Psychiatric Centers Properties of Texas, Inc.
26. Community Psychiatric Centers Properties of Utah, Inc.
27. Courtland Gardens Health Center, Inc.
28. CPC Investment Corp.
29. CPC of Georgia, Inc.
30. C.P.C. of Louisiana, Inc.
31. CPC Managed Care Health Services, Inc.
32. CPC Properties of Arkansas, Inc.
33. CPC Properties of Illinois, Inc.
34. CPC Properties of Indiana, Inc.
35. CPC Properties of Kansas, Inc.
36. CPC Properties of Louisiana, Inc.
37. CPC Properties of Mississippi, Inc.
38. CPC Properties of Missouri, Inc.
39. CPC Properties of North Carolina, Inc.
40. First Rehab, Inc.
41. Florida Hospital Properties, Inc.

42. Health Care Holdings, Inc.
43. Health Care Technology, Inc.
44. Helian ASC of Northridge, Inc.
45. Helian Health Group, Inc.
47. Helian Recovery Corporation
48. Homestead Health Center, Inc.
49. Horizon Healthcare Services, Inc.
50. Interamericana Health Care Group
51. J.B. Thomas Hospital, Inc.
52. Lafayette Health Care Center, Inc.
53. MedEquities, Inc.
54. Medisave of Tennessee, Inc.
55. Medisave Pharmacies, Inc.
56. Old Orchard Hospital, Inc.
57. Palo Alto Surgecenter Corporation
58. Peachtree-Parkwood Hospital Inc.
59. PersonaCare, Inc.
60. PersonaCare of Bradenton, Inc.
61. PersonaCare of Clearwater, Inc.
62. PersonaCare of Connecticut, Inc.
63. PersonaCare of Georgia, Inc.
64. PersonaCare of Huntsville, Inc.
65. PersonaCare of Little Rock, Inc.
66. PersonaCare of Ohio, Inc.
67. PersonaCare of Owensboro, Inc.
68. PersonaCare of Pennsylvania, Inc.
69. PersonaCare of Pompano East, Inc.
70. PersonaCare of Pompano West, Inc.
71. PersonaCare of Reading, Inc.
72. PersonaCare of San Antonio, Inc.
73. PerrsonaCare of San Pedro, Inc.
74. PersonaCare of Shreveport, Inc.
75. PersonaCare of St. Petersburg, Inc.
76. PersonaCare of Warner Robbins, Inc.
77. PersonaCare of Wisconsin, Inc.
78. PersonaCare Living Center of Clearwater, Inc.
79. PersonaCare Properties, Inc.
80. ProData Systems, Inc.
81. Recovery Inns of America, Inc.
82. Respiratory Care Services, Inc.
83. Stamford Health Facilities, Inc.
84. THC-Chicago, Inc.
85. THC-Hollywood, Inc.
86. THC Houston, Inc.
86. THC Minneapolis, Inc.

87.  THC-North Shore, Inc.
88.  THC-Orange County, Inc.
89.  THC-San Diego, Inc.
90.  THC-Seattle, Inc.
91.  TheraTx Health Services, Inc.
92.  TheraTx Healthcare Management, Inc.
93.  TheraTx Management Services, Inc.
94.  TheraTx Medical Supplies, Inc.
95.  TheraTx Rehabilitation Services, Inc.
96.  TheraTx Staffing, Inc.
97.  Transitional Hospitals Corporation (DE)
98.  Transitional Hospitals Corporation
99.  Transitional Hospitals Corporation of Indiana, Inc.
100. Transitional Hospitals Corporation of Louisiana, Inc.
101. Transitional Hospitals Corporation of Michigan, Inc.
102. Transitional Hospitals Corporation of Nevada, Inc.
103. Transitional Hospitals Corporation of New Mexico, Inc.
104. Transitional Hospitals Corporation of Tampa, Inc.
105. Transitional Hospitals Corporation of Texas, Inc.
106. Transitional Hospitals Corporation of Wisconsin, Inc.
107. Tucker Nursing Center, Inc.
108. Tunstall Enterprises, Inc.
109. VC - OIA, Inc.
110. VC - TOHC, Inc.
111. VC - WM, Inc.
112. Vencare, Inc.
113. Vencare Rehab Services, Inc.
114. Vencor Facility Services, Inc.
115. Vencor Holdings, L.L.C.
116. Vencor Home Care Services, Inc.
117. Vencor Hospice, Inc.
118. Vencor Insurance Holdings, Inc.
119. Vencor Investment Company
120. Vencor Nevada, L.L.C.
121. Vencor Nursing Centers Central, L.L.C.
122. Vencor Nursing Centers North, L.L.C.
123. Vencor Nursing Centers South, L.L.C.
124. Vencor Pediatric Care, Inc.
125. Vencor Provider Network, Inc.
126. Ventech Systems, Inc.
127. Stamford Health Associates, L.P.
128. Vencor Home Care and Hospice Indiana Partnership
129.  Vencor Nursing Centers Central Limited Partnership

                                                                       EXHIBIT J



                                BORROWING ORDER



                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re                                         )
                                              )       Case Nos.  99-______(   )
Vencor, Inc., et al.,                         )          through 99-______(   )
                                              )
                                              )       Chapter 11
                                              )
       Debtors and Debtors in Possession      )       Jointly Administered


                    FINAL ORDER (i) AUTHORIZING POSTPETITION
                    FINANCING PURSUANT TO 11 U.S.C. (S) 364,
                  (ii) GRANTING SENIOR LIENS AND SUPERPRIORITY
                ADMINISTRATIVE EXPENSE CLAIM STATUS PURSUANT TO
        11 U.S.C. (S)(S) 105, 503(b), 507 AND 364, (iii) AUTHORIZING USE
             OF CASH COLLATERAL PURSUANT TO 11 U.S.C. (S) 363, AND
                 (iv) GRANTING ADEQUATE PROTECTION PURSUANT TO
                         11 U.S.C. (S)(S) 363 AND 364.
                         -----------------------------

          Upon the motion of the above-captioned debtors and debtors-in-possession, Vencor, Inc., et al. (jointly and severally, the "Debtors")/1/ dated September 13, 1999 (the "Motion") for entry of an order, pursuant to (S)(S) 105, 363, 364(c) and (d), 503(b) and 507 of the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code")/2/, and Rules 2002, 4001(b), (c) and (d) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"):

          (i) authorizing the Debtors to obtain postpetition financing in the form of loans and other financial accommodations, including the issuance of letters of credit, pursuant to that certain Debtor-in-Possession Credit Agreement substantially in the form annexed to the Motion dated as of September __, 1999 (the "DIP Credit Agreement") by and among the



________________________________
/1/   The Debtors are listed on Schedule A attached hereto.
/2/   All section and rule references are to the Bankruptcy Code and Bankruptcy
Rules, respectively, unless otherwise indicated.

Debtors, as joint and several borrowers, Morgan Guaranty Trust Company of New York, as Arranger, Collateral Agent and Administrative Agent (the "DIP Agent"), the Lenders signatory thereto and the LC Issuing Banks party thereto (collectively, the "DIP Lenders"), in an aggregate principal amount not to exceed $100 million, in two tranches of $75 million and $25 million, respectively (the "DIP Financing");

          (ii) authorizing the Debtors to cause Caribbean Behavioral Health Systems, Inc., certain non-Debtor Subsidiary of the Debtors (the "DIP Guarantor"), to guarantee the Obligations arising under the DIP Credit Agreement pursuant to the Subsidiary Guaranty Agreement in the form annexed to the DIP Credit Agreement (the "DIP Guaranty"), and to grant to the DIP Agent, for the benefit of the DIP Lenders, pursuant to the terms of the Security Agreement among the Debtors, the DIP Guarantor and the DIP Agent of even date with the DIP Credit Agreement in the form annexed to the DIP Credit Agreement (the "DIP Security Agreement"), security interests in and liens upon all of the assets of such DIP Guarantor (except to the extent, if any, specifically provided in the DIP Security Agreement) as security therefor, subject only to valid, perfected and non-voidable liens and security interests existing as of the Petition Date, as defined below (the DIP Credit Agreement, the DIP Guaranty, the DIP Security Agreement, and all other agreements, instruments and documents executed and delivered in connection therewith, collectively, the "DIP Financing Documents") /3/;

          (iii) granting to DIP Agent for the benefit of DIP Lenders (A) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidable security interests in and liens upon all unencumbered assets of the estates of each of the Debtors, including (without limitation) all real, personal or mixed property of each of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550 and any other asset specifically excluded from such security interests and liens pursuant to the terms of the DIP Security Agreement), (B) pursuant to (S) 364(d), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors as of the Petition Date (the "Prepetition Collateral"), having priority over the valid, perfected and non-voidable liens and security interests in favor of the Prepetition Agent (as defined in the Motion) for the benefit of the Prepetition Secured Parties (as defined in the Motion), and (C) pursuant to (S) 364(c)(3), valid, perfected and non-voidable security interests in and liens upon the Prepetition Collateral, subject (to the extent permitted by the DIP Financing Documents) only to the Petition Date Liens (as defined below) (the collateral described in subparagraph (ii) and clauses (A), (B) and (C) of this subparagraph
(iii) being collectively referred to as the "DIP Collateral"), all of the DIP Collateral to secure the loans, advances and all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, and subject only to the Carve-Out (as defined below);

          (iv) pursuant to (S) 364(c)(1), granting superpriority administrative claim status for such Obligations, subject only to the Carve-Out;


_____________________________
/3/   Capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the DIP Financing Documents.

          (v) pursuant to (S) 363(c), authorizing the Debtors to use Cash Collateral (as defined in the Motion) of the Prepetition Agent and the Prepetition Secured Parties;

          (vi) pursuant to (S)(S) 361, 363(e) and 364(d), providing adequate protection to the Prepetition Agent and the Prepetition Secured Parties with respect to any diminution in the value of Prepetition Agent's or the Prepetition Secured Parties' interests in the Prepetition Collateral resulting from (A) the priming liens and security interests to be granted herein pursuant to (S) 364(d) to the DIP Agent for the benefit of the DIP Lenders to secure the Obligations,
(B) the Debtors' use of Cash Collateral, (C) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) and (D) the imposition of the automatic stay pursuant to (S) 362(a); and

          (vii) scheduling a final hearing (the "Final Hearing") to consider entry of a final order substantially in the form annexed to the DIP Credit Agreement and acceptable to the DIP Agent (the "Final Order") authorizing the above-matters in full;

and such Motion also requesting that this Court hold an immediate emergency hearing (the "Emergency Hearing") on the Motion to consider entry of an interim order (the "Interim Order") pursuant to Rule 4001(b) and (c) authorizing the Debtors to use Cash Collateral of the Prepetition Agent and the Prepetition Secured Parties and borrow from the DIP Lenders an amount not to exceed $45 million under the DIP Credit Agreement for a period of no more than twenty-five days until the Final Hearing, upon the terms and conditions set forth in the DIP Credit Agreement and the other DIP Financing Documents, pending the Final Hearing; and the Interim Order having been entered on September __, 1999; and it further appearing, based upon the record presented to this Court, that:

          a. The ability of the Debtors to continue in business so that they can attempt to confirm a plan of reorganization under the Bankruptcy Code depends entirely upon obtaining the relief requested in the Motion and the Debtors will suffer immediate and irreparable injury if such relief is not granted; and

          b.     Notice of the Motion and the Final Hearing has been given to
(i) the United States Trustee, (ii) the twenty largest unsecured creditors of the Debtors, (iii) Debtors' counsel, (iv) counsel for the DIP Lenders and Prepetition Secured Parties and (v) counsel for the Prepetition Agent;

          NOW, THEREFORE, upon the entire record of the Emergency Hearing held before this Court with respect to the Motion on September __, 1999, and the Final Hearing held before this Court with respect to the Motion on September __, 1999 and upon the presentations of counsel made at both the Emergency Hearing and Final Hearing; and this Court having found good and sufficient cause therefor, it is hereby FOUND that:

          A. On September 13, 1999 (the "Petition Date"), the Debtors filed voluntary chapter 11 petitions under the Bankruptcy Code. Each chapter 11 petition filed by a Debtor commencing its Chapter 11 Case was duly authorized by all requisite actions of the board of directors, shareholders, general and limited partners, or managing members, as applicable, of such Debtor, in accordance with applicable law and the Organizational Documents of such Debtor. No trustee, examiner or statutory committee of creditors has been appointed as of the date of this Order. Pursuant to (S)(S) 1107(a) and 1108, the Debtors are authorized to operate their business as debtors-in-possession.

          B. This Court has jurisdiction over these Chapter 11 Cases and the Motion pursuant to 28 U.S.C. (S)(S) 157 and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. (S) 157(b)(2).

          C. The Debtors do not have sufficient funds to meet expenses necessary for the operation of their business and have requested that they be authorized to use Cash Collateral and that the DIP Agent and the DIP Lenders extend loans and other financial accommodations to the Debtors pursuant to the terms and conditions set forth in the DIP Financing Documents.

          D. The Debtors are unable to obtain the financing necessary for the operation of their business either (i) on an unsecured basis under (S) 503(b)(1), (ii) pursuant to (S)(S) 364(a) or 364(b), (iii) solely on a junior secured basis under (S) 364(c)(3), or (iv) on any other terms or conditions more favorable to the Debtors than the terms and conditions set forth in the DIP Financing Documents.

          E. The DIP Lenders (who are certain of the Prepetition Secured Parties) have agreed to provide the DIP Financing on the terms and conditions set forth in the DIP Financing Documents provided that the Court enters an order satisfactory to the DIP Agent and the DIP Lenders approving the DIP Financing Documents and granting such claims and priorities to or for the benefit of the DIP Agent and the DIP Lenders as are set forth herein, in the DIP Credit Agreement and in the other DIP Financing Documents with respect to all Obligations.

          F. The Debtors will receive and benefit from the loans and other financial accommodations to be provided by the DIP Agent and the DIP Lenders under the DIP Financing Documents. The loans and other financial accommodations provided under the DIP Financing Documents are necessary to fund the business of the Debtors and will contribute to payment of the actual and necessary costs and expenses of preserving their estates.

          G. The Debtors admit that they are indebted to the Prepetition Agent and the Prepetition Secured Parties under the Prepetition Credit Agreement (as defined in the Motion) without defense, counterclaim or offset of any kind, and that as of the Petition Date, the Debtors were liable to the Prepetition Agent and the Prepetition Secured Parties in the aggregate unpaid principal amount plus letter of credit exposure outstanding of approximately $520,176,612.89, plus accrued interest, fees and other charges thereunder.

          H. The Debtors further admit that the indebtedness owed to the Prepetition Agent and the Prepetition Secured Parties under the Prepetition Credit Agreement (the "Prepetition Obligations") is without defense, offset or counterclaim, and is secured by valid, perfected, enforceable and non-voidable first priority liens and security interests granted by the Debtors to Prepetition Agent, for the benefit of the Prepetition Secured Parties, in the Prepetition Collateral pursuant to the Prepetition Collateral Documents (as defined in the Motion), subject only to liens permitted therein. Substantially all of the Debtors' cash on hand and proceeds of Prepetition Collateral received after the Petition Date constitute the Cash Collateral of the Prepetition Agent and Prepetition Secured Parties.

          I. The Prepetition Agent and Prepetition Secured Parties are entitled, pursuant to (S)(S) 361, 363(e) and 364(c) and (d), to adequate protection of their interests in the

Prepetition Collateral in order to protect the Prepetition Agent and the Prepetition Secured Parties from any diminution in the value of the Prepetition Collateral resulting from (i) the Debtors' use of Cash Collateral, (ii) the priming liens and security interests granted to the DIP Agent for the benefit of the DIP Lenders pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents, (iii) the Debtors' use, sale or lease of the Prepetition Collateral other than Cash Collateral, and (iv) the imposition of the automatic stay.

          J. The Debtors admit that, since at least January 1999, they have caused or permitted to occur certain defaults and events of default under the Prepetition Credit Agreement, as to which defaults and events of default the Prepetition Secured Parties have exercised forbearance from pursuing their remedies in order to permit negotiation of a plan for the orderly commencement and early conclusion of the Chapter 11 Cases.

          K. The Debtors do not have sufficient available sources of working capital from the Prepetition Secured Parties' Cash Collateral or other financing to carry on the operation of their business without the DIP Financing. The ability of the Debtors to provide patient care, maintain business relationships with their vendors and suppliers, purchase new inventory, pay necessary employees and otherwise finance their operations is essential to the Debtors' continued viability. In addition, the Debtors' critical need for financing is immediate. In the absence of access to Cash Collateral and the DIP Financing the continued operation of the Debtors' business would not be possible, a precipitate liquidation would ensue, and immediate and irreparable harm to the Debtors' patients, the Debtors' unsecured creditors, and the Debtors' estates would occur.

          L. The ability of the Debtors to continue in business so they can attempt to reorganize under the Bankruptcy Code depends on obtaining the relief sought in the Motion.

          M. Entry of this Final Order is necessary for the Debtors to continue in business and accomplish their goal of reorganizing under the Bankruptcy Code.

          N. Based on the record presented to this Court by the Debtors at the Final Hearing, the terms of the DIP Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and, when the initial Loans are funded, will be supported by reasonably equivalent value and fair consideration.

          O. Based on the record before the Court, the financing arrangements contemplated by the DIP Credit Agreement and the other DIP Financing Documents are the product of an arm's length negotiation and are entered into by the DIP Agent and the DIP Lenders in good faith, as the term "good faith" is used in (S) 364(e), and such arrangements and the transactions contemplated by the DIP Credit Agreement and the other DIP Financing Documents do not provide the DIP Agent or DIP Lenders with sufficient control over the Debtors so as to subject the DIP Agent or the DIP Lenders to any liability (including, without limitation, environmental liability as an "owner", "operator" or "responsible person" as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986) in connection with the management of any of the Debtors' businesses or properties.

          P. The Emergency Hearing was held on September __, 1999 pursuant to Rule 4001(b)(2) and (c)(2), and notice of the Motion was given pursuant to
(S)(S) 102(l), 363(c) and 364(c) and (d), and Rules 2002 and 4001(b) and (c), to
the appropriate parties.  The Interim Order was entered September __, 1999.

          Q. The Final Hearing was held on September __, 1999 pursuant to Rule 4001(b)(2) and (c)(2), and notice of the Motion was given pursuant to
(S)(S) 102(l), 363(c) and 364(c) and (d), and Rules 2002 and 4001(b) and (c), to
the parties set forth above.

          Based upon the foregoing findings and conclusions, and upon the record made before this Court, and good and sufficient cause appearing therefor,

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1. The Motion is granted and the DIP Financing Documents are hereby approved in all respects, subject to the terms and conditions hereinafter set forth.

          2. Debtors are authorized to: (a) obtain loans and request the issuance of letters of credit pursuant to the terms of the DIP Financing Documents in an aggregate amount not to exceed $100 million; and (b) use Cash Collateral in the operation of the Debtors' business, in each case in a manner consistent with this Order, the DIP Credit Agreement (including, without limitation, the prohibitions set forth in section 5.06 thereof), the other DIP Financing Documents and the Cash Plan.

          3. The Debtors are hereby authorized and directed to (a) execute and deliver the DIP Financing Documents and all other documents necessary or desirable to implement the DIP Financing (through one or more officers designated by them), (b) grant the security interests and liens contemplated hereby and thereby (c) effect all transactions and take any actions provided for in or contemplated by the DIP Financing Documents or deemed necessary by the DIP Agent or the DIP Lenders to effectuate the terms and conditions of the DIP Financing Documents and this Order, including, without limitation, the payment of any and all fees, costs, charges, commissions and expenses, including reasonable counsel fees, payable under the DIP Financing Documents or this Order, and (d) comply with all provisions of the DIP Financing Documents, including, without limitation, the payment and satisfaction in full of all Obligations when due in accordance with the terms of the DIP Financing Documents.

          4. The Obligations shall be entitled to the following protections, security interests, liens and priorities in favor of the DIP Agent and the DIP Lenders, to secure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, subject only to the Carve-Out (as defined below):

          (a) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidble security interests in and liens upon all unencumbered assets of the estates of each of the Debtors including (without limitation) all real, personal or mixed property of each of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550, and any other asset specifically excluded from such security interests and liens pursuant to the terms of the DIP Security Agreement);

          (b) pursuant to (S) 364(d), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors which, as of the Petition Date, constituted the Prepetition Collateral of the Prepetition Agent and the Prepetition Secured Parties, having priority over and senior to the security interests and liens of the Prepetition Agent and the Prepetition Secured Parties; and

          (c) pursuant to (S) 364(c)(3), valid, perfected and non-voidable security interests in and liens upon all assets of each of the Debtors that were, as of the Petition Date, subject (to the extent permitted by the DIP Financing Documents) only to valid, perfected and non-voidable liens and security interests in favor of any party other than the Prepetition Agent and the Prepetition Secured Parties ( the "Petition Date Liens"), such security interests and liens in favor of the DIP Agent and the DIP Lenders to be junior and subordinate only to the Petition Date Liens.

          5. Debtors are authorized as holders of the entire equity interest in DIP Guarantor to cause the DIP Guarantor to enter into the Subsidiary Guaranty Agreement and the DIP Security Agreement, thereby guarantying payment of the obligations and granting security interests in and liens upon all of the assets of the DIP Guarantor as set forth in (ii) on page 2 of this Final Order.

          6. In addition, in order to further assure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement or the other DIP Financing Documents, the DIP Agent and the DIP Lenders are hereby granted (subject to the Carve-Out), pursuant to (S) 364(c)(1), superpriority administrative claim status for such Obligations. All Obligations owing to the DIP Agent and the DIP Lenders under the DIP Credit Agreement and the other DIP Financing

Documents (including, but not limited to, the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses) shall be paid as provided in the DIP Credit Agreement and the other DIP Financing Documents when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtors arising under (S) 364(c)(1), with priority for such claims over any and all administrative expenses (other than the Carve-Out) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and
726, provided that the superpriority administrative claim status of the
     --------
Obligations, and the liens and security interests securing same, shall be subject only to (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from the Administrative Agent or Required Lenders to the Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or
(y) after the earlier of (1) such time as no Event of Default shall be continuing or (2) such time as such Carve-Out Notice shall be rescinded in writing by the Administrative Agent at the direction of Required Lenders in their sole discretion, and which are allowed by the Court in the Chapter 11 Cases (either on an interim or final basis), (ii) after and from the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Court either on an interim or final basis) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by the Administrative Agent at the direction of Required Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Court and to the United States Trustee pursuant to 28 U.S.C. (S)1930(a)(6) (the "Carve-Out"), provided further, however, that in no event shall there be paid from proceeds of
-------  -------
the DIP Facility or Cash Collateral any fees and expenses incurred in challenging the liens or claims of the Prepetition Agent or the Prepetition Secured Parties, although counsel for an official creditors' committee may be paid (to the extent allowed by the Court) fees and expenses incurred in analyzing such liens or claims in an amount not to exceed $100,000. Subject to the Carve-Out, such claims of the DIP Agent and DIP Lenders shall at all times be senior, in this and any subsequent case under the Bankruptcy Code, to the rights of the Debtors, any trustee or examiner and any unsecured claims of any creditor or other entity. No cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this case pursuant to (S) 1112 shall (except to the extent of the Carve-Out) rank prior to, or on parity with, the claims of the DIP Agent and DIP Lenders arising hereunder, under the DIP Credit Agreement or under the other DIP Financing Documents.

          7. Other than the liens and security interests granted pursuant to or referred to in this Order and the under the terms of the DIP Credit Agreement and the other DIP Financing Documents, no liens or security interests shall attach to any property of the Debtors' estates in this or any subsequent case under the Bankruptcy Code unless either (a) the DIP Agent and DIP Lenders give their express written consent, or (b) the DIP Financing has been terminated and all Obligations have been paid in full and the Commitments terminated ("Discharge of the DIP Financing").

          8. Prior to Discharge of the DIP Financing, the Debtors shall not incur Indebtedness not permitted by the DIP Credit Agreement or the other DIP Financing Documents unless (a) the DIP Agent and DIP Lenders consent in writing thereto, or (b) the proceeds thereof are used first to satisfy in full all Obligations owing to the DIP Agent or the DIP Lenders under the DIP Credit Agreement or the other DIP Financing Documents in accordance with the terms thereof.

          9. Prior to Discharge of the DIP Financing, no cost or expense, including, but not limited to, any cost or expense of administration of the Debtors' Chapter 11 Cases or any future proceeding that may develop out of such cases, including liquidation in chapter 7 or other case under the Bankruptcy Code, but excluding the Carve-Out, shall be charged against the DIP Collateral pursuant to (S) 506(c) or otherwise, without the prior written consent of the DIP Agent and DIP Lenders, and no such consent shall be implied from any action, inaction or acquiescence by the DIP Agent or DIP Lenders.

          10. The Prepetition Agent and the Prepetition Secured Parties are granted adequate protection of their interests in the Prepetition Collateral as hereinafter set forth. As adequate protection to the Prepetition Agent and Prepetition Secured Parties for any diminution in the value of their respective interests in the Prepetition Collateral resulting from (a) the Debtors' granting of priming liens on and security interests in the Prepetition Collateral, pursuant to (S) 364(d), in favor of the DIP Agent and DIP Lenders, (b) the Debtors' use of Cash Collateral pursuant to (S) 363(c), (c) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) pursuant to (S) 363, and (d) the imposition of the automatic stay pursuant to (S) 362(a):

          (i) the Prepetition Agent and the Prepetition Secured Parties are granted (effective upon the date of the Interim Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid, perfected and non-voidable replacement security interests in and liens upon (the "Replacement Liens") all property of each of the Debtors including, without limitation, all real, personal and mixed property of the Debtors (including leasehold interests and capital stock, other than the capital stock of any Insurance Subsidiary to the extent the pledge thereof is prohibited by applicable law or any regulations applicable to such Insurance Subsidiary) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550 and any assets specifically excluded from the security interests and liens granted to the DIP Agent and the DIP Lenders pursuant to the terms of the DIP Security Agreement), subject only to (x) the Carve-Out, (y) the liens and security interests granted pursuant to this Order and the DIP Financing Documents to the DIP Agent and DIP Lenders to secure the Obligations, and (z) the Petition Date Liens; and

          (ii) Prepetition Agent and Prepetition Secured Parties are granted superpriority claims with priority over any and all administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c),
507(a), 507(b) and 726, subject only to (x) the superpriority claims granted to DIP Agent and DIP Lenders in respect of the Obligations pursuant to the Interim Order and (y) the Carve-Out.

          11. Subject to the terms and conditions of the DIP Financing Documents, the DIP Financing shall terminate (the "Commitment Termination Date") on the earliest to occur of (a) March 13, 2000, (b) the effective date of a joint plan of reorganization in the Chapter 11 Cases, as specified in such plan,
(c) the date distributions commence to any class of creditors, equity holders or other claimants under any such plan of reorganization in the Chapter 11 Cases,
(d) the date of substantial consummation of any such plan of reorganization in the Chapter 11 Cases, (e) the date of termination of exclusivity as to the proposal of any reorganization plan by any Debtor in any of the Chapter 11 Cases without the prior written approval of Required Lenders, (f) the date of termination in whole of the Commitments pursuant to Article 8 of the

DIP Credit Agreement, (g) the date of filing with the Court in any of the Chapter 11 Cases of any plan of reorganization or any modification to any previously filed plan of reorganization, in any case which has not been approved in writing by Required Lenders prior to such filing, and (h) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of Debtors and their Subsidiaries.

          12. The security interests and liens in the DIP Collateral granted to the DIP Agent for the benefit of the DIP Lenders herein are valid, enforceable and fully perfected by entry of this Order, and neither the DIP Agent nor the DIP Lenders shall be required to file or record financing statements, mortgages, leasehold mortgages, deeds of trust or other documents in any jurisdiction or take any other action (including obtaining possession) in order to validate, perfect or otherwise enforce the security interests and liens in such DIP Collateral. If the DIP Lenders or the DIP Agent shall, in their or its sole discretion, choose to file financing statements or file or record any other documents or otherwise confirm perfection of such security interests and liens in the DIP Collateral, the DIP Lenders or the DIP Agent are authorized to effect such filings and recordations, and the automatic stay of (S) 362 is hereby modified to allow such actions, and all such financing statements or similar documents shall be deemed to have been filed or recorded on the date of entry of this Order. The Debtors are hereby authorized and directed to execute and deliver to the DIP Agent and/or the DIP Lenders, as applicable, any and all such documents as the DIP Agent and/or the DIP Lenders may request in order to confirm the perfection of the liens and security interests in the DIP Collateral. The DIP Agent and/or the DIP Lenders are hereby authorized to file this Order as evidence of their security interests and liens in lieu of a financing statement or other filing or recording, and the appropriate state and local official shall accept the same for filing or recording.

          13. The DIP Agent and DIP Lenders, having been found to be acting in good faith, shall be entitled to the full protection of (S) 364(e) and the claims, liens, security interests and priorities created or authorized in this Order, the DIP Credit Agreement and the other DIP Financing Documents are so created and authorized pursuant to (S)(S) 364(c) and (d) and are entitled to the benefits and protections of (S) 364(e).

          14. The DIP Agent and DIP Lenders are entitled to all of the rights, benefits, privileges and remedies set forth or provided herein or in the DIP Financing Documents, including, but not limited to, without further application to or order of this Court, all of the rights, benefits, privileges and remedies available to the DIP Agent or DIP Lenders upon the occurrence and during the continuance of a Default or an Event of Default (as defined in the DIP Credit Agreement including, without limitation, any reversal, stay or modification of this Order without the consent of the DIP Agent or Required Lenders, the appointment or election of an interim or permanent trustee in this case or the conversion or dismissal of this case), and the automatic stay of (S) 362 (to the extent applicable) is vacated solely to permit the exercise, enjoyment and enforcement of any of such rights, benefits, privileges and remedies including, but not limited to (a) the termination by the DIP Agent and the DIP Lenders of all Commitments under the DIP Credit Agreement, (b) the declaration of all Obligations to be immediately due and payable in full, and
(c) the exercise of remedies against the DIP Collateral, including, without limitation, foreclosing on such DIP Collateral under applicable state or federal law, provided that the DIP Agent or the DIP Lenders shall give the Debtors, any
     --------
official committee appointed pursuant to (S) 1102, and the United States Trustee five (5) business days' prior written notice (an "Enforcement Notice") of any exercise of remedies against the DIP Collateral (other than acceleration of the Loans or other Obligations, termination of the Commitments, or the exercise of any rights of set-off or counterclaim under the DIP Credit Agreement or under any other DIP Financing Document), and shall file a copy of the Enforcement Notice with the Court.

          15. The provisions of this Final Order, including the priority and validity of all claims and liens in favor of the DIP Lenders, and any actions taken pursuant hereto or in reliance hereon, shall survive entry of any other order which may be entered in this case, including any order (a) confirming any plan of reorganization, (b) converting these cases from cases under chapter 11 to cases under chapter 7, (c) appointing a trustee or examiner (including an examiner with expanded powers), or (d) dismissing this case, and the terms and provisions of this Order, as well as the priorities in payment granted pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents shall continue in full force and effect notwithstanding the entry of such other order, until all of the Obligations owing to the DIP Lenders are irrevocably paid in full in accordance with the terms of the DIP Credit Agreement and the other DIP Financing Documents and all of the Commitments thereunder have been terminated.

          16. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred or any priority that is or was incurred or granted pursuant to the DIP Credit Agreement, the other DIP Financing Documents or this Order, and notwithstanding any stay, reversal, modification or vacatur of this Order, any Obligations owing to the DIP Agent or DIP Lenders arising prior to the effective date of such stay, reversal, modification or vacatur shall be governed in all respects by the original provisions of this Order and the DIP Financing Documents, as the case may be, and the DIP Agent and DIP Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the DIP Financing Documents including, without limitation, the priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations owing to the DIP Agent and the DIP Lenders.

          17. The findings contained in paragraphs G and H shall be binding upon all parties in interest, including but not limited to, the Debtors and any official committee appointed in the Chapter 11 Cases unless (a) any such committee has properly filed an adversary proceeding or contested matter challenging the validity, enforceability, nonavoidability, perfection or priority of the Prepetition Obligations, or the Prepetition Agent's or Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral, no later than the date that is sixty (60) days after the date of appointment of the first official committee, and (b) a Final Order has been entered in favor of such committee in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly commenced as of such date, (i) the Prepetition Obligations shall constitute allowed claims for all purposes in the Chapter 11 Cases and any subsequent chapter 7 cases, and the Prepetition Agent's and Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral shall be deemed legal, valid, binding, and properly perfected, and not subject to subordination or avoidance, and (ii) the Prepetition Obligations and the Prepetition Agent's and Prepetition Secured Parties' liens on and security interests in the Prepetition Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of any Debtor's estate including, without limitation, any successor thereto.

          18. This Court retains and reserves jurisdiction to enforce all provisions of this Final Order.



Dated: September __, 1999
       Wilmington, Delaware

                              _______________________________
                              [_____________________]
                              United States Bankruptcy Judge

                                  SCHEDULE A
                                  ----------

                                    DEBTORS
                                    -------


  1.    Vencor, Inc.
  2.    Vencor Operating, Inc.
  3.    Vencor Nursing Centers East, L.L.C.
  4.    Vencor Nursing Centers West, L.L.C.
  5.    Vencor Nursing Centers Limited Partnership
  6.    Vencor Hospitals East, L.L.C.
  7.    Vencor Hospitals West, L.L.C.
  8.    Vencor Hospitals Limited Partnership
  9.    Advanced Infusion Systems, Inc.
  10.    American X-Rays, Inc.
  11.    Community Behavioral Health System, Inc.
  12.    Community Psychiatric Centers of Arkansas, Inc.
  13.    Community Psychiatric Centers of California
  14.    Community Psychiatric Centers of Florida, Inc.
  15.    Community Psychiatric Centers of Idaho, Inc.
  16.    Community Psychiatric Centers of Indiana, Inc.
  17.    Community Psychiatric Centers of Kansas, Inc.
  18.    Community Psychiatric Centers of Mississippi, Inc.
  19.    Community Psychiatric Centers of Missouri, Inc.
  20.    Community Psychiatric Centers of North Carolina, Inc.
  21.    Community Psychiatric Centers of Oklahoma, Inc.
  22.    Community Psychiatric Centers of Utah, Inc.
  23.    Community Psychiatric Centers Properties Incorporated
  24.    Community Psychiatric Centers Properties of Oklahoma, Inc.
  25.    Community Psychiatric Centers Properties of Texas, Inc.
  26.    Community Psychiatric Centers Properties of Utah, Inc.
  27.    Courtland Gardens Health Center, Inc.
  28.    CPC Investment Corp.
  29.    CPC of Georgia, Inc.
  30.    C.P.C. of Louisiana, Inc.
  31.    CPC Managed Care Health Services, Inc.
  32.    CPC Properties of Arkansas, Inc.
  33.    CPC Properties of Illinois, Inc.
  34.    CPC Properties of Indiana, Inc.
  35.    CPC Properties of Kansas, Inc.
  36.    CPC Properties of Louisiana, Inc.
  37.    CPC Properties of Mississippi, Inc.
  38.    CPC Properties of Missouri, Inc.
  39.    CPC Properties of North Carolina, Inc.
  40.    First Rehab, Inc.
  41.    Florida Hospital Properties, Inc.

  42.   Health Care Holdings, Inc.
  43.   Health Care Technology, Inc.
  44.   Helian ASC of Northridge, Inc.
  45.   Helian Health Group, Inc.
  46.   Helian Recovery Corporation
  47.   Homestead Health Center, Inc.
  48.   Horizon Healthcare Services, Inc.
  49.   Interamericana Health Care Group
  50.   J.B. Thomas Hospital, Inc.
  51.   Lafayette Health Care Center, Inc.
  52.   MedEquities, Inc.
  53.   Medisave of Tennessee, Inc.
  54.   Medisave Pharmacies, Inc.
  55.   Old Orchard Hospital, Inc.
  56.   Palo Alto Surgecenter Corporation
  57.   Peachtree-Parkwood Hospital Inc.
  58.   PersonaCare, Inc.
  59.   PersonaCare of Bradenton, Inc.
  60.   PersonaCare of Clearwater, Inc.
  61.   PersonaCare of Connecticut, Inc.
  62.   PersonaCare of Georgia, Inc.
  63.   PersonaCare of Huntsville, Inc.
  64.   PersonaCare of Little Rock, Inc.
  65.   PersonaCare of Ohio, Inc.
  66.   PersonaCare of Owensboro, Inc.
  67.   PersonaCare of Pennsylvania, Inc.
  68.   PersonaCare of Pompano East, Inc.
  69.   PersonaCare of Pompano West, Inc.
  70.   PersonaCare of Reading, Inc.
  71.   PersonaCare of San Antonio, Inc.
  72.   PersonaCare of San Pedro, Inc.
  73.   PersonaCare of Shreveport, Inc.
  74.   PersonaCare of St. Petersburg, Inc.
  75.   PersonaCare of Warner Robbins, Inc.
  76.   PersonaCare of Wisconsin, Inc.
  77.   PersonaCare Living Center of Clearwater, Inc.
  78.   PersonaCare Properties, Inc.
  79.   ProData Systems, Inc.
  80.   Recovery Inns of America, Inc.
  81.   Respiratory Care Services, Inc.
  82.   Stamford Health Facilities, Inc.
  83.   THC-Chicago, Inc.
  84.   THC-Hollywood, Inc.
  85.   THC Houston, Inc.
  86.   THC Minneapolis, Inc.

  87.   THC-North Shore, Inc.
  88.   THC-Orange County, Inc.
  89.   THC-San Diego, Inc.
  90.   THC-Seattle, Inc.
  91.   TheraTx Health Services, Inc.
  92.   TheraTx Healthcare Management, Inc.
  93.   TheraTx Management Services, Inc.
  94.   TheraTx Medical Supplies, Inc.
  95.   TheraTx Rehabilitation Services, Inc.
  96.   TheraTx Staffing, Inc.
  97.   Transitional Hospitals Corporation (DE)
  98.   Transitional Hospitals Corporation
  99.   Transitional Hospitals Corporation of Indiana, Inc.
  100.   Transitional Hospitals Corporation of Louisiana, Inc.
  101.   Transitional Hospitals Corporation of Michigan, Inc.
  102.   Transitional Hospitals Corporation of Nevada, Inc.
  103.   Transitional Hospitals Corporation of New Mexico, Inc.
  104.   Transitional Hospitals Corporation of Tampa, Inc.
  105.   Transitional Hospitals Corporation of Texas, Inc.
  106.   Transitional Hospitals Corporation of Wisconsin, Inc.
  107.   Tucker Nursing Center, Inc.
  108.   Tunstall Enterprises, Inc.
  109.   VC - OIA, Inc.
  110.   VC - TOHC, Inc.
  111.   VC - WM, Inc.
  112.   Vencare, Inc.
  113.   Vencare Rehab Services, Inc.
  114.   Vencor Facility Services, Inc.
  115.   Vencor Holdings, L.L.C.
  116.   Vencor Home Care Services, Inc.
  117.   Vencor Hospice, Inc.
  118.   Vencor Insurance Holdings, Inc.
  119.   Vencor Investment Company
  120.   Vencor Nevada, L.L.C.
  121.   Vencor Nursing Centers Central, L.L.C.
  122.   Vencor Nursing Centers North, L.L.C.
  123.   Vencor Nursing Centers South, L.L.C.
  124.   Vencor Pediatric Care, Inc.
  125.   Vencor Provider Network, Inc.
  126.   Ventech Systems, Inc.
  127.   Stamford Health Associates, L.P.
  128.   Vencor Home Care and Hospice Indiana Partnership
  129.   Vencor Nursing Centers Central Limited Partnership

                                                                       EXHIBIT K

                        FORM OF FACILITIES STATUS REPORT


Regulatory Investigation/Intervention Status Report
Date:______________________________________________


                                                                              Actual/
                                                                               Today                      Covenant
                                                                                                           Default
Hospitals                                                                                               A           B
                                                                           ------------------
1. Terminated Medicare/Medicaid Contracts                                                             XXXXX       XXXXX
                                                                           ------------------
1. Conditional Accreditation                                                                                      XXXXX
                                                                           ------------------
1. "Fast Track" 23 day Termination of Medicare/
   Medicaid Contract                                                                                              XXXXX
                                                                           ------------------
1. Denial of Payment for New Medicare/
   Medicaid Admissions                                                                                            XXXXX
                                                                           ------------------
1. Operating under Involuntary Receivership/
   Involuntary Management                                                                                         XXXXX
                                                                           ------------------

                                                                           -----------------------------------------------
                                                                                                        3     |     10
                                                                           -----------------------------------------------
Total Hospitals being reported (without duplication)

Nursing Home Facilities
                                                                           ------------------
1. Terminated Medicare/Medicaid Contracts                                                             XXXXX       XXXXX
                                                                           ------------------
1. Admissions Hold                                                                                                XXXXX
                                                                           ------------------
2. Current Civil Money Penalties ("CMP's") over $2,000 per day                                                    XXXXX
                                                                           ------------------
1. Operating Under Involuntary Receivership/Involuntary
   Management                                                                                         XXXXX       XXXXX
                                                                           -----------------------------------------------
Total Nursing Home Facilities being reported (without duplication)                                      15    |     40
                                                                           -----------------------------------------------
1. To be reported on a monthly basis and within 5 days of  notification to facility when a change in status occurs.

2. Only reported on a monthly basis.

   If either the number of Nursing Homes or Hospitals exceeds the covenant level, indicated above, a default will occur.

                              COMMITMENT SCHEDULE



 ---------------------------------------------------------------------------------------------------------------------------------
                     Lender                         Tranche A Loan        Tranche B Loan      Percentage       Total Commitment
                                                      Commitment            Commitment           (%)
----------------------------------------------------------------------------------------------------------------------------------
Ableco Finance LLC                                      $ 7,500,000         $ 2,500,000          10.000%           $ 10,000,000
----------------------------------------------------------------------------------------------------------------------------------
Appaloosa Investment Limited Partnership I              $ 9,000,000         $ 3,000,000          12.000%           $ 12,000,000
----------------------------------------------------------------------------------------------------------------------------------
Bankers Trust Company                                   $ 7,500,000         $ 2,500,000          10.000%           $ 10,000,000
----------------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                $ 9,000,000         $ 3,000,000          12.000%           $ 12,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                      $ 9,000,000         $ 3,000,000          12.000%           $ 12,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Paribas                                                 $ 7,500,000         $ 2,500,000          10.000%           $ 10,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Van Kampen Prime Rate Income Trust                      $ 7,500,000         $ 2,500,000          10.000%           $ 10,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York               $18,000,000         $ 6,000,000          24.000%           $ 24,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                   $75,000,000         $25,000,000         100.000%           $100,000,000
===================================================================================================================================

                                                                      SCHEDULE I


                                                         Cash Plan
                              Period:  Weeks Beginning September 13, 1999 to October 25, 1999
                                                       (in millions)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOW FORECAST:  (Prepared by Company on September 8, 1999)
Week Beginning:                              9/13/99     9/20/99    9/27/99    10/4/99    10/11/99    10/18/99    10/25/99
                                            --------    --------   --------   --------   ---------   ---------   ---------
Projected Receipts:
Facility Receipts                           $   27.0    $   40.0   $   36.0   $   27.5   $    34.8   $    36.0   $    35.0
Agency Receipts                                 18.3        16.8       13.8       14.0        17.3        20.0        18.0
PIP Receipts                                    12.0           -       12.0          -        12.0           -        12.0
Misc Receipts                                      -           -          -          -           -           -           -
                                            --------    --------   --------   --------   ---------   ---------   ---------

   Subtotal Receipts                        $   57.3    $   56.8   $   61.8   $   41.5   $    64.1   $    56.0   $    65.0

Projected Disbursements:
Accounts Payable                            $  (13.0)   $  (38.8)  $  (40.2)  $  (29.8)  $   (25.8)  $   (25.8)  $   (25.8)
Ventas                                         (15.2)          -          -      (15.2)          -           -           -
PIP Settlement                                     -           -          -       (1.5)          -           -           -
Payroll                                        (18.0)      (18.0)     (18.0)     (20.0)      (16.3)      (16.2)      (18.0)
Taxes                                           (9.7)       (6.3)      (7.3)      (6.3)      (10.0)       (4.3)      (10.0)
VEBA Funding                                    (1.0)       (1.0)      (1.0)      (1.0)       (1.0)       (1.0)       (1.0)
Vendor Deposits                                 (4.0)       (2.7)      (1.8)      (1.8)       (1.8)       (1.8)       (1.8)
Restructuring Costs                             (3.2)          -          -          -           -        (1.5)          -
                                            --------    --------   --------   --------   ---------   ---------   ---------
Subtotal Uses of Cash                       $  (64.1)   $  (66.8)  $  (68.3)  $  (75.6)  $   (54.9)  $   (50.6)  $   (56.6)
                                            --------    --------   --------   --------   ---------   ---------   ---------

Daily Cash Flow before Next Day
   Funding Requirements                     $   (6.8)   $  (10.0)  $   (6.5)  $  (34.1)  $     9.2   $     5.4   $     8.4

Reduce (Borrow) Next Day Funding                (3.6)       (2.5)      (2.4)       8.5           -           -           -
 Requirement                                --------    --------   --------   --------   ---------   ---------   ---------
Subtotal Net Sources (Uses) of Cash         $  (10.4)   $  (12.5)  $   (8.9)  $  (25.6)  $     9.2   $     5.4   $     8.4
                                            --------    --------   --------   --------   ---------   ---------   ---------

Forecasted Revolver (Borrowing) Repayment   $  (10.4)   $  (12.5)  $   (8.9)  $  (25.6)  $     9.2   $     5.4   $     8.4

Beginning Revolver                          $      -    $  (11.4)  $  (23.9)  $  (32.8)  $   (58.8)  $   (49.1)  $   (43.8)
Activity                                       (11.4)      (12.5)      (8.9)     (26.0)        9.7         5.3         8.4
                                            --------    --------   --------   --------   ---------   ---------   ---------
Ending Revolver                             $  (11.4)   $  (23.9)  $  (32.8)  $  (58.8)  $   (49.1)  $   (43.8)  $   (35.4)
                                            ========    ========   ========   ========   =========   =========   =========

Beginning Cash                              $    9.0    $   10.0   $   10.0   $   10.0   $    10.4   $     9.9   $    10.0
Net Change in Cash                               1.0           -          -        0.4        (0.5)        0.1           -
                                            --------    --------   --------   --------   ---------   ---------   ---------
Ending Cash                                 $   10.0    $   10.0   $   10.0   $   10.4   $     9.9   $    10.0   $    10.0
                                            ========    ========   ========   ========   =========   =========   =========

COVENANT COMPUTATION:
Cumulative Net Cash Flow                    $   (6.8)   $  (16.8)  $  (23.3)  $  (57.4)  $   (48.2)  $   (42.8)  $   (34.4)

Permitted Variance                             (23.2)      (23.2)     (21.7)     (18.6)      (18.8)      (18.2)      (18.6)
                                            --------    --------   --------   --------   ---------   ---------   ---------

Compliance with Cash Plan                   $  (30.0)   $  (40.0)  $  (45.0)  $  (76.0)  $   (67.0)  $   (61.0)  $   (53.0)
                                            ========    ========   ========   ========   =========   =========   =========
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 2
                                                                      ----------

                     PREPETITION REORGANIZATION AGREEMENTS
                     -------------------------------------


          1. Development Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          2. Participation Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          3. Employee Benefits Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          4. Intellectual Property Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          5. Tax Allocation Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          6. Agreement of Indemnity - Third Party Leases dated as of April 30, 1998 between Vencor Healthcare, Inc. (now Vencor, Inc.), Vencor Operating, Inc., Vencor Nursing Centers East LLC, Vencor Nursing Centers West LLC, Vencor Nevada LLC, New Vencor Hospitals East LLC (now Vencor Hospitals East LLC), Vencor Hospitals West LLC, Vencor Hospitals Limited Partnership, Vencor Nursing Centers Limited Partnership, Vencor, Inc. (now Ventas, Inc.), First Healthcare Corporation, Hillhaven/Indiana Partnership, Nationwide Care, Inc. and Pasatiempo Development Corporation.

          7. Agreement of Indemnity - Third Party Contracts dated as of April 30, 1998 between Vencor Healthcare, Inc. (now Vencor, Inc.), Vencor Operating, Inc., Vencor Nursing Centers East LLC, Vencor Nursing Centers West LLC, Vencor Nevada LLC, New Vencor Hospitals East LLC (now Vencor Hospitals East LLC), Vencor Hospitals West LLC, Vencor Hospitals Limited Partnership, Vencor Nursing Centers Limited Partnership, Vencor, Inc. (now Ventas, Inc.) and First Healthcare Corporation.

          8. Distribution Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          9. Agreement and Plan of Reorganization dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          10. Master Lease Agreements: (i) Master Lease Agreement dated as of April 30, 1998 between Ventas, Inc. (formerly known as Vencor, Inc.) and Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. (formerly known as Vencor Healthcare, Inc.) and Vencor Operating, Inc., as Tenant (known as "Master Lease No. 1"); (ii) Master Lease Agreement dated as of April 30, 1998 between Ventas, Inc. (formerly known as Vencor, Inc.) and Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. (formerly known as Vencor Healthcare, Inc.) and Vencor Operating, Inc., as Tenant (known as "Master Lease No. 2"); and

(iii) Master Lease Agreement dated as of April 30, 1998 between Ventas, Inc. (formerly known as Vencor, Inc.) and Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. (formerly known as Vencor Healthcare, Inc.) and Vencor Operating, Inc., as Tenant (known as "Master Lease No. 3"); and (iv) Master Lease Agreement dated as of April 30, 1998 between Ventas, Inc. (formerly known as Vencor, Inc.) and Ventas Realty, Limited Partnership, as Lessor, and Vencor, Inc. (formerly known as Vencor Healthcare, Inc.) and Vencor Operating, Inc., as Tenant (known as "Master Lease No. 4").

          11. Lease Agreement dated as of August 7, 1998 between Ventas Realty, Limited Partnership, as Lessor, and Vencor Nursing Centers Limited Partnership, as Tenant (lease with respect to Corydon).

          12. Insurance Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.).

          13. Debt and Cash Allocation Agreement dated as of April 30, 1998 between Vencor, Inc. (now Ventas, Inc.) and Ventas Realty, Limited Partnership and Vencor Healthcare, Inc. (now Vencor, Inc.) and Vencor Operating, Inc.

                                                                      SCHEDULE 3
                                                                      ----------

                             APPRAISED PROPERTIES
                             --------------------

----------------------------------------------------------------------------------------------
   FACILITY NO.                  FACILITY                                OWNER
----------------------------------------------------------------------------------------------
     695               Vencor Hospital . Los Angeles           Vencor Operating, Inc.
                       5525 West Slauson Avenue
                       Los Angeles, CA  90056
----------------------------------------------------------------------------------------------
     608               Vencor Hospital . Sacramento            Vencor Operating, Inc.
                       223 Fargo Way
                       Folsom, CA  95630
----------------------------------------------------------------------------------------------
     212               Woodside Nursing Center                 Vencor Nursing Centers
                       1425 Woodside Drive                     West, L.L.C.
                       San Luis Obispo, CA  93401
----------------------------------------------------------------------------------------------
     610               Boca Raton Rehabilitation Center        Vencor Nursing Centers
                       755 Meadows Road                        East, L.L.C.
                       Boca Raton, FL  33487
----------------------------------------------------------------------------------------------
     781               Bashford East Health Care               Vencor Operating, Inc.
                       3535 Bardstown Road
                       Louisville, KY  40218
----------------------------------------------------------------------------------------------
     610               Vencor Hospital . Dallas                Vencor Hospitals Limited
                       9525 Greenville Avenue                  Partnership
                       Dallas, TX  75214
----------------------------------------------------------------------------------------------
     649               Vencor Hospital . Arlington, TX         Transitional Hospitals
                       1000 North Cooper Street                Corporation of Texas, Inc.
                       Arlington, TX  76011
----------------------------------------------------------------------------------------------
     643               Vencor Hospital . Seattle               THC - Seattle, Inc.
                       10560 Fifth Avenue, N.E.
                       Seattle, WA  98125
----------------------------------------------------------------------------------------------
     160               First Health Care Center                Vencor Nursing Centers
                       1334 Terry Avenue                       West, L.L.C.
                       Seattle, WA  98101
----------------------------------------------------------------------------------------------
     663               Vencor Hospital . Milwaukee             Transitional Hospitals
                       5017 South 110/th/ Street               Corporation
                       Greenfield, WI  53228
----------------------------------------------------------------------------------------------

                           PROPERTIES HELD FOR SALE
                           ------------------------

--------------------------------------------------------------------------------------------------------
  FACILITY NO.                  PROPERTY                                           OWNER
--------------------------------------------------------------------------------------------------------
        N/A               Unimproved land                            Vencor Nursing Centers
                          6116 E. Arbor Avenue                       West, L.L.C.
                          East Mesa, AZ
--------------------------------------------------------------------------------------------------------
        N/A               Unimproved land                            Vencor Nursing Centers
                          Tucson, AZ (Oracle Road)                   West, L.L.C.
--------------------------------------------------------------------------------------------------------
        N/A               Unimproved land                            Vencor Nursing Centers
                          1600 E. River Road                         West, L.L.C.
                          Tucson, AZ (River Road)
--------------------------------------------------------------------------------------------------------
        N/A               3.6 acres of unimproved land               Vencor Nursing Centers
                          2222 Avenue A                              West, L.L.C.
                          Yuma, AZ
--------------------------------------------------------------------------------------------------------
        683               Vencor Hospital . Burbank                  Vencor Operating, Inc.
                          466 East Olive Avenue
                          Burbank, CA  91501
--------------------------------------------------------------------------------------------------------
        N/A               Unimproved land                            Vencor Nursing Centers
                          LeMay Ave. & Southridge Greens Blvd.       West, L.L.C.
                          Ft. Collins, CO
--------------------------------------------------------------------------------------------------------
        115               The Rehabilitation Center of the Palm      Vencor Nursing Centers
                          Beaches                                    East, L.L.C.
                          300 15/th/ Street
                          West Palm Beach, FL  33401
--------------------------------------------------------------------------------------------------------
        N/A               6.2 acres of unimproved land               PersonaCare Properties, Inc.
                          Rosewell Rd./Sanctuary Pkwy.
                          Alpharetta, GA
--------------------------------------------------------------------------------------------------------
        N/A               10.95 acres of unimproved land             Vencor Hospitals West, L.L.C.
                          S.E. Corner of Ustick Rd. & S. 10/th/
                          Street
                          Caldwell, ID
--------------------------------------------------------------------------------------------------------
        N/A               Unimproved land                            Vencor Nursing Centers
                          S. 63/rd/ St., E. Greenwood Dr., W.        East, L.L.C.
                          Hallett and N. Shawnee Mission Pkwy.
                          Shawnee, KS
--------------------------------------------------------------------------------------------------------
        699               615, 617, 619 & 621 W. Main                Vencor Operating, Inc.
                          Louisville, KY
--------------------------------------------------------------------------------------------------------
        699               Vencor on Fifth                            Vencor Operating, Inc.
                          444 S. 5/th/ Avenue
                          Louisville, KY
--------------------------------------------------------------------------------------------------------
        548               Dixfield Health Care Center                Vencor Nursing Centers
                          100 Weld Street                            East, L.L.C.
                          Dixfield, ME  04224
--------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
   FACILITY NO.                      PROPERTY                                       OWNER
---------------------------------------------------------------------------------------------------------
       3819                Wornall Health Care Center                   Vencor Nursing Centers
                           12000 Wornall Rd.                            East, L.L.C.
                           Kansas City, MO
---------------------------------------------------------------------------------------------------------
       100K                21.872 acres of unimproved land              Vencor Operating, Inc.
                           Nashua, NH
---------------------------------------------------------------------------------------------------------
        145                Reno Healthcare                              Vencor Nevada, L.L.C.
                           1300 Mill Street
                           Reno, NV  89502
---------------------------------------------------------------------------------------------------------
        N/A                Unimproved land                              Vencor Nevada, L.L.C.
                           Durango Road (Desert Inn)
                           Las Vegas, NV
---------------------------------------------------------------------------------------------------------
        651                Vencor Hospital . Cincinnati                 Vencor Hospitals East, L.L.C.
                           3156 Glenmore Avenue
                           Cincinnati, OH  45211
---------------------------------------------------------------------------------------------------------
       157A                Unimproved land                              Vencor Operating, Inc.
                           7700 South Memorial
                           Lot 2, Blk 1 Mayfair Courts
                           Tulsa, OK
---------------------------------------------------------------------------------------------------------
        N/A                Unimproved land                              Vencor Nursing Centers
                           1030 S.W. Green Oaks Blvd.                   Limited Partnership
                           Arlington, TX
---------------------------------------------------------------------------------------------------------
        N/A                Unimproved land                              Vencor Nursing Centers
                           3801 W.D. Tate Avenue, Hwy 21                Limited Partnership
                           Grapevine, TX
---------------------------------------------------------------------------------------------------------
        N/A                6 acres unimproved land                      Vencor Nursing Centers
                           Missouri City, TX                            Limited Partnership
---------------------------------------------------------------------------------------------------------
        N/A                Unimproved land                              Vencor Nursing Centers
                           1301 Richardson Drive                        Limited Partnership
                           Richardson, TX
---------------------------------------------------------------------------------------------------------
        N/A                601 E. Elmira                                Vencor Hospitals Limited
                           Corner of Euclid & Erie                      Partnership
                           San Antonio, TX
---------------------------------------------------------------------------------------------------------
        684                DePaul Hospital - Milwaukee                  Vencor Hospitals Limited
                           4143 South 13/th/ Street                     Partnership
                           Milwaukee, WI  53220
---------------------------------------------------------------------------------------------------------
        N/A                Shares of common and preferred stock         See Schedule 1 to the
                           in Behavioral Healthcare Corporation,        Security Agreement
                           a Delaware corporation
---------------------------------------------------------------------------------------------------------
        N/A                Cessna Plane                                 Vencor, Inc./1/
---------------------------------------------------------------------------------------------------------

______________________________
/1/   Contract to purchase.

                                                                      SCHEDULE 4

                         SUBSIDIARIES OF VENCOR, INC.
                         ----------------------------

     I.  CORPORATIONS AND L.L.C.S
     ----------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.  Name                                  State Of      Holder of Stock/Ownership Interest   Percentage   Number of      Status (1)
                                           Organization                                       Interest     Shares
------------------------------------------------------------------------------------------------------------------------------------
1.  Cornerstone Insurance Company          CI/2/         Vencor, Inc.                         100          1,000,000        IS

2.  Vencor Operating, Inc.                 DE            Vencor, Inc.                         100                100         B

3.  Vencor Hospitals East, L.L.C.          DE            Vencor Operating, Inc.               100                            B

4.  Vencor Hospitals West, L.L.C.          DE            Vencor Operating, Inc.               100                            B

5.  Vencor Nursing Centers East, L.L.C.    DE            Vencor Operating, Inc.               100                            B

6.  Vencor Nursing Centers West, L.L.C.    DE            Vencor Operating, Inc.               100                            B

7.  Vencor Nursing Centers South, L.L.C.   DE            Vencor Operating, Inc.               100                            B

8.  Vencor Nursing Centers North, L.L.C.   DE            Vencor Operating, Inc.               100                            B

9.  Vencor Nursing Centers Central, L.L.C. DE            Vencor Operating, Inc.               100                            B
------------------------------------------------------------------------------------------------------------------------------------

     __________________________
     /2/    CI=Cayman Islands
            IS=Insurance Subsidiary
            B=Borrower
            SG=Subsidiary Guarantor
            SS=Shell Subsidiary
            EP=Excluded Partnership

------------------------------------------------------------------------------------------------------------------------------------
No.  Name                                  State Of      Holder of Stock/Ownership Interest   Percentage   Number of      Status (1)
                                           Organization                                       Interest     Shares
------------------------------------------------------------------------------------------------------------------------------------
10.  Vencor Nevada, L.L.C.                 DE            Vencor Operating, Inc.               100                            B

11.  Vencor Holdings, L.L.C.               DE            Vencor Operating, Inc.               100                            B

12.  Vencor Investment Company             DE            Vencor Operating, Inc.               100            100             B

13.  Medisave Pharmacies, Inc.             DE            Vencor Operating, Inc.               100             10             B

14.  Advanced Infusion Systems, Inc.       CA            Medisave Pharmacies, Inc.            100          1,000             B

15.  American X-Rays, Inc.                 LA            Medisave Pharmacies, Inc.            100          2,000             B

16.  First Rehab, Inc.                     DE            Medisave Pharmacies, Inc.            100          1,000             B

17.  Medisave of Tennessee, Inc.           DE            Medisave Pharmacies, Inc.            100          1,000             B

18.  Vencare, Inc.                         DE            Vencor Operating, Inc.               100            100             B

19.  Vencor Hospice, Inc.                  KY            Vencare, Inc.                        100             60             B

20.  Vencor Facility Services, Inc.        DE            Vencor Operating, Inc.               100            100             B

21.  Vencor Home Care Services, Inc.       DE            Vencor Operating, Inc.               100            100             B

22.  Vencor Insurance Holdings, Inc.       DE            Vencor Operating, Inc.               100            100             B

23.  Vencor Provider Network, Inc.         DE            Vencor Insurance Holdings, Inc.      100            100             B

24.  Vencor Pediatric Care, Inc.           DE            Vencor Operating, Inc.               100            100             B
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.  Name                                  State Of      Holder of Stock/Ownership Interest   Percentage   Number of      Status (1)
                                           Organization                                       Interest     Shares
------------------------------------------------------------------------------------------------------------------------------------
25.  Ventech Systems, Inc.                 DE            Vencor Operating, Inc.               100              100           B

26.  Vencare Rehab Services, Inc. /3/      DE            Vencor Operating, Inc.               100            1,000           B

27.  Health Care Holdings, Inc.            DE            Vencare Rehab Services, Inc.         100            1,000           B

28.  Health Care Technology, Inc.          DE            Health Care Holdings, Inc.           100            1,000           B

29.  Helian Health Group, Inc.             DE            Vencare Rehab Services, Inc.         100            1,000           B

30.  Helian ASC of Northridge, Inc.        CA            Helian Health Group, Inc.            100          100,000           B

31.  MedEquities, Inc.                     CA            Helian ASC of Northridge, Inc.       100           10,000           B

32.  Helian Recovery Corporation           CA            Helian Health Group, Inc.            100            1,100           B

33.  Recovery Inns of America, Inc.        CA            Helian Recovery Corporation          100            2,500           B

34.  VC - OIA, Inc.                        AZ            Helian Health Group, Inc.            100            1,000           B

35.  Palo Alto Surgecenter Corporation     CA            Helian Health Group, Inc.            100              100           B

36.  VC - TOHC, Inc.                       AZ            Helian Health Group, Inc.            100            1,000           B

37.  Horizon Healthcare Services, Inc.     GA            Vencare Rehab Services, Inc.         100            1,000           B

38.  Tunstall Enterprises, Inc.            GA            Horizon Healthcare Services, Inc.    100              100           B

39.  PersonaCare, Inc.                     DE            Vencare Rehab Services, Inc.         100              995           B
------------------------------------------------------------------------------------------------------------------------------------

     _______________________________
     /3/     Formerly TheraTx, Inc.

------------------------------------------------------------------------------------------------------------------------------------
No. Name                                          State Of     Holder of Stock/Ownership Interest  Percentage   Number of Status (1)
                                                  Organization                                     Interest     Shares
------------------------------------------------------------------------------------------------------------------------------------
40. Lafayette Health Care Center, Inc.            GA           PersonaCare, Inc.                   100           1,000        B

41. PersonaCare Living Center of Clearwater, Inc. DE           PersonaCare, Inc.                   100           1,000        B

42. PersonaCare of Bradenton, Inc.                DE           PersonaCare, Inc.                   100           1,000        B

43. PersonaCare of Clearwater, Inc.               DE           PersonaCare, Inc.                   100           1,000        B

44. PersonaCare of Connecticut, Inc.              CT           PersonaCare, Inc.                   100           1,000        B

45. Courtland Gardens Health Center, Inc.         CT           PersonaCare of Connecticut, Inc.    100           1,000        B

46. Homestead Health Center, Inc.                 CT           PersonaCare of Connecticut, Inc.    100           1,000        B

47. Stamford Health Facilities, Inc.              CT           PersonaCare of Connecticut, Inc.    100           1,000        B

48. PersonaCare of Georgia, Inc.                  DE           PersonaCare, Inc.                   100           1,000        B

49. PersonaCare of Huntsville, Inc.               DE           PersonaCare, Inc.                   100           1,000        B

50. PersonaCare of Little Rock, Inc.              DE           PersonaCare, Inc.                   100             100        B

51. PersonaCare of Ohio, Inc.                     DE           PersonaCare, Inc.                   100           1,000        B

52. PersonaCare of Owensboro, Inc.                DE           PersonaCare, Inc.                   100           1,000        B

53. PersonaCare of Pennsylvania, Inc.             DE           PersonaCare, Inc.                   100           1,000        B

54. PersonaCare of Pompano East, Inc.             DE           PersonaCare, Inc.                   100           1,000        B

55. PersonaCare of Pompano West, Inc.             DE           PersonaCare, Inc.                   100           1,000        B
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.    Name                                      State Of      Holder of Stock/Ownership Interest  Percentage  Number of  Status (1)
                                                 Organization                                      Interest    Shares
------------------------------------------------------------------------------------------------------------------------------------
56.    PersonaCare of Reading, Inc.              DE            PersonaCare, Inc.                    100         1,000       B
57.    PersonaCare of San Antonio, Inc.          DE            PersonaCare, Inc.                    100         1,000       B
58.    PersonaCare of San Pedro, Inc.            DE            PersonaCare, Inc.                    100         1,000       B
59.    PersonaCare of Shreveport, Inc.           DE            PersonaCare, Inc.                    100         1,000       B
60.    PersonaCare of St. Petersburg, Inc.       DE            PersonaCare, Inc.                    100         1,000       B
61.    PersonaCare of Warner Robbins, Inc.       DE            PersonaCare, Inc.                    100         1,000       B
62.    PersonaCare of Wisconsin, Inc.            DE            PersonaCare, Inc.                    100         1,000       B
63.    PersonaCare Properties, Inc.              GA            PersonaCare, Inc.                    100         1,000       B
64.    Tucker Nursing Center, Inc.               GA            PersonaCare, Inc.                    100           500       B
65.    Respiratory Care Services, Inc.           DE            Vencare Rehab Services, Inc.         100         1,000       B
66.    TheraTx Health Services, Inc.             DE            Vencare Rehab Services, Inc.         100         1,000       B
67.    TheraTx Rehabilitation Services, Inc.     DE            TheraTx Health Services, Inc.        100         1,000       B
68.    TheraTx Healthcare Management, Inc.       DE            Vencare Rehab Services, Inc.         100         1,000       B
69.    TheraTx Management Services, Inc.         CA            Vencare Rehab Services, Inc.         100        1,0000       B
70.    TheraTx Medical Supplies, Inc.            DE            Vencare Rehab Services, Inc.         100         1,000       B
71.    TheraTx Staffing, Inc.                    IL            Vencare Rehab Services, Inc.         100         1,000       B

------------------------------------------------------------------------------------------------------------------------------------
No.   Name                                        State Of      Holder of Stock/Ownership          Percentage  Number of  Status (1)
                                                  Organization  Interest                           Interest    Shares
------------------------------------------------------------------------------------------------------------------------------------
72.   VC - WM, Inc.                               FL            Vencare Rehab Services, Inc.        100          700       B
73.   Transitional Hospitals Corporation          NV            Vencor Operating, Inc.              100          100       B
74.   Community Psychiatric Centers of                          Transitional Hospitals Corporation
      Oklahoma, Inc.                              OK            (NV)                                100        1,000       B
75.   Community Psychiatric Centers Properties    OK            Transitional Hospitals Corporation
      of Oklahoma, Inc.                                         (NV)                                100        1,000       B
76.   CPC of Georgia, Inc.                        GA            Transitional Hospitals Corporation
                                                                (NV)                                100          500       B
77.   Peachtree-Parkwood Hospital, Inc.           GA            CPC of Georgia, Inc.                100          200       B
78.   Interamericana Health Care Group            NV            Transitional Hospitals Corporation
                                                                (NV)                                100        1,000       B
79.   Caribbean Behavioral Health Systems, Inc.   NV            Interamericana Health Care Group    100        1,000      SG
80.   InteHgro Holdings, Ltd.                     CI            Interamericana Health Care Group    100            1      SS
81.   Gorgas International Medical Center,
      L.L.C.                                      DE            InteHgro Holdings, Ltd.             100          N/A
82.   Transitional Hospitals Corporation          DE            Transitional Hospitals Corporation
                                                                (NV)                                100        1,000       B
83.   J. B. Thomas Hospital, Inc.                 MA            Transitional Hospitals Corporation
                                                                (DE)                                100        1,000       B
84.   THC - Chicago, Inc.                         IL            Transitional Hospitals Corporation
                                                                (DE)                                100        1,000       B
85.   THC - North Shore, Inc.                     IL            THC - Chicago, Inc.                 100        1,000       B
86.   THC - Hollywood, Inc.                       FL            Transitional Hospitals Corporation
                                                                (DE)                                100        1,000       B
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
No.   Name                                     State Of      Holder of Stock/Ownership          Percentage   Number of   Status (1)
                                               Organization  Interest                           Interest     Shares
-----------------------------------------------------------------------------------------------------------------------------------
87.   THC - Houston, Inc.                      TX            Transitional Hospitals Corporation
                                                             (DE)                                  100        1,000        B
88.   THC - Minneapolis, Inc.                  MN            Transitional Hospitals Corporation
                                                             (DE)                                  100        1,000        B
89.   THC - Orange County, Inc.                CA            Transitional Hospitals Corporation
                                                             (DE)                                  100        1,000        B
90.   THC - San Diego, Inc.                    CA            Transitional Hospitals Corporation
                                                             (DE)                                  100        1,000        B
91.   THC - Seattle, Inc.                      WA            Transitional Hospitals Corporation
                                                             (DE)                                  100        1,000        B
92.   Transitional Hospitals Corporation of    IN            Transitional Hospitals Corporation
      Indiana, Inc.                                          (DE)                                  100        1,000        B
93.   Transitional Hospitals Corporation of    LA            Transitional Hospitals Corporation
      Louisiana, Inc.                                        (DE)                                  100        1,000        B
94.   Transitional Hospitals Corporation of    NM            Transitional Hospitals Corporation
      New Mexico, Inc.                                       (DE)                                  100        1,000        B
95.   Transitional Hospitals Corporation of    NV            Transitional Hospitals Corporation
      Nevada, Inc.                                           (DE)                                  100        1,000        B
96.   Transitional Hospitals Corporation of    FL            Transitional Hospitals Corporation
      Tampa, Inc.                                            (DE)                                  100        1,000        B
97.   Transitional Hospitals Corporation of    TX            Transitional Hospitals Corporation
      Texas, Inc.                                            (DE)                                  100        1,000        B
98.   Transitional Hospitals Corporation of    WI            Transitional Hospitals Corporation
      Wisconsin, Inc.                                        (DE)                                  100        1,000        B

-----------------------------------------------------------------------------------------------------------------------------------
No.       Name                                                         State of         Holder of Stock/Ownership Interest
                                                                       Organization
-----------------------------------------------------------------------------------------------------------------------------------
99.       Transitional Hospitals Corporation of Michigan, Inc.         MI               Transitional Hospitals Corporation (NV)
100.      Community Psychiatric Centers of Arkansas, Inc.              AR               Transitional Hospitals Corporation (NV)
101.      Community Psychiatric Centers of California                  CA               Transitional Hospitals Corporation (NV)
102.      Community Psychiatric Centers Properties                     CA               Community Psychiatric Centers of California
           Incorporated
103.      CPC Investment Corp.                                         CA               Community Psychiatric Centers Properties
                                                                                         Incorporated
104.      CPC Properties of Illinois, Inc.                             IL               Community Psychiatric Centers Properties
                                                                                         Incorporated
105.      CPC Properties of Missouri, Inc.                             MO               Community Psychiatric Centers Properties
                                                                                         Incorporated
106.      Community Psychiatric Centers of Florida, Inc.               FL               Transitional Hospitals Corporation (NV)
107.      Community Psychiatric Centers of Idaho, Inc.                 ID               Transitional Hospitals Corporation (NV)
108.      Community Psychiatric Centers of Indiana, Inc.               IN               Transitional Hospitals Corporation (NV)
109.      Community Psychiatric Centers of Kansas, Inc.                KS               Transitional Hospitals Corporation (NV)
110.      Community Psychiatric Centers of Mississippi, Inc.           MS               Transitional Hospitals Corporation (NV)
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------
No.               Percentage          Number of        Status (1)
                  Interest            Shares
------------------------------------------------------------------
99.               100                     1,000             B
100.              100                     1,000             B
101.              100                     1,518             B
102.              100                     2,500             B
103.              100                     5,000             B
104.              100                     1,000             B
105.              100                     1,000             B
106.              100                     7,500             B
107.              100                     5,000             B
108.              100                     1,000             B
109.              100                     1,000             B
110.              100                     1,000             B
------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
No.      Name                                                          State of       Holder of Stock/Ownership Interest
                                                                       Organization
----------------------------------------------------------------------------------------------------------------------------------
111.     Community Psychiatric Centers of Missouri, Inc.               MO             Transitional Hospitals Corporation (NV)
112.     Community Psychiatric Centers of North Carolina, Inc.         NC             Transitional Hospitals Corporation (NV)
113.     Community Psychiatric Centers of Utah, Inc.                   UT             Transitional Hospitals Corporation (NV)
114.     Community Psychiatric Centers Properties of Texas, Inc.       TX             Transitional Hospitals Corporation (NV)
115.     Community Psychiatric Centers Properties of Utah, Inc.        UT             Transitional Hospitals Corporation (NV)
116.     C.P.C. of Louisiana, Inc.                                     LA             Transitional Hospitals Corporation (NV)
117.     CPC Managed Care Health Services, Inc.                        DE             Transitional Hospitals Corporation (NV)
118.     Community Behavioral Health System, Inc.                      LA             CPC Managed Care Health Services, Inc.
119.     CPC Properties of Arkansas, Inc.                              AR             Transitional Hospitals Corporation (NV)
120.     CPC Properties of Indiana, Inc,                               IN             Transitional Hospitals Corporation (NV)
121.     CPC Properties of Kansas, Inc.                                KS             Transitional Hospitals Corporation (NV)
122.     CPC Properties of Louisiana, Inc.                             LA             Transitional Hospitals Corporation (NV)
123.     CPC Properties of Mississippi, Inc.                           MS             Transitional Hospitals Corporation (NV)
124.     CPC Properties of North Carolina, Inc.                        NC             Transitional Hospitals Corporation (NV)
----------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------
No.            Percentage    Number of   Status (1)
               Interest      Shares
---------------------------------------------------
111.            100           1,000       B
112.            100           1,000       B
113.            100           1,000       B
114.            100           1,000       B
115.            100           1,000       B
116.            100           1,000       B
117.            100           1,000       B
118.            100           1,000       B
119.            100           1,000       B
120.            100           1,000       B
121.            100           1,000       B
122.            100           1,000       B
123.            100           1,000       B
124.            100           1,000       B
---------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
No.      Name                                          State of       Holder of Stock/Ownership Interest
                                                       Organization
----------------------------------------------------------------------------------------------------------------------------------
125.     Florida Hospital Properties, Inc.              FL             Transitional Hospitals Corporation (NV)
126.     Old Orchard Hospital, Inc.                     IL             Transitional Hospitals Corporation (NV)
127.     ProData Systems, Inc.                          AL             Vencor Home Care and Hospice Indiana Partnership
128.     Pharm-Assist, L.L.C.                           KY             Vencor, Inc.
--------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------
No.                 Percentage   Number of   Status/(1)/
                    Interest     Shares
---------------------------------------------------------
125.                100           7,500       B
126.                100             100       B
127.                100          333.33       B
128.                 50            N/A        EP
----------------------------------------------------

       II.  PARTNERSHIPS
       -----------------

--------------------------------------------------------------------------------------------------------------------
 No.     Name                                          State Of         Holder of Stock/Ownership Interest
                                                       Organization
--------------------------------------------------------------------------------------------------------------------
129.     Vencor Hospitals Limited Partnership          DE               Vencor Nursing Centers Limited Partnership

                                                                        Vencor Operating, Inc.


130.     Vencor Nursing Centers Limited Partnership    DE               Vencor Hospitals Limited Partnership

                                                                        Vencor Operating, Inc.


131.     Vencor Home Care and Hospice Indiana          IN               Vencor Home Care Services, Inc.

           Partnership                                                  Vencor Hospice, Inc.

132.     Vencor Nursing Centers Central Limited        DE               Vencor Nursing Centers, Limited Partnership

           Partnership                                                  Vencor Operating, Inc.


133.     California Respiratory Care Partnership       CA               Advanced Infusion Systems, Inc.

134.     Foothill Nursing Company Partnership          CA               Vencor Operating, Inc.

135.     Pharmaceutical Infusion Therapy Partnership   CA               Advanced Infusion Systems, Inc.

136.     Stamford Health Associates, L.P.              CT               Stamford Health Facilities, Inc.

                                                                        PersonaCare, Inc.
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------
         Percentage   Number of   Status
No.      Interest     Shares
------------------------------------------
129.        1(GP)       N/A         B

            1(GP),      N/A
           98(LP)       N/A

130.        1(GP)       N/A         B

            1(GP),      N/A
           98(LP)       N/A

131.       50(GP)       N/A         B
           50(GP)       N/A

132.        1(GP)       N/A         B
            1(GP),      N/A
           98(LP)       N/A

133.       51(GP)       N/A         EP

134.       50(GP)       N/A         EP

135.    50.99(GP)       N/A         EP

136.        1(GP)       N/A         B

           99(LP)       N/A
------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 No.     Name                                          State Of         Holder of Stock/Ownership Interest
                                                       Organization
--------------------------------------------------------------------------------------------------------------------
137.     Visiting Nurse Advanced Infusion Systems -    CA               Advanced Infusion Systems, Inc.
           Anaheim

138.     Visiting Nurse Advanced Infusion Systems -    CA               Advanced Infusion Systems, Inc.
           Colton

139.     Visiting Nurse Advanced Infusion Systems -    CA               Advanced Infusion Systems, Inc.
           Newbury Park

140.     Northridge Surgery Center, Ltd.               CA               Northbridge Surgery Center Development, Ltd.

                                                                        Helian Health Group, Inc.

                                                                        Helian ASC of Northridge, Inc.




141.     Northridge Surgery Center Development, Ltd.   CA               MedEquities, Inc.

142.     Recovery Inn of Menlo Park, L.P.              CA               Recovery Inns of America, Inc.

                                                                        Helian Recovery Corporation

-----------------------------------------------------------------------------------------------------------

-------------------------------------------
         Percentage   Number of     Status
No.      Interest     Shares
-------------------------------------------
137.    51.01(GP)       N/A          EP


138.    51.01(GP)       N/A          EP


139.    51.01(GP)       N/A          EP


140.       38(GP)       N/A          EP

         13.5(GP)       N/A

           13(GP),      N/A
            6(LP)       N/A

141.       43(GP)       N/A           EP

142.       12(LP)       N/A           EP

           58(GP),      N/A
         27.6(LP)       N/A
-------------------------------------------

                                                                      SCHEDULE 5

                    Vencor, Inc. Hospitals
                    -----------------------
                    (as of 6/30/99)

Count   Fac. #                   Name                           Street Address               City/State/Zip Code
-----   ------                   ----                           --------------               -------------------
        OWNED
        -----
   1      608  Vencor Hospital - Sacramento              223 Fargo Way                      Folsom, CA 95630
   2      610  Vencor Hospital - Dallas                  9525 Greenville Avenue             Dallas, TX 75214
   3      643  Vencor Hospital - Seattle                 10560 Fifth Avenue, N.E.           Seattle, WA 98125
   4      649  Vencor Hospital - Arlington, TX           1000 North Cooper Street           Arlington, TX 76011
   5      663  Vencor Hospital - Milwaukee               5017 South 110th Street            Greenfield, WI 53228
   6      695  Vencor Hospital - Los Angeles             5525 West  Slauson Avenue          Los Angeles, CA 90056

      LEASED -- MASTER LEASES
      -----------------------
   7      602  Vencor Hospital - Coral Gables            5190 Southwest Eighth Street       Coral Gables, FL 33134
   8      607  Vencor Hospital - Ontario                 550 North Monterey Avenue          Ontario, CA 91764
   9      611  Vencor Hospital - St. Petersburg          3030 6th Street South              St. Petersburg, FL 33705
  10      612  Vencor Hospital - Kansas City             8701 Troost Avenue                 Kansas City, MO 64131
  11      614  Vencor Hospital - Philadelphia            6129 Palmetto Street               Philadelphia, PA 19111
  12      615  Vencor Hospital - Sycamore                225 Edward Street                  Sycamore, IL 60178
  13      617  Northern Virginia Community Hospital      601 South Carlin Springs Road      Arlington, VA  22204
  14      618  Vencor Hospital - Oklahoma City           1407 North Robinson Avenue         Oklahoma City, OK 73103
  15      619  Vencor Hospital - Pittsburgh              7777 Steubenville Pike             Pittsburgh, PA 15071
  16      620  Vencor Hospital - LaGrange                207 North Townline Road            LaGrange, IN 46761
  17      622  Vencor Hospital - San Leandro             2800 Benedict Drive                San Leandro, CA 94577
  18      628  Vencor Hospital - Chattanooga             709 Walnut Street                  Chattanooga, TN  37402
  19      633  Vencor Hospital - Louisville              1313 St. Anthony Place             Louisville, KY 40204
Count                       County                              Tenant
-----                       ------                              ------
   1                       Sacramento      Vencor Operating, Inc.
   2                       Dallas          Vencor Hospitals, Inc.
   3                       King            THC-Seatle, Inc.
   4                       Tarrant         Transitional Hospitals Corporation of Texas, Inc.
   5                       Milwaukee       Transitional Hospitals Corporation of Wisconsin, Inc.
   6                       Los Angeles     Vencor Operating, Inc.



   7                       Dade            Vencor Operating, Inc.
   8                       San Bernardino  Vencor Operating, Inc.
   9                       Pinellas        Vencor Hospitals East, L.L.C.
  10                       Jackson         Vencor Hospitals East, L.L.C.
  11                       Philadelphia    Vencor Hospitals East, L.L.C.
  12                       DeKalb          THC-Chicago
  13                       Arlington       Vencor Hospitals East, L.L.C.
  14                       Oklahoma        Vencor Hospitals East, L.L.C.
  15                       Allegheny       Vencor Hospitals East, L.L.C.
  16                       LaGrange        Vencor Hospitals Limited Partnership
  17                       Alameda         Vencor Operating, Inc.
  18                       Hamilton        Vencor Hospitals Limited Partnership
  19                       Jefferson       Vencor Hospitals Limited Partnership

  20      635  Vencor Hospital - San Antonio               3636 Medical Drive                   San Antonio, TX 78229
  21      637  Vencor Hospital - Chicago North             2544 West Montrose Avenue            Chicago, IL 60618
  22      638  Vencor Hospital - Indianapolis              1700 West 10th Street                Indianapolis, IN 46222
  23      642  Vencor Hospital - Orange County             200 Hospital Circle                  Westminster, CA 92683
  24      644  Vencor Hospital - Brea                      875 North Brea Boulevard             Brea, CA 92621
  25      645  Vencor Hospital - Ft. Lauderdale            1516 East Las Olas Boulevard         Ft. Lauderdale, FL 33301
  26      647  Vencor Hospital - Las Vegas                 5100 West Sahara Avenue              Las Vegas, NV 89102
  27      648  Vencor Hospital - San Diego                 1940 El Cajon Boulevard              San Diego, CA 92104
  28      652  Vencor Hospital - North Florida             801 Oak Street                       Green Cove Springs, FL 32043
  29      653  Vencor Hospital - Fort Worth Southwest      7800 Oakmont Boulevard               Fort Worth, TX 76132
  30      654  Vencor Hospital - Houston Northwest         11297 Fallbrook Drive                Houston, TX 77065
  31      656  Vencor Hospital - Phoenix                   40 East Indianola Avenue             Phoenix, AZ 85012
  32      658  Vencor Hospital - Tucson                    355 North Wilmot Road                Tucson, AZ 85711
  33      659  Vencor Hospital - Minneapolis               4101 Golden Valley Road              Golden Valley, MN 55422
  34      660  Mansfield General Hospital                  1802 Highway 157 North               Mansfield, TX 76063
  35      662  Vencor Hospital - Greensboro                2401 Southside Boulevard             Greensboro, NC 27406
  36      664  Vencor Hospital - Albuquerque               700 High Street, N.E.                Albuquerque, NM 87102
  37      665  Vencor Hospital - Denver                    1920 High Street                     Denver, CO 80218
  38      666  Vencor Hospital - New Orleans               3601 Coliseum Street                 New Orleans, LA 70115
  39      668  Vencor Hospital - Fort Worth West           815 Eighth Avenue                    Fort Worth, TX 76104
  40      671  Vencor - Lake Shore                         6130 North Sheridan Road             Chicago, IL 60660
  41      673  Vencor Hospital - Boston North Shore        15 King Street                       Peabody, MA 01960
  42      674  Vencor Hospital - Central Tampa             4801 North Howard Avenue             Tampa, FL 33603
  43      675  Vencor Hospital - Detroit                   26400 West Outer Drive               Lincoln Park, MI 48146
  44      676  Vencor Hospital - Hollywood                 1859 Van Buren Street                Hollywood, FL 33020
  45      677  Vencor Hospital - Metro Detroit             2700 Martin Luther King, Jr. Blvd.   Detroit, MI 48208
  46      680  Vencor Hospital - St. Louis                 4930 Lindell Boulevard               St. Louis, MO 63108
  47      685  Vencor Hospital - Houston                   6441 Main Street                     Houston, TX 77030
  48      688  Vencor Hospital - Boston                    1515 Commonwealth Avenue             Boston, MA  02135
  20          Bexar           Vencor Hospitals Limited Partnership
  21          Cook            Vencor Hospitals East, L.L.C.
  22          Marion          Vencor Hospitals Limited Partnership
  23          Orange          Vencor Operating, Inc.
  24          Orange          THC-Orange County
  25          Broward         Vencor Hospitals East, L.L.C.
  26          Clark           Transitional Hospitals Corporation of Nevada
  27          San Diego       Vencor Operating, Inc.
  28          Clay            Vencor Hospitals East, L.L.C.
  29          Tarrant         Transitional Hospitals Corporation of Texas
  30          Harris          THC-Houston, Inc.
  31          Maricopa        Vencor Hospitals West, L.L.C.
  32          Pima            Vencor Hospitals West, L.L.C.
  33          Hennepin        THC-Minneapolis, Inc.
  34          Tarrant         Vencor Hospitals Limited Partnership
  35          Guilford        Vencor Hospitals East, L.L.C.
  36          Bernalillo      Transitional Hospitals Corporation of New Mexico, Inc.
  37          Denver          Vencor Hospitals West, L.L.C.
  38          Orleans         Transitional Hospitals Corporation of Louisiana, Inc.
  39          Tarrant         Vencor Hospitals Limited Partnership
  40          Cook            THC-North Shore, Inc.
  41          Essex           JB Thomas Hospital, Inc.
  42          Hillsborough    Transitional Hospitals Corporation of Tampa, Inc.
  43          Wayne           Vencor Hospitals East, L.L.C.
  44          Broward         THC-Hollywood, Inc.
  45          Wayne           THC-Michigan, Inc.
  46          St. Louis       Vencor Hospitals East, L.L.C.
  47          Harris          Vencor Hospitals Limited Partnership, Inc.
  48          Suffolk         Vencor Hospitals East, L.L.C.

  49      690  Vencor Hospital - Northlake                 365 East North Avenue                Northlake, IL 60164
  50      693  Recovery Inn of Menlo Park                  570 Willow Road                      Menlo Park, CA 94025

      LEASED -- THIRD PARTY LEASES
      --------------
  51      640  Vencor Hospital - Tampa                     4555 South Manhattan Avenue          Tampa, FL 33611
  52      657  Vencor Hospital - Bay Area-Houston          1004 Seymour Street                  Pasadena, TX 77506
  53      667  Vencor Hospital - Chicago Central           4058 West Melrose Street             Chicago, IL 60641
  54      670  Vencor Hospital - Atlanta                   705 Juniper Street NE                Atlanta, GA  30365
  55      672  Vencor Hospital - Indianapolis South        898 East Main Street                 Greenwood, IN 46143
  56      686  Vencor Hospital - Dallas East               9440 Poppy Drive                     Dallas, TX 75218
  49                     Cook            THC-Chicago, Inc.
  50                     San Mateo       Helian



  51                     Hillsborough    Vencor Hospitals East, L.L.C.
  52                     Harris          THC-Houston, Inc.
  53                     Cook            THC-Chicago, Inc.
  54                     Clayton         Vencor Hospitals Limited Partnership
  55                     Johnson         Transitional Hospitals Corporation of Indiana, Inc.
  56                     Dallas          Vencor Hospitals Limited Partnership

     Vencor, Inc. Nursing Centers
     ----------------------------
     (as of 6/30/99)

Count     Fac.                     Name                                  Street Address
-----     ----                     ----                                  --------------
           #
           -
     OWNED
     -----
57        115    The Rehabilitation Center of the Palm Beaches         300 15th Street
58        160    First Hill Care Center                                1334 Terry Avenue
59        212    Woodside Nursing Center                               1425 Woodside Drive
60        217    Caldwell Care Center                                  210 Cleveland Boulevard
61        610    Boca Raton Rehabilitation Center                      755 Meadows Road
62        781    Bashford East Health Care                             3535 Bardstown Road

     LEASED -- MASTER LEASES
     -----------------------
63        111    Rolling Hills Health Care Center                      3625 St. Joseph Road
64        112    Royal Oaks Health Care & Rehabilitation Center        3500 Maple Avenue
65        113    Southwood Health & Rehabilitation Center              2222 Margaret Avenue
66        114    Arden Rehabilitation and Healthcare Center            16357 Aurora Avenue North
67        116    Pettigrew Rehabilitation and Healthcare Center        1515 West Pettigrew
68        117    East Manor Medical Care Center                        1524 East Aveue South
69        124    Healthcare and Rehabilitation Center of Sanford       950 Mellonville Avenue
70        125    Titusville Rehabilitation & Nursing Center            1705 Jess Parrish Court
71        127    Northwest Continuum Care Center                       128 Beacon Hill
72        132    Madison Healthcare and Rehabilitation Center          431 Larkin Springs Road
73        136    LaSalle Healthcare Center                             411 South LaSalle Street
74        137    Sunnybrook Alzheimer's and Healthcare Specialists     25 Sunnybrook Road
75        138    Blue Ridge Rehabilitation and Healthcare Center       91 Victoria Road
76        140    Wasatch Care Center                                   3430 Harrison Boulevard
77        143    Raleigh Rehabilitation and Healthcare Center          616 Wade Avenue
78        146    Rose Manor Healthcare Center                          4230 North Roxboro Road
79        150    Nob Hill Healthcare Center                            1359 Pine Street
80        155    Savannah Rehabilitation & Nursing Center              815 East 63rd Street
81        158    Bellingham Health Care and Rehabilitation Services    1200 Birchwood Avenue
82        165    Rainier Vista Care Center                             920 12th Avenue SE
83        167    Canyonwood Nursing and Rehab Center                   2120 Benton Drive
84        168    Lakewood Health Care Center                           11411 Bridgeport Way
85        180    Vencor of Vancouver Healthcare and Rehabilitation     400 East 33rd Street
                 Center
86        182    Cordova Rehabilitation and Nursing Center             955 Germantown Road

             City/State/Zip Code           County                        Tenant
             -------------------           ------                        ------
57        West Palm Beach, FL 33401     Palm Beach         Vencor Nursing Centers East, L.L.C.            Owned
58        Seattle, WA 98101             King               Vencor Nursing Centers West, L.L.C.            Owned
59        San Luis Obispo, CA 93401     San Luis Obispo    Vencor Nursing Centers West, L.L.C.            Owned
60        Caldwell, ID 83605            Canyon             Vencor Nursing Centers West, L.L.C.            Owned
61        Boca Raton, FL 33487          Palm Beach         Vencor Nursing Centers East, L.L.C.            Owned
62        Louisville, KY 40218          Jefferson          Vencor Nursing Centers Limited Partnership     Owned



63        New Albany, IN 47150          Floyd              Vencor Nursing Centers Limited Partnership     Leased
64        Terre Haute, IN 47804         Vigo               Vencor Nursing Centers Limited Partnership     Leased
65        Terre Haute, IN 47802         Vigo               Vencor Nursing Centers Limited Partnership     Leased
66        Seattle, WA 98133             King               Vencor Nursing Centers West, L.L.C.            Leased
67        Durham, NC 27705              Durham             Vencor Nursing Centers East, L.L.C.            Leased
68        Sarasota, FL 34239            Sarasota           Vencor Nursing Centers East, L.L.C.            Leased
69        Sanford, FL 32771             Seminole           Vencor Nursing Centers East, L.L.C.            Leased
70        Titusville, FL 32796          Brevard            Vencor Nursing Centers East, L.L.C.            Leased
71        Longview, WA 98632            Cowlitz            Vencor Nursing Centers West, L.L.C.            Leased
72        Madison, TN 37115             Davidson           Vencor Nursing Centers Limited Partnership     Leased
73        Durham, NC 27705              Durham             Vencor Nursing Centers East, L.L.C.            Leased
74        Raleigh, NC 27610             Wake               Vencor Nursing Centers East, L.L.C.            Leased
75        Asheville, NC 28801           Buncombe           Vencor Nursing Centers East, L.L.C.            Leased
76        Ogden, UT 84403               Ogden              Vencor Nursing Centers West, L.L.C.            Leased
77        Raleigh, NC 27605             Wake               Vencor Nursing Centers East, L.L.C.            Leased
78        Durham, NC 27704              Durham             Vencor Nursing Centers East, L.L.C.            Leased
79        San Francisco, CA 94109       San Francisco      Vencor Nursing Centers West, L.L.C.            Leased
80        Savannah, GA 31405            Chatham            Vencor Nursing Centers Limited Partnership     Leased
81        Bellingham, WA 98225          Whatcom            Vencor Nursing Centers West, L.L.C.            Leased
82        Puyallup, WA 98372            Pierce             Vencor Nursing Centers West, L.L.C.            Leased
83        Redding, CA 96003             Shasta             Vencor Nursing Centers West, L.L.C.            Leased
84        Tacoma, WA 98499              Pierce             Vencor Nursing Centers West, L.L.C.            Leased
85        Vancouver, WA 98663           Clerk              Vencor Nursing Centers West, L.L.C.            Leased

86        Cordova, TN  38018             Shelby             Vencor Nursing Centers Limited Partnership     Leased

 87       185    Heritage Health and Rehabilitation Center               3605 Y Street
 88       188    Cypress Pointe Rehabilitation and Health Care Center    2006 South 16th Street
 89       190    Winston-Salem Rehabilitation and Healthcare Center      1900 West 1st Street
 90       191    Silas Creek Manor                                       3350 Silsas Creek Parkway
 91       209    Valley View Health Care Center                          333 West Mishawaka Road
 92       210    Californian Care Center                                 2211 Mount Vernon Avenue
 93       213    Wildwood Health Care Center                             7301 E. 16th Street
 94       216    Hillcrest Rehabilitation & Care Center                  1001South Hilton
 95       218    Cascade Care Center                                     2814 South Indiana Avenue
 96       219    Emmett Rehabilitation & Healthcare                      714 North Butte
 97       221    Lewiston Rehabilitation & Care Center                   3315 8th Street
 98       222    Nampa Care Center                                       404 Horton
 99       223    Weiser Rehabilitation & Care Center                     331East Park
100       225    Moscow Care Center                                      420 Rowe Street
101       230    Crosslands Rehabilitation & Healthcare Center           575 East 11000 South
102       245    Bay Pointe Nursing Pavilion                             4201 31sth Street South
103       247    St. George Care and Rehabilitation Center               1032 East 100th South
104       268    Colonial Oaks Rehabilitation Center - Fort Myers        3250 Winkler Avenue Extension
105       269    Meadowvale Health & Rehabilitation Center               1520 W. Lancaster
106       277    Rosewood Health Care Center                             550 High Street
107       278    Oakview Nursing and Rehabilitation Center               10456 U.S. Highway 62
108       279    Cedars of Lebanon Rest Home                             337 South Harrison Street
109       280    Winchester Centre for Health and Rehabilitation         200 White Drive
110       281    Riverside Manor Healthcare Center                       Highway 136
111       282    Maple Manor Health Care Center                          515 Greene Drive
112       286    Columbia Healthcare Center                              621 West Columbia
113       289    San Luis Medical and Rehabilitation Center              2305 San Luis Place
114       290    Bremen Health Care Center                               316 Woodies Lane
115       294    Windsor Estates of Kokomo                               429 West Lincoln Road
116       307    Lincoln Nursing Center                                  1410 East Gaston Street
117       320    Magnolia Gardens Care Center                            1609 Trousdale Drive
118       327    Laurel Ridge Rehabilitation and Nursing Center          174 Forest Hill Street
119       335    Lawton Healthcare Center                                1575 7th Avenue
120       350    Valley Gardens Health Care & Rehabilitation Center      1517 E. Knickerbocker Drive
121       372    Carrollwood Care Center                                 15002 Hutchinson Road

 87       Vancouver, WA 98663           Clerk              Vencor Nursing Centers West, L.L.C.            Leased
 88       Wilmington, NC 28401          New Hanover        Vencor Nursing Centers East, L.L.C.            Leased
 89       Winston-Salem, NC 27104       Forsyth            Vencor Nursing Centers East, L.L.C.            Leased
 90       Winston-Salem, NC 27103       Forsyth            Vencor Nursing Centers East, L.L.C.            Leased
 91       Elkhart, IN 46517             Elkhart            Vencor Nursing Centers Limited Partnership     Leased
 92       Bakersfield, CA 93306         Kern               Vencor Nursing Centers West, L.L.C.            Leased
 93       Indianapolis, IN 46219        Marion             Vencor Nursing Centers Limited Partnership     Leased
 94       Boise, ID 83705               Ada                Vencor Nursing Centers West, L.L.C.            Leased
 95       Caldwell, ID 83605            Canyon             Vencor Nursing Centers West, L.L.C.            Leased
 96       Emmett, ID 83617              Gem                Vencor Nursing Centers West, L.L.C.            Leased
 97       Lewiston, ID 83501            Nez Perce          Vencor Nursing Centers West, L.L.C.            Leased
 98       Nampa, ID 83651               Canyon             Vencor Nursing Centers West, L.L.C.            Leased
 99       Weiser, ID 83672              Washington         Vencor Nursing Centers West, L.L.C.            Leased
100       Moscow, ID 83843              Latah              Vencor Nursing Centers West, L.L.C.            Leased
101       Sandy, UT 84070               Salt Lake          Vencor Nursing Centers West, L.L.C.            Leased
102       St. Petersburg, FL 33712      Pinellas           Vencor Nursing Centers East, L.L.C.            Leased
103       St. George, UT 84770          Washington         Vencor Nursing Centers West, L.L.C.            Leased
104       Fort Myers, FL 33916          Lee                Vencor Nursing Centers East, L.L.C.            Leased
105       Bluffton, IN 46714            Wells              Vencor Nursing Centers Limited Partnership     Leased
106       Bowling Green, KY 42102       Warren             Vencor Nursing Centers Limited Partnership     Leased
107       Calvert City, KY 42029        Marshall           Vencor Nursing Centers Limited Partnership     Leased
108       Lebanon, KY 40033             Marion             Vencor Nursing Centers Limited Partnership     Leased
109       Winchester, KY 40391          Clark              Vencor Nursing Centers Limited Partnership     Leased
110       Calhoun, KY 42327             McLean             Vencor Nursing Centers Limited Partnership     Leased
111       Greenville, KY 42345          Muhlenberg         Vencor Nursing Centers Limited Partnership     Leased
112       Evansville, IN 47710          Vanderburg         Vencor Nursing Centers Limited Partnership     Leased
113       Green Bay, WI 54304           Brown              Vencor Nursing Centers Limited Partnership     Leased
114       Bremen, IN 46506              Marshall           Vencor Nursing Centers Limited Partnership     Leased
115       Kokomo, IN 46901              Howard             Vencor Nursing Centers Limited Partnership     Leased
116       Lincolnton, NC 28092          Lincoln            Vencor Nursing Centers East, L.L.C.            Leased
117       Burlingame, CA 94010          San Mateo          Vencor Nursing Centers West, L.L.C.            Leased
118       Boston, MA 02130              Jamaica Plain      Vencor Nursing Centers East, L.L.C.            Leased
119       San Francisco, CA 94122       San Francisco      Vencor Nursing Centers West, L.L.C.            Leased
120       Stockton, CA 95210            San Joaquin        Vencor Nursing Centers West, L.L.C.            Leased
121       Tampa,  FL 33625              Hillsborough       Vencor Nursing Centers East, L.L.C.            Leased

122       406    Muncie Health Care Center                               4301 North Walnut
123       407    Parkwood Health Care Center                             1001 North Grant Street
124       409    Mountain Valley Care & Rehabilitation Center            601 W. Cameron
125       411    Alta Vista Healthcare                                   9020 Garfield Avenue
126       416    Park Place Health Care Center                           1500 32nd St. So.
127       420    Maywood Acres Healthcare                                2641 South C Street
128       433    Parkview Acres Care and Rehabilitation                  200 Oregon Street
129       436    Valley Health Care and Rehabilitation Center            5545 East Lee Street
130       441    Mountain Towers Healthcare and Rehabilitation Center    3128 Boxelder Drive
131       452    Sunnyside Care Center                                   4515 Sunnyside Road SE
132       453    Medford Rehabilitation and Healthcare Center            625 Stevens Street
133       461    Edmonds Rehabilitation and Healthcare Center            21008 76th Avenue West
134       462    Queen Anne Healthcare                                   2717 Dexter Avenue North
135       481    South Central Wyoming Healthcare and Rehabilitation     542 16th Street
136       482    Wind River Healthcare and Rehabilitation Center         1002 Forest Drive
137       483    Sage View Care Center                                   1325 Sage Street
138       501    Blue Hills Alzheimer's Care Center                      1044 Park Street
139       503    Brigham Manor Nursing and Rehabilitation Center         77 High Street
140       506    Presentation Nursing & Rehabilitation Center            10 Bellamy Street
141       507    Country Manor Rehabilitation and Nursing Center         180 Low Street
142       508    Crawford Skilled Nursing and Rehabilitation Center      273 Oak Grove Avenue
143       513    Hallmark Nursing and Rehabilitation Center              1123 Rockdale Avenue
144       514    Sachem Skilled Nursing & Rehabilitation Center          66 Central Street
145       516    Hammersmith House Nursing Care Center                   73 Chestnut Street
146       517    Oakwood Rehabilitation and Nursing Center               11 Pontiac Avenue
147       518    Timberlyn Heights Nursing and Alzheimer's Center        320 Maple Avenue
148       523    Star of David Nursing, Rehabilitation and               1100 VFW Parkway
                 Alzheimer's Care Center
149       525    La Veta Healthcare Center                               920 West La Veta Street
150       526    Brittany Healthcare Center                              168 West Central Street
151       527    Briarwood Healthcare Nursing Center                     150 Lincoln
152       528    Westridge Healthcare Center                             121 Northboro Road
153       529    Bolton Manor Nursing Home                               400 Bolton Street
154       532    Hillcrest Nursing Home                                  94 Summer Street
155       534    Country Gardens Skilled Nursing & Rehabilitation        2045 Grand Army Highway
                 Center
156       537    Quincy Rehabilitation and Nursing Center                11 McGrath Highway
157       538    West Roxbury Manor Nursing Home                         5060 Washington Street
158       539    Newton & Wellesley Alzheimer Center                     694 Worcestor Road
159       542    Den-Mar Rehabilitation and Nursing Center               44 South Street
160       544    Augusta Rehabilitation Center                           187 Eastern Avenue
161       545    Eastside Rehabilitation and Living Center               516 Mt. Hope Avenue
162       546    Winship Green Nursing Center                            Winship Street
163       547    Brewer Rehab and Living Center                          74 Parkway South

122       Muncie, IN 47303              Delaware           Vencor Nursing Centers Limited Partnership     Leased
123       Lebanon, IN 46052             Boone              Vencor Nursing Centers Limited Partnership     Leased
124       Kellogg, ID 83837             Shoshone           Vencor Nursing Centers West, L.L.C.            Leased
125       Riverside, CA 92503           Riverside          Vencor Nursing Centers West, L.L.C.            Leased
126       Great Falls, MT 59403         Cascade            Vencor Nursing Centers West, L.L.C.            Leased
127       Oxnard, CA 93033              Ventura            Vencor Nursing Centers West, L.L.C.            Leased
128       Dillon, MT 59725              Beaverhead         Vencor Nursing Centers West, L.L.C.            Leased
129       Tucson, AZ 85712              Pima               Vencor Nursing Centers West, L.L.C.            Leased
130       Cheyenne, WY 82001            Laramie            Vencor Nursing Centers West, L.L.C.            Leased
131       Salem, OR 97302               Marion             Vencor Nursing Centers West, L.L.C.            Leased
132       Medford, OR 97501             Jackson            Vencor Nursing Centers West, L.L.C.            Leased
133       Edmonds, WA 98020             Snohomish          Vencor Nursing Centers West, L.L.C.            Leased
134       Seattle, WA 98109             King               Vencor Nursing Centers West, L.L.C.            Leased
135       Rawlins, WY 82301             Carbon             Vencor Nursing Centers West, L.L.C.            Leased
136       Riverton, WY 82501            Fremont            Vencor Nursing Centers West, L.L.C.            Leased
137       Rock Springs, WY 82901        Sweetwater         Vencor Nursing Centers West, L.L.C.            Leased
138       Stoughton, MA 02072           Norfolk            Vencor Nursing Centers East, L.L.C.            Leased
139       Newburyport, MA 01950         Essex              Vencor Nursing Centers East, L.L.C.            Leased
140       Brighton, MA 02135            Suffolk            Vencor Nursing Centers East, L.L.C.            Leased
141       Newburyport, MA 01950         Essex              Vencor Nursing Centers East, L.L.C.            Leased
142       Fall River, MA 02723          Bristol/Mass       Vencor Nursing Centers East, L.L.C.            Leased
143       New Bedford, MA 02740         Bristol            Vencor Nursing Centers East, L.L.C.            Leased
144       East Bridgewater, MA 02333    Plymouth           Vencor Nursing Centers East, L.L.C.            Leased
145       Saugus, MA 01906              Essex              Vencor Nursing Centers East, L.L.C.            Leased
146       Webster, MA 01570             Worcester          Vencor Nursing Centers East, L.L.C.            Leased
147       Great Barrington, MA 01230    Berkshire          Vencor Nursing Centers East, L.L.C.            Leased
148       West Roxbury, MA 02132        Suffolk            Vencor Nursing Centers East, L.L.C.            Leased

149       Orange, CA 92668              Orange             Vencor Nursing Centers West, L.L.C.            Leased
150       Natick, MA 01760              Middlesex          Vencor Nursing Centers East, L.L.C.            Leased
151       Needham, MA 02192             Norfolk            Vencor Nursing Centers East, L.L.C.            Leased
152       Marlborough, MA 01752         Middlesex          Vencor Nursing Centers East, L.L.C.            Leased
153       Marlborough, MA 01752         Middlesex          Vencor Nursing Centers East, L.L.C.            Leased
154       Fitchburg, MA 01420           Worcester          Vencor Nursing Centers East, L.L.C.            Leased
155       Swansea, MA 02777             Bristol            Vencor Nursing Centers East, L.L.C.            Leased

156       Quincy, MA 02169              Norfolk            Vencor Nursing Centers East, L.L.C.            Leased
157       West Roxbury, MA 02132        Suffolk            Vencor Nursing Centers East, L.L.C.            Leased
158       Wellesley, MA 02181           Norfolk            Vencor Nursing Centers East, L.L.C.            Leased
159       Rockport, MA 01966            Essex              Vencor Nursing Centers East, L.L.C.            Leased
160       Augusta, ME 04330             Kennebec           Vencor Nursing Centers West, L.L.C.            Leased
161       Bangor, ME 04401              Penobscot          Vencor Nursing Centers West, L.L.C.            Leased
162       Bath, ME 04530                Sagadahoc          Vencor Nursing Centers West, L.L.C.            Leased
163       Brewer, ME 04412              Penobscot          Vencor Nursing Centers West, L.L.C.            Leased

164       549  Kennebunk Nursing and Rehabilitation Center                 158 Ross Road
165       550  Norway Convalescent Center                                  Marion Avenue
166       552  Shore Village Nursing Center                                201 Camden Street
167       554  Westgate Manor                                              750 Union Street
168       555  Brentwood Rehabilitation and Nursing Center                 122 Portland Street
169       558  Fieldcrest Manor                                            126 Depot Street
170       559  Birchwood Terrace Healthcare                                43 Starr Farm Road
171       560  Franklin Woods Health Care Center                           2770 Clime Road
172       562  Andrew House Healthcare                                     66 Clinic Drive
173       563  Camelot Nursing and Rehabilitation Center                   89 Viets Street
174       565  Hamilton Rehabilitation and Healthcare Center               50 Palmer Street
175       566  Windsor Rehabilitation and Healthcare Center                581 Poquonock Avenue
176       567  Nutmeg Pavilion Healthcare                                  78 Viets Street Extension
177       568  Parkway Pavilion Healthcare                                 1157 Enfield Street
178       569  Chillicothe Nursing & Rehabilitation Center                 60 Marietta Road
179       570  Pickerington Nursing and Rehabilitation Center              1300 Hill Road North
180       571  Logan Health Care Center                                    300 Arlington Road
181       572  Winchester Place I & II                                     36 Lehman Drive
182       573  Eagle Pond Rehabilitation and Living Center                 One Love Lane
183       577  Minerva Park Place Nursing Home                             5460 Cleveland Avenue
184       578  West Lafayette Care Center                                  620 East Main Street
185       581  Blueberry Hill Healthcare Nursing Home                      75 Brimbal Avenue
186       582  Colony House Nursing and Rehabilitation Center              277 Washington Street
187       583  Embassy House Skilled Nursing and Rehabilitation Center     2 Beaumont Street
188       584  Franklin Skilled Nursing and Rehabilitation Center          130 Chestnut Street
189       585  Great Barrington Rehabilitation and Nursing Center          148 Maple Avenue
190       587  River Terrace Healthcare Nursing Home                       1675 N. Main Street
191       588  Walden Rehabilitation and Nursing Center                    785 Main Street
192       591  Dover Rehabilitation and Living Center                      307 Plaza Drive
193       592  Greenbriar Terrace Healthcare                               55 Harris Road
194       593  Hanover Terrace Healthcare                                  53 Lyme Road
195       634  Cambridge Health & Rehabilitation Center                    1471 Wills Creek Valley Drive
196       635  Coshocton Health & Rehabilitation Center                    100 S. Whitewoman Street
197       637  Evergreen Woods Health & Rehabilitation Center              7045 Evergreen Woods Trail
198       640  Las Vegas Healthcare and Rehabilitation Center              2832 Maryland Parkway
199       641  Torrey Pines Care Center                                    1701 South Torrey Pines Drive
200       645  Specialty Care of Marietta                                  26 Tower Road NE
201       655  Federal Heights Rehabilitation and Nursing Center           41 South Ninth East
202       660  Savannah Specialty Care Center                              11800 Abercorn Street
203       690  Wasatch Valley Rehabilitation                               2200 East 3300 South
204       694  Wedgewood Healthcare Center                                 101 Potters Lane
205       704  Guardian Care of Roanoke Rapids                             305 Fourteenth Street
206       706  Guardian Care of Henderson                                  280 S. Beckford Drive
207       707  Rehabilitation and Nursing Center of Monroe                 1212 Sunset Drive
164       Kennebunk, ME  04043              York             Vencor Nursing Centers West, L.L.C.         Leased
165       Norway, ME  04268                 Oxford           Vencor Nursing Centers West, L.L.C.         Leased
166       Rockland, ME  04841               Knox             Vencor Nursing Centers West, L.L.C.         Leased
167       Bangor, ME  04401                 Penobscot        Vencor Nursing Centers West, L.L.C.         Leased
168       Yarmouth, ME  04096               Cumberland       Vencor Nursing Centers West, L.L.C.         Leased
169       Waldoboro, ME  04572              Lincoln          Vencor Nursing Centers West, L.L.C.         Leased
170       Burlington, VT  05401             Chittenden       Vencor Nursing Centers East, L.L.C.         Leased
171       Columbus, OH  43223               Franklin         Vencor Nursing Centers East, L.L.C.         Leased
172       New Britain, CT  06051            Hartford         Vencor Nursing Centers East, L.L.C.         Leased
173       New London, CT  06320             New London       Vencor Nursing Centers East, L.L.C.         Leased
174       Norwich, CT  06360                New London       Vencor Nursing Centers East, L.L.C.         Leased
175       Windsor, CT  06095                Hartford         Vencor Nursing Centers East, L.L.C.         Leased
176       New London, CT  06320             New London       Vencor Nursing Centers East, L.L.C.         Leased
177       Enfield, CT  06062                Hartford         Vencor Nursing Centers East, L.L.C.         Leased
178       Chillicothe, OH  45601            Ross             Vencor Nursing Centers East, L.L.C.         Leased
179       Pickerington, OH  43147           Fairfield        Vencor Nursing Centers East, L.L.C.         Leased
180       Logan, OH  43138                  Hocking          Vencor Nursing Centers East, L.L.C.         Leased
181       Canal Winchester, OH  43110       Franklin         Vencor Nursing Centers East, L.L.C.         Leased
182       Dennis, MA  02660                 Barnstable       Vencor Nursing Centers East, L.L.C.         Leased
183       Columbus, OH  43231               Franklin         Vencor Nursing Centers East, L.L.C.         Leased
184       West Lafayette, OH  43845         Coshocton        Vencor Nursing Centers East, L.L.C.         Leased
185       Beverly, MA  01915                Essex            Vencor Nursing Centers East, L.L.C.         Leased
186       Abington, MA  02351               Plymouth         Vencor Nursing Centers East, L.L.C.         Leased
187       Brockton, MA  02402               Plymouth         Vencor Nursing Centers East, L.L.C.         Leased
188       Franklin, MA  02038               Norfolk          Vencor Nursing Centers East, L.L.C.         Leased
189       Great Barrington, MA  01230       Berkshire        Vencor Nursing Centers East, L.L.C.         Leased
190       Lancaster, MA  01523              Worcester        Vencor Nursing Centers East, L.L.C.         Leased
191       Concord, MA  01742                Middlesex        Vencor Nursing Centers East, L.L.C.         Leased
192       Dover, NH  03820                  Strafford        Vencor Nursing Centers West, L.L.C.         Leased
193       Nashua, NH  03062                 Hillsborough     Vencor Nursing Centers West, L.L.C.         Leased
194       Hanover, NH  03755                Grafton          Vencor Nursing Centers West, L.L.C.         Leased
195       Cambridge, OH  43725              Guernsey         Vencor Nursing Centers East, L.L.C.         Leased
196       Coshocton, OH  43812              Coshocton        Vencor Nursing Centers East, L.L.C.         Leased
197       Spring Hill, FL  34608            Hernando         Vencor Nursing Centers East, L.L.C.         Leased
198       Las Vegas, NV  89109              Clark            Vencor Nevada, L.L.C.                       Leased
199       Las Vegas, NV  89102              Clark            Vencor Nevada, L.L.C.                       Leased
200       Marietta, GA  30090               Cobb             Vencor Nursing Centers Limited Partnership  Leased
201       Salt Lake City, UT  84102         Salt Lake        Vencor Nursing Centers West, L.L.C.         Leased
202       Savannah, GA  31499               Chatham          Vencor Nursing Centers Limited Partnership  Leased
203       Salt Lake City, UT  84109         Salt Lake        Vencor Nursing Centers West, L.L.C.         Leased
204       Clarksville, IN  47129            Clark            Vencor Nursing Centers Limited Partnership  Leased
205       Roanoke Rapids, 27870             Halifax          Vencor Nursing Centers East, L.L.C.         Leased
206       Henderson, NC  27536              Vance            Vencor Nursing Centers East, L.L.C.         Leased
207       Monroe, NC  28110                 Union            Vencor Nursing Centers East, L.L.C.         Leased

208       711  Guardian Care of Kinston                                    907 Cunningham Road
209       713  Guardian Care of Zebulon                                    509 West Gannon Avenue
210       723  Guardian Care of Rocky Mount                                160 Winstead Avenue
211       724  Rehabilitation and Health Center of Gastonia                416 North Highland Street
212       726  Guardian Care of Elizabeth City                             901 S. Halstead Boulevard
213       738  Bay View Nursing and Rehabilitation Center                  516 Willow Street
214       742  Sonoran Rehabilitation and Care Center                      4202 North 20th Avenue
215       743  Desert Life Rehabilitation and Care Center                  1919 West Medical St.
216       744  Cherry Hills Health Care Center                             3575 South Washington Street
217       745  Aurora Care Center                                          10201 East Third Avenue
218       746  Homestead Healthcare & Rehabilitation Center                4735 South 54th Street
219       765  Eastview Medical and Rehabilitation Center                  729 Park Street
220       766  Colonial Manor Medical and Rehabilitation Center            1010 East Wausau Avenue
221       767  Colony Oaks Care Center                                     601 Briarcliff Drive
222       769  North Ridge Medical and Rehabilitation Center               1445 North 7th Street
223       770  Vallhaven Care Center                                       125 Byrd Avenue
224       771  Kennedy Park Medical & Rehabilitation Center                6001 Alderson Street
225       772  Family Heritage Medical and Rehabilitation Center           130 Strawberry Lane
226       773  Mount Carmel Medical and Rehabilitation Center              677 East State Street
227       774  Mt. Carmel Health & Rehabilitation Center                   5700 West Layton Avenue
228       775  Sheridan Medical Complex                                    8400 Sheridan Road
229       776  Woodstock Health and Rehabilitation Center                  3415 Sheridan Road
230       779  Westview Nursing and Rehabilitation Center                  1510 Clinic Drive
231       780  Columbus Health and Rehabilitation Center                   2100 Midway
232       782  Danville Centre for Health and Rehabilitation               642 North 3rd Street
233       783  Lexington Center for Health and Rehabilitation              353 Waller Avenue
234       784  Northfield Centre for Health and Rehabilitation             6000 Hunting Road
235       785  Hillcrest Health Care Center                                3740 Old Hartford Road
236       787  Woodland Terrace Health Care Facility                       1117 Woodland Drive
237       791  Rehabilitation and Healthcare Center of Huntsville          105 Teakwood Drive
238       796  Hacienda Rehabilitation and Care Center                     660 Coronado Drive
239       802  Bridgepark Center for Rehabilitation & Nursing              145 Olive Street

208            Kinston, NC  28501           Lenoir                         Vencor Nursing Centers East, L.L.C.         Leased
209            Zebulon, NC  27597           Wake                           Vencor Nursing Centers East, L.L.C.         Leased
210            Rocky Mount, NC  27804       Nash                           Vencor Nursing Centers East, L.L.C.         Leased
211            Gastonia, NC  28052          Gaston                         Vencor Nursing Centers East, L.L.C.         Leased
212            Elizabeth City, NC  27909    Pasquotank                     Vencor Nursing Centers East, L.L.C.         Leased
213            Alameda, CA  94501           Alameda                        Vencor Nursing Centers West, L.L.C.         Leased
214            Phoenix, AZ  85015           Maricopa                       Vencor Nursing Centers West, L.L.C.         Leased
215            Tucson, AZ  85704            Pima                           Vencor Nursing Centers West, L.L.C.         Leased
216            Englewood, CO  80110         Arapahoe                       Vencor Nursing Centers West, L.L.C.         Leased
217            Aurora, CO  80010            Arapahoe                       Vencor Nursing Centers West, L.L.C.         Leased
218            Lincoln, NE  68516           Lancaster                      Vencor Nursing Centers West, L.L.C.         Leased
219            Antigo, WI  54409            Lanefade                       Vencor Nursing Centers Limited Partnership  Leased
220            Wausau, WI  54401            Marathon                       Vencor Nursing Centers Limited Partnership  Leased
221            Appleton, WI  54915          Autagamie                      Vencor Nursing Centers Limited Partnership  Leased
222            Manitowoc, WI  54220         Manitowoc                      Vencor Nursing Centers Limited Partnership  Leased
223            Neenah, WI  54956            Winnebago                      Vencor Nursing Centers Limited Partnership  Leased
224            Schofield, WI  54476         Marathon                       Vencor Nursing Centers Limited Partnership  Leased
225            Wisconsin Rapids, WI 54494   Wood                           Vencor Nursing Centers Limited Partnership  Leased
226            Burlington, WI  53105        Racine                         Vencor Nursing Centers Limited Partnership  Leased
227            Milwaukee, WI  53220         Milwaukee                      Vencor Nursing Centers Limited Partnership  Leased
228            Kenosha, WI  53140           Kenosha                        Vencor Nursing Centers Limited Partnership  Leased
229            Kenosha, WI  53140           Kenosha                        Vencor Nursing Centers Limited Partnership  Leased
230            Bedford, IN  47421           Lawrence                       Vencor Nursing Centers Limited Partnership  Leased
231            Columbus, IN  47201          Bartholomew                    Vencor Nursing Centers Limited Partnership  Leased
232            Danville, KY  40422          Boyle                          Vencor Nursing Centers Limited Partnership  Leased
233            Lexington, KY  40504         Fayette                        Vencor Nursing Centers Limited Partnership  Leased
234            Louisville, KY  40222        Jefferson                      Vencor Nursing Centers Limited Partnership  Leased
235            Owensboro, KY  42301         Daviess                        Vencor Nursing Centers Limited Partnership  Leased
236            Elizabethtown, KY  42701     Hardin                         Vencor Nursing Centers Limited Partnership  Leased
237            Huntsville, AL  35801        Madison                        Vencor Nursing Centers East, L.L.C.         Leased
238            Sierra Vista, AZ  85635      Chochise                       Vencor Nursing Centers West, L.L.C.         Leased
239            Akron, OH  44310             Summit                         Vencor Nursing Centers East, L.L.C.         Leased

              Services
240      804  Rehabilitation and Healthcare Center of Birmingham    2728 Tenth Avenue South
241      806  Chapel Hill Rehabilitation and Healthcare Center      1602 East Franklin Street.
242      822  Primacy Healthcare and Rehabilitation Center          6025 Primacy Parkway
243      824  Rehabilitation and Healthcare Center of Mobile        1758 limited Avenue
244      825  Nansemond Pointe Rehabilitation and Healthcare        200 Constance Road
              Center
245      826  Harbour Pointe Medical and Rehabilitation Centre      1005 Hampton Boulevard
246      829  River Pointe Rehabilitation and Healthcare Center     4142 Bonney Road
247      836  Rehabilitation and Healthcare Center of Tampa         4411 North Habanan Avenue
248      837  Rehabilitation and Healthcare Center of Cape Coral    2629 Delprado Boulevard
249      842  Bay Pointe Medical and Rehabilitation Centre          1148 First Colonial Road
250      851  Villa Campana Health Care Center                      6651 Carondelet Drive, East
251      853  Kachina Point Health Care and Rehabilitation Center   505 Jacks Canyon Road
252      859  Castle Garden Care Center                             401 Malley Drive
253      864  Harrodsburg Health Care Manor                         853 Lexington Road
254      868  Lebanon Country Manor                                 700 Monroe Road
255      873  Brighton Care Center                                  2025 East Egbert Street
256      884  Masters Health Care Center                            278  Dry Valley Road
257     1217  Casa Mora Rehabilitation and Extended Care            1902 59th Street West
258     1218  North Broward Rehabilitation and Nursing Center       401 East Sample Road
259     1220  Highland Pines Rehabilitation & Nursing Center        1111 South Highland Avenue
260     1221  Courtland Gardens Health Care Center                  53 Courtland Avenue
261     1224  Health Havens Nursing Center                          100 Wampanoag Trail
262     1226  Homestead Health Center                               160 Glenbrook Road
263     1228  Lafayette Nursing and Rehab Center                    110 Brandywine Boulevard
264     1231  Oak Hill Nursing and Rehabilitation Center            544 Pleasant Street
265     1232  Pompano Rehabilitation and Nursing Center             51 West Sample Road
266     1233  The Abbey Rehabilitation Center                       7109 9th Street North
267     1234  San Pedro Manor                                       515 West Ashby Place
268     1237  PersonaCare of Wyoming                                1000 E. Wyomissing Boulevard
269     1238  Tucker Nursing Center                                 2165 Idlewood Road

       LEASED--THIRD PARTY LEASES
       ---------------------------

270      131  Vencor at Corydon
271      148  Village Square Nursing and Rehabilitation Center      1586 West San Marcos Boulevard
272      161  Issaquah Care Center                                  805 Front Street South
273      163  Talbot Center for Rehabilitation and Healthcare       4430 Talbot Road South
274      171  Pine Meadows Healthcare and Rehabilitation Center     700 Nuckolls Road
275      174  Camden Healthcare and Rehabilitation Center           197 Hospital Drive
276      175  Jefferson City Health and Rehabilitation Center       283 West Broadway Boulevard
277      177  Loudon Healthcare Center                              1520 Grove Street

240           Birmingham, AL  35205        Jefferson                 Vencor Nursing Centers East, L.L.C.         Leased
241           Chapel Hill, NC  27514       Orange                    Vencor Nursing Centers East, L.L.C.         Leased
242           Memphis, TN  38119           Shelby                    Vencor Nursing Centers Limited Partnership  Leased
243           Mobile, AL  36607            Mobile                    Vencor Nursing Centers East, L.L.C.         Leased
244           Suffolk, VA  23434           NA                        Vencor Nursing Centers East, L.L.C.         Leased

245           Norfolk, VA  23507           Richmond                  Vencor Nursing Centers East, L.L.C.         Leased
246           Virginia Beach, VA  23452    Virginia Beach            Vencor Nursing Centers East, L.L.C.         Leased
247           Tampa, FL  33614             Hillsborough              Vencor Nursing Centers East, L.L.C.         Leased
248           Cape Coral, FL  33904        Lee                       Vencor Nursing Centers East, L.L.C.         Leased
249           Virginia Beach, VA  23454    Virginia Beach            Vencor Nursing Centers East, L.L.C.         Leased
250           Tucson, AZ  85710            Pima                      Vencor Nursing Centers West, L.L.C.         Leased
251           Sedona, AZ  86336            Yavapai                   Vencor Nursing Centers West, L.L.C.         Leased
252           Northglenn, CO   80233       Adams                     Vencor Nursing Centers West, L.L.C.         Leased
253           Harrodsburg, KY  40330       Mercer                    Vencor Nursing Centers Limited Partnership  Leased
254           Lebanon, OH  45036           Warren                    Vencor Nursing Centers East, L.L.C.         Leased
255           Brighton, CO  80601          Adams                     Vencor Nursing Centers West, L.L.C.         Leased
256           Algood, TN  38501            Putnam                    Vencor Nursing Centers Limited Partnership  Leased
257           Bradenton, FL                Manatee                   PersonaCare of Bradenton, Inc.              Leased
258           Pompano Beach, FL 33064      Broward                   PersonaCare of Pompano, Inc.                Leased
259           Clearwater, FL 34616         Pinellas                  PersonaCare of Georgia, Inc.                Leased
260           Stamford, CT 06902           Fairfield                 Courtland Gardens Health Care, Inc.         Leased
261           E. Providence, RI 02915      Providence                HH Association                              Leased
262           Stamford, CT 06902           Fairfield                 Homestead Health Center, Inc.               Leased
263           Fayetteville, GA 30214       Fayette                   Lafayette Health Care Center, Inc.          Leased
264           Pawtucket, RI 02860          Providence                Oak Hill Association                        Leased
265           Pompano Beach, FL 33064      Broward                   PersonaCare of Pompano, Inc.                Leased
266           St. Petersburg, FL  33702    Pinellas                  PersonaCare of St. Petersburg, Inc.         Leased
267           San Antonio, TX 78212        Bexar                     PersonaCare of San Pedro, Inc.              Leased
268           Reading, PA 19611            Berks                     PersonaCare of Reading, Inc.                Leased
269           Tucker, GA 30084             De Kalb                   Tucker Nursing Center, Inc.                 Leased

       LEASED--THIRD PARTY LEASES
       --------------------------
270                                                                  Vencor Nursing Centers Limited Partnership  Leased
271           San Marcos, CA  92069        San Diego                 Vencor Nursing Centers West, L.L.C.         Leased
272           Issaquah, WA  98027          King                      Vencor Nursing Centers West, L.L.C.         Leased
273           Renton, WA  98055            King                      Vencor Nursing Centers West, L.L.C.         Leased
274           Bolivar, TN  38008           Hardeman                  Vencor Nursing Centers Limited Partnership  Leased
275           Camden, TN  38320            Benton                    Vencor Nursing Centers Limited Partnership  Leased
276           Jefferson City, TN  37760    Jefferson                 Vencor Nursing Centers Limited Partnership  Leased
277           Loudon, TN  37774            Loudon                    Vencor Nursing Centers Limited Partnership  Leased

278    178    Shelby Pines Rehabilitation and Healthcare Center         3909 Covington Pike
279    179    Huntingdon Health and Rehabilitation Center               635 High Street
280    181    Windsor Woods Convalescent Center                         13719 Dallas Drive
281    183    Ripley Healthcare and Rehabilitation Center               118 Hallburton Road
282    184    Greystone Health Care Center                              P.O. Box 1133 TCAS
283    186    Park Manor Rehabilitation Center                          1710 Plaza Way
284    187    Maryville Healthcare and Rehabilitation Center            1012 Jamestown Way
285    189    Fairpark Healthcare Center                                307 N. 5th
286    193    Rehabilitation and Healthcare Center of Alamance          779 Woody Dr.
287    194    Vencor at Eagle Creek
288    197    Oshkosh Medical & Rehabilitation Center                   1850 Bowen Street
289    198    Harrington House Nursing and Rehabilitation Center        160 Main Street
290    199    Vencor at Sellersburg                                     7823 Old Highway #60,
291    204    Angel River Health and Rehabilitation (1)                 5233 Rosebud Lane
292    205    Hacienda Care Center                                      76 Fenton Street
293    224    Regency Place of Castleton                                5226 E. 82nd Street
294    227    Alcorn County Care Inn                                    3701 JoAnne Drive
295    232    Regency Place of Dyer                                     2300 Great Lakes Drive
296    237    Newark Healthcare Center                                  75 McMIllen Drive
297    240    Regency Place of Greenwood                                377 Westridge Boulevard
298    246    The Oaks at Avon                                          1010 US27 North
299    248    Liberty Care Center                                       Highway 127 South, PO Box 1435
300    271    Heritage Manor Health Care Center                         4th & Indiana Avenue
301    287    Crestview                                                 3801 Old Bruceville Road
302    288    Indian Creek Health and Rehabilitation Center             240 Beechmont Drive
303    295    Whitehouse Country Manor                                  11239 Waterville Street
304    296    Chalet Village Health and Rehabilitation Center           1065 Parkway Street
305    368    Santa Cruz Healthcare Center                              1115 Capitola Road
306    402    Regency Place of Fort Wayne                               6006 Brandy Chase Cove
307    403    Regency Place of Greenfield                               200 Green Meadows Drive


278    Memphis, TN 38134          Shelby         Vencor Nursing Centers Limited Partnership      Leased
279    Huntingdon, TN 38344       Carroll        Vencor Nursing Centers Limited Partnership      Leased
280    Hudson, FL 34667           Pasco          Vencor Nursing Centers East, L.L.C.             Leased
281    Ripley, TN 38063           Landerdale     Vencor Nursing Centers Limited Partnership      Leased
282    Blountville, TN 37617      Sullivan       Vencor Nursing Centers Limited Partnership      Leased
283    Walla Walla, WA 99362      Walla Walla    Vencor Nursing Centers West, L.L.C.             Leased
284    Maryville, TN 37803        Blount         Vencor Nursing Centers Limited Partnership      Leased
285    Maryville, TN 37801        Blount         Vencor Nursing Centers Limited Partnership      Leased
286    Graham, NC 27253           Alamance       Vencor Nursing Centers East, L.L.C.             Leased
287    Indianapolis, IN           Marion         Vencor Nursing Centers Limited Partnership      Leased
288    Oshkosh, WI 54901          Winnebago      Vencor Nursing Centers Limited Partnership      Leased
289    Walpole, MA 02081          Norfolk        Vencor Nursing Centers East, L.L.C.             Leased
290    Sellersburg, IN 47172      Clark          Vencor Nursing Centers Limited Partnership      Leased
291    Newburgh, IN 47630
292    Livermore, CA 94550        Alameda        Vencor Nursing Centers West, L.L.C.             Leased
293    Indianapolis, IN 46250     Marion         Vencor Nursing Centers Limited Partnership      Leased
294    Corinth, MS 38834          Alcorn         Vencor Nursing Centers East, L.L.C.             Leased
295    Dyer, IN 46311             Lake           Vencor Nursing Centers Limited Partnership      Leased
296    Newark, OH 43055           Licking        Vencor Nursing Centers East, L.L.C.             Leased
297    Greenwood, IN 46142        Johnson        Vencor Nursing Centers Limited Partnership      Leased
298    Avon Park, FL 33825        Highlands      Vencor Nursing Centers East, L.L.C.             Leased
299    Liberty, KY 42539          Casey          Vencor Nursing Centers Limited Partnership      Leased
300    Mayfield, KY 42066         Graves         Vencor Nursing Centers Limited Partnership      Leased
301    Vincennes, IN 47591        Knox           Vencor Nursing Centers Limited Partnership      Leased
302    Corydon, IN 47112          Harrison       Vencor Nursing Centers Limited Partnership      Leased
303    Whitehouse, OH 43571       Lucas          Vencor Nursing Centers East, L.L.C.             Leased
304    Berne, IN 46711            Adams          Vencor Nursing Centers Limited Partnership      Leased
305    Santa Cruz, CA 95062       Santa Cruz     Vencor Nursing Centers West, L.L.C.             Leased
306    Ft. Wayne, IN 46815        Allen          Vencor Nursing Centers Limited Partnership      Leased
307    Greenfield, IN 46140       Hancock        Vencor Nursing Centers Limited Partnership      Leased

308     404   Regency Place of Lafayette                                300 Windy Hill Drive
309     405   Regency Place of South Bend                               52654 N. Ironwood Road
310     408   Colonial Oaks Health Care Center                          4725 South Colonial Oaks Drive
311     415   Highland Nursing and Rehabilitation Center                7534 Palm Avenue
312     419   Salt Lake Nursing and Rehabilitation Center               165 South 1000 East
313     434   Livingston Health and Rehabilitation Center               510 South 14th Street
314     455   Hyland Hills Rehab Center                                 11850 SW Allen Boulevard
315     531   Nichols House Nursing Home                                184 Main Street
316     540   Brook Farm Rehabilitation and Nursing Center              1190 VFW Parkway
317     541   Westborough Health Care Center                            5 Colonial Drive
318     717   Guardian Care of Scotland Neck                            920 Junior High School Road
319     718   Guardian Care of Ahoskie                                  Stokes Street Extension
320     722   Guardian Care of Kenansville                              Beasley Street, P.O. Box 430
321     786   Riverfront Terrace Health Care Center                     501 North Third Street
322     789   Northhaven Health Care Center                             3300 Broadway NE
323     849   Iliff Care Center                                         6060 East Iliff Avenue
324     870   Community Health Care Center                              175 Community Drive
325     909   Golden Gate Health Care Center                            2707 Pine Street
326     911   Victorian Healthcare Center                               2121 Pine Street
327    1213   Eastview Nursing Home                                     3020 Jeffersonville Road
328    1214   Elberta Health Care                                       419 Elberta Road
329    1216   Middleton Village Nursing and Rehabilitation Center       6201 Elmwood Avenue
330    1219   PersonaCare of Clayton                                    2055 Rex Road
331    1223   PersonaCare at Eastwood                                   2125 Fairview Avenue
332    1225   Hermitage Nursing and Rehabilitation Center               1614 Parrish Avenue
333    1227   Big Springs Specialty Care Center                         500 St. Clair Avenue South
334    1229   The LakeMed Nursing and Rehabilitation Center             70 Normandy Drive
335    1230   Normandy Terrace Northeast                                8607 Village Drive
336    1235   Irving Place Rehabilitation and Nursing Center            1736 Irving Place
337    1236   PersonaCare of Warner Robbins                             1601 Elberta Road


308    Lafayette, IN 47905          Tippecanoe       Vencor Nursing Centers Limited Partnership      Leased
309    South Bend, IN 46635         St. Joseph       Vencor Nursing Centers Limited Partnership      Leased
310    Marion, IN 46953             Grant            Vencor Nursing Centers Limited Partnership      Leased
311    Highland, CA 92346           San Bernardino   Vencor Nursing Centers West, L.L.C.             Leased
312    Salt Lake City, UT 84102     Salt Lake        Vencor Nursing Centers West, L.L.C.             Leased
313    Livingston, MT 59047         Park             Vencor Nursing Centers West, L.L.C.             Leased
314    Beaverton, OR 97005          Washington       Vencor Nursing Centers West, L.L.C.             Leased
315    Fairhaven, MA 02719          Bristol          Vencor Nursing Centers East, L.L.C.             Leased
316    West Roxbury, MA 02132       Suffolk          Vencor Nursing Centers East, L.L.C.             Leased
317    Westborough, MA 01581        Worcester        Vencor Nursing Centers East, L.L.C.             Leased
318    Scotland Neck, NC 27874      Halifax          Vencor Nursing Centers East, L.L.C.             Leased
319    Ahoskie, NC 27910            Hertford         Vencor Nursing Centers East, L.L.C.             Leased
320    Kenansville, NC 28349        Duplin           Vencor Nursing Centers East, L.L.C.             Leased
321    Paducah, KY 42001            McCracken        Vencor Nursing Centers Limited Partnership      Leased
322    Knoxville, TN 38917          Knox             Vencor Nursing Centers Limited Partnership      Leased
323    Denver, CO 80222             Denver           Vencor Nursing Centers West, L.L.C.             Leased
324    Marion, OH 43302             Marion           Vencor Nursing Centers East, L.L.C.             Leased
325    San Francisco, CA 94115      San Francisco    Vencor Nursing Centers West, L.L.C.             Leased
326    San Francisco, CA 94115      San Francisco    Vencor Nursing Centers West, L.L.C.             Leased
327    Macon, GA 31298              Bibb             Tunstall Enterprises, Inc.                      Leased
328    Warner Robins, GA 31093      Houston          Tunstall Enterprises, Inc.                      Leased
329    Middleton, WI 53562          Dane             PersonaCare of Wisconsin, Inc.                  Leased
330    Lake City, GA 30260          Clayton          PersonaCare of Clayton, Inc.                    Leased
331    Easton, PA 18042             Northampton      PersonaCare of Pennsylvania, Inc.               Leased
332    Owensboro, KY 42301                           PersonaCare of Owensboro, Inc.                  Leased
333    Huntsville, AL 35801         Madison          PersonaCare of Huntsville, Inc.                 Leased
334    Painesville, OH 44077        Lake             PersonaCare of Ohio, Inc.                       Leased
335    San Antonio, TX 78217        Bexar            PersonaCare of San Antonio, Inc.                Leased
336    Shreveport, LA 71101         Caddo            PersonaCare of Shreveport, Inc.                 Leased
337    Warner Robins, GA 31093      Houston          PersonaCare of Warner Robbins, Inc.             Leased

          (1)  The Angel River facility is not yet licensed for operation.

                                                                      SCHEDULE 6

                         EXISTING AFFILIATE AGREEMENTS
                         -----------------------------

----------------------------------------------------------------------------------------------------------
       FACILITY                              AGREEMENT                         RELEVANT AFFILIATE
----------------------------------------------------------------------------------------------------------
          926                 Management Agreement dated as of February    Hillhaven-MSC Partnership
Nineteenth Avenue HCC         29, 1988, by and between Hillhaven, Inc.
2043 - 19/th/ Avenue          (whose obligations have been assumed by
San Francisco, CA             Vencor Nursing Centers West, LLC), and
                              Hillhaven-MSC Partnership, a California
                              general partnership
----------------------------------------------------------------------------------------------------------
          949                 Management Agreement dated as of 1985, by    Ledgewood Healthcare
Ledgewood Rehab. & Nsg.       and between The Hillhaven Corporation        Corporation
87 Herrick Street             (whose obligations have been assumed by
Beverly, MA                   Vencor Nursing Centers East, LLC), and
                              Ledgewood Health Care Corporation, a
                              Massachusetts corporation
----------------------------------------------------------------------------------------------------------
          983                 Long Term Care Facility Management           Fox Hill Village Partnership
Clark House Nrsg. Ctr.        Agreement dated as of July 1, 1990, by and
30 Longwood Drive             between First Healthcare Corporation
Westwood, MA                  (whose obligations have been assumed by
                              Vencor Nursing Centers East, LLC), and Fox
                              Hill Village Partnership, a Massachusetts
                              general partnership
----------------------------------------------------------------------------------------------------------
          995                 Agreement to Provide Management Services     Starr Farm Partnership
Starr Farm Nursing Center     to a Health Care Facility dated as of
98 Starr Farm Road            December 30, 1986, by and between First
Burlington, VT                Healthcare Corporation (whose obligations
                              have been assumed by Vencor Nursing
                              Centers East, LLC), and Starr Farm
                              Partnership, a Vermont general partnership
----------------------------------------------------------------------------------------------------------
       Corporate              Shareholders and Registration Rights         Atria Communities, Inc.
                              Agreement dated as of September 15, 1998
                              among Atria Communities, Inc., Kapson
                              Senior Quarters Corp., Vencor, Inc.,
                              Vencor Holdings, LLC and the management
                              shareholders party thereto
----------------------------------------------------------------------------------------------------------
       Corporate              Sale and Purchase Agreement dated February   HealthEssentials Solutions,
                              25, 1999 between NPPA of America, Inc.,      Inc.
                              HealthEssentials Solutions, Inc.; Harris
                              W. Miers, Jr., Gregory P. Guidroz, Lana S.
                              Ralston, Robert B. Teague and Vencor
                              Operating, Inc. (continuing registration
                              and preemptive rights)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
       Corporate              $110,000 Promissory Note made by             HealthEssentials Solutions,
                              HealthEssentials Solutions, Inc. in favor    Inc.
                              of Vencor Operating, Inc.
----------------------------------------------------------------------------------------------------------
       Corporate              $500,000 Promissory Note made by             HealthEssentials Solutions,
                              HealthEssentials Solutions, Inc. in favor    Inc.
                              of Vencor Operating, Inc.
----------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 7
                                                                      ----------

                              MANAGEMENT CONTRACTS
                              --------------------

---------------------------------------------------------------------------------------------------------------
        FACILITY                           AGREEMENT                                 MANAGER
---------------------------------------------------------------------------------------------------------------
          169                      Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Menorah House                      January 31, 1990
9945 Central Park Blvd. N
Boca Raton, FL
---------------------------------------------------------------------------------------------------------------
          226                      Management Agreement dated as of       Vencor Nursing Centers West, L.L.C.
Brookhaven Nrsg. Center            January 31, 1990
1855 Cheyenne Drive
Carrollton, TX
---------------------------------------------------------------------------------------------------------------
          815                      Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Lago Vista Care Center             January 31, 1990
5430 Linton Boulevard
Delray Beach, FL
---------------------------------------------------------------------------------------------------------------
           920                     Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Marietta Ctr for Hlth & Rehab      July 12, 1983
117 Bartlett Street
Marietta, OH
---------------------------------------------------------------------------------------------------------------
          926                      Management Agreement dated as of       Vencor Nursing Centers West, L.L.C.
Nineteenth Avenue HCC              February 29, 1988
2043 - 19/th/ Avenue
San Francisco, CA
---------------------------------------------------------------------------------------------------------------
          949                      Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Ledgewood Rehab. & Nsg.            1985
87 Herrick Street
Beverly, MA
---------------------------------------------------------------------------------------------------------------
          950                      Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Salemhaven Nursing Home            April 21, 1983
23 Geremonty Drive
Salem, NH
---------------------------------------------------------------------------------------------------------------
          978                      Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
North Shore Living Center          January 31, 1990
106 Medical Center Drive
Slidell, LA
---------------------------------------------------------------------------------------------------------------
          981                      Foothill Skilled Nursing               Vencor Nursing Centers West, L.L.C.
Foothill Nsg. & Rehab Ctr.         Facility Management Agreement
401 West Ada Avenue                dated as of 1986
Glendora, CA
---------------------------------------------------------------------------------------------------------------
          983                      Long Term Care Facility                Vencor Nursing Centers East, L.L.C.
Clark House Nrsg. Ctr.             Management Agreement dated as of
30 Longwood Drive                  July 1, 1990
Westwood, MA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
        FACILITY                          AGREEMENT                                  MANAGER
---------------------------------------------------------------------------------------------------------------
          990                      Management Agreement dated as of        Vencor Nursing Centers East, L.L.C.
Jo Ellen Smith Conv. Center        January 31, 1990
4502 General Meyer Avenue
New Orleans, LA
---------------------------------------------------------------------------------------------------------------
          992                      Agreement to Provide Management        Vencor Nursing Centers West, L.L.C.
Holladay Healthcare Center         Services to a Health Care
4782 South Holladay Blvd.          Facility dated as of September
Salt Lake City, UT                 1, 1985
---------------------------------------------------------------------------------------------------------------
          995                      Agreement to Provide Management         Vencor Nursing Centers East, L.L.C.
Starr Farm Nursing Center          Services to a Health Care
98 Starr Farm Road                 Facility dated as of December
Burlington, VT                     30, 1986
---------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 8

                                   LITIGATION
                                   ----------


     Summary descriptions of various significant legal and regulatory activities follow (all references to the "Company" are references to Vencor, Inc. or Vencor Operating, Inc., as appropriate):

     On March 18, 1999, the Company served Ventas with a demand for mediation pursuant to the Reorganization Agreement. On March 31, 1999, the Company and Ventas entered into the Standstill Agreement which provided that both companies would postpone through April 12, 1999 any claims either may have against the other, including any claims that Ventas would have for the Company's decision not to pay rent due on April 1, 1999. The Standstill Agreement was entered into in furtherance of the discussions between the Company and Ventas concerning possible reductions in the rent payments and other concessions under the Master Lease Agreements. On April 12, 1999, the Company and Ventas entered into the Second Standstill which provided for the payment on various dates of the rent payments initially due on April 1. The Second Standstill further provided that neither party would pursue any claims against the other or any other third party related to the Reorganization Transactions as long as the Company complied with the payment terms. The Second Standstill was scheduled to terminate on May 5, 1999. Pursuant to the Tolling Agreement, the Company and Ventas also agreed that any statutes of limitations or other time-related constraints in a bankruptcy or other proceeding that might be asserted by one party against the other would be extended and tolled from April 12, 1999 until May 5, 1999 or until the termination of the Second Standstill. As a result of the Company's failure to pay rent, Ventas served the Company with notices of nonpayment under the Master Lease Agreements. Subsequently, the Company and Ventas have entered into further amendments to the Second Standstill and the Tolling Agreement to extend the time during which no remedies may be pursued by either party and to extend the date by which the Company may cure its failure to pay rent. The Second Standstill and the Tolling Agreement have been extended to provide that Ventas cannot exercise any remedy under the Master Lease Agreements through September 9, 1999 and neither party can bring any action against the other through September 9, 1999 unless the Company fails to make the rescheduled rent payments or unless the Company files for bankruptcy or a bankruptcy action is filed against the Company. The Company will have until September 14, 1999 to cure any default related to the nonpayment of the August and September rent. The Company has paid all rent due under the Master Lease Agreements through July 1999. If the parties are unable to resolve their disputes or maintain an interim resolution, the Company's failure to pay the rent, in the absence of a temporary restraining order or other interim relief, would result in an Event of Default under the Master Lease Agreements. Upon an Event of Default under the Master Lease Agreements, the remedies available to Ventas include terminating the Master Lease Agreements, repossessing and reletting the leased properties and requiring the Company to (1) remain liable for all obligations under the Master Lease Agreements, including the difference between the rent under the Master Lease Agreements and the rent payable as a result of reletting the leased properties or (2) pay the net present value of the rent due for the balance of the terms of the Master Lease Agreements. In the absence of any agreement with Ventas for the payment of rent under the Master Lease Agreements during the

Company's Chapter 11 proceedings, the Company would vigorously dispute the enforceability and bona fides of the Master Lease Agreements.

     The Company's subsidiary, TheraTx, Incorporated ("TheraTx"), is a plaintiff in a declaratory judgment action entitled TheraTx, Incorporated v. James W. Duncan, Jr., et al. currently pending in the United States District Court for the Northern District of Georgia. The defendants have asserted counterclaims against TheraTx under breach of contract, securities fraud, negligent misrepresentation and fraud theories for allegedly not performing as promised under a merger agreement related to TheraTx's purchase of a company called PersonaCare, Inc. and for allegedly failing to inform the defendants/counterclaimants prior to the merger that TheraTx's possible acquisition of Southern Management Services, Inc. might cause the suspension of TheraTx's shelf registration under relevant rules of the Securities and Exchange Commission. The court granted summary judgment for the defendants/counterclaimants and ruled that TheraTx breached the shelf registration provision in the merger agreement, but dismissed the defendants' remaining counterclaims. Additionally, the court ruled after trial that defendants/counterclaimants were entitled to damages and prejudgment interest in the amount of approximately $1.3 million and attorneys' fees and other litigation expenses of approximately $700,000. The Company and the defendants/counterclaimants both have appealed the court's rulings.

     The Company is pursuing various claims against private insurance companies who issued Medicare supplement insurance policies to individuals who became patients of the Company's hospitals. After the patients' Medicare benefits are exhausted, the insurance companies become liable to pay the insureds' bills pursuant to the terms of these policies. The Company has filed numerous collection actions against various of these insurers to collect the difference between what Medicare would have paid and the hospitals' usual and customary charges. These disputes arise from differences in interpretation of the policy provisions and certain Federal and state regulations governing such policies. Various courts have issued various rulings on the different issues, most of which have been appealed. The Company intends to continue to pursue these claims vigorously. If the Company does not prevail on these issues, future results of operations may be materially adversely affected.

     The Company received notice in June 1998 that the State of Georgia found regulatory violations with respect to patient discharges, among other things, at one of the Company's nursing centers in Savannah, Georgia. The state recommended a Federal fine of $543,000 for these violations, which HCFA has imposed. The Company has appealed this fine.

     On April 9, 1998, a class action lawsuit captioned Mongiovi et al. v. Vencor, Inc., et al., Case No. 98-769-CIV-T24E, was filed in the United States District Court for the Middle District of Florida on behalf of a purported class consisting of certain residents of a Tampa nursing center operated by the Company and other residents in the Company's nursing centers nationwide. The complaint alleges various breaches of contract, and statutory and regulatory violations including violations of Federal and state RICO statutes. The original complaint has been amended to delineate several purported subclasses. The plaintiffs seek class certification, unspecified damages, attorneys' fees and costs. The action was dismissed without prejudice on July 5, 1999.

     A class action lawsuit entitled A. Carl Helwig v. Vencor, Inc., et al., was filed on December 24, 1997 in the United States District Court for the Western District of Kentucky (Civil Action No. 3-97CV-8354). The class action claims were brought by an alleged stockholder of the Company against the Company and certain executive officers and directors of the Company. The complaint alleges that the Company and certain current and former executive officers of the Company during a specified time frame violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), by, among other things, issuing to the investing public a series of false and misleading statements concerning the Company's current operations and the inherent value of the Company's common stock. The complaint further alleges that as a result of these purported false and misleading statements concerning the Company's revenues and successful acquisitions, the price of the Company's common stock was artificially inflated. In particular, the complaint alleges that the Company issued false and misleading financial statements during the first, second and third calendar quarters of 1997 which misrepresented and understated the impact that changes in Medicare reimbursement policies would have on the Company's core services and profitability. The complaint further alleges that the Company issued a series of materially false statements concerning the purportedly successful integration of its recent acquisitions and prospective earnings per share for 1997 and 1998 which the Company knew lacked any reasonable basis and were not being achieved. The suit seeks damages in an amount to be proven at trial, pre-judgment and post-judgment interest, reasonable attorneys' fees, expert witness fees and other costs, and any extraordinary equitable and/or injunctive relief permitted by law or equity to assure that the plaintiff has an effective remedy. On January 22, 1999, the court granted the Company's motion to dismiss the case. The plaintiff has appealed the dismissal to the United States Court of Appeals for the Sixth Circuit (the "Sixth Circuit"). The Company is defending this action vigorously.

     A shareholder derivative suit entitled Thomas G. White on behalf of Vencor, Inc. and Ventas, Inc. v. W. Bruce Lunsford, et al., Case No. 98CI03669, was filed in June 1998 in the Jefferson County, Kentucky, Circuit Court. The suit was brought on behalf of the Company and Ventas against certain current and former executive officers and directors of the Company and Ventas. The complaint alleges that the defendants damaged the Company and Ventas by engaging in violations of the securities laws, engaging in insider trading, fraud and securities fraud and damaging the reputation of the Company and Ventas. The plaintiff asserts that such actions were taken deliberately, in bad faith and constitute breaches of the defendants' duties of loyalty and due care. The complaint is based on substantially similar assertions to those made in the class action lawsuit entitled A. Carl Helwig v. Vencor, Inc., et al., discussed above. The suit seeks unspecified damages, interest, punitive damages, reasonable attorneys' fees, expert witness fees and other costs, and any extraordinary equitable and/or injunctive relief permitted by law or equity to assure that the Company and Ventas have an effective remedy. On March 19, 1999, the parties agreed to stay all proceedings in the action pending the resolution of the appeal currently before the Sixth Circuit for the Helwig case described above. The Company believes that the allegations in the complaint are without merit and intends to defend this action vigorously.

     A class action lawsuit entitled Jules Brody v. Transitional Hospitals Corporation, et al., Case No. CV-S-97-00747-PMP, was filed on June 19, 1997 in the United States District Court for the District of Nevada on behalf of a class consisting of all persons who sold shares of Transitional Hospitals Corporation ("Transitional") common stock during the period from

February 26, 1997 through May 4, 1997, inclusive. The complaint alleges that Transitional purchased shares of its common stock from members of the investing public after it had received a written offer to acquire all of Transitional's common stock and without making the required disclosure that such an offer had been made. The complaint further alleges that defendants disclosed that there were "expressions of interest" in acquiring Transitional when, in fact, at that time, the negotiations had reached an advanced stage with actual firm offers at substantial premiums to the trading price of Transitional's stock having been made which were actively being considered by Transitional's Board of Directors. The complaint asserts claims pursuant to Sections 10(b), 14(e) and 20(a) of the Exchange Act, and common law principles of negligent misrepresentation and names as defendants Transitional as well as certain former senior executives and directors of Transitional. The plaintiff seeks class certification, unspecified damages, attorneys' fees and costs. In June 1998, the court granted the Company's motion to dismiss with leave to amend the Section 10(b) claim and the state law claims for misrepresentation. The court denied the Company's motion to dismiss the Section 14(e) and Section 20(a) claims, after which the Company filed a motion for reconsideration. On March 23, 1999, the court granted the Company's motion to dismiss all remaining claims and the case has been dismissed. The plaintiff has appealed this ruling. The Company is defending this action vigorously.

     The Company's subsidiary, American X-Rays, Inc. ("AXR"), is the defendant in a civil qui tam lawsuit which was filed in the United States District Court for the Eastern District of Arkansas and served on the Company on July 7, 1997. The DOJ has intervened in the suit which was brought under the Federal Civil False Claims Act. AXR provided portable X-ray services to nursing facilities (including those operated by the Company) and other healthcare providers. The Company acquired an interest in AXR when The Hillhaven Corporation ("Hillhaven") was merged into the Company in September 1995 and purchased the remaining interest in AXR in February 1996. The civil suit alleges that AXR submitted false claims to the Medicare and Medicaid programs. The suit seeks damages in an amount of not less than $1,000,000, treble damages and civil penalties. In a related criminal investigation, the United States Attorney's Office for the Eastern District of Arkansas indicted four former employees of AXR; those individuals were convicted of various fraud related counts in January 1999. AXR had been informed previously that it was not a target of the criminal investigation, and AXR was not indicted. The Company cooperated fully in the criminal investigation. The Company is defending vigorously the qui tam action.

     On June 6, 1997, Transitional announced that it had been advised that it was the target of a Federal grand jury investigation being conducted by the United States Attorney's Office for the District of Massachusetts arising from activities of Transitional's formerly owned dialysis business. The investigation involves an alleged illegal arrangement in the form of a partnership which existed from June 1987 to June 1992 between Damon Corporation and Transitional. Transitional spun off its dialysis business, now called Vivra, Incorporated, on September 1, 1989. In January 1998, the Company was informed that no criminal charges would be filed against the Company. In March 1998, the Company was added as a defendant to a previously pending qui tam lawsuit against the other partners related to the partnership's former Medicare billing practices. The Company has moved to dismiss the action. The Company intends to defend vigorously the action.

     On April 14, 1999, a lawsuit entitled Lenox Healthcare, Inc., et al. v. Vencor, Inc., et al., Case No. BC 208750, was filed in the Superior Court of Los Angeles, California by Lenox Healthcare, Inc. ("Lenox") asserting various causes of action arising out of the Company's sale and lease of several nursing centers to Lenox in 1997. Lenox subsequently removed certain of its causes of action and refiled these claims before the United States District Court for the Western District of Kentucky in a case entitled Lenox Healthcare, Inc. v. Vencor, Inc., et al., Case No. 3:99 CV-348-H. The Company has asserted counterclaims, including RICO claims, against Lenox in the Kentucky action. The Company believes that the allegations made by Lenox in both complaints are without merit and intends to defend these actions vigorously.

     The Company has been informed by the DOJ that it is the subject of ongoing investigations into various Medicare reimbursement issues, including various hospital cost reporting issues, Vencare billing practices and various quality of care issues in its hospitals and nursing centers. The Company is cooperating fully in the investigations. One such investigation arises out of a whistleblower action entitled United States of America, ex rel., Virginia Lee Lanford and Gwendolyn E. Cavanaugh v. Vencor, Inc. and Ventas, Inc., Civil Action No. 97-2845-CIV-T-23B pending in the United States District Court for the Middle District of Florida in which the DOJ intervened on May 17, 1999. This case alleges violation of the Federal False Claims Act by the Company's hospitals which included the revenues and expenses related to the provision of contract services by hospital employees to residents of skilled nursing facilities on the hospitals' Medicare cost reports. The Company is prepared to defend the action vigorously. However, the Company is engaged in active discussions with the DOJ which may result in a resolution of some or all of the DOJ investigations including the above case. Such a resolution could include a payment to the government which could have a material adverse effect on the Company's liquidity and financial position.

     In connection with the Reorganization Transactions, liabilities arising from various legal proceedings and other actions were assumed by the Company and the Company agreed to indemnify Ventas against any losses, including any costs or expenses, it may incur arising out of or in connection with such legal proceedings and other actions. The indemnification provided by the Company also covers losses, including costs and expenses, which may arise from any future claims asserted against Ventas based on the former healthcare operations of Ventas. In connection with its indemnification obligation, the Company has assumed the defense of various legal proceedings and other actions.

     The Company is a party to certain legal actions and regulatory investigations arising in the normal course of its business. The Company is unable to predict the ultimate outcome of pending litigation and regulatory investigations. In addition, there can be no assurance that HCFA or other regulatory agencies will not initiate additional investigations related to the Company's business in the future, nor can there be any assurance that the resolution of any litigation or investigations, either individually or in the aggregate, would not have a material adverse effect on the Company's results of operations, liquidity or financial position. In addition, the above litigation and investigations (as well as future litigation and investigations) are expected to consume the time and attention of senior management and may have a disruptive effect upon the Company's operations.

                                                                      SCHEDULE 9

                         OTHER PREPETITION INDEBTEDNESS
                         ------------------------------

-----------------------------------------------------------------------------------------------
        CREDITOR                       BALANCE/4/                   DESCRIPTION
-----------------------------------------------------------------------------------------------
Health Care Financing                 $85,171,712                  PIP Overpayment
  Administration
-----------------------------------------------------------------------------------------------
     FPL Energy                       $    14,854           CAP Lease on HVAC System in Boca
                                                                Raton Convalescence Center
-----------------------------------------------------------------------------------------------
Larry Lamb & Sleepnostics             $    32,500           Secured by non-compete agreement
-----------------------------------------------------------------------------------------------
   Middleton Village                  $ 1,735,132           mortgage on real/personal property
                                                                     - Nursing Center
-----------------------------------------------------------------------------------------------
Various Landlords under               $ 3,673,088                 See attached chart
   Capitalized Leases
-----------------------------------------------------------------------------------------------
Tenet Healthcare Corporation         Approximately         Total lease payments guaranteed by
                                      $53,000,000           Tenet Healthcare Corporation,
                                                            Borrowers are primary obligors.
-----------------------------------------------------------------------------------------------
City of Louisville                    $ 4,200,000          Lien on property under a city
                                                             development grant for corporate
                                                                   headquarters.
-----------------------------------------------------------------------------------------------
Recovery Inns of Menlo                $ 1,787,650              Intercompany balance
      Park, L.P.                                                  (open accounts)
-----------------------------------------------------------------------------------------------
Caribbean Behavioral Health           $   392,618              Intercompany balance
       Systems, Inc.                                              (open accounts)
-----------------------------------------------------------------------------------------------

________________________________
/4/   All balances as of August 31, 1999.

                  ------------------------------------------

                              CAPITALIZED LEASES
                              ------------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                             LIEN GRANTOR                     AMOUNT OF DEBT SECURED             DESCRIPTION
                                                                                        BY LIEN
------------------------------------------------------------------------------------------------------------------------------------
        IBM Credit Corp.                           Vencor, Inc.                        $2,358,054            IBM Rise 6000 Computer
       290 Harbor Drive                                                                                             Servers
       P.O. Box 10399
    Stamford, CT 06904-2399
-----------------------------------------------------------------------------------------------------------------------------------
     Wesleyan Retirement Center            Vencor Nursing Centers Limited              $   48,926              Personal Property
  D/b/a/ Colonial Oaks Ret. Apts.                    Partnership
   714 S. Colonial Oaks Drive                                                                                Colonial Oaks Health
       Marion, IN 46953                                                                                           Care Center
                                                                                                            4725 South Colonial Oaks
                                                                                                                      Drive
                                                                                                               Marion, IN 46953
------------------------------------------------------------------------------------------------------------------------------------
         Health Quest                      Vencor Nursing Centers Limited              $  164,791              Personal Property
  315 West Jefferson Boulevard                      Partnership
  South Bend, IN 46601-1586                                                                                    Regency Place of
                                                                                                                  Castleton
                                                                                                             5226 East 82/nd/ Street
                                                                                                             Indianapolis, IN 46250
-----------------------------------------------------------------------------------------------------------------------------------
         Health Quest                      Vencor Nursing Centers Limited              $  148,467               Personal Property
   315 West Jefferson Boulevard                     Partnership
   South Bend, IN 46601-1586                                                                                  Regency Place of Dyer
                                                                                                             2300 Great Lakes Drive
                                                                                                                 Dyer, IN 46311
-----------------------------------------------------------------------------------------------------------------------------------
          Health Quest                     Vencor Nursing Centers Limited              $  243,980               Personal Property
  315 West Jefferson Boulevard                      Partnership
   South Bend, IN 46601-1586                                                                                    Regency Place of
                                                                                                                  Greenwood
                                                                                                            377 Westridge Boulevard
                                                                                                              Greenwood, IN 46142
-----------------------------------------------------------------------------------------------------------------------------------
          Health Quest                     Vencor Nursing Centers Limited              $  160,415               Personal Property
   315 West Jefferson Boulevard                     Partnership
   South Bend, IN 46601-1586                                                                                 Regency Place of Fort
                                                                                                                    Wayne
                                                                                                             6006 Brandy Chase Cove
                                                                                                              Ft. Wayne, IN 46815
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
        Health Quest                      Vencor Nursing Centers Limited          $239,573           Personal Property
  315 West Jefferson Boulevard                      Partnership
   South Bend, IN 46601-1586                                                                     Regency Place of Greenfield
                                                                                                   200 Green Meadows Drive
                                                                                                   Greenfield, IN  46140
--------------------------------------------------------------------------------------------------------------------------------
        Health Quest                      Vencor Nursing Centers Limited          $160,415           Personal Property
  315 West Jefferson Boulevard                      Partnership
   South Bend, IN 46601-1586                                                                     Regency Place of Lafayette
                                                                                                    300 Windy Hill Drive
                                                                                                    Lafayette, IN 47905
--------------------------------------------------------------------------------------------------------------------------------
        Health Quest                      Vencor Nursing Centers Limited          $148,467           Personal Property
  315 West Jefferson Boulevard                      Partnership
   South Bend, IN 46601-1586                                                                     Regency Place of South Bend
                                                                                                 52654 North Ironwood Road
                                                                                                   South Bend, IN 46635
--------------------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE 10

                                EXISTING LIENS
                                --------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                LIEN GRANTOR          AMOUNT OF DEBT            COLLATERAL                   FINANCING
                                                      SECURED BY LIEN/(5)/      COVERED BY LIEN                STATEMENT
                                                                                                                NUMBERS
------------------------------------------------------------------------------------------------------------------------------------
Rhode Island Department of    Vencor Operating, Inc.       $2,000,000        Cash collateral, primarily            N/A
         Health                                                                      investments
     3 Capitol Hill
  Providence, RI 02908
------------------------------------------------------------------------------------------------------------------------------------
     IBM Credit Corp.               Vencor, Inc.           $2,358,054              Leased Equipment          Jefferson Co., KY
     290 Harbor Drive                                                             (computer services         97-00389  1/14/97
      P.O. Box 10399                                                                 photocopiers)           97-00390  1/14/97
 Stamford, CT 06904-2399                                                                                     97-00667  1/23/97
                                                                                                             97-02289  3/24/97
                                                                                                             97-02291  3/24/97
                                                                                                             97-05677   7/3/97
                                                                                                             97-05678   7/3/97
                                                                                                             97-05679   7/3/97
                                                                                                             97-05680   7/3/97
                                                                                                             97-06021  7/17/97
                                                                                                             9605938   7/10/96
------------------------------------------------------------------------------------------------------------------------------------
    City of Louisville              Vencor, Inc.           $4,200,000          The Fifth Avenue Building     Jefferson Co., KY
      Law Department                                                             444 South Fifth Street      98-03489  4/29/98
  601 W. Jefferson Street                                                         Louisville, KY 40202       Bk 4672 pg 0324
   Louisville, KY 40202                                                        (5 story office building)     4/29/98
                                                                                                             Bk 027 pg 816
                                                                                                             4/29/98
                                                                                                             Bk 4713 pg 0324
                                                                                                             6/4/98 (Rerecord)
                                                                                                             Bk 027 pg 816
                                                                                                             6/4/98 (Rerecord)
------------------------------------------------------------------------------------------------------------------------------------

______________________

/(5)/     All amounts as of August 31, 1999.

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                LIEN GRANTOR          AMOUNT OF DEBT            COLLATERAL                   FINANCING
                                                      SECURED BY LIEN/(5)/      COVERED BY LIEN                STATEMENT
                                                                                                                NUMBERS
------------------------------------------------------------------------------------------------------------------------------------
 Mellon First United Leasing        Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
    100 Corporate North                                                                                     97-09362  11/12/97
   Bannockburn, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Comerica Leasing Corporation        Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
    29201 Telegraph Road                                                                                    96-01631  2/27/96
    Southfield, MI 48034                                                                                    9408519   9/26/94
                                                                                                            9409930   11/8/94
                                                                                                            95-00615  1/18/95
                                                                                                            95-03995   5/4/95
                                                                                                            95-05167   6/9/95
                                                                                                            9600513   1/17/96
------------------------------------------------------------------------------------------------------------------------------------
     The Fifth Third Bank           Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
   38 Fountain Square Plaza                                                                                 9506189   7/11/95
     Cincinnati, OH 45263
------------------------------------------------------------------------------------------------------------------------------------
Colonial Pacific Leasing Corp.     Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
         P.O. Box 1100                                                                                          10/10/95
      Tualatin, OR 97062
------------------------------------------------------------------------------------------------------------------------------------
Vanguard Financial Service Corp.    Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
      1110 North Main St.                                                                                   95-09715 10/23/95
       Lombard, IL 60148
------------------------------------------------------------------------------------------------------------------------------------
    Sterling Bank & Trust           Vencor, Inc.              N.A.             Leased Equipment             Jefferson Co., KY
       One Towne Square                                                                                     9508153   9/6/95
          Suite 1700                                                                                        9601009   2/2/96
                                                                                                            96-06855A  8/7/96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                LIEN GRANTOR          AMOUNT OF DEBT            COLLATERAL                   FINANCING
                                                      SECURED BY LIEN/(5)/      COVERED BY LIEN                STATEMENT
                                                                                                                NUMBERS
------------------------------------------------------------------------------------------------------------------------------------
Southfield, MI 48076                                                                                        96-0856A   8/7/96
                                                                                                            96-06857A  8/7/96
                                                                                                            96-06858A  8/7/96
                                                                                                            96-06859A  8/7/96
                                                                                                            97-06595   8/4/97
                                                                                                                 97-07628A
                                                                                                                  9/11/97
                                                                                                            9804215   5/19/98
                                                                                                            9804216   5/19/98
                                                                                                            9804217   5/19/98
------------------------------------------------------------------------------------------------------------------------------------
Bankers Trust Company, as         Vencor, Inc.             N.A.                 Leased Equipment            Jefferson Co., KY
   custodian or trustee                                                                                     9604100   5/13/96
    Four Albany Street                                                                                      96-04734   6/3/96
      10/th/ Floor
   New York, NY 10006
------------------------------------------------------------------------------------------------------------------------------------
BellSouth Communication           Vencor, Inc.             N.A.                 Leased Equipment            Jefferson Co., KY
     Systems, Inc.                                                                (telephones)              96-08153  9/17/96
1936 Blue Hills Drive NE
   Roanoke, VA 24012
------------------------------------------------------------------------------------------------------------------------------------
The CIT Group/Equipment           Vencor, Inc.             N.A.                 Leased Equipment            Jefferson Co., KY
    Financing, Inc.                                                                                             96-095929A
  900 Ashwood Parkway                                                                                            11/7/96
      Suite 600                                                                                                 97-02875A
   Atlanta, GA 30338                                                                                             4/10/97
                                                                                                              97-06596 8/4/97
------------------------------------------------------------------------------------------------------------------------------------
Michigan Heritage Bank            Vencor, Inc.             N.A.                 Leased Equipment            Jefferson Co., KY
 21211 Haggerty Road                                                                                            97-05336A
  Novi, MI 48375                                                                                                 6/24/97
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                     LIEN GRANTOR          AMOUNT OF DEBT              COLLATERAL             FINANCING
                                                             SECURED BY LIEN           COVERED BY LIEN          STATEMENT
                                                                                                                 NUMBERS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                9804214 5/19/98
------------------------------------------------------------------------------------------------------------------------------------
   Pitney Bowes Credit                 Vencor, Inc.               N.A.                  Leased Equipment        Jefferson Co., KY
       Corporation                                                                                              98-04224  5/19/98
    27 Waterview Drive
    Shelton, CT 06484
------------------------------------------------------------------------------------------------------------------------------------
Steelcase Financial Services,          Vencor, Inc.               N.A.                  Leased Equipment        Jefferson Co., KY
          Inc.                                                                                                  96-05444, 6/24/96
  1111 44/th/ Street, SE
  Grand Rapids, MI 45908
------------------------------------------------------------------------------------------------------------------------------------
 Wesleyan Retirement Center            Vencor Nursing          $ 48,926                 Capital Lease           N/A
  D/b/a/ Colonial Oaks Ret.                   Centers
          Apts.                               Limited
 714 S. Colonial Oaks Drive                   Partnership
    Marion, IN 46953
------------------------------------------------------------------------------------------------------------------------------------
         Health Quest                 Vencor Nursing           $164,791                 Capital Lease           N/A
      315 West Jefferson                     Centers
          Boulevard                          Limited
 South Bend, IN 46601-1586                  Partnership
------------------------------------------------------------------------------------------------------------------------------------
         Health Quest                 Vencor Nursing           $148,467                 Capital Lease           N/A
 315 West Jefferson Boulevard                Centers
  South Bend, IN 46601-1586                  Limited
                                             Partnership
------------------------------------------------------------------------------------------------------------------------------------
         Health Quest                 Vencor Nursing           $243,980                 Capital Lease           N/A
315 West Jefferson Boulevard                 Centers
 South Bend, IN 46601-1586                   Limited
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                     LIEN GRANTOR          AMOUNT OF DEBT              COLLATERAL             FINANCING
                                                             SECURED BY LIEN           COVERED BY LIEN          STATEMENT
                                                                                                                 NUMBERS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              Partnership
------------------------------------------------------------------------------------------------------------------------------------
       Health Quest                    Vencor Nursing          $  160,415              Capital Lease               N/A
315 West Jefferson Boulevard                  Centers
 South Bend, IN 46601-1586                   Limited
                                              Partnership
------------------------------------------------------------------------------------------------------------------------------------
       Health Quest                    Vencor Nursing          $  239,573              Capital Lease               N/A
315 West Jefferson Boulevard                  Centers
 South Bend, IN 46601-1586                   Limited
                                              Partnership
------------------------------------------------------------------------------------------------------------------------------------
       Health Quest                    Vencor Nursing          $  160,415              Capital Lease               N/A
315 West Jefferson Boulevard                  Centers
 South Bend, IN 46601-1586                   Limited
                                              Partnership
------------------------------------------------------------------------------------------------------------------------------------
       Health Quest                    Vencor Nursing          $  148,467              Capital Lease               N/A
315 West Jefferson Boulevard                  Centers
 South Bend, IN 46601-1586                   Limited
                                              Partnership
------------------------------------------------------------------------------------------------------------------------------------
   Safeco Credit Co. Inc.              Community Psychiatric       N.A.                Leased Equipment         California SOS
   Safco Plaza, A - Bldg.              Centers of                                                                 9624960474
     Seattle, WA 98185                 California                                                                   9/3/96
------------------------------------------------------------------------------------------------------------------------------------
Advanta Business Services Corp         Community Psychiatric       N.A.                Leased Equipment            Florida SOS
   1020 Laurel Oak Road                      Centers of                                                           970000258044-3
   Voorhees, NJ 08043                        Florida, Inc.                                                          11/14/97
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       LIEN HOLDER                   LIEN GRANTOR              AMOUNT OF DEBT              COLLATERAL              FINANCING
                                                               SECURED BY LIEN           COVERED BY LIEN           STATEMENT
                                                                                                                    NUMBERS
------------------------------------------------------------------------------------------------------------------------------------
European American Bank               Courtland Gardens               N.A.                Equipment Lease         Connecticut SOS
Legal Division - 2722                       Health Center,                                                       1743758  1/13/97
EAB Plaza East Tower                        Inc.
 Uniondale,NY 11555
------------------------------------------------------------------------------------------------------------------------------------
      BankPlus                       CPC Properties of       Estimated at $20,000        24" Pontoon boat        Mississippi SOS
3366 North Liberty Street                    Mississippi,                                  60 HP Motor           00882012  4/14/95
  Canton, MS 39046                           Inc.
------------------------------------------------------------------------------------------------------------------------------------
Norwest Financial Leasing,           Helian Health Group,              N.A.              Leased Equipment         California SOS
         Inc.                                Inc.                                                                    9632760446
14515 North Outer Forty                                                                                               11/21/96
       Suite 110
Chesterfield, MO 63017
-----------------------------------------------------------------------------------------------------------------------------------
   NEC America, Inc.                 Homestead Health                  N.A.              Leased Equipment         Connecticut SOS
365 West Passaic Street                      Center Inc.                                   (telephones)           1636759  8/7/95
Rochelle Park, NJ 07662
------------------------------------------------------------------------------------------------------------------------------------
 Sterling Bank & Trust               PersonaCare, Inc.                 N.A.              Leased Equipment         DeKalb Co., GA
   One Towne Square                                                                                                441996007056
    17/th/ Floor                                                                                                     7/23/96
  Southfield, MI 48076
------------------------------------------------------------------------------------------------------------------------------------
Orix Credit Alliance, Inc.           PersonaCare of                    N.A.              Leased Equipment          Florida SOS
  1625 NW Amberglen Court                    Clearwater,                                                          970000116908-1
       Suite 100                             Inc.                                                                    5/29/97
   Beaverton, OR 97006
------------------------------------------------------------------------------------------------------------------------------------
American Business Credit             PersonaCare of                    N.A.              Leased Equipment           Florida SOS
        Corp                         Clearwater,                                            (copiers)             970000258691-1
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
        LIEN HOLDER                     LIEN GRANTOR               AMOUNT OF DEBT                      COLLATERAL
                                                                   SECURED BY LIEN                    COVERED BY LIEN
--------------------------------------------------------------------------------------------------------------------------------
       P.O. Box 728                        Inc.
   Park Ridge, NJ 07656

--------------------------------------------------------------------------------------------------------------------------------
    Health Care REIT, Inc.           PersonaCare of                     N.A.                         Leased Equipment
   One SeaGate, Suite 1500                    Owensboro,
       P.O. Box 1475                          Inc.
    Toledo, Ohio 43603e

--------------------------------------------------------------------------------------------------------------------------------
     Borough of Nazareth,            PersonaCare of                   $1,201.97                          Judgement
         Pennsylvania                         Pennsylvania
     30 Belvidere Street
     Nazareth, PA 18064

--------------------------------------------------------------------------------------------------------------------------------
   Orix Credit Alliance, Inc.        PersonaCare of St.                 N.A.                         Leased Equipment
    1625 NW Amberglen Court                   Petersburg,
         Suite 100                            Inc.
    Beaverton, OR 97006

--------------------------------------------------------------------------------------------------------------------------------
       IBM Corporation               ProData Systems, Inc.              N/A                          Leased Equipment
    Dept C4E Mail Stop 311
       290 Harbor Drive
      Stamford, CT 06904

--------------------------------------------------------------------------------------------------------------------------------
     BFSF Equipment Leasing          ProData Systems, Inc.              N/A                          Leased Equipment
     4333 Edgewood Road NE                                                                          (telephone system)
     Cedar Rapids, IA 52499

--------------------------------------------------------------------------------------------------------------------------------
    BellSouth Communication          ProData Systems, Inc.              N/A                          Leased Equipment
        Systems, Inc.                                                                                  (telephones)
   1936 Blue Hills Drive, NE

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        LIEN HOLDER                                         FINANCING
                                                            STATEMENT
                                                             NUMBERS
--------------------------------------------------------------------------------
       P.O. Box 728                                         11/17/97
   Park Ridge, NJ 07656

--------------------------------------------------------------------------------
    Health Care REIT, Inc.                                Daviess Co., KY
   One SeaGate, Suite 1500                                68581 10/18/93
       P.O. Box 1475
    Toledo, Ohio 43603

--------------------------------------------------------------------------------
     Borough of Nazareth,                                 Northampton Co.,
         Pennsylvania                                           PA
     30 Belvidere Street                                 1995 - J - 004965
     Nazareth, PA 18064

---------------------------------------------------------------------------------
   Orix Credit Alliance, Inc.                               Florida SOS
    1625 NW Amberglen Court                               970000066683-0
         Suite 100                                            3/31/97
    Beaverton, OR 97006

---------------------------------------------------------------------------------
       IBM Corporation                                      Alabama SOS
    Dept C4E Mail Stop 311                                  95-25383 FS
       290 Harbor Drive                                       6/19/95
      Stamford, CT 06904

---------------------------------------------------------------------------------
     BFSF Equipment Leasing                                 Alabama SOS
     4333 Edgewood Road NE                                 B 96-35740 FS
     Cedar Rapids, IA 52499                                   8/27/96
                                                           B 97-15416 FS
                                                              4/10/97

----------------------------------------------------------------------------------
    BellSouth Communication                                 Alabama SOS
        Systems, Inc.                                      B 97-09539 FS
   1936 Blue Hills Drive, NE                                   3/7/97

----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
        LIEN HOLDER                     LIEN GRANTOR               AMOUNT OF DEBT                      COLLATERAL
                                                                   SECURED BY LIEN                    COVERED BY LIEN
--------------------------------------------------------------------------------------------------------------------------------
      Roanoke, VA 24012

--------------------------------------------------------------------------------------------------------------------------------
  Harris Bank Arlington-Meadows      THC - Chicago, Inc.        Estimated at $200,000              Specific Equipment
      3250 Kirchoff Road                                                                          (orthoscopic surgery
   Rolling Meadows, IL 60008                                                                           equipment)

--------------------------------------------------------------------------------------------------------------------------------
    Execulease Corporation           THC - Chicago, Inc.                 N/A                        Leased Equipment
      1975 Linden Blvd.
      Elmont, NY 11003

--------------------------------------------------------------------------------------------------------------------------------
   American Commerce Bank            THC - Houston, Inc.                 N/A                        Leased Equipment
     300 So. Mills Road
     Venture, CA 93003

--------------------------------------------------------------------------------------------------------------------------------
    Pitney Bowes Credit              THC - Minneapolis, Inc.             N/A                        Leased Equipment
       Corporation
     201 Merritt Seven
     Norwalk, CT 06856

--------------------------------------------------------------------------------------------------------------------------------
     State of Minnesota              THC - Minnesota, Inc.            $36,003.64                     State Tax Lien
      Dept. of Revenue
    600 N. Robert Street
     St. Paul, MN 55146

--------------------------------------------------------------------------------------------------------------------------------
   Picker Financial Group,           THC - Seattle, Inc.                 N/A                        Leased Equipment
          L.L.C.
      595 Miner Road
 Highland Heights, OH 44143

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        LIEN HOLDER                                          FINANCING
                                                             STATEMENT
                                                              NUMBERS
--------------------------------------------------------------------------------
      Roanoke, VA 24012

--------------------------------------------------------------------------------
  Harris Bank Arlington-Meadows                            Illinois SOS
      3250 Kirchoff Road                                  3521527 3/25/96
   Rolling Meadows, IL 60008

--------------------------------------------------------------------------------
    Execulease Corporation                                 Illinois SOS
      1975 Linden Blvd.                                   3574011 8/5/96
      Elmont, NY 11003

--------------------------------------------------------------------------------
   American Commerce Bank                                    Texas SOS
     300 So. Mills Road                                    023308 2/6/97
     Venture, CA 93003

--------------------------------------------------------------------------------
    Pitney Bowes Credit                                    Minnesota SOS
       Corporation                                        1939187 5/6/97
     201 Merritt Seven
     Norwalk, CT 06856

--------------------------------------------------------------------------------
     State of Minnesota                                    Minnesota SOS
      Dept. of Revenue                                   SL 015502 4/13/99
    600 N. Robert Street
     St. Paul, MN 55146

--------------------------------------------------------------------------------
   Picker Financial Group,                                 Washington SOS
          L.L.C.                                            99-035-0388
      595 Miner Road                                           2/4/99
 Highland Heights, OH 44143

--------------------------------------------------------------------------------

---------------------------------------- ------------------------------ --------------------------------
             LIEN HOLDER                        LIEN GRANTOR                    AMOUNT OF DEBT
                                                                                SECURED BY LIEN
---------------------------------------- ------------------------------ --------------------------------
   American National Bank and Trust      TheraTx Staffing, Inc.          Company obtaining termination
          Company of Chicago                                              letter. (*See note below.)
           1836 N. Broadway
        Melrose Park, IL 60160
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
    Pitney Bowes Credit Corporation      Transitional Hospitals                       N/A
          27 Waterview Drive                       Corporation
           Shelton, CT 06484
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
          State of Louisiana             Transitional Hospitals                   $72,151.02
          Department of Labor                      Corporation of
     Office of Employment Security                 Louisiana, Inc.
            P.O. Box 44127
         Baton Rouge, LA 70804
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
        Chiron Diagnostics Corp          Transitional Hospitals              Estimated at $75,000
        115 Norwood Park South                     Corporation of New
           Norwood, MA 02062                       Mexico, Inc.
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
        OFC Capital Corporation          Tucker Nursing Center, Inc.         Estimated at $100,000
        570 Colonial Park Drive
                 #305
           Roswell, GA 30075
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
              Ecolab Inc.                Tucker Nursing Center                        N/A
          Ecolab Center North
          370 Wabasha Street

---------------------------------- -----------------------
            COLLATERAL                   FINANCING
         COVERED BY LIEN                 STATEMENT
                                          NUMBERS
---------------------------------- -----------------------
          Blanket Lien                  Illinois SOS
                                       3392240 4/24/95


---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased equipment                 Nevada SOS
                                      9718110 10/28/97

---------------------------------- -----------------------
---------------------------------- -----------------------
         State Tax Lien              Orleans Parish, LA
                                       125029 1/14/98



---------------------------------- -----------------------
---------------------------------- -----------------------
     (Diagnostic Equipment)            New Mexico SOS
                                      970122008 1/22/97

---------------------------------- -----------------------
---------------------------------- -----------------------
       Specific Equipment             Jefferson Co., KY
    (fire & security system)          9809306 10/20/98


---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment               DeKalb Co., GA
                                    441998009542 9/25/98

---------------------------------------- ------------------------------ --------------------------------
             LIEN HOLDER                        LIEN GRANTOR                    AMOUNT OF DEBT
                                                                                SECURED BY LIEN
---------------------------------------- ------------------------------ --------------------------------
          St. Paul, MN 55102
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
           Charles H. Siegel             Tucker Nursing Center, Inc.              $29,701.28
          4124 Barberry Drive
              Roswell, GA
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
    Pitney Bowes Credit Corporation      Vencor  Hospitals East,                      N/A
           201 Merritt Seven                       L.L.C.
           Norwalk, CT 06856
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
     Lease Corporation of America        Vencor Hospitals East, L.L.C.                N/A
         340 E. Big Beaver Rd
               Suite 560
            Troy, MI 48083
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
         Olympus America Inc.            Vencor Hospitals East, L.L.C.                N/A
      Two Corporate Center Drive
          Melville, NY 11747

---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
        Dade Financial Services          Vencor Hospitals East, L.L.C.                N/A
            55 Federal Road
           Danbury, CT 06810
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
    Pitney Bowes Credit Corporation      Vencor Hospitals Limited                     N/A
          27 Waterview Drive                       Partnership
           Shelton, CT 06484

---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
       Alcon Laboratories, Inc.          Vencor Hospitals Limited                   $47,400
          6201 South Freeway


---------------------------------- -----------------------
            COLLATERAL                   FINANCING
         COVERED BY LIEN                 STATEMENT
                                          NUMBERS
---------------------------------- -----------------------


---------------------------------- -----------------------
---------------------------------- -----------------------
         Mechanic's Lien               DeKalb Co., GA
                                       Bk 10174 Pg 471
                                           9/11/98
---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment                Virginia SOS
                                         960124 7259
                                         970310 7015
---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment                Virginia SOS
                                         990308 7277


---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment              Pennsylvania SOS
                                      29300377 8/20/98
                                      Allegheny Co., PA
                                       98-6379 8/20/98
---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment              Arlington Co., VA
                                        59074 2/22/97

---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment              Jefferson Co., KY
                                      99-01464 2/25/99
                                        Tennessee SOS
                                       2202873 7/13/98
---------------------------------- -----------------------
---------------------------------- -----------------------
            Equipment                 Jefferson Co., KY
                                       97-03558 5/1/97

---------------------------------------- ------------------------------ --------------------------------
             LIEN HOLDER                        LIEN GRANTOR                    AMOUNT OF DEBT
                                                                                SECURED BY LIEN
---------------------------------------- ------------------------------ --------------------------------
            Mail Stop S2-11              Partnership
         Fort Worth, TX 76134
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
     Quaker State Leasing Company        Vencor Hospitals Limited                     N/A
           4 Sentry Parkway                        Partnership
               Suite 220
          Blue Bell, PA 19422
---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------
        Michigan Heritage Bank           Vencor Operating, Inc.                       N/A
          21211 Haggerty Road
            Novi, MI 48375

---------------------------------------- ------------------------------ --------------------------------
---------------------------------------- ------------------------------ --------------------------------

          DVI Capital Company            Vencor Operating, Inc.                       N/A
             500 Hyde Park
         Doylestown, PA 18901

---------------------------------- -----------------------
            COLLATERAL                   FINANCING
         COVERED BY LIEN                 STATEMENT
                                          NUMBERS
---------------------------------- -----------------------

---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment                Tennessee SOS
                                      982088204 10/23/98


---------------------------------- -----------------------
---------------------------------- -----------------------
        Leased Equipment              Jefferson Co., KY
                                      98-06395A 7/20/98
                                      98-06396A 7/20/98
                                      98-06397A 7/20/98
---------------------------------- -----------------------
---------------------------------- -----------------------

        Leased Equipment              Jefferson Co., KY
                                      98-08510A 9/22/98
                                     98-10279A 11/23/98
                                      99-05422A 7/28/99
                                        99-04048 6/7/99
                                           99-02264A
                                            3/26/99
                                           99-00604A
                                            1/25/99
                                       99-00023A 1/5/99
                                       99-00034A 1/5/99
---------------------------------- -----------------------

--------------------------------------------------------------------------------------------------------------------------
      LIEN HOLDER                   LIEN GRANTOR           AMOUNT OF DEBT        COLLATERAL                FINANCING
                                                           SECURED BY LIEN     COVERED BY LIEN             STATEMENT
                                                                                                            NUMBERS
--------------------------------------------------------------------------------------------------------------------------
Comerica Leasing Corporation     Vencor Operating, Inc.          N/A           Leased Equipment         Jefferson Co., KY
a division of Comerica Bank                                                                             98-09204A 10/15/98
   29201 Telegraph Road                                                                                 98-09205A 10/15/98
       2/nd/ Floor                                                                                      99-04885A  7/12/99
   Southfield, MI 48034                                                                                 99-04886A  7/12/99
--------------------------------------------------------------------------------------------------------------------------
   U.S. Bank Trust N.A.          Vencor Operating, Inc.          N/A           Leased Equipment         Jefferson Co., KY
 as custodian or trustee                                                                                98-09868A  11/9/98
   180 E. Fifth Street                                                                                  98-10043A 11/16/98
   St. Paul, MN  55101                                                                                  98-10044A 11/16/98
                                                                                                        98-10016A 11/16/98
                                                                                                        98-10154A 11/19/98
                                                                                                        98-10543   12/4/98
                                                                                                        98-11172A 12/28/98
                                                                                                        98-11173A 12/28/98
                                                                                                        98-11188A 12/29/98
                                                                                                        99-00025A   1/5/99
                                                                                                        99-00155   1/11/99
                                                                                                        99-00159   1/11/99
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      LIEN HOLDER                   LIEN GRANTOR           AMOUNT OF DEBT        COLLATERAL             FINANCING
                                                           SECURED BY LIEN     COVERED BY LIEN          STATEMENT
                                                                                                         NUMBERS
-------------------------------------------------------------------------------------------------------------------------
                                                                                                      99-00510  1/21/99
                                                                                                      99-01017A 2/10/99
                                                                                                      99-01234A 2/19/99
                                                                                                      99-01235A 2/19/99
                                                                                                      99-01277A 2/22/99
                                                                                                      99-01307A 2/22/99
                                                                                                      99-02161A 3/25/99
                                                                                                      99-02234A 3/26/99
                                                                                                      99-02626A  4/9/99
                                                                                                      99-02764A 4/16/99
                                                                                                      99-02766A 4/16/99
-------------------------------------------------------------------------------------------------------------------------
Americorp Financial, Inc.        Vencor Operating, Inc.            N/A         Leased Equipment       Jefferson Co., KY
  877 South Adams Road                                                                                99-06009  8/17/99
  Birmingham, MI 48009                                                                                99-02831  4/21/99
                                                                                                      99-02832  4/21/99
                                                                                                      99-02833  4/21/99
                                                                                                      99-02834  4/21/99
                                                                                                      99-02835  4/21/99
                                                                                                      99-02836  4/21/99
-------------------------------------------------------------------------------------------------------------------------
IBM Credit Corporation           Vencor Operating, Inc.            N/A          Leased Equipment      Jefferson Co., KY
 1 North Castle Drive                                                                                 99-00173  1/11/99
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      LIEN HOLDER                   LIEN GRANTOR           AMOUNT OF DEBT        COLLATERAL                FINANCING
                                                           SECURED BY LIEN     COVERED BY LIEN             STATEMENT
                                                                                                            NUMBERS
----------------------------------------------------------------------------------------------------------------------------
    Armonk, NY 10504
----------------------------------------------------------------------------------------------------------------------------
King County, Washington            THC-Seattle, Inc.        $35,525.45     Vencor Hospital . Seattle          N/A
                                                                            10560 Fifth Avenue, N.E.
                                                                               Seattle, WA  98125
                                                                             (Tax lien due but not
                                                                                   delinquent)
----------------------------------------------------------------------------------------------------------------------------
King County, Washington          Vencor Nursing Centers     $31,362.24      First Health Care Center          N/A
                                      West, L.L.C.                             1334 Terry Avenue
                                                                               Seattle, WA  98101
                                                                             (Tax lien due but not
                                                                                   delinquent)
----------------------------------------------------------------------------------------------------------------------------
 Eagle Finance Corp. of          Vencor Operating, Inc.     $ 5,272.68             Judgement            Hillsborough Co., FL
        Delaware                         d/b/a                                                          Or Bk 09423 Pg 1720
c/o Daniel Consuegra, Esq.
   6901 N. Armenia Ave.          Transitional Hospitals                                                        1/4/99
     Tampa, FL 33604                  Corporation
----------------------------------------------------------------------------------------------------------------------------
Hillsborough County Board of     Vencor Hospitals East,     $   677.00             Judgement              Hillsborough Co.
       Commissioners                      L.L.C.                                                           Circuit Court
Office of the County Attorney                                                                           Or Bk 09690 {g 1162
   601 East Kennedy Blvd.                                                                                     6/15/99
        27/th/ Floor
       Tampa, Florida
----------------------------------------------------------------------------------------------------------------------------

* The Borrowers hereby represent and warrant that the items indicated on this
  Schedule 10 with an "*" are financing statements that were filed in respect of indebtedness and other obligations that were subsequently paid in full. The Borrowers hereby agree to use best efforts to terminate such financing statements and properly record proof of each termination in accordance with all applicable laws and statutes as soon as possible after the Closing Date.

                                                                     SCHEDULE 11
                                                                     -----------

                             EXISTING INVESTMENTS
                             --------------------

--------------------------------------------------------------------------------
          HOLDER                                  INVESTMENT
--------------------------------------------------------------------------------
Vencor Operating, Inc.          Commercial paper issued by General Electric
                                Corporation in a face amount of $2,000,000
                                maturing on September 27, 1999
--------------------------------------------------------------------------------
Vencor Operating, Inc.          Promissory Notes evidencing loans made by Vencor
                                Operating, Inc. to officers of Vencor not
                                exceeding $16,000,000 aggregate amount
--------------------------------------------------------------------------------
Vencor Operating, Inc.          $110,000 Promissory Note made by
                                HealthEssentials Solutions, Inc.
--------------------------------------------------------------------------------
Vencor Operating, Inc.          $500,000 Promissory Note made by
                                HealthEssentials Solutions, Inc.
--------------------------------------------------------------------------------
Vencor, Inc.                    Promissory Notes evidencing loans made by
                                Vencor, Inc. to officers of Vencor with an
                                aggregate value of $1,708,600
--------------------------------------------------------------------------------
First Healthcare Corporation    $3,965,000 Promissory Note made by Foothill
(assigned to Vencor             Nursing Company Partnership
Operating, Inc.)
--------------------------------------------------------------------------------
Vencor Operating, Inc.          7,500 shares in Ledgewood Health Care
                                Corporation, a Massachusetts corporation
--------------------------------------------------------------------------------
Vencor Operating, Inc.          1,933,901 shares in Lectus Inc., a California
                                corporation
--------------------------------------------------------------------------------
Vencor Holdings, L.L.C.         1,234,568 shares in Atria Communities, Inc., a
                                Delaware corporation
--------------------------------------------------------------------------------
Vencor Operating, Inc.          50,000 shares in HealthEssentials Solutions,
                                Inc., a Delaware corporation
--------------------------------------------------------------------------------
Community Psychiatric Centers   1,385,076 shares of common stock and 4,350,712
Properties, Incorporated        shares of Series A Preferred in Behavioral
                                Healthcare Corporation, a Delaware corporation
--------------------------------------------------------------------------------
Community Psychiatric Centers   1,112,919 shares of common stock and 1,299,817
of California                   shares of Series A Preferred in Behavioral
                                Healthcare Corporation, a Delaware corporation
--------------------------------------------------------------------------------
Interamericana Health Care      246,900 shares of common stock in Behavioral
Group                           Healthcare Corporation, a Delaware corporation
--------------------------------------------------------------------------------
Transitional Hospitals          3,248,405 shares of common stock in Behavioral
Corporation                     Healthcare Corporation, a Delaware corporation
--------------------------------------------------------------------------------
C.P.C. of Louisiana, Inc.       6,700 shares of common stock and 838 shares of
                                Series A Preferred in Behavioral Healthcare
                                Corporation, a Delaware corporation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Vencor Operating, Inc.          50% general partnership interest in Fox Hill
                                Village Partnership, a Massachusetts general
                                partnership
--------------------------------------------------------------------------------
Vencor Operating, Inc.          50% general partnership interest in Hillhaven-
                                MSC Partnership, a California general
                                partnership
--------------------------------------------------------------------------------
Vencor Operating, Inc.          50% general partnership interest in Starr Farm
                                Partnership, a Vermont partnership
--------------------------------------------------------------------------------
Advanced Infusion Systems,      Approximately 46% general partnership interest
Inc.                            in VNA/CPS Pharmaceutical Services, a California
                                general partnership
--------------------------------------------------------------------------------

                                                                     SCHEDULE 12
                                                                     -----------

                            UNCERTIFIED FACILITIES
                            ----------------------


          1. (Facility # 148) Village Square Nursing and Rehabilitation Center in San Marcos, CA is currently decertified from participation in Medicare and Medicaid.

          2. (Facility # 983) Clark House at Fox Hill Village in Westwood, MA is not certified for participation in Medicaid.

          3. (Facility # 614) Vencor Hospital - Philadelphia in Philadelphia, PA is not certified for participation in Medicaid.

          4. (Facility # 619) Vencor Hospital - Pittsburgh in Pittsburgh, PA is not certified for participation in Medicaid.

          5. (Facility # 1223) Personacare at Eastwood in Easton, PA is not certified for participation in Medicaid.

          6. (Facility # 628) Vencor Hospital - Chattanooga in Chattanooga, TN is not certified for participation in Medicaid.

          7. (Facility # 822) Primacy Healthcare and Rehabilitation Center in Memphis, TN is not certified for participation in Medicaid.

          8. (Facility # 771) Middleton Village Nursing and Rehabilitation Center in Middleton, WI is not certified for participation in Medicaid.

                                                                     SCHEDULE 13

                            POST-CLOSING DELIVERIES
                            -----------------------

The Borrowers agree to deliver to the Collateral Agent as soon as practicable but in no event later than 60 days after the Petition Date (i) a promissory note issued by Foothill Nursing Company Partnership to Vencor Operating, Inc., in replacement of (and in the same principal amount as) the promissory note delivered to the Collateral Agent on the Closing Date, which note was issued on April 1, 1998 to First Healthcare Corporation in the principal amount of $3,965,000, and (ii) a note power with respect to such replacement note duly endorsed in blank by Vencor Operating, Inc.

If the following notes have not previously been pledged, delivered and endorsed over to Morgan as collateral agent under the Existing Facilities, the Borrowers agree to use their best efforts to locate and deliver, and endorse over, each of the following promissory notes to the Collateral Agent as soon as possible but in no event later than 60 days after the Petition Date:

1. That certain promissory note in the principal amount of $110,000 made by HealthEssentials Solutions, Inc., payable to Vencor Operating, Inc.; and

2. That certain promissory note, in the principal amount of $500,000 made by HealthEssentials Solutions, Inc., payable to Vencor Operating, Inc.

Notwithstanding the foregoing, if, despite Borrowers' best efforts, the Borrowers fail to deliver any of the foregoing items to the Collateral Agent within such 60-day period, the Administrative Agent may (but shall not be obligated to) consent to an additional period of time for such delivery.